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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GOLDEN MINERALS COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of Golden Minerals Company
(2)	Aggregate number of securities to which transaction applies:
16,004,066 shares of common stock, options to purchase 661,750 shares of common stock, and warrants to purchase 2,218,292 shares of common stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The maximum aggregate value, solely for purposes of calculating the filing fee, was determined based upon the sum of: (A) 16,004,066 shares of common stock multiplied by $18.05 per share; (B) options to purchase 126,000 shares of common stock with exercise prices less than $18.05 per share multiplied by $1.57 (which is the difference between $18.05 and the $16.48 per share exercise price (converted from Cdn$16.00 for all such options)); and (C) $124,930.05, which represents per-share cash consideration of $0.000394 per share of ECU common stock. (Note that none of the warrants to which the transaction applies has an exercise price less than $18.05 per share.) In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.00011610 by the sum of the preceding sentence.
	(4)	Proposed maximum aggregate value of transaction: $289,196,141.35
	(5)	Total fee paid: $33,575.67
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

350 Indiana Street, Suite 800
Golden, Colorado 80401

To Our Stockholders:

        You are cordially invited to attend a special meeting of stockholders of Golden Minerals Company ("Golden") to be held at [    •    ] on [    •    ], [    •    ], 2011 at [    •    ] Denver time to consider and vote on the issuance of Golden shares in connection with the proposed "merger of equals" business combination transaction (the "Transaction") between Golden and ECU Silver Mining Inc. ("ECU"). The Transaction will be carried out by way of a plan of arrangement pursuant to the Business Corporations Act (Quebec) under which ECU shareholders will receive 0.05 shares of Golden common stock and Cdn$0.000394 in cash for each ECU common share held immediately prior to the consummation of the Transaction. You will also be asked to consider and vote on a proposal to increase the authorized common stock of Golden following the Transaction from 50,000,000 shares to 100,000,000 shares. The increase in authorized capital will assist the combined company in future acquisition or financing transactions.

        This merger of equals will be a transformative transaction for Golden and create a new junior silver mining company with a diversified portfolio of assets including ECU's silver, gold and base metals mines and exploration projects in the Velardeña Mining District, Durango, Mexico; Golden's El Quevar advanced silver exploration project in the Salta Province, Argentina; and Golden's Zacatecas silver exploration project in Zacatecas, Mexico. In evaluating and approving the Transaction, Golden's board of directors considered a number of factors including, among others:

  •
  Portfolio Growth—The Transaction will provide Golden, through ECU's Velardeña project, with exposure to ECU's position in one of Mexico's most prolific silver belts, and a producing mine with significant potential growth prospects.

  •
  Value Creation—The Transaction is expected to allow Golden to leverage its existing cash position by supporting the further development and expansion of exploration and production at ECU's Velardeña Properties.

  •
  Unification of Complementary Management Teams—Golden and ECU have complementary management teams with proven successful track records that are expected to allow the combined company to optimize existing exploration and development plans and mining operations. Upon completion of the Transaction, management will have a significant depth of experience in exploration, resource conversion, project development, and mining of both open pit and underground operations.

  •
  Geographic Diversification—The Transaction increases asset and geographic diversification benefits for Golden with production in Mexico and advanced exploration properties in Argentina, Mexico and Peru.

  •
  Increased Scale—The Transaction will create a combined company with greater scale, financial strength and an enhanced capital markets profile, with available funds to continue to advance expansion plans at Velardeña and the exploration of the El Quevar project. The Transaction will also provide Golden with exposure to new investors and is expected to improve the company's access to global capital markets to assist future growth objectives.

  •
  Increased Portfolio of Silver Assets—The Transaction continues the strategy that Golden is currently pursuing of building a portfolio of quality silver producing assets in low political risk jurisdictions.

        The Sentient Group, one of Golden's largest stockholders with approximately a 19% ownership stake, has indicated to Golden that it supports and intends to vote in favor of the proposed Transaction. Sentient has also expressed an interest in investing further capital in the combined company to retain its current proportionate ownership, although no agreement has been reached.

        Your vote is very important.    We cannot complete the Transaction unless the Golden common stockholders vote to approve the issuance of Golden common stock in connection with the Transaction, and it is important for our future flexibility in pursuing growth and financing opportunities that Golden stockholders approve the increase in our authorized common stock.

        The board of directors hopes that you will attend the special meeting. However, whether or not you plan to attend the meeting, please sign, date and return the accompanying proxy card in the enclosed postage paid pre-addressed envelope, or otherwise return your proxy in a manner described in the accompanying proxy card, as soon as possible. Your vote is important, regardless of the number of shares you own, so please return your proxy card TODAY.

        All of us at Golden Minerals appreciate your continued support, and look forward to seeing you at the special meeting.

Sincerely,
Jeffrey G. Clevenger Chairman of the Board, President and Chief Executive Officer
July [•], 2011

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

350 Indiana Street, Suite 800
Golden, Colorado 80401

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held [    •    ], 2011

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Golden Minerals Company ("Golden") will be held at [    •    ] on [    •    ], [    •    ], 2011 at [    •    ], Denver time, for the following purposes:

  1.
  To consider and vote on the proposed issuance of shares of Golden common stock, par value $0.01 per share, to the stockholders of ECU Silver Mining Inc. ("ECU") (including common stock issuable upon the exercise of Golden convertible securities that are issued in exchange for ECU convertible securities) in connection with the combination of ECU and Golden pursuant to a court-approved plan of arrangement under the Business Corporations Act (Québec), and in accordance with the arrangement agreement dated June 24, 2011, between Golden and ECU, all as further described in the attached proxy statement.

  2.
  To consider and vote upon a proposal to amend Golden's certificate of incorporation to increase the authorized number of shares of Golden common stock from 50,000,000 to 100,000,000.

  3.
  To consider and vote upon any other matters that properly come before the special meeting and any adjournments or postponements thereof.

        Our board of directors has fixed the close of business on [    •    ], 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting or any adjournments, postponements or delays thereof. This proxy statement and accompanying proxy card are dated [    •    ], 2011, and are first being mailed or given to Golden stockholders on or about [    •    ], 2011.

By Order of our Board of Directors,
Deborah J. Friedman Corporate Secretary
July [•], 2011

 YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the special meeting, please complete, sign and return the enclosed proxy card or submit your proxy by telephone or over the Internet following the instructions on the proxy card. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. If you have any questions or need assistance, please call [    •    ], which is assisting us in our solicitation efforts, at [    •    ].

i

ii

iii

CAUTIONARY NOTE TO UNITED STATES STOCKHOLDERS CONCERNING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES

        The terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource" that are used in this proxy statement are defined in Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects ("NI 43-101"). These Canadian terms are not recognized under Securities and Exchange Commission ("SEC") Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC by U.S. registered companies. Under SEC disclosure standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. In addition, disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measures. Accordingly, stockholders are cautioned that the information contained in this proxy statement regarding ECU describing "mineral resources" is not directly comparable to information made public by U.S. companies subject to reporting requirements under U.S. securities laws. Stockholders are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically minable.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

        Some information contained in or incorporated by reference into this proxy statement may contain forward-looking statements. These statements include statements in respect of the expected timing and anticipated benefits of the proposed business combination transaction between Golden and ECU (the "Transaction") and statements regarding future operations and activities of ECU, Golden or the combined company, including planned and potential exploration and development opportunities of the combined company, plans, expectations and assumptions concerning the El Quevar project or the Velardeña project, the timing and budget for exploration of our portfolio of exploration properties, our expected cash needs, and statements concerning our financial condition, operating strategies and operating and legal risks. There are also risks inherent in the nature of the proposed Transaction, including risks regarding the integration of the two entities, incorrect assessments of the values of the other entity, and failure to obtain the required securityholder, court, regulatory and other third party approvals.

        This proxy statement also includes forward-looking statements relating to the potential for further investment by The Sentient Group in the combined company. Golden and ECU caution investors that no agreement with respect to such further investment has been reached and provide no assurance that any such agreement will be reached.

        We use the words "anticipate," "continue," "likely," "estimate," "expect," "may," "could," "will," "project," "should," "believe" and similar expressions to identify forward-looking statements. Statements that contain these words discuss our future expectations, contain projections or state other forward-looking information. Although we believe the expectations and assumptions reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations and assumptions will prove to be correct. The actual results of the combined company could differ materially from those expressed or implied in these forward-looking statements as a result of various risks, including the risk factors described in this proxy statement beginning on page [    •    ], the risk

factors set forth in our annual report on Form 10-K, and the risk factors set forth in ECU's annual information form, including:

  •
  Results of future exploration at Golden's El Quevar project;

  •
  The feasibility and economic viability of potential expansion plans at ECU's Velardeña project;

  •
  The feasibility and economic viability of Golden's El Quevar project;

  •
  The combined company's ability to raise necessary capital to complete expansion plans at ECU's Velardeña project and if justified by results the development of Golden's El Quevar project;

  •
  The combined company's ability to retain key management and mining personnel necessary to successfully operate and grow our business;

  •
  Worldwide economic and political events affecting the market prices for silver and other minerals which may be found on our exploration properties; and

  •
  Political and economic instability in Argentina, Mexico, Peru, and other countries in which we conduct our business, and future actions of the governments in such countries with respect to nationalization of natural resources or other changes in mining or taxation policies.

        Many of those factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements speak only as of the date of this proxy statement. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this proxy statement.

CONVERSION TABLE

        In this proxy statement, figures are presented in both metric and United States standard measurements. Conversion rates from United States standard to metric and metric to United States standard measurement systems are provided in the table below.

US. Unit	Metric Measure	Metric Unit	U.S. Measure
1 acre	0.4047 hectares	1 hectare	2.47 acres
1 foot	0.3048 meters	1 meter	3.28 feet
1 mile	1.609 kilometres	1 kilometre	0.62 miles
1 ounce (troy)	31.103 grams	1 gram	0.032 ounces (troy)
1 ton	0.907 tonnes	1 tonne	1.102 tons

REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

        Unless otherwise indicated, all references to "$" or "dollars" in this proxy statement refer to United States dollars. References to "Cdn$" in this proxy statement refer to Canadian dollars. ECU's financial statements are reported in Canadian dollars and are prepared in accordance with Canadian GAAP (for periods prior to 2011) or IFRS (for 2011). Golden's financial statements that are incorporated by reference herein, as well as the pro forma financial statements included as Annex E to this proxy statement, are reported in U.S. dollars and are prepared in accordance with U.S. GAAP. Accordingly, in preparing the unaudited pro forma consolidated financial statements of the combined company as at and for the three months ended March 31, 2011, and the fiscal year ended December 31, 2010, as applicable, certain material adjustments were made in order to reconcile Canadian GAAP and IFRS with U.S. GAAP, as described in "Unaudited Pro Forma Condensed Combined Financial Statements" attached as Annex E.

 EXCHANGE RATES

        The following table sets forth (i) the noon rates of exchange for the Canadian dollar, expressed in Canadian dollars per U.S. dollar, in effect at the end of the period indicated, (ii) the average noon rates of exchange for such periods, and (iii) the high and low noon rates of exchange during such periods, in each case based on the noon rates of exchange as quoted by the Bank of Canada.

		Year ended December 31,
	January 1, 2011 through [•], 2011
Canadian Dollar per U.S. dollar		2010	2009	2008
Noon rate at end of period	[•]	0.9946	1.0466	1.2246
Average noon rate for period	[•]	1.0299	1.1420	1.0660
High noon rate for period	[•]	1.0778	1.3000	1.2969
Low noon rate for period	[•]	0.9946	1.0292	0.9719

        On June 23, 2011, the last trading day before the announcement of the Transaction, the rate of exchange was $1.00 equals Cdn$0.9799, based on the noon rate of exchange as quoted by the Bank of Canada.

        On [    •    ], 2011, the rate of exchange was $1.00 equals Cdn$[    •    ] based on the noon rate of exchange as quoted by the Bank of Canada.

INFORMATION CONTAINED IN THIS PROXY STATEMENT

        The information contained in this proxy statement is given as of [    •    ], 2011 except where otherwise noted and except that information in documents incorporated by reference is given as of the dates noted therein.

        No person has been authorized by Golden to give any information or to make any representation in connection with the proposed business combination transaction or any other matters described herein other than as contained in this proxy statement and, if given or made, any such information or representation should be considered not to have been authorized by Golden or ECU.

        Certain information pertaining to ECU included or described herein (including financial statements of ECU) has been provided by or on behalf of ECU or is based on publicly available documents and records on file with the relevant Canadian provincial securities regulators and other public sources. Although Golden does not have any knowledge that would indicate that any such information is inaccurate or incomplete, Golden assumes no responsibility for the accuracy or completeness of such information, nor for the failure by ECU to disclose events which may have occurred or which may affect the completeness or accuracy of such information but which is unknown to Golden. Unless the context otherwise indicates, references in this proxy statement to "we," "our," "ours" and "us" refer to Golden and its subsidiaries, collectively.

        This proxy statement does not constitute the solicitation of an offer to purchase any securities or the solicitation of a proxy by any person in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation.

Information contained in this proxy statement should not be construed as legal, tax or financial advice and Golden stockholders are urged to consult their own professional advisors in connection with the proposed transaction.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE SPECIAL MEETING

        The following questions and answers briefly address some commonly asked questions about the Transaction and the special meeting. You should carefully read this entire proxy statement, including the attached Annexes. Capitalized terms in this proxy statement have the meanings set out in the Glossary of Terms attached as Annex A or in the proxy statement.

Q:    What is Golden proposing?

A:
Golden stockholders are being asked to consider and vote upon two proposals. First, Golden stockholders will vote upon a proposal approving the issuance of Golden common stock in connection with a business combination transaction pursuant to which Golden will acquire all of ECU's outstanding common shares and convertible securities and ECU will become a wholly-owned subsidiary of Golden. The Transaction will be carried out pursuant to (i) an arrangement agreement dated June 24, 2011, between Golden and ECU, which we refer to as the "Arrangement Agreement," and (ii) a court-approved plan of arrangement under Chapter XVI—Division II of the Business Corporations Act (Québec), which we refer to as the "Plan of Arrangement." The Arrangement Agreement and Plan of Arrangement provide that ECU shareholders will receive 0.05 shares of Golden common stock and Cdn$0.000394 in cash for each ECU common share held immediately prior to the consummation of the Transaction. In addition, upon the consummation of the Transaction, new Golden options to purchase Golden common stock, or "Golden Replacement Options," will be exchanged for all outstanding options to purchase ECU common shares, and new Golden warrants to purchase Golden common stock, or "Golden Replacement Warrants," will be exchanged for all outstanding warrants to purchase ECU common shares. It is anticipated that consummation of the Transaction pursuant to the Plan of Arrangement will result in Golden paying an aggregate of approximately Cdn$125,000 in cash and issuing a total of approximately 16.0 million new shares, not including up to approximately 2.9 million new shares that will be issuable following the exercise of currently outstanding ECU options and warrants (or upon the exercise of the Golden Replacement Options and Golden Replacement Warrants to be received in exchange therefor).

  In addition, Golden stockholders will vote upon a proposal to amend Golden's certificate of incorporation to increase the authorized number of shares of Golden common stock from 50,000,000 to 100,000,000. The approval of this proposal is not a condition to the closing of the Transaction.

Q:    How does the board of directors recommend that I vote?

A:
Golden's board of directors unanimously recommends that Golden's stockholders vote:

•
FOR the issuance of Golden common stock (including stock issuable upon exercise of Golden Replacement Options and the Golden Replacement Warrants) in connection with the Transaction, which we refer to as the "Share Issuance Proposal;" and

•
FOR the adoption of the amendment to Golden's certificate of incorporation to increase the authorized number of shares of Golden's common stock, which we refer to as the "Charter Amendment Proposal."

Q:    Why is Golden proposing to combine with ECU?

A:
Golden is proposing to combine with ECU because Golden believes that the Transaction will create a combined company with an attractive and more diversified portfolio of assets, greater scale and financial strength, and an enhanced capital markets profile. We believe that the combined company will be sufficiently capitalized to advance expansion plans at ECU's Velardeña project and the exploration of Golden's El Quevar project, and that combining the complementary management teams of the two companies will provide the broad experience and expertise necessary to lead these efforts. For additional information regarding ECU's Velardeña project and Golden's El Quevar project, see "Information Concerning ECU" and "Information Concerning Golden," beginning on pages [    •    ] and [    •    ], respectively.

Q:    Why is Golden proposing to amend its certificate of incorporation?

A:
Golden is proposing to amend its certificate of incorporation because, while an increase in authorized shares is not necessary to enable Golden to complete the Transaction, the increase will provide the Golden board with additional capacity to issue shares in future offerings or acquisitions following consummation of the Transaction as determined by Golden's board to be in the best interests of Golden's stockholders. The approval of the Charter Amendment Proposal is not a condition precedent to the consummation of the Transaction. Moreover, if the Share Issuance Proposal is not approved or the Transaction is not consummated for any reason, Golden will not amend its certificate of incorporation even if the Charter Amendment Proposal is approved.

Q:    Are there risks I should consider in deciding whether to vote for the Share Issuance Proposal?

A:
Yes. The Share Issuance Proposal and the Transaction are subject to a number of risks and uncertainties. Golden may not realize the benefits it currently anticipates from the Transaction due to the challenges associated with integrating the companies and other risks inherent in its mining business. See "Risk Factors" beginning on page [    •    ].

Q:    Am I entitled to dissenters' appraisal rights?

A:
No. Holders of Golden shares are not entitled to dissenters' appraisal rights in connection with the Transaction or any other action to be taken at the special meeting. See "General Information Concerning the Golden Meeting—Dissent Rights" beginning on page [    •    ].

Q:    How does Golden intend to finance the Transaction?

A:
The consideration to be paid by Golden in the Transaction consists primarily of Golden common stock. In addition, Golden will pay cash consideration of Cdn$0.000394 for each ECU share outstanding (an aggregate of approximately Cdn$125,000), with all such payments made from available cash on hand.

Q:    When do Golden and ECU expect to complete the Transaction?

A:
Golden and ECU expect to complete the Transaction when all of the conditions to completion of the Transaction have been satisfied or waived. The parties are working toward satisfying these conditions and completing the Transaction as quickly as possible. The parties currently plan to complete the Transaction on or about [    •    ] .

Q:    What is the role of Canadian courts with respect to the Transaction?

A:
Under the Business Corporations Act (Québec), a Québec court must approve the Plan of Arrangement. If ECU Securityholders approve the Transaction and Golden Stockholders approve the issuance of Golden common stock to be issued pursuant to the Transaction, the Superior Court of Québec will hold a hearing regarding a final order to approve the Plan of Arrangement and any amendments thereto made in accordance with the Arrangement Agreement. The court will consider, among other things, the fairness and reasonableness of the Plan of Arrangement. The court may approve the Plan of Arrangement in any manner and subject to compliance with such terms and conditions, if any, as the court may direct. The court's approval of the fairness of the Plan of Arrangement will serve as the basis for an exemption from the registration requirements of the United States Securities Act of 1933, as amended, or the "Securities Act," for the issuance of the Golden common stock, the Golden Replacement Options and the Golden Replacement Warrants to the ECU shareholders, optionholders and warrantholders, as applicable, in connection with the Plan of Arrangement and the Arrangement Agreement.

Q:    What will the share ownership, board of directors and management of Golden look like after the combination?

A:
We estimate that upon completion of the Transaction, former shareholders of ECU will own approximately 51% of the outstanding common stock of Golden, assuming that no outstanding ECU options or warrants are exercised before the consummation of the Transaction. If all of those options and warrants are exercised before the consummation of the Transaction, former securityholders of ECU will own approximately 55% of the outstanding stock of Golden. Upon consummation of the Transaction, we expect that we will expand the size of our board of directors in order to add one current ECU director, Michael T. Mason, to our board. In addition, it is our intention that ECU's current President, Stephen J. Altmann, will become the President of Golden after the Transaction. Golden's current Chairman and CEO, Jeffrey G. Clevenger, will retain these positions following the Transaction.

Q:    Why am I receiving this proxy statement?

A:
You are receiving this proxy statement and enclosed proxy card because, as of [    •    ], 2011, the record date for the special meeting, you owned shares of Golden common stock. Only holders of record of Golden common stock as of the close of business on [    •    ], 2011 will be entitled to vote those shares at the special meeting. Our board of directors is providing these proxy materials to give you information to determine how to vote in connection with the special meeting of our stockholders.

  This proxy statement describes the proposals on which we would like you, as a stockholder, to vote. It also provides you with important information about these proposals to enable you to make an informed decision as to whether to vote your shares of Golden common stock to approve the matters described herein.

  Your vote is very important and we encourage you to complete, sign, date and mail your proxy card, as soon as possible, whether or not you plan to attend the special meeting. Convenient telephone and Internet voting options are also available.

Q:    When and where is the special meeting?

A:
The special meeting will be held at [    •    ] on [    •    ], [    •    ], 2011 at [    •    ] Denver time.

Q:    What vote is required to approve the proposals?

A:
The Share Issuance Proposal must be approved by the affirmative vote of a majority of the shares of Golden common stock present at the special meeting and entitled to vote thereon, assuming a quorum is present.

  The Charter Amendment Proposal must be approved by the affirmative vote of a majority of the outstanding shares of Golden common stock.

Q:    What constitutes a quorum at the special meeting?

A:
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Golden common stock entitled to vote at the special meeting constitutes a quorum for the transaction of business at the special meeting. If you hold your shares through a broker or bank, and your broker or bank votes your shares on the Charter Amendment Proposal, those shares will be counted for purposes of determining the presence of a quorum at the meeting.

Q:    How many votes do I have?

A:
You have one vote for each share of Golden common stock that you own as of the record date.

Q:    How are votes counted?

A:
Votes will be counted by the inspector of election appointed for the special meeting, who will separately count "For" and "Against" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not receive instructions from the beneficial owner with respect to proposals relating to non-routine matters. The Share Issuance Proposal is considered a non-routine matter and the Charter Amendment Proposal is considered a routine matter.

Q:    How do I vote my Golden common stock?

A:
Before you vote, you should read this proxy statement in its entirety, including its Annexes, and carefully consider how the Transaction affects you. If you are a stockholder of record, you should mail your completed, dated and signed proxy card in the enclosed return envelope or submit your proxy by telephone or over the Internet as soon as possible so that your shares can be voted at the special meeting. For more information on how to vote your shares, see the section entitled "How You Can Vote."

  If you hold your Golden common stock in "street name," you should follow the voting directions provided by your bank, brokerage firm or other nominee. You may complete and mail a voting instruction form to your bank, brokerage firm or other nominee or, in most cases, submit voting instructions by telephone or over the Internet to your bank, brokerage firm or other nominee. If you provide specific voting instructions by mail, telephone or the Internet, your bank, brokerage firm or other nominee will vote your shares of common stock as you have directed. Please note that if you wish to vote in person at the special meeting, you must obtain a "legal" proxy from your bank, brokerage firm or other nominee. If you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares held through such entity will not be voted.

Q:    What happens if I do not vote?

A:
If you do not vote, your shares will not be counted toward the approval requirement for the Share Issuance Proposal. If you hold your shares through a broker, your broker may vote your shares on the Charter Amendment Proposal. Broker non-votes, if any, will have no effect on the Share Issuance Proposal but will have the same effect as a vote "AGAINST" the Charter Amendment Proposal. Abstentions will have the same effect as a vote "Against" the Share Issuance Proposal and the Charter Amendment Proposal.

Q:    What happens if I don't indicate how to vote on my proxy?

A:
If you are a record holder of Golden common stock and sign and send in your proxy card, but do not include instructions on how to vote, your shares will be voted "FOR" the Share Issuance Proposal and "FOR" the Charter Amendment Proposal. Golden's management does not currently intend to bring any proposals to the special meeting other than those described in this proxy statement. If other proposals requiring a vote of stockholders are properly brought before the special meeting, the persons named in the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

Q:    What happens if I sell my shares of Golden common stock before the special meeting?

A:
The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting. If you transfer your shares of Golden common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting.

Q:    If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
If your shares are held through a broker, bank or other nominee (collectively referred to as "brokers"), under applicable rules of NYSE Amex LLC ("NYSE Amex") (one of the exchanges on which our common stock is traded), the broker will vote your shares according to the specific instructions it receives from you. If the broker does not receive voting instructions from you, the broker may vote only on a proposal that is considered a "routine" matter under the NYSE Amex rules. At the special meeting, your broker may vote without your instructions only on the Charter Amendment Proposal, because it is considered a routine matter. Your broker may not vote on the Share Issuance Proposal because it is non-routine. The broker's failure to vote on the Share Issuance Proposal because it lacks discretionary authority to do so, commonly referred to as a "broker non-vote," will not affect the outcome of the vote on the Share Issuance Proposal. Any broker non-votes will have the same effect as a vote "AGAINST" the Charter Amendment Proposal.

Q:    Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, shares held in "street name" will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in a retirement investment account must be voted under the rules governing the account.

Q:    What does it mean if I receive more than one set of materials?

A:
This means you own shares of Golden common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:    May I vote in person?

A:
Yes. You may attend the special meeting and vote your shares in person whether or not you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a "legal" proxy from the record holder.

Q:    May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may revoke and change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways:

•
First, you can send a written notice to the Golden corporate secretary stating that you would like to revoke your proxy;

•
Second, you can complete and submit a new proxy in writing, by telephone or over the Internet; or

•
Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy.

  If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:    Who can help answer my questions?

A:
If you have questions about the Transaction and the special meeting, including the procedures for voting your shares, you should contact [    •    ] by telephone at [    •    ]. You may also call our proxy solicitor, [    •    ] , toll-free at [    •    ].

SUMMARY

        The following information is a summary of certain information contained in this proxy statement. The information contained in this summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial data and statements contained elsewhere in this proxy statement, including the Annexes and the documents incorporated by reference. Capitalized terms in this Summary have the meanings set out in the Glossary of Terms attached as Annex A or as set out in this Summary.

The Transaction

        Golden and ECU are proposing to engage in a business combination transaction pursuant to which Golden will acquire all of the outstanding common shares, options and warrants of ECU, and ECU will become a wholly-owned subsidiary of Golden. The Transaction will be carried out pursuant to (i) the Arrangement Agreement dated June 24, 2011, between Golden and ECU, and (ii) a Court-approved arrangement under Chapter XVI—Division II of the Business Corporations Act (Québec), which we refer to as the "Plan of Arrangement". The Arrangement Agreement and Plan of Arrangement provide that ECU shareholders will receive 0.05 shares of Golden common stock and Cdn$0.000394 in cash for each ECU common share held immediately prior to the consummation of the Transaction. In addition, upon the consummation of the Transaction, new Golden options to purchase Golden common stock, or "Golden Replacement Options," will be exchanged for all outstanding options to purchase ECU common shares, and new Golden warrants to purchase Golden common stock, or "Golden Replacement Warrants," will be exchanged for all outstanding warrants to purchase ECU common shares. It is anticipated that consummation of the Transaction pursuant to the Plan of Arrangement will result in Golden paying an aggregate of approximately Cdn$125,000 in cash, and issuing a total of approximately 16.0 million new shares, not including up to approximately 2.9 million new shares that will be issuable following the exercise of currently outstanding ECU options and warrants (or upon the exercise of the Golden Replacement Options and Golden Replacement Warrants to be received in exchange for those options and warrants).

        See "The Transaction" beginning on page [    •    ].

The Arrangement Agreement

        Golden and ECU entered into the Arrangement Agreement on June 24, 2011. The terms and conditions of the Transaction are governed by the Arrangement Agreement. The Arrangement Agreement is attached to this proxy statement as Annex B and is part of this proxy statement. Golden urges you to read the Arrangement Agreement carefully as it is the legal document that governs the Transaction.

        See "The Arrangement Agreement" beginning on page [    •    ].

Parties to the Transaction

Golden Minerals Company

        Golden Minerals Company is a Delaware corporation headquartered in Golden, Colorado. We are a mineral exploration company with a diversified portfolio of precious metals and other mineral exploration properties located in or near the traditional precious metals producing regions of Mexico and South America. We are currently focused on advancement of our 100% controlled El Quevar silver project in northwestern Argentina and are engaged in additional drilling, metallurgical analysis and other advanced exploration work at El Quevar. In addition to El Quevar, we own and control a portfolio of approximately 45 exploration properties located primarily in Mexico and South America. Our 100% controlled Zacatecas silver and base metals project in Mexico is in an advanced stage of exploration, with six separate target areas on which we are currently conducting exploration activities, including drilling at the Adriana, San Manuel-San Gil, and the Pánuco targets. We also have reconnaissance properties on which we are conducting preliminary sampling and geological analysis to determine the best potential areas for more detailed exploration. Our principal offices are located in Golden, Colorado at 350 Indiana Street, Suite 800, Golden, CO 80401, and our telephone number is (303) 839-5060.

        See "Information Concerning Golden" beginning on page [    •    ] of this proxy statement.

ECU Silver Mining Inc.

        ECU Silver Mining Inc., a Québec corporation, is a Canadian-based mining company focused on the exploration, development and mining of silver, gold and base metals at its Velardeña District properties in Durango, Mexico. ECU owns and operates two mills with a combined capacity of 820 tonnes per day. ECU's executive offices are located at 87 Front Street East, 2nd Floor, Toronto, Ontario M5E 1B8, and its telephone number is (416) 366-2428.

        See "Information Concerning ECU" beginning on page [    •    ].

General Information Concerning the Golden's Stockholders Meeting

Date, Time and Place of the Meeting

        The Golden stockholders' vote will take place at a special meeting to be held at [    •    ] on [    •    ], [    •    ], 2011 at [    •    ] Denver time.

Record Date for Golden's Stockholders Meeting

        You are entitled to vote at the special meeting if you owned Golden common stock at the close of business on [    •    ], 2011.

Purpose of Golden Stockholder Meeting

        Golden's stockholders are being asked to consider and vote upon:

  (i)
  a proposal approving the issuance of shares of Golden common stock, par value $0.01 per share, (including stock issuable upon exercise of the Golden Replacement Options and Golden Replacement Warrants) in connection with the Transaction (this proposal is referred to as the "Share Issuance Proposal"); and

  (ii)
  a proposal to amend Golden's certificate of incorporation to increase the authorized number of shares of Golden common stock from 50,000,000 to 100,000,000 (this proposal is referred to as the "Charter Amendment Proposal").

        Approval of the Share Issuance Proposal is required to enable Golden to complete the Transaction. Approval of the Charter Amendment Proposal is not required to complete the Transaction. Approval of the Charter Amendment Proposal is being solicited in order to provide the Golden board with additional capacity to issue shares in future offerings or acquisitions following consummation of the Transaction as determined by the Golden board to be in the best interests of the Golden stockholders. See "General Information Concerning the Golden Meeting" beginning on page [    •    ].

Required Vote of Golden's Stockholders

        The Share Issuance Proposal must be approved by the affirmative vote of a majority of the shares of Golden common stock present at the special meeting and entitled to vote thereon, assuming a quorum is present. The Charter Amendment Proposal must be approved by the affirmative vote of a majority of the outstanding shares of Golden common stock. Abstentions will have the same effect as a vote "AGAINST" the Share Issuance Proposal and the Charter Amendment Proposal. Shares held through brokers may be voted without instruction by such brokers on the Charter Amendment Proposal but not the Share Issuance Proposal. A broker's failure to vote on the Share Issuance Proposal because it lacks discretionary authority to do so, commonly referred to as a "broker non-vote," will not affect the outcome of the vote on the Share Issuance Proposal.

Golden's Board Recommendation

        Golden's board of directors unanimously recommends that Golden's stockholders vote "FOR" the Share Issuance Proposal and "FOR" the Charter Amendment Proposal.

Opinion of Golden's Financial Advisor

        On June 23, 2011 Golden's board of directors received an opinion from BMO Capital Markets Corp. to the effect that, as of June 23, 2011, and subject to the various assumptions in the opinion, the exchange ratio, together with the cash consideration payable in the Transaction, was fair, from a financial point of view, to Golden.

        See "Fairness Opinion of Financial Advisor to Golden" beginning on page [    •    ].

Québec Court Approval

        Under the Business Corporations Act (Québec), the Transaction requires court and ECU securityholder approval. On July 14, 2011, ECU obtained an interim order from the Superior Court of Québec (the "Québec Court") providing for the calling and holding of the ECU special meeting and other procedural matters. Subject to receipt of the requisite approvals of the Transaction by securityholders of ECU and Golden at their respective special meetings, the hearing in respect of a final order from the Québec Court is expected to take place on or about August 31, 2011.

Anticipated Closing of the Transaction

        Golden and ECU will complete the Transaction when all of the conditions to completion of the Transaction have been satisfied or waived. The parties are working toward satisfying these conditions and completing the Transaction as quickly as possible. The parties currently plan to complete the Transaction on or about [    •    ], although there can be no assurance that the Transaction will be completed by this date, or at all.

Post-Transaction Governance

        Upon consummation of the Transaction, Golden plans to increase the size of its board of directors in order to add one current ECU director, Michael T. Mason, to the Golden board. In addition, ECU's current President, Stephen J. Altmann, is expected to become the President of Golden after the Transaction. Golden's current Chairman and CEO, Jeffrey G. Clevenger, will retain those positions in Golden following the Transaction.

        See "Directors and Officers of the Combined Company" beginning on page [    •    ].

U.S. Federal Income Tax Consequences

        There are no material U.S. federal income tax consequences to Golden's current stockholders that will result from Golden's acquisition of ECU or the issuance of Golden common stock pursuant to the Transaction.

 Private Placement Transaction

        On June 24, 2011, Golden and ECU entered into the subscription agreement, pursuant to which ECU issued to Golden on July 13, 2011 Cdn$15.0 million principal amount 0.0% senior unsecured convertible notes in a private placement. The private placement is intended to provide ECU with interim financing of its operations pending consummation of the Transaction. The convertible notes will mature on June 30, 2012 (subject to extension as described below), and will be convertible by Golden at any time prior to 5:00 p.m. (Toronto time) on June 29, 2012 into ECU Shares at the rate of 1,032 shares per Cdn$1,000 principal amount, consistent with the exchange ratio. The convertible notes will also be redeemable by ECU at any time after the record date for the special meeting of ECU Shareholders to approve the Transaction and prior to the maturity date, at 100% of the face value of the notes plus accrued and unpaid interest. ECU may elect to extend the maturity of the convertible notes to December 31, 2012 for a cash payment equal to 4% of the face value of the then outstanding notes, payable on the day the extension option is exercised, with interest accruing on the notes at 10% per annum during such extension period. Under the terms of the subscription agreement, the proceeds of the private placement are held in an escrow account and may be used only for certain specified purposes. As of July 13, the shares issuable upon conversion of the convertible notes represented approximately 4.7% of ECU's common shares outstanding on an as-converted basis.

        Golden, as holder of the convertible notes, is entitled to vote any ECU common shares received upon conversion of the Notes. Further, Golden may vote the convertible notes themselves in any vote of ECU's outstanding common shares, options, warrants and convertible securities voting as a single class, including with respect to the vote of ECU Securityholders to approve the Transaction. See "The Transaction—Subscription Agreement and Private Placement" on page [    •    ].

Risk Factors

        There are certain risk factors relating to Golden, ECU and the Transaction which should be carefully considered by stockholders, including the fact that the Transaction may not be completed if, among other things, Golden or ECU securityholder approval is not obtained, or if any other conditions precedent to the completion of the Transaction are not satisfied or waived, as applicable.

        See "Risk Factors" beginning on page [    •    ].

Pro Forma Financial Statements of the Combined Company

        See "Unaudited Pro Forma Condensed Combined Financial Statements" attached as Annex E.

RISK FACTORS

        In addition to the other information contained in, or incorporated by reference into, this proxy statement (including the risk factors applicable to Golden contained under the heading "Risk Factors" in Golden's annual report on Form 10-K for the fiscal year ended December 31, 2010), the following factors should be considered carefully when considering risks related to the Transaction and the combined company. These risks and uncertainties are not the only risks Golden, ECU and the combined company may face, nor do they include all of the risks and uncertainties associated with the Transaction. If any such risks actually occur, the business, prospects, financial condition, cash flows and operating results of Golden, ECU and the combined company could be materially adversely affected. See "Where Stockholders Can Find More Information About Golden" beginning on page [    •    ] for a list of the documents incorporated by reference.

 Risks Related to the Transaction

The Transaction will present challenges associated with integrating operations, personnel and other aspects of the companies and assumption of liabilities that may exist at ECU and which may be known or unknown by Golden.

        The results of the combined company following the Transaction will depend in part upon Golden's ability to integrate its business with ECU's business in an efficient and effective manner. Golden's attempt to integrate two companies that have previously operated independently may result in significant challenges, and Golden may be unable to accomplish the integration smoothly or successfully. In particular, the necessity of coordinating geographically dispersed organizations and addressing possible differences in corporate cultures and management philosophies may increase the difficulties of integration. ECU has operated as a Québec corporation, with substantially all of its personnel and operations in Mexico, and Golden has not previously conducted mining operations in Mexico. The integration will require the dedication of significant management resources to become familiar with the Mexican operations and the culture of ECU, which may temporarily distract management's attention from the day-to-day operations of the businesses of the combined company. In addition, the combined company may adjust the way in which ECU has conducted its operations and utilized its properties, which may require retraining and development of new procedures and methodologies. The process of integrating operations and making such adjustments after the Transaction could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the loss of key personnel. Employee uncertainty, lack of focus or turnover during the integration process may also disrupt the businesses of the combined company. Any inability of management to integrate the operations of Golden and ECU successfully could have a material adverse effect on the business and financial condition of the combined company.

        In addition, the Transaction will subject Golden to any environmental, contractual or other obligations and liabilities of ECU, some of which may be unknown. While Golden and its legal and financial advisors have conducted due diligence on ECU and its business, there can be no assurance that Golden is aware of all obligations and liabilities of ECU. These liabilities, and any additional risks and uncertainties related to ECU's business and to the Transaction not currently known to Golden or that Golden may currently be aware of, but that prove to be more significant than assessed or estimated by Golden, could negatively impact the business, financial condition and results of operations of the combined company following consummation of the Transaction.

Golden will incur significant transaction, combination-related and restructuring costs in connection with the Transaction.

        Golden and ECU expect to incur transaction fees and other expenses related to the Transaction totaling approximately $12.0 million, including financial advisors' fees, filing fees, legal and accounting fees, soliciting fees, regulatory fees and mailing costs. ECU expects to incur costs for executive bonuses and change of control payments related to the Transaction totaling approximately Cdn$4.0 million. Golden also expects to incur significant costs associated with combining the operations of the two companies. It is difficult to predict the amount of these costs before Golden begins the integration process. The combined company may incur additional unanticipated costs as a consequence of difficulties arising from efforts to integrate the operations of the two companies. Although Golden expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, can offset incremental transaction, combination-related and restructuring costs over time, Golden cannot assure that this net benefit will be achieved in the near term, or at all.

The officers and directors of Golden and ECU may have interests that are different from the interests of Golden Stockholders.

        Because current stockholders of ECU will own 51% of the Golden common stock after the Transaction (55% on a fully diluted basis), the Transaction constitutes a change of control under several significant agreements to which Golden is a party, which triggers certain rights and obligations under those agreements. Unvested awards under Golden's 2009 Equity Incentive Plan (including stock options, restricted stock and restricted stock units) will vest immediately upon closing of the Transaction. At the closing of the Transaction, officers and directors of Golden will hold stock options to purchase 85,874 shares of common stock, and officers of Golden will hold 201,735 shares of restricted stock that would have vested on various dates between December 2011 and December 2013. Directors of Golden will hold 14,355 restricted stock units that would have vested during May 2012. In addition, Golden has change of control agreements with each of its executive officers that provide for severance benefits if, within two years of the closing of the Transaction, either the combined company terminates his or her employment without cause, or the officer terminates his or her employment for good reason. Although Golden does not currently anticipate that any such terminations will occur, if such terminations were to occur, Golden's executives would be entitled to receive severance payments consisting of cash, tax reimbursement, and perquisites equal to $[    •    ].

        In addition, ECU will make bonus payments for successful completion of the Transaction to its executive officers totaling Cdn$3.3 million (some of which may be paid in Golden common stock) and severance payments to certain of its officers upon closing the Transaction totaling approximately Cdn$0.7 million.

        These payments and potential benefits give the directors and management of Golden and ECU an interest in the Transaction that differs from the interest of Golden Stockholders.

Golden Stockholders will suffer immediate and substantial dilution to their equity and voting interests as a result of the issuance of Golden common stock to the ECU stockholders.

        In connection with the Transaction, Golden will issue approximately 16.0 million shares of common stock, which excludes up to 2.9 million new shares that will be issuable upon exercise of currently outstanding ECU warrants and options (or, following the Transaction, upon the exercise of the Replacement Options and Replacement Warrants issued in exchange for ECU warrants and options) and common stock expected to be issued in lieu of Cdn$2.75 million in transaction completion bonuses to Mr. Roy and Mr. Altmann. If all outstanding ECU options and warrants were exercised before the consummation of the Transaction, former ECU Shareholders would own approximately 55% of the outstanding stock of the combined company. Accordingly, the issuance of Golden common stock to ECU Shareholders will reduce the percentage of equity and voting interests held by each of Golden's current stockholders.

        Golden has previously completed private placement transactions with Sentient Global Resources Fund III, LP and SGRF III Parallel I, LP (collectively, "Sentient") and Sentient has indicated a potential interest in further investing in the combined company in a private placement following consummation of the Transaction. The Transaction will increase the need of the combined company for additional financing to support the exploration and development of ECU's Velardeña properties in addition to Golden's historic properties. Because cash from operations is not expected to be sufficient to provide needed capital, and because debt financing is difficult to obtain for early stage mining operations, the likelihood is high that Golden would seek such financing in the equity markets. If the combined company were to engage in a private equity financing with Sentient or any other party, or engage in a public equity offering following the Transaction, current Golden Stockholders' ownership interest in the combined company would be further diluted.

Golden's common stock price could be depressed by sales of shares by ECU or Golden shareholders who sell their Golden shares.

        Some ECU Shareholders may intend not to hold Golden common stock and some Golden Stockholders may decide to sell their shares following the Transaction, particularly if the market reaction to the Transaction is not favorable. If a significant number of Golden or former ECU Shareholders seek to sell their Golden common stock following completion of the Transaction, the trading price of Golden common stock may be adversely affected. A decrease in the trading price of the Golden common stock could impair the combined company's ability to raise capital through future sales of common stock.

The existence of a significant number of options and warrants may have a negative effect on the market price of Golden common stock.

        ECU currently has outstanding ECU Options and ECU Warrants to purchase ECU Shares, which will, in the Transaction, be replaced by the Golden Replacement Options and Golden Replacement Warrants to purchase Golden common stock. The Golden Replacement Options will consist of employee options to purchase 661,750 shares of Golden common stock at exercise prices ranging from $16.00 to $31.80, and expiring between September 2011 and October 2014, and the Golden Replacement Warrants will consist of warrants to purchase 386,363 and 1,831,929 shares of Golden common stock, respectively, at exercise prices of $18.00 and $19.00, respectively, expiring in December 2011 and February 2014, respectively. The existence of securities available for exercise and resale is referred to as an "overhang", and, particularly if the options and warrants are "in the money", the anticipation of potential sales could exert downward pressure on the market price of Golden common stock.

Potential payments made to any dissenting ECU Shareholders in respect of their shares could exceed the amount of consideration otherwise due to them under the terms of the Arrangement Agreement.

        Under the Business Corporations Act (Québec), ECU Shareholders will have the right to dissent with respect to the proposed Transaction. If any ECU Shareholders properly exercise their right to dissent, such ECU Shareholders will be entitled to be paid the judicially determined fair value of their ECU Shares. While Golden and ECU believe that the value of the consideration to be paid to ECU Shareholders pursuant to the Transaction is equal to or exceeds the fair value of the ECU Shares, there can be no assurance that a court would agree with this assessment and consequently the amount any dissenting ECU Shareholders receive could be higher than the consideration to which those shareholders would have been entitled under the Arrangement Agreement. In addition, Golden may be required to pay dissenting ECU Shareholders all or a portion of the judicially determined value of their ECU Shares in cash, which would reduce the cash available to the combined company for advancement of the El Quevar project, expansion efforts at the Velardeña properties and advancement of the combined company's other exploration properties. A condition to closing in the Arrangement Agreement is that holders of no more than 5% of ECU's shares have exercised dissent rights, but Golden could waive this condition.

ECU's public filings are subject to Canadian disclosure requirements, which differ from SEC requirements.

        ECU is a Canadian issuer that is required to prepare and file its periodic and other filings in accordance with Canadian disclosure requirements. As a result, certain of the information about ECU that is contained in this proxy statement was prepared with a view to compliance with Canadian GAAP or IFRS and Canadian disclosure regulations, rather than the requirements that would apply in the United States. Because Canadian disclosure requirements are different from SEC requirements, the information about ECU contained in this proxy statement may not be comparable to similar information available about Golden or other U.S. issuers.

The presentation of historical financial statements of ECU will not be comparable to the presentation of ECU's financial results following completion of the Transaction.

        ECU has been a Québec corporation whose financial statements, until December 31, 2010, were prepared in accordance with Canadian GAAP, and since January 1, 2011, have been prepared in accordance with IFRS. After the Transaction, ECU will be a wholly-owned subsidiary of Golden, and its financial statements will be consolidated with those of Golden, and will be prepared in accordance with U.S. GAAP. Under Canadian GAAP and IFRS, ECU has been capitalizing exploration and development costs incurred during the development stage, including the operating expenses at its active mining operations, and offsetting those capitalized costs with revenue generated from saleable minerals. Under U.S. GAAP, those exploration and development costs would have appeared as expenses on the statement of operations and revenues generated during the development stage would have appeared as Other Income, Net of Incremental and Direct Costs Associated with the Revenue, on the statement of operations. If ECU had reported in U.S. GAAP for the fiscal year ended December 31, 2010, its net losses would have increased by approximately $2.5 million. Because of these and other differences, ECU's historical financial results will not be comparable to the results as they will appear in the consolidated financial statements of the combined company.

Risks Relating to the Businesses of Golden, ECU and the Combined Company

        After the completion of the Transaction, the business of the combined company, as well as the price of Golden common stock, will be subject to numerous risks currently affecting the businesses of Golden and ECU.

ECU and Golden have both historically incurred operating losses and operating cash flow deficits and we expect that the combined company will continue to incur operating losses in the foreseeable future.

        ECU and Golden have a history of operating losses and we expect that the combined company will continue to incur operating losses unless and until such time as ECU's Velardeña Properties in Central Mexico, our El Quevar project in Argentina, or another of our exploration properties generates sufficient revenue to fund continuing operations of the combined company. None of Golden's properties is currently in commercial production. While ECU is currently in production at its Velardeña Properties, it is still considered to be a development stage company, as it has not determined that a sufficient portion of its mineral resources are economically exploitable and, accordingly, it has no mineral reserves. We do not expect that revenues generated by production at ECU's properties will exceed the expenses of the combined company for at least the next few years. In 2010, ECU suffered a decrease in cash during the year of Cdn$7.3 million, leaving cash and cash equivalents of only $344,826 at December 31, 2010, and Golden has extended a $15.0 million interest-free convertible loan to ECU to provide it with needed liquidity pending the closing of the Transaction. We expect the combined company's operating expenses, capital expenditures and other expenses will increase in future years as we advance exploration, development and commercial production of the combined company's properties and any other properties that we may acquire. The amounts and timing of expenditures will depend on the progress of our efforts to expand production at the Velardeña Properties, advance our El Quevar project and continue exploration at these and other properties, the results of consultants' analyses and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners, if any, and our potential future acquisition of additional properties, in addition to other factors, many of which will be beyond our control. We expect that the advancement or development of the combined company's properties and any other properties we may acquire will require the commitment of substantial resources. There can be no assurance that the combined company will continue to generate revenues or will ever achieve profitability.

ECU's and Golden's properties may not contain mineral reserves.

        None of our El Quevar project, ECU's Velardeña Properties or any of our other properties, has been shown to contain proven or probable mineral reserves. Expenditures made in the exploration and advancement of the properties of the combined company may not result in discoveries of commercially recoverable quantities of ore. Most exploration projects do not result in the discovery of commercially mineable ore deposits and we cannot assure you that any mineral deposit we identify will qualify as an ore body that can be legally and economically exploited or that any particular level of recovery of silver from discovered mineralization will in fact be realized.

        Micon has completed technical reports on Golden's El Quevar property, which indicated the presence of "mineralized material," and on ECU's Velardeña Properties, which indicated the presence of measured, indicated and inferred resources. Mineralized material, and measured, indicated and inferred resource figures based on estimates made by geologists are inherently imprecise and depend on geological interpretation and statistical inferences drawn from drilling and sampling that may prove to be unreliable or inaccurate. We cannot assure you that these estimates will be accurate or that proven and probable mineral reserves will be identified at El Quevar, Velardeña or any of Golden's and ECU's other properties. Even if the presence of reserves is established at a project, the economic viability of the project may not justify exploitation. We plan to spend significant amounts on the advancement of El Quevar and the expansion of the Velardeña Properties prior to establishing the economic viability of the project in a technical report compliant with NI 43-101.

        Estimates of reserves, mineral deposits and production costs can also be affected by such factors as governmental regulations and requirements, fluctuations in metals prices or costs of essential materials or supplies, environmental factors, unforeseen technical difficulties and unusual or unexpected geological formations. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results, sampling, feasibility studies or technical reports. Short term factors relating to reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may also have an adverse effect on mining operations and on the results of operations. Silver or other minerals recovered in small scale laboratory tests may not be duplicated in large scale tests under on-site production conditions.

We expect that the combined company will continue to require substantial external financing to pay its operating and general and administrative expenses, continue the advancement of the Velardeña expansion and El Quevar projects, and fund its other exploration activities.

        We will be required to continue to raise substantial funds from external sources in order to pay our operating and general and administrative expenses, advance the Velardeña expansion and El Quevar projects, maintain our other exploration properties and continue our exploration activities, as we do not expect that cash generated by the Velardeña mining operations will be sufficient to fund these activities. If the Velardeña expansion or the El Quevar project proceeds to development and construction, we anticipate that we would need to raise additional capital during 2011. The size and capital cost for the Velardeña expansion or a possible mine and processing facilities at El Quevar have not been determined and would depend, among other things, on the results of our ongoing efforts to further define the Yaxtché deposit. We do not have a credit agreement in place that would finance development of either the Velardeña expansion or the El Quevar project, and believe that securing credit for these projects may be difficult given our limited history and the continuing volatility in global credit markets. Access to public financing has been negatively impacted by the volatility in the credit markets, which may impact the ability of the combined company to obtain equity or debt financing in the future and, if obtained, to do so on favorable terms. We cannot assure you that we will be able to obtain the necessary financing for the Velardeña expansion or the El Quevar project on favorable terms or at all. Failure to obtain sufficient financing may also result in the delay or indefinite postponement of exploration activities at our other properties.

The existence of secured indebtedness at ECU may limit the flexibility of the combined company to obtain additional financing and pursue certain business opportunities.

        Prior to the Transaction, Golden had no indebtedness. At June 30, 2011, ECU had approximately $17.0 million of outstanding term loan indebtedness, bearing interest at an effective rate of 12.8% and requiring 30 monthly principal repayments of $553,951, commencing July 31, 2011 through maturity on December 31, 2013. The term loan is secured by a first mortgage covering substantially all of ECU's assets, including its mining properties and mills. This indebtedness may be prepaid prior to maturity, subject to a prepayment penalty equal to the greater of either the total interest for the immediately preceding three months or 3% of the outstanding term loan principal amount. If such indebtedness had been prepaid on June 30, 2011, the prepayment penalty would have been $498,556. ECU refinanced this indebtedness in early 2011 to extend the maturity on the loan from January 2012 to December 2013.

        The presence of secured indebtedness, particularly in a company with limited revenues, has important consequences to the combined company, including (i) making it more difficult to obtain additional financing, (ii) subjecting it to the risk that its assets may be foreclosed upon if it is unable to make required principal and interest payments, (iii) reducing cash flows available for development of properties, and (iv) making the combined company more vulnerable than competitors without debt to a downturn in business, the economy or commodity prices. The combined company's ability to service its debt will depend on its operating performance, which is affected by prevailing economic conditions that are outside of its control. If it is unable to support debt service from revenues from ECU's mining operations, the combined company may be forced to divert resources from the development of its other properties, which may have material adverse effects on its growth and future prospects.

The ECU properties could be subject to environmental and other regulatory risks, which the combined company will assume after the Transaction and which could expose the combined company to significant liability and delay, and potentially the suspension or termination of exploration and development efforts.

        Mining is subject to federal, state and local environmental regulation in the jurisdictions where the mines are located. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste.

        ECU's activities related to the Velardeña Properties are subject to regulation by SEMARNAT, the environmental protection agency of Mexico. Regulations require that an environmental impact statement, known in Mexico as a Manifestación de Impacto Ambiental, be prepared by a third-party contractor for submission to SEMARNAT. Studies required to support the Manifestación de Impacto Ambiental include a detailed analysis of soil, water, vegetation, wildlife, cultural resources and socio-economic impacts. The Manifestación is then published on SEMARNAT's web page and in its official gazette in a national and local newspaper. The Manifestación is discussed at various open hearings, including hearings in the local communities, at which third parties may voice their views. ECU is required to provide proof of local community support of the Manifestación as a condition to final approval. These requirements are applicable to permitting new facilities at ECU's operations and to expansion of ECU's existing facilities.

        Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. On January 28, 2011, Article 180 of the Mexican Federal General Law of Ecological Balance and Environmental Protection was amended. Among other things, this amendment extends the term during which an individual or entity having a legitimate interest may contest administrative acts, including environmental authorizations, permits or concessions granted, without the need to demonstrate the actual existence of harm to the environment, natural resources, flora, fauna or human health, making it sufficient to argue that the harm may be caused. Further, the amendment permits the contesting party to challenge a Manifestación de Impacto Ambiental through a variety of administrative or court procedures. As a result of the amendment, more legal actions supported or sponsored by non-governmental groups interested in halting projects may be filed against companies operating in all industrial sectors, including the mining sector. Mexican operations are also subject to the environmental agreements entered into by Mexico, the United States and Canada in connection with the North American Free Trade Agreement. Another initiative that has not yet been enacted, but is being analyzed by the Chamber of Deputies is one related to amendments to the Civil Federal Procedures Code ("CFPC"). This initiative consists of establishing three categories of collective actions, by means of which 30 or more people claiming injury resulting from, among other things, environmental harm, will be deemed to have a sufficient and legitimate interest in seeking, through a civil procedure, restitution, economic compensation or suspension of the activities from which the alleged injury derived. The initiative is expected to be approved by the Chamber of Deputies this year and the related provisions to become effective six months thereafter. If approved, the amendments to the CFPC may result in more litigation with plaintiffs seeking remedies, including suspension of the activities alleged to cause harm.

        Future changes in environmental regulation in the jurisdictions where the mines are located may adversely affect the operations of the combined company, make the operations of the combined company prohibitively expensive, or prohibit them altogether. Environmental hazards may exist on the properties in which Golden and ECU currently hold interests, or may hold interests in the future, that are unknown to Golden or ECU at present and that have been caused by Golden, ECU, or previous owners or operators, or that may have occurred naturally. The combined company may be liable for remediating any damage that ECU may have caused. The liability could include response costs for removing or remediating the release and damage to natural resources, including ground water, as well as the payment of fines and penalties.

        Insurance fully covering many environmental risks (including potential liability for pollution or other hazards as a result of disposal of waste products occurring from exploration and production) is not generally available. In addition, U.S. or international legislative or regulatory action to address concerns about climate change and greenhouse gas emissions could negatively impact the operations of the combined company.

Title to ECU Properties may be defective or may be challenged.

        Under the laws of Mexico, mineral resources belong to the state, and government concessions are required to explore for or exploit mineral reserves. Mineral rights derive from concessions granted, on a discretionary basis, by the Ministry of Economy, pursuant to the Mexican mining law and regulations thereunder. ECU holds title to the Velardeña Properties through these government concessions, but there is no assurance that title to the concessions comprising the Velardeña Properties will not be challenged or impaired following the Transaction. The Velardeña Properties may be subject to prior unregistered agreements, interests or native land claims, and title may be affected by undetected defects. There may be valid challenges to the title of any of the claims comprising the Velardeña Properties that, if successful, could impair development and/or operations with respect to such properties in the future. A defect could result in the combined company losing all or a portion of its right, title, and interest in and to the properties to which the title defect relates.

        ECU was previously involved in litigation concerning its ownership of title to four mineral concessions comprising the Santa Juana portion of the Velardeña Properties. In 2009, ECU entered into an agreement to settle the litigation whereby ECU agreed to pay $6.0 million to obtain full title to the concessions. ECU has previously paid $5.0 million of the settlement amount with the remaining $1.0 million installment becoming due in November 2011. Failure to make the remaining payment would result in loss of a 30% interest in the title to the four mining concessions at issue.

        Mining concessions in Mexico may be terminated if the obligations of the concessionaire are not satisfied, including obligations to explore or exploit the relevant concession, to pay any relevant fees, to comply with all environmental and safety standards, to provide information to the Ministry of Economy and to allow inspections by the Ministry of Economy. In addition to termination, failure to make timely concession maintenance payments and otherwise comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure could result in reduction or expropriation of entitlements.

        Mining concessions give exclusive exploration and exploitation rights to the minerals located in the concessions, but do not include surface rights to the real property, such that ECU is required to negotiate the necessary agreements with surface landowners. Many of ECU's mining properties are subject to the Mexican ejido system requiring ECU to contract with the local communities surrounding the properties in order to obtain surface rights to land needed in connection with its mining operations or exploration activities. ECU's contract with the Velardeña Ejido, which provides surface rights to approximately 70% of the Velardeña Properties, expires in December 2011. Negotiations to renew the contract have not yet begun and while ECU expects to be able to obtain a new contract providing the same surface rights as the existing contract, no assurances can be made that ECU will be able to do so on favorable terms or at all. The inability to extend these surface rights on favorable terms or otherwise could have a material adverse effect on the operations and financial condition of the combined company.

ECU is actively engaged in mining activities and there are significant hazards involved, not all of which are fully covered by insurance. To the extent the combined company must pay the costs associated with such risks, its business may be negatively affected.

        The operation of mines and conduct of exploration programs are subject to numerous risks and hazards, including, but not limited to, environmental hazards, industrial accidents, encountering unusual or unexpected geological formations, formation pressures, cave-ins, fires, power outages, labor disruptions, flooding, seismic activity, rock bursts, accidents relating to historical workings, landslides and periodic interruptions due to inclement or hazardous weather conditions. These occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage, reduced production and delays in mining, asset write-downs, monetary losses and possible legal liability. Although the combined company will maintain insurance against risks inherent in the operation of its business in amounts that it considers to be reasonable, such insurance will contain exclusions and limitations on coverage, the combined company's insurance will not cover all potential risks associated with mining and exploration operations, and related liabilities might exceed policy limits. As a result of any or all of the forgoing, particularly if the facilities are older, the combined company could incur significant liabilities and costs that could adversely affect its results of operation and financial condition.

ECU's mining operations are located in Mexico and are subject to various levels of political, economic, legal and other risks with which Golden has limited or no previous experience.

        ECU's operations are conducted in Mexico, and, as such, ECU's operations are exposed to various levels of political, economic, legal and other risks and uncertainties, including military repression; extreme fluctuations in currency exchange rates; high rates of inflation; labor unrest; the risks of war or civil unrest; local acts of violence, including violence from drug cartels; expropriation and nationalization; renegotiation or nullification of existing concessions, licenses, permits and contracts; illegal mining; acts of political corruption; changes in taxation policies; restrictions on foreign exchange and repatriation; and changing political conditions, currency controls and governmental regulations that favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.

        In the past, Mexico has been subject to political instability, changes and uncertainties, which have resulted in changes to existing governmental regulations affecting mineral exploration and mining activities. Mexico's status as a developing country may make it more difficult for the combined company to obtain any required financing for the expansion of the Velardeña mines or other projects in Mexico in the future.

        ECU's Mexican operations and properties are subject to a variety of governmental regulations governing health and worker safety, employment standards, waste disposal, protection of historic and archaeological sites, mine development, protection of endangered and protected species and other matters. Specifically, ECU's activities related to the Velardeña Properties are subject to regulation by SEMARNAT, the environmental protection agency of Mexico, Comision Nacional del Agua, which regulates water rights, and Mexican mining laws. Mexican regulators have broad authority to shut down and/or levy fines against facilities that do not comply with regulations or standards.

        ECU's mineral exploration and mining activities in Mexico may be adversely affected in varying degrees by changing government regulations relating to the mining industry or shifts in political conditions that increase the costs related to ECU's Mexican operations or the maintenance of its properties. Changes, if any, in mining or investment policies or shifts in political attitude may adversely affect ECU's operations and financial condition. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, currency remittance, income and other taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety. Expansion of ECU's facilities will also be subject to the need to assure the availability of adequate supplies of water and power, which could be affected by government policy and competing operations in the area.

        The occurrence of these various factors and uncertainties cannot be accurately predicted and could have an adverse effect on the combined company's operations and financial condition.

        Future changes in applicable laws and regulations or changes in their enforcement or regulatory interpretation could negatively impact current or planned exploration and development activities on the Velardeña Properties or in respect of any other projects in which the combined company becomes involved in Mexico. Any failure to comply with applicable laws and regulations, even if inadvertent, could result in the interruption of exploration and development operations or material fines, penalties or other liabilities.

ECU's employees in Mexico are represented by a collective bargaining unit, and ECU is subject to Mexican regulations regarding labor and employment matters.

        ECU's employees in Mexico are represented by a collective bargaining unit, the Sindicato. ECU has two Sindicatos, one for the mine and a second for the plant. The current collective bargaining agreement expired in late June 2011. Salaries are negotiated annually, and labor contracts bi-annually. In addition to the negotiated terms of such agreement, relations between ECU and its employees may be affected by changes in regulations regarding labor relations that may be introduced by the Mexican authorities. Changes in such legislation or in the relationship between ECU and its employees may have a material adverse effect on the combined company's operations and financial condition.

The long-term cash flow and profitability of the combined company will be affected by changes in the prices of silver and other metals.

        The ability of the combined company to establish reserves and develop its exploration properties, and its profitability and long-term viability, depend, in large part, on the market prices of silver, zinc, lead, gold, copper and other metals. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

  •
  global or regional consumption patterns;

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  supply of, and demand for, silver, gold, zinc, lead, copper and other metals;

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  speculative activities and producer hedging activities;

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  expectations for inflation;

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  political and economic conditions; and

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  supply of, and demand for, consumables required for production.

        Future weakness in the global economy could increase volatility in metals prices or depress metals prices, which could in turn reduce the cash flow generated by the Velardeña Properties, or make it uneconomical for the combined company to continue its mining or exploration activities. Volatility or sustained price declines may also adversely affect the ability of the combined company to build its business.

Results from ECU's Velardeña properties are subject to exchange control policies, the effects of inflation and currency fluctuations between the U.S. Dollar and the Mexican Peso.

        ECU's revenues are primarily denominated in U.S. dollars. However, operating costs of ECU's Velardeña Properties are denominated principally in Mexican pesos. These costs principally include electricity, labor, maintenance, local contractors and fuel. Accordingly, when inflation in Mexico increases without a corresponding devaluation of the Mexican peso, ECU's financial position, results of operations and cash flows could be adversely affected. The annual inflation rate in Mexico was 4.4% in 2010, 3.6% in 2009 and 6.5% in 2008. At the same time, the peso has been subject to significant devaluation, which may not have been proportionate to the inflation rate and may not be proportionate to the inflation rate in the future. The value of the peso increased by 5.4% and 3.5% in 2010 and 2009, respectively, and decreased by 24.5% in 2008. In addition, fluctuations in currency exchange rates may have a significant impact on our financial results. There can be no assurance that the Mexican government will maintain its current policies with regard to the peso or that the peso's value will not fluctuate significantly in the future. The imposition of exchange control policies could impair ECU's ability to meet its U.S. dollar-denominated obligations, including payments on its debt. We cannot assure you that currency fluctuations, inflation and exchange control policies will not have an adverse impact on the financial condition, results of operations, earnings and cash flows of the combined company.

If the combined company is unable to obtain all of its required governmental permits or obtain property rights on favorable terms or at all, its operations could be negatively impacted.

        Future operations of the combined company, including the new tailings facility at and potential expansion of the Velardeña Properties, the advancement of the El Quevar project, and other exploration and potential development activities, will require additional permits from various governmental authorities. Operations of the combined company are and will continue to be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety, mining royalties and other matters. The combined company may also be required to obtain certain property rights to access or use its properties. Obtaining or renewing licenses and permits, and acquiring property rights, can be complex and time-consuming processes. There can be no assurance that the combined company will be able to acquire all required licenses, permits or property rights on reasonable terms or in a timely manner, or at all, and that such terms will not be adversely changed, that required extensions will be granted, or that the issuance of such licenses, permits or property rights will not be challenged by third parties. Delays in obtaining or a failure to obtain any licenses, permits or property rights or any required extensions; challenges to the issuance of licenses, permits or property rights, whether successful or unsuccessful; changes to the terms of licenses, permits or property rights; or a failure to comply with the terms of any licenses, permits or property rights that have been obtained, could have a material adverse effect on the business of the combined company by delaying or preventing or making continued operations economically unfeasible.

ECU owns its interest in its San Diego property in a 50-50 joint venture and is therefore unable to control all aspects of exploration and development of this property.

        ECU holds the San Diego property in a 50-50 joint venture with Golden Tag Resources Ltd. This interest in the San Diego Property is subject to the risks normally associated with the conduct of joint ventures. A disagreement between joint venture partners on how to conduct business efficiently, the inability of joint venture partners to meet their obligations to the joint venture or third parties, or litigation arising between joint venture partners regarding joint venture matters could have a material adverse effect in the viability of ECU's interests held through the joint venture. In 2009, ECU received a notice of arbitration from its joint venture partner. The dispute was settled in September 2010, and resulted in an increase in ECU's mining property costs of $61,000.

Risks Related to the Increase in Authorized Capital.

The increase in authorized capital could have anti-takeover effects, and could lead to greater dilution to existing stockholders.

        Stockholders are being asked to approve an increase in Golden's authorized capital from 50,000,000 shares to 100,000,000 shares. At the conclusion of the Transaction, Golden will have approximately 12.7 million shares available for issuance. The additional shares will be available for use in acquisitions, future equity financings and for employee equity compensation plans. If the Charter Amendment Proposal is approved, Golden Stockholders will not have the ability in the future to vote on the use of the shares, except in limited instances mandated by stock exchange rules. Accordingly, the directors would be able to issue shares in financings or acquisitions at prices that may not reflect market prices, or are otherwise dilutive to stockholders. In addition, the availability of a number of authorized and unissued shares could have anti-takeover effects and could be used by incumbent management to perpetuate its positions, even in the face of an acquisition that is regarded as beneficial by stockholders. For example, shares could be placed with a stockholder that is supportive of existing management, diluting the ownership of a hostile acquirer. There can be no assurance that the shares will be issued in a manner that is advantageous to existing stockholders.

GENERAL INFORMATION CONCERNING THE GOLDEN MEETING

        The enclosed proxy is solicited on behalf of Golden's board of directors for use at a special meeting of Golden's stockholders to be held on [    •    ], 2011, at [    •    ] Denver time, or at any adjournments, postponements or delays thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held at [    •    ]. Golden intends to commence mailing of this proxy statement and the accompanying proxy card to Golden's stockholders on or about [    •    ], 2011.

        At the special meeting, Golden's stockholders will be asked to vote on:

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  Share Issuance Proposal—the issuance of shares of Golden common stock (including shares issuable upon exercise of Golden Replacement Options and Golden Replacement Warrants) in connection with the Transaction; and

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  Charter Amendment Proposal—an amendment to Golden's certificate of incorporation to increase the authorized number of shares of Golden common stock from 50,000,000 to 100,000,000.

        Golden does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, however, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

        Golden's board of directors has unanimously approved the Transaction and the issuance of Golden common stock in connection with the Transaction. In addition, our board has determined that an increase in the authorized number of shares of Golden common stock is advisable in order to provide the Golden board additional capacity to issue shares in the future, including for future offerings or acquisitions as determined to be in the best interests of the Golden stockholders. Accordingly, the board of directors unanimously recommends that Golden's stockholders vote "FOR" the Share Issuance Proposal and "FOR" the Charter Amendment Proposal.

        Only approval of the Share Issuance Proposal is required to effect the Transaction. If the Charter Amendment Proposal is approved but the Share Issuance Proposal is not approved, Golden will not amend its certificate of incorporation to increase the authorized number of shares of Golden common stock. Golden stockholders will cast separate votes on each proposal.

        There are certain risks associated with the Transaction, which are described under the heading "Risk Factors," beginning on page [    •    ].

Record Date and Voting Information

        Only holders of record of Golden common stock at the close of business on [    •    ], 2011 are entitled to notice of and to vote at the special meeting. At the close of business on [    •    ], 2011, [    •    ] shares of Golden common stock were outstanding and entitled to vote. A list of Golden's stockholders will be available for review at Golden's executive offices during regular business hours after the date of this proxy statement and through the date of the special meeting. Each holder of record of Golden common stock on the record date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Golden common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

        All votes will be tabulated by the inspector of election appointed for the special meeting, who will separately tabulate votes "FOR" and "AGAINST," abstentions and broker non-votes. If a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the special meeting, the stockholder must obtain from the record holder a "legal" proxy issued in the stockholder's name. Brokers who hold shares in "street name" for clients typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, brokers are not allowed to exercise their voting discretion with respect to the approval of "non-routine" matters, such as the Share Issuance Proposal. Broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

        Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted "FOR" the Share Issuance Proposal and "FOR" the Charter Amendment Proposal, and in the discretion of the persons named in the proxy with respect to any other business that may properly come before the special meeting or any adjournment of the special meeting. You may also vote in person by ballot at the special meeting.

Required Vote of Golden's Stockholders

        The Share Issuance Proposal must be approved by the affirmative vote of a majority of the shares of Golden common stock present at the special meeting and entitled to vote, assuming a quorum is present. The Charter Amendment Proposal must be approved by the affirmative vote of a majority of the outstanding shares of Golden common stock. Abstentions will have the same effect as a vote "AGAINST" the Share Issuance Proposal and the Charter Amendment Proposal. Shares held through brokers may be voted by the brokers on the Charter Amendment Proposal but not the Share Issuance Proposal. A broker's failure to vote on the Share Issuance Proposal because it lacks discretionary authority to do so, commonly referred to as a "broker non-vote," will not affect the outcome of the vote on the Share Issuance Proposal.

Golden's Board Recommendation

        Golden's board of directors unanimously recommends that Golden's stockholders vote "FOR" the Share Issuance Proposal and "FOR" the Charter Amendment Proposal.

Opinion of Golden's Financial Advisor

        On June 23, 2011 Golden's board of directors received an opinion from BMO Capital Markets Corp. to the effect that, as of June 23, 2011, and based upon and subject to the factors, assumptions, qualifications and limitations set forth in such opinion, the exchange ratio, together with the cash consideration to be paid by Golden pursuant to the Transaction, was fair, from a financial point of view, to Golden.

How You Can Vote

        Each share of Golden common stock outstanding on [    •    ], 2011, the record date for stockholders entitled to vote at the special meeting, is entitled to vote at the special meeting. On the record date, [    •    ] shares of Golden common stock were issued and outstanding.

        If you are a record holder, you may vote your shares in any of the following ways:

        Voting by mail.    If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

        Voting by telephone.    You can vote your proxy by telephone by calling the toll free number [    •    ]. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Voting by telephone is also available 24 hours a day. If you vote by telephone, do not return your proxy card(s).

        Voting by Internet.    You can also vote your proxy via the Internet. The website for Internet voting is www.[    •    ], and voting is also available 24 hours per day. If you vote via the Internet, you should not return your proxy card(s). Instructions on how to vote via the Internet are located on the proxy card enclosed with this proxy statement. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting form.

        Voting in Person.    You can also vote by appearing and voting in person at the special meeting.

        You should return a proxy by mail, by telephone, or via the Internet even if you plan to attend the special meeting in person.

        If you are a beneficial owner of common stock held in "street name," you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Golden common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner of common stock and wish to vote in person at the special meeting, you must obtain a "legal" proxy from your bank, brokerage firm or other nominee.

Proxies; Revocation

        Any person giving a proxy pursuant to this solicitation has the power to revoke and change it anytime before it is voted. It may be revoked and/or changed at any time before it is voted at the special meeting by:

  •
  giving written notice of revocation to Golden's Corporate Secretary;

  •
  submitting another proper proxy via the Internet, by telephone, or a later-dated written proxy; or

  •
  attending the special meeting and voting by paper ballot in person. Your attendance at the special meeting alone will not revoke your proxy.

        If you hold your Golden common stock in "street name," you should contact your bank, brokerage firm or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a "legal" proxy from your bank, brokerage firm or other nominee.

Shares Beneficially Owned by Golden Directors and Executive Officers

        On the record date, Golden directors and named executive officers beneficially owned and had the right to vote approximately [    •    ] million Golden shares. These shares represent, in the aggregate, approximately [    •    ] % of the total voting power of Golden's outstanding common stock entitled to vote at the special meeting. On [    •    ], 2011, ECU entered into voting agreements with each of Golden's directors and executive officers. Pursuant to these voting agreements, the Golden directors and officers party to such agreements committed to vote their shares of Golden common stock in support of the Transaction. See "The Transaction—Voting Agreements" beginning on page [    •    ] for a further description of the voting agreements.

Expenses of Proxy Solicitation

        Golden will pay the costs of soliciting proxies for the special meeting. Officers, directors and employees of Golden may solicit proxies by telephone, mail, the Internet or in person. However, they will not receive extra compensation for soliciting proxies. Golden will also request that individuals and entities holding shares in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from, those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services. [    •    ] has been retained by Golden to assist it in the solicitation of proxies, using the means referred to above, and will receive a

$[    •    ] retainer plus a fee based upon its standard hourly rates, plus reimbursement of out-of-pocket expenses.

Dissent Rights

        Under applicable Delaware laws and U.S. securities laws, Golden stockholders are not entitled to dissenters' appraisal rights in connection with the Transaction or any other matters to be acted upon at the Golden special meeting.

Adjournments

        Although it is not expected, the special meeting may be adjourned for any reason by the chairman of the meeting. If a quorum is not present at the special meeting, the meeting may be adjourned by the chairman or the stockholders present at the meeting. When a meeting is adjourned to another time and place, if any, notice need not be given of the adjourned meeting if the date, time and place, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting. If, however, the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be provided to each stockholder entitled to vote at the adjourned meeting. Such notice will be mailed or transmitted electronically to you and will be provided not less than 10 days nor more than 60 days before the date of the adjourned meeting and will set forth the purpose of the meeting. In addition, in accordance with applicable law, Golden may postpone the special meeting to another time, date, or place.

Other Matters

        Golden's board of directors is not aware of any business to be brought before the special meeting other than that described in this proxy statement.

 THE TRANSACTION

General

        On June 24, 2011, Golden and ECU entered into the Arrangement Agreement, which sets forth the terms under which Golden will acquire all of the ECU Shares, ECU Options and ECU Warrants in accordance with the Plan of Arrangement to be submitted for approval by the Québec Court. Pursuant to the Arrangement Agreement, Golden will acquire all the ECU Shares pursuant to the Plan of Arrangement in exchange for Golden common stock and cash.

        The Arrangement Agreement and Plan of Arrangement provide that ECU shareholders will receive 0.05 shares of Golden common stock and Cdn$0.000394 in cash for each ECU common share held immediately prior to the consummation of the Transaction. In addition, upon the consummation of the Transaction, new Golden options to purchase Golden common stock, or "Golden Replacement Options," will be exchanged for all outstanding options to purchase ECU common shares, and new Golden warrants to purchase Golden common stock, or "Golden Replacement Warrants," will be exchanged for all outstanding warrants to purchase ECU common shares. It is anticipated that consummation of the Transaction pursuant to the Plan of Arrangement will result in Golden paying an aggregate of approximately Cdn$125,000 in cash and issuing a total of approximately 16.0 million new shares, not including up to approximately 2.9 million new shares that will be issuable following the exercise of currently outstanding ECU options and warrants (or upon the exercise of the Golden Replacement Options and Golden Replacement Warrants to be received in exchange for those options and warrants).

Background of the Transaction

        Golden's management and board of directors routinely monitor and assess developments in the mining and exploration industries and regularly consider growth opportunities, including the acquisition of operating mines, exploration properties and businesses.

        On January 11, 2011, Mr. Jeffrey G. Clevenger, Chairman, President and Chief Executive Officer of Golden, and Jerry Danni, Executive Vice President of Golden, met in New York with representatives of Dahlman Rose & Company, an investment banking firm which specializes in the mining industry. Among other issues related to industry developments and strategic considerations, the representatives of Dahlman Rose stated that they had been engaged by ECU to pursue strategic alternatives and discussed with Mr. Clevenger and Mr. Danni the possibility of a strategic investment in or combination with ECU. Following this meeting, representatives of Dahlman Rose provided Mr. Clevenger and Mr. Danni with certain publicly available information regarding ECU. Representatives of Dahlman Rose conducted another informal discussion regarding ECU with Mr. Danni on March 8, 2011, at the Prospectors and Developers Association of Canada annual conference in Toronto.

        In late March 2011, Golden management commenced a review, based on public information, of several potential acquisition targets and strategic business combination partners, including ECU. The preliminary analysis of ECU was completed during the first week of April 2011. On April 4, 2011, Mr. Clevenger asked a representative of Dahlman Rose to arrange an introductory meeting with appropriate ECU executives.

        On April 13, 2011, Mr. Clevenger and Mr. Danni met with Stephen Altmann, President of ECU, and representatives of Dahlman Rose in Zurich, Switzerland, where they were attending the annual meeting of the European Gold Forum. At this meeting, Messrs. Clevenger, Danni and Altmann provided general overviews of their companies based solely on publicly available information. They discussed the possibility of a strategic business combination and whether each party was interested in pursuing further discussions. Messrs. Clevenger, Danni and Altmann concluded the meeting with an agreement to continue preliminary discussions and to enter into a confidentiality agreement in respect of the planned discussions.

        Golden management and ECU management then negotiated a mutual confidentiality agreement, which was executed on April 21, 2011. The confidentiality agreement included a two year "standstill" agreement under which each of Golden and ECU agreed not to propose a takeover or business combination transaction to the other or its stockholders without the consent of the other's board of directors. During this period, Mr. Clevenger and Mr. Altmann spoke by telephone and communicated by email regarding the coordination of initial due diligence activities, including travel to ECU's Velardeña District properties in Mexico and Golden's El Quevar advanced exploration project in Argentina.

        On April 27, 28 and 29, 2011, David Drips, Golden's Project Director, Argentina, and Mr. Robert Blakestad, Golden's Senior Vice President and Chief Geologist, conducted on-site due diligence at ECU's Velardeña District mines, processing facilities and properties and received information regarding mining, processing, geology, ore controls, exploration and potential areas for additional discovery.

        On May 2, 2011, ECU provided Golden with preliminary technical data and corporate information.

        On May 9 and 10, 2011, Mr. Clevenger had discussions by telephone with representatives of BMO Capital Markets regarding its acting as Golden's financial advisors and requested BMO Capital Markets to serve as its financial advisor in connection with a potential business combination transaction with ECU.

        On May 10, 11 and 12, 2011, Messrs. Clevenger and Drips conducted additional on-site due diligence of the Velardeña mines, properties and processing facilities. In addition, on May 11, 2011, Mr. Clevenger, Mr. Altmann and Mr. Michel Roy, Chairman and Chief Executive Officer of ECU, discussed their views regarding the potential strategic and financial benefits of a business combination transaction between Golden and ECU. They agreed that a combined company would be stronger and better capitalized, and would have better access to capital markets as a result of increased size and the combination of current silver and other metals production in Mexico, the El Quevar advanced exploration project in Argentina, advanced exploration projects in Mexico and Peru, and a pipeline of advanced and reconnaissance exploration projects. They agreed that ECU's producing operations in Mexico would benefit from the operations expertise and experience of Golden's management, and that Golden's exploration efforts would benefit from the participation of ECU management. They also discussed the roles their respective management teams might have in the combined company, including the likelihood that Mr. Roy would serve as a consultant to the combined entity, and the potential for one of ECU's directors to serve on the board of directors of the combined company. They agreed that a business combination between the two companies was a mutually desirable prospect as an at-market merger of equals, although no specific exchange ratio was discussed at that time. They also discussed the possibility of Golden providing financing to ECU pending completion of an agreed business combination transaction. They agreed that Mr. Roy and members of his management would conduct a due diligence trip to Golden's El Quevar project during the week of May 23. They further agreed that it would be desirable for the two companies to enter into an exclusivity agreement, pursuant to which they would agree to continue discussions and negotiations regarding a business combination, and not to hold such discussions with other parties, until June 30, 2011.

        During the week of May 9, Golden engaged Davis Graham & Stubbs, LLP ("Davis Graham") and Fasken Martineau DuMoulin LLP ("Fasken Martineau") as its respective U.S. and Canadian legal advisors to assist in the potential transaction. During this week, Golden's legal and financial advisors began conducting their preliminary due diligence review of ECU's publicly available materials and preparing an exclusivity agreement and nonbinding proposal setting forth certain terms of a potential business combination.

        On May 13, 2011, Mr. Clevenger provided the Golden board of directors with a written report regarding ECU and its business, together with the status of the due diligence investigation and discussions with ECU about a potential transaction.

        On May 19, 2011, the Golden board of directors held a regularly scheduled meeting in Golden, Colorado. At the meeting, Golden management presented the results of its technical due diligence investigation and Mr. Clevenger updated the board on the status of discussions with ECU regarding a potential strategic combination. At the same meeting, BMO Capital Markets presented to the Board its preliminary transaction perspectives, based on public information. The technical and legal due diligence process, regulatory filings and requirements, and an anticipated timeline were also discussed. After discussion, the Golden board of directors authorized members of Golden management to continue negotiations with ECU, including negotiation and execution of a nonbinding expression of interest and a binding exclusivity agreement.

        At Mr. Clevenger's invitation, a representative of The Sentient Group attended the May 19, 2011, Board meeting by telephone. Funds managed by affiliates of The Sentient Group own approximately 19.2 percent of Golden outstanding stock, and The Sentient Group and its representative have entered into a confidentiality agreement with Golden. At the Board meeting, the Sentient Group representative indicated its preliminary support for the potential transaction and asked to visit ECU's properties.

        On May 20, 2011, Mr. Clevenger delivered to Mr. Roy and Mr. Altmann drafts of a non-binding preliminary expression of interest, and a binding exclusivity agreement. During the week of May 23, 2011, the parties and their legal and financial advisors discussed the structure of a potential transaction and negotiated the terms of the non-binding expression of interest and exclusivity agreement.

        Also during the week of May 23, 2011, Mr. Roy and representatives of ECU's management conducted technical due diligence at Golden's El Quevar project in Argentina.

        On May 26, 2011, the Golden board of directors held a special meeting by telephone to consider the terms of the non-binding preliminary expression of interest and binding exclusivity agreement. At the meeting, Mr. Clevenger, Davis Graham and BMO Capital Markets briefed the board regarding the status of discussions with ECU and the proposed terms of the expression of interest and exclusivity agreement. After discussion, the board of directors unanimously authorized Golden management to continue negotiations with ECU, to present to ECU the negotiated non-binding preliminary expression of interest, to enter into the exclusivity agreement, to proceed with additional technical and legal due diligence and to present to ECU a draft business combination agreement.

        Following the board meeting, Mr. Clevenger and Mr. Altmann negotiated the final terms of the expression of interest and exclusivity agreement. On May 31, 2011, Golden submitted the non-binding preliminary expression of interest to ECU regarding a "merger of equals" transaction, which ECU countersigned. The expression of interest did not provide for an agreed-upon exchange ratio. The parties also entered into the exclusivity agreement pursuant to which the parties agreed not to pursue a business combination transaction with any other party until June 30, 2011.

        During the week of June 6, 2011, ECU and Golden each provided the other and their respective legal and financial advisors with access to an electronic data room containing non-public information responsive to the due diligence requests each had previously submitted to the other. Golden, ECU and their respective legal and financial advisors conducted due diligence reviews of materials provided until and including the date definitive transaction agreements were signed.

        In addition, Golden and its advisors continued to conduct additional on-site due diligence on ECU's properties. On June 2, 2011, Mr. Danni and a technical consultant expert in tailings dam construction, design and performance reviewed matters at ECU's properties related to the capacity of existing tailings facilities and the status of plans and permitting for a new tailings facility. Mr. Drips also visited ECU properties from May 31 to June 4, 2011. From June 7 through June 9, 2011,

Mr. Danni and other representatives of Golden and a representative of Davis Graham conducted due diligence at the Velardeña Properties regarding various operational, community affairs, corporate and legal matters. During this visit the Golden representatives met with certain members of ECU senior management, including Mr. Roy. On June 15 and 16, 2011, Robert Vogels, Golden's Chief Financial Officer, met in Toronto with Dwight Walker, ECU's Chief Financial Officer, to discuss financial and accounting due diligence matters. On June 16 and 17, 2011, a metallurgical consultant hired by Golden conducted due diligence regarding metallurgical and recovery matters at ECU's properties. On June 1 and 2, 2011, a representative of The Sentient Group conducted due diligence at the ECU properties.

        On June 7, 2011, Mr. Altmann met with Mr. Clevenger at Golden's offices in Golden, Colorado and discussed certain management issues related to the combined company, additional deal terms and mechanics. Mr. W. Durand Eppler, a director of Golden, attended portions of that meeting.

        On June 10, 2011, members of ECU management conducted due diligence at Golden's Zacatecas properties in Mexico.

        On June 13, 2011, trading volume of ECU's common shares was approximately 3.4 million shares and the share price closed approximately 18% over the June 10, 2011 closing share price. The Toronto Stock Exchange contacted Mr. Altmann on June 13, 2011, regarding the increased trading activity and, in response to questions, Mr. Altmann and a representative of Blake Cassels & Graydon LLP, Canadian legal counsel to ECU, reported that ECU was conducting discussions with Golden regarding a potential business combination transaction, but that no definitive agreements had been entered into and no exchange ratio had been agreed.

        On June 13, 2011, Fasken Martineau sent a draft of the Arrangement Agreement to Blake, Cassels & Graydon LLP and Skadden, Arps, Slate, Meagher & Flom LLP, U.S. legal counsel to ECU. From then until June 24, 2011, the parties and their legal counsel negotiated the terms of the Arrangement Agreement and related documents, including a term sheet for a convertible debt financing contemplated to be provided by Golden to ECU, and exchanged drafts of the Arrangement Agreement and related documents. During this period, Mr. Clevenger also discussed with Mr. Altmann and with members of the compensation committee of Golden's board of directors the terms on which Mr. Altmann would serve as president of the combined company, if a strategic combination were completed.

        On June 22, 2011, Messrs. Roy and Clevenger met in Denver, Colorado and discussed certain issues related to strategic plans for the combined company.

        On June 22, 2011, the Golden board of directors held a special meeting by telephone which was also attended by Golden management and representatives of BMO Capital Markets, Davis Graham and Fasken Martineau. Davis Graham briefed the Board on the legal standards applicable in the context of evaluating a business combination of the type being considered. In the course of the meeting, members of Golden management and representatives of Davis Graham provided a final report on the due diligence investigation conducted and management's corresponding assessments. The diligence summary included a discussion of ECU's operations and plans, mineral qualities and processes, environmental matters, community relations, and other financial and legal matters. Representatives of Davis Graham and Fasken Martineau also provided an overview of the key terms of the proposed Arrangement Agreement, including termination rights and break-up fees under the Arrangement Agreement. The Golden board of directors then met in executive session to further discuss the information presented, including certain items that remained to be agreed by Golden including the exchange ratio, the amount of the break-up fee, the amount of expense reimbursement to be paid in the event of termination not resulting in a break-up fee and certain issues related to the interim financing. The board received the advice of its financial and legal advisors regarding these matters, authorized management to conclude the negotiation and scheduled a further meeting for the following day.

        At Mr. Clevenger's invitation, a representative of The Sentient Group attended the June 22, 2011, Board meeting by telephone. At the Board meeting, the Sentient Group representative reiterated Sentient's support for the transaction and indicated that in the event the transaction was consummated, Sentient would be interested in investing further capital in the combined company to retain its current proportionate ownership.

        Over the evening of June 22 and through June 23, 2011, Mr. Clevenger and Mr. Altmann negotiated the final terms of the Arrangement Agreement, including the 0.05 exchange ratio, and Golden and ECU and their respective legal counsel and financial advisors worked to finalize the Arrangement Agreement, the terms of the related financing to be provided to ECU by Golden and related agreements. Following negotiations among the management and financial and legal representatives of Golden and ECU, the Golden board of directors held a special telephonic meeting on June 23, 2011, with members of Golden's management and legal and financial advisors. The Board received an update on resolution of the matters discussed the previous day and discussed the terms of the Arrangement Agreement and related financing. Representatives of BMO Capital Markets then presented to the board its final financial analysis of the proposed business combination and rendered to the Golden board an oral opinion (subsequently confirmed by delivery of a written opinion dated as of June 23, 2011) to the effect that, as of that date and based upon and subject to the factors, assumptions, qualifications and limitations to be set forth in such opinion, the 0.05 exchange ratio and cash consideration provided for in the Arrangement Agreement was fair, from a financial point of view, to Golden. Following discussion with its financial and legal advisors, the Golden board unanimously authorized execution of the Arrangement Agreement and related documents and recommended the issuance of Golden common stock pursuant to the Arrangement Agreement for approval by Golden's stockholders.

        With all remaining transaction issues having been settled during the night of June 23, 2011, the ECU board of directors on June 24, 2011 unanimously approved the proposed Transaction and the private placement.

        On June 24, 2011, members of Golden senior management and ECU senior management executed the Arrangement Agreement and a subscription agreement for the private placement described below, and issued a joint press release announcing the Transaction.

Subscription Agreement and Private Placement

        On July 13, 2011, ECU completed a private placement of Cdn$15.0 million, 0.0% senior unsecured convertible notes at par (the "Convertible Notes") to Golden pursuant to a subscription agreement (the "Subscription Agreement") between the parties dated June 24, 2011 (the "Private Placement"). Golden did not own or exercise control over any securities of ECU prior to the Private Placement. The Convertible Notes will mature on June 30, 2012 (subject to extension as described below), and are convertible by Golden at any time prior to 5:00 p.m. (Toronto time) on June 29, 2012, into common shares of ECU at the rate of 1,032 shares per $1,000 principal amount, consistent with the exchange ratio. As of July 13, 2011, the shares issuable upon conversion of the Convertible Notes represented approximately 4.7% of the outstanding common shares of ECU on an as-converted basis. The Convertible Notes are also redeemable at par by ECU at any time after the record date for voting upon the Transaction at the ECU securityholder meeting. In addition, ECU may elect to extend the maturity of the Convertible Notes for 6 months under certain conditions and upon a cash payment equal to 4% of the outstanding principal amount of the Convertible Notes, with interest accruing at 10% per annum during such extension period. The proceeds of the Private Placement were placed into escrow and are to be advanced to ECU pursuant to specific disbursement requests to be submitted to Golden and the escrow agent identifying the intended use of such funds. The Private Placement proceeds are to be used by ECU for general corporate purposes and to fund its ongoing expansion plans at the Velardeña Properties until closing of the Transaction.

        Golden, as holder of the Convertible Notes, is entitled to vote any ECU common shares received upon conversion of the Convertible Notes before the record date for voting upon the Transaction at the ECU securityholder meeting or may vote the Notes themselves in any vote of ECU's outstanding common shares, options, warrants and convertible securities voting as a single class, including with respect to the votes of ECU Securityholders to approve the Transaction.

Golden's Reasons for the Transaction; Recommendation of Golden's Board of Directors

        On June 24, 2011, following completion of due diligence, Golden's board of directors, after an extensive review and thorough discussion of all facts and issues it considered relevant with respect to the proposed transactions, concluded unanimously that the Transaction and Private Placement are fair to, and in the best interests of, the Golden stockholders, and authorized Golden's executive officers to enter into the Arrangement Agreement, Subscription Agreement and related agreements and recommend to Golden stockholders that they vote in favor of the Share Issuance Proposal.

        In reaching its conclusion and making its recommendation, the members of Golden's board of directors consulted with Golden management, as well as its financial and legal advisors, and considered various other factors, both positive and negative. The following discussion of the information and factors considered by Golden's board of directors is not intended to be exhaustive and may not include all of the factors considered by the board. In view of the wide variety of factors considered by the Golden board in connection with its evaluation of the Transaction, the Golden board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described below, individual members of the Golden board may have given different weight to different factors. The Golden board considered this information as a whole and considered overall the information and factors to be favorable to, and in support of, its determinations and recommendations. The material information and factors considered by the Golden board included the following:

        Strategic Considerations.—Golden's board of directors considered a number of factors pertaining to the strategic rationale for the Transaction, including the following:

  •
  Portfolio Growth—The Transaction will provide Golden, through ECU's Velardeña project, with exposure to ECU's position in one of Mexico's most prolific silver belts, and access to a producing mine with significant potential growth prospects.

  •
  Value Creation—The Transaction is expected to allow Golden to leverage its existing excess cash position by supporting the further development and expansion of exploration and production at ECU's Velardeña Properties.

  •
  Unification of Complementary Management—Golden and ECU have complementary management teams with proven successful track records that are expected to allow the combined company to optimize existing development plans and mining operations. Upon completion of the Transaction, management will have a significant depth of experience in exploration, resource conversion, project development, and mining of both open pit and underground operations.

  •
  Geographic Diversification—The Transaction increases asset and geographic diversification benefits for Golden with production in Mexico and advanced exploration properties in Argentina, Mexico and Peru.

  •
  Increased Scale—The Transaction will create a combined company with greater scale, financial strength and an enhanced capital markets profile, with available funds to continue to advance expansion plans at Velardeña and the exploration of El Quevar. The Transaction will also provide Golden with exposure to new investors and is expected to improve the company's access to global capital markets to assist future growth objectives.

  •
  Increased Portfolio of Silver Assets—The Transaction continues the strategy that Golden is currently pursuing of building a portfolio of quality silver producing assets in low political risk jurisdictions.

        Fairness Opinion—The fairness opinion provided by BMO Capital Markets on June 23, 2011, subsequently confirmed in writing, to the effect that, as of June 23, 2011, and based upon and subject to the analyses, factors, assumptions, qualifications and limitations set forth in such opinion, the exchange ratio and cash consideration was fair, from a financial point of view, to Golden.

        Recommendation of Management—The recommendation of Golden management in support of the Transaction.

        Stockholder Support—Sentient's expression of its support of the Transaction as one of Golden's largest stockholders, and Sentient's indication of its potential interest in investing additional capital in Golden following consummation of the Transaction in order to maintain its proportionate ownership interest in Golden.

        Due Diligence—The results of the due diligence review conducted by Golden's management and Golden's financial and legal advisors, including the information included in the disclosure letter delivered by ECU to Golden in connection with the Arrangement Agreement. The Golden board also considered the scope of the representations and warranties in the Arrangement Agreement in light of the matters raised in the course of the due diligence review.

        Ability to Accept a Superior Proposal—The fact that, under the terms of the Arrangement Agreement, the Golden board of directors remains able to respond in accordance with its fiduciary duties in the event of certain unsolicited proposals that are more favorable to Golden stockholders than the Transaction, and the fact that the ECU board has the same rights under the agreement.

        Golden Stockholder Approval—The fact that the issuance of Golden common stock to ECU shareholders pursuant to the Transaction must be approved by no less than a majority of the Golden common stock present at the special meeting and entitled to vote thereon. The Golden board of directors believes that the required stockholder approval protects the rights of Golden stockholders.

        Market and Industry Trends—Current economic, industry and market trends affecting Golden and ECU and the current and historical trading prices of their respective common stock.

        Consideration—The amount and type of consideration to be paid and issued pursuant to the Transaction and the fact that the Exchange Ratio is fixed to reflect an at-market combination at the time of negotiations and will not fluctuate based upon changes in the market price of Golden or ECU common stock between the date of the Arrangement Agreement and the date of the completion of the Transaction.

        Dilution of Golden Stockholders' Ownership Interest in the Combined Company—The fact that as a result of the issuance of Golden shares in the Transaction, Golden's existing stockholders will experience a significant degree of dilution in their ownership of Golden to approximately 49% of the combined company (or approximately 45% if all ECU options and warrants were exercised) while former shareholders of ECU will own approximately 51% of the combined company (or approximately 55% on a fully-diluted basis). Additionally, due to the fact that Golden's existing stockholders would hold less than 50% of the company following the Transaction, the board considered that the vesting of certain equity awards made to Golden's directors and officers would accelerate upon consummation of the Transaction, as it would be deemed a change of control of the company pursuant to the governing award agreements, and that certain severance payments may subsequently become payable to Golden executive officers upon the termination of their employment.

        Restrictions on Business Operations—The fact that Golden and ECU would agree to restrictions on the conduct of each other's business during the period between the execution of the Arrangement Agreement and the completion of the Transaction.

        Termination Fee and Expense Reimbursement—The fact that Golden and ECU may be obligated to pay a termination fee or reimburse the other party's transaction expenses under the Arrangement Agreement in certain circumstances.

        No-Shop Provision—The fact that Golden and ECU would each agree to a "no-shop" clause pursuant to the Arrangement Agreement restricting each party's ability to solicit a competing transaction.

        Dissenters' Rights—The availability of dissenters' rights to the ECU shareholders in connection with the Transaction and the existence of a condition to closing which permits Golden to not close the Transaction if more than 5% of ECU shareholders exercise their dissenters' rights.

        The members of Golden's board of directors also considered potential risks associated with the Transaction, including among other things, the following:

        Inherent Uncertainty of Estimates—The fact that there was inherent uncertainty regarding the estimated value of the Velardeña Properties and the estimates of the future development costs that would need to be incurred with respect to the Velardeña Properties and about the quality, quantity and recoverability of any ore body at the Velardeña Properties.

        Business Risks—The risks associated with and inherent in ECU's business and its operations in Mexico, including the nature and potential scope of items identified pursuant to Golden's managements' and outside advisors' due diligence review and the inherent limitations of such processes.

        Market Disruption if Transaction Not Completed—The fact that if the Transaction is not completed, Golden may be adversely affected due to potential disruptions in its operations and market perceptions.

        Diversion of Management—The possible diversion of management's time and attention from the ongoing business of Golden due to the substantial time and effort necessary to complete the Transaction and plan for and implement the integration of the operations of Golden and ECU.

        Integration Challenges—The challenges inherent in the combination of two enterprises of the size and scope of Golden and ECU, and the risk that anticipated benefits, long-term as well as short-term, of the Transaction for Golden stockholders might not be realized.

        After consideration of these material factors, the Golden board concluded that the risks associated with the Transaction could be (i) mitigated or managed by Golden or, following the Transaction, by the combined company, (ii) were reasonably acceptable under the circumstances, and (iii) in light of the anticipated benefits overall, were significantly outweighed by the potential benefits of the Transaction. The Golden board realized that there can be no assurance about future results, including results considered or expected as described in the factors listed above, such as assumptions regarding the potential benefits of the Transaction. It should be noted that this explanation of the Golden board's reasoning and all other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Cautionary Statements Regarding Forward-Looking Information" beginning on page [    •    ].

Fairness Opinion of Financial Advisor to Golden

        Golden retained BMO Capital Markets Corp. to render an opinion to the Golden board of directors as to the fairness, from a financial point of view, to Golden of the exchange ratio of 0.05 of a share of Golden common stock (which is referred to as the exchange ratio) and Cdn$0.000394 in cash, to be paid for each outstanding share of ECU stock in connection with the Transaction. On June 23, 2011, at a meeting of Golden's board of directors held to evaluate the Transaction, BMO Capital Markets delivered its oral opinion, which opinion was subsequently confirmed by delivery of its written opinion dated June 23, 2011, to the effect that, as of that date and subject to the various factors, assumptions, qualifications and limitations set forth in such opinion, the exchange ratio, together with the cash consideration payable in the Transaction, was fair, from a financial point of view, to Golden. BMO Capital Markets does not have any obligation to update, revise or reaffirm its opinion.

        The full text of BMO Capital Markets' written opinion to Golden board of directors, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex F to this proxy statement and is incorporated into this proxy statement by reference. Holders of Golden common stock are encouraged to read the opinion carefully and in its entirety. The following summary is qualified in its entirety by reference to the full text of such opinion. BMO Capital Markets' analyses and opinion were prepared for and addressed to the Golden board of directors and relate only to the fairness, from a financial point of view, to Golden of the exchange ratio and the cash consideration payable in the Transaction. BMO Capital Markets' opinion does not address any other aspect of the Transaction or the transactions contemplated by the Arrangement Agreement and such opinion does not constitute a recommendation to Golden Stockholders or anyone else on how to vote at any meeting held in connection with the Transaction. BMO Capital Markets' opinion also does not in any manner address the prices at which Golden or ECU common stock has traded or may trade in the future, including subsequent to the completion of the Transaction. The BMO Capital Markets opinion has been approved by a fairness committee of BMO Capital Markets.

        BMO Capital Markets provided the opinion described herein for the information and assistance of Golden's board of directors in connection with its consideration of the transactions contemplated by the Arrangement Agreement and Plan of Arrangement. The terms of the Arrangement Agreement and the Plan of Arrangement, and the Exchange Ratio and cash consideration payable, were determined through negotiations between Golden and ECU, and were approved by Golden's board of directors. BMO Capital Markets provided financial advice to Golden during such negotiations. However, BMO Capital Markets did not recommend any form of consideration to Golden or that any specific form of consideration constituted the only appropriate consideration for the Transaction.

        In preparing its opinion to the Golden board of directors, BMO Capital Markets performed various financial and comparative analyses, including those described below. The summary set forth below does not purport to be a complete description of the analyses underlying BMO Capital Markets' opinion or the presentation made by BMO Capital Markets to the Golden board of directors. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, BMO Capital Markets did not attribute any particular weight to any analysis or factor considered by it, but rather made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Each of the analyses conducted by BMO Capital Markets was carried out in order to provide a different perspective on the financial terms of the Transaction and add to the total mix of information available. The analyses were prepared solely for the purpose of BMO Capital Markets providing its opinion and do not purport to be appraisals or necessarily reflect prices at which securities may be sold. BMO Capital Markets did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness, from a financial point of view, to Golden of the exchange ratio and cash consideration payable. Rather, in reaching its conclusion, BMO Capital Markets considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of the analyses taken as a whole. Accordingly, notwithstanding the separate analyses summarized below, BMO Capital Markets believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, or focusing on information presented in tabular format, without considering all of the analyses and factors or the narrative description of the analyses, would create a misleading or incomplete view of the process underlying its opinion.

        In arriving at its opinion, and performing the related financial analysis, BMO Capital Markets:

  •
  reviewed the June 23, 2011 draft of the Arrangement Agreement and Plan of Arrangement;

  •
  reviewed a draft copy of the Subscription Agreement between Golden and ECU;

  •
  reviewed internal management forecasts prepared by or on behalf of Golden and ECU;

  •
  reviewed operating and financial forecasts for Golden provided by the management of Golden and operating and financial forecasts for ECU provided by ECU's management and adjusted by management of Golden;

  •
  reviewed certain other internal information prepared by or on behalf of Golden;

  •
  reviewed public information (including that prepared by industry research analysts) relating to the business, operations, and financial condition and trading history of Golden, ECU, and other selected public issuers BMO Capital Markets considered relevant;

  •
  reviewed letters of representation as to certain factual matters and the completeness and accuracy of the information upon which the opinion is based provided by senior officers of Golden;

  •
  reviewed such other information, investigations, analyses and discussions as BMO Capital Markets considered necessary or appropriate in the circumstances;

  •
  conducted discussions with members of senior management and representatives of Golden concerning the respective operations, financial condition and prospects of Golden and ECU;

  •
  reviewed relevant financial contributions from both Golden and ECU to the combined entity resulting from the Transaction;

  •
  reviewed the pro forma impact of the Transaction on Golden, based on assumptions relating to transaction expenses, and purchase accounting assumptions determined by senior management of Golden;

  •
  reviewed historical stock prices of the common stock of Golden and ECU; and

  •
  reviewed such other financial studies and performed such other analyses and investigations and took into account such other matters as were deemed appropriate.

        In rendering its opinion, BMO Capital Markets assumed and relied on the accuracy and completeness of information supplied or otherwise made available to BMO Capital Markets by Golden, ECU or their representatives or advisors or obtained by BMO Capital Markets from other sources. BMO Capital Markets did not assume any responsibility for independently verifying and did not independently verify such information. BMO Capital Markets did not independently evaluate, physically inspect or appraise any of the respective assets or liabilities (contingent or otherwise) of Golden or ECU and was not furnished with any such valuations or appraisals. BMO Capital Markets was not asked to and did not evaluate the solvency or fair value of Golden or ECU. With respect to financial projections, including estimated synergies, for Golden and ECU, BMO Capital Markets was advised by Golden, and assumed, without independent investigation, that they had been reasonably prepared and reflected the best currently available estimates and good faith judgments of senior management of Golden and ECU (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates and forecasts) of the expected future competitive, operating and regulatory environments and related financial performance of Golden and ECU. BMO Capital Markets was not asked to and did not consider the possible effects of any litigation or other legal claims. BMO Capital Markets further assumed that the Transaction will have the tax consequences described in discussions with, and materials furnished to BMO Capital Markets by, representatives of Golden. BMO Capital Markets also assumed that the Transaction will be consummated in a timely manner and in accordance with the terms of the Arrangement Agreement and Plan of Arrangement without waiver, modification or amendment of any material term, condition or agreement and that all governmental, regulatory and other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on Golden or ECU or on the contemplated benefits of the Transaction.

        BMO Capital Markets' opinion is necessarily based upon financial, economic, market and other conditions and circumstances as in effect on, and information made available to BMO Capital Markets as of June 23, 2011. BMO Capital Markets disclaims any undertakings or obligations to advise any person of any change in any fact or matter affecting the opinion which may come or be brought to its attention after the date of the opinion.

        BMO Capital Markets' opinion does not constitute a recommendation as to any action the board of directors of Golden should take in connection with the Transaction or any aspect thereof and is not a recommendation to any person on how such person should vote with respect to the adoption of the Arrangement Agreement or Plan of Arrangement or with respect to the Share Issuance Proposal. BMO Capital Markets' opinion relates solely to the fairness, from a financial point of view, to Golden of the exchange ratio and the cash consideration. BMO Capital Markets expresses no opinion as to the relative merits of the Transaction and any other transactions or business strategies discussed by the board of directors of Golden as alternatives to the Transaction or the decision of the board of directors of Golden to proceed with the Transaction, nor does BMO Capital Markets express any opinion on the structure, terms or effect of any other aspect of the Transaction or the other transactions contemplated by the Arrangement Agreement. BMO Capital Markets is not an expert in, and its opinion does not address, any of the legal, tax or accounting aspects of the proposed Transaction, including, without limitation, whether or not the transactions contemplated by the Arrangement Agreement constitute a change of control under any contract or agreement to which Golden, ECU or any of their respective subsidiaries is a party. BMO Capital Markets relied solely on Golden's legal, tax and accounting advisors for such matters.

        The following is a summary of the material analyses performed by BMO Capital Markets in connection with its opinion to the Golden board of directors dated June 23, 2011. The following summary, however, does not purport to be a complete description of the financial analyses performed by BMO Capital Markets, nor does the order of analyses described represent relative importance or weight given to those analyses by BMO Capital Markets. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 23, 2011 and is not necessarily indicative of current market conditions. Some of the financial analyses summarized below include information presented in tabular format. In order to understand fully BMO Capital Markets' financial analyses, the tables must be read together with the text of the summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of BMO Capital Markets' financial analyses.

        Arrangement Consideration.    BMO Capital Markets calculated the implied Transaction consideration price per share by multiplying the exchange ratio of 0.05 by the closing price per share of Golden's common stock on the Toronto Stock Exchange of Cdn$19.38 on June 23, 2011, plus the cash consideration of Cdn$0.000394 per share.

        Stock Trading History.    To provide background information and perspective with respect to the historical share prices of Golden and ECU, BMO Capital Markets reviewed the share price performance and implied premium or discount to the implied Transaction consideration price per share, based on various time periods ending on June 23, 2011. The following table lists the implied premium or discount for these periods:

	Historical Stock Prices on the Toronto Stock Exchange
					Implied Transaction Price per Share		Implied Premium/ (Discount) to ECU
	Golden		ECU
	(TSX:AUM)		(TSX:ECU)
As of June 23, 2011 close:
1-day Price (23-Jun-11)	Cdn$	19.38	Cdn$	1.04	Cdn$	0.97	(7)%
20-day VWAP*	Cdn$	18.29	Cdn$	0.93	Cdn$	0.91	(2)%
30-day VWAP*	Cdn$	17.59	Cdn$	0.90	Cdn$	0.88	(3)%
52-week High (intraday)	Cdn$	29.50	Cdn$	1.45	Cdn$	1.48	2%

*
VWAP refers to the volume weighted average price

        Historical Exchange Ratio Analysis.    BMO Capital Markets analyzed and reviewed the historical trading price of Golden common stock relative to ECU common shares based on closing prices between June 24, 2008, and June 23, 2011, and calculated the historical exchange ratios during certain periods within those dates implied by dividing the daily closing prices per share of ECU's common shares by those of Golden's common stock, and the average of those historical trading ratios for the various periods reviewed. BMO Capital Markets next compared the exchange ratio of 0.05 provided for in the Transaction with historical exchange ratios for the various periods ending June 24, 2010, and June 23, 2011. The following table lists the implied exchange ratios for these periods:

Days Trading	Implied Exchange Ratio
June 23, 2011	0.0537
Last three months average	0.0452
Last six months average	0.0483
Last twelve months average	0.0530
Golden / ECU Transaction	0.0500

        Relative Contribution Analysis.    BMO Capital Markets analyzed the contribution of each of Golden and ECU to the pro forma combined company with respect to net asset value (as defined below, the "NAV"), non-GAAP operating cash flow, ounces of production on a silver equivalent basis, measured and indicated resources and total resources on a silver equivalent basis, and current market capitalization. BMO Capital Markets analyzed the operating cash flow and production metrics for projected operating results for the fiscal year ending 2015 provided by Golden management. For the NAV, BMO Capital Markets utilized the projected operating results over the life-of-mine for both Golden and ECU's assets as provided by Golden management. Projected operating results were prepared by Golden and ECU management, respectively, and assumed no cost savings or other synergies.

        The analyses yielded the following pro forma equity value contributions on a fully diluted in-the-money basis:

	Implied Percentage Contribution
			Implied Exchange Ratio
	Golden	ECU
Pro forma metrics:
NAV (5% Discount Rate)	46%	54%	0.0501
2015 operating cash flow	39%	61%	0.0673
2015 production of silver equivalent ozs	36%	64%	0.0741
Measured & indicated resources	31%	69%	0.0946
Total resources	29%	71%	0.1051
Current market capitalization	44%	56%	0.0537
Golden / ECU Transaction	46%	54%	0.0500

        NAV Overview.    To value Golden and ECU's key mining assets, El Quevar and the Velardeña Mining District respectively, BMO Capital Markets relied primarily on a discounted cash-flow ("DCF") analysis whereby it discounted the unlevered, after-tax, constant-dollar free cash flows of each asset over the life of the asset at different discount rates to generate present values. Based on a number of assumptions, each asset's real (or inflation-adjusted) discount rate was estimated and used to calculate the present value of the cash flows. All forecasts of free cash flow were based on Golden's management operating estimates, using consensus research analyst commodity price forecasts, and BMO Capital Markets' assessment thereof in the exercise of its professional judgment.

        Under the NAV approach, the value of El Quevar, the Velardeña Properties, and other mining assets are summed to produce a total asset value, from which is added or subtracted the company's financial assets and liabilities as well as an estimate of the present value of corporate general and administrative costs that were not directly assignable to the operating and development assets. The operating assumptions used in the DCF for both El Quevar and the Velardeña Properties are based on Golden's view of these two assets. These projections, as well as other estimates used by BMO Capital Markets in its analyses, were based on numerous variables and assumptions that are inherently uncertain, and accordingly, actual results could vary materially from those set forth in such projects.

        Accretion/Dilution Analysis.    BMO Capital Markets analyzed the expected pro forma impact of the Transaction on Golden's NAV per share on a fully diluted in-the-money basis, utilizing projections provided by Golden and ECU management teams which excluded any value ascribed to either anticipated expense synergies or further exploration upside. The analysis indicated that the Transaction would be accretive to Golden's stockholders on a NAV per share basis, excluding one-time Transaction costs associated with the transaction. Factoring in the estimated $13.0 million in transaction costs, the Transaction would be dilutive to Golden based on a NAV per share basis.

        Miscellaneous.    In performing its analyses, BMO Capital Markets made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of BMO Capital Markets, Golden or ECU. Any estimates contained in the analyses performed by BMO Capital Markets are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, BMO Capital Markets' opinion was only one of several factors taken into consideration by Golden board of directors in making its determination to approve the Arrangement

Agreement and the Plan of Arrangement. Consequently, BMO Capital Markets' analyses should not be viewed as determinative of the decision of Golden's board of directors or Golden's management with respect to the fairness of the consideration provided for in the Arrangement Agreement and the Plan of Arrangement.

        Golden retained BMO Capital Markets as its financial advisor based upon BMO Capital Markets' experience and expertise. BMO Capital Markets is a globally recognized investment banking and advisory firm. Pursuant to the terms of the engagement letter between Golden and BMO Capital Markets, Golden has agreed to pay BMO Capital Markets a transaction fee of approximately $3.5 million, $1.0 million of which was payable upon execution of the Arrangement Agreement and the rendering of its opinion, and approximately $2.5 million of which is contingent upon consummation of the Transaction. Golden also has agreed to reimburse BMO Capital Markets for reasonable expenses incurred by BMO Capital Markets in performing its services and to indemnify BMO Capital Markets and related persons and entities against liabilities, including liabilities under the U.S. federal securities laws, arising out of BMO Capital Markets' engagement.

        As part of its investment banking business, BMO Capital Markets is continually engaged in the valuation of businesses and their securities in connection with arrangements and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. BMO Capital Markets has consulted with Golden from time to time on various matters, although none of such prior consultations involved a formal engagement of BMO Capital Markets by Golden. In addition, certain of BMO Capital Markets' affiliates are providing, and may have in the past provided, corporate banking services to Golden, or its affiliates from time to time, and BMO Capital Markets or its affiliates may provide investment and corporate banking services to Golden, ECU and their respective affiliates in the future for which BMO Capital Markets or they may have received or will receive customary fees. BMO Capital Markets provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Golden or its affiliates for its own account and for the accounts of customers.

Voting Agreements

        On [    •    ], 2011, the officers and directors of both Golden and ECU entered into customary voting agreements, representing, in the aggregate, approximately [    •    ] million shares of Golden common stock (or [    •    ]%) and [    •    ] million ECU common shares (or [    •    ]%).

        Pursuant to these voting agreements, each Golden director and officer party to such agreement committed to vote in favor of approving the Transaction and, among other things, to:

  •
  not solicit, initiate, facilitate or encourage any inquiries or proposals, participate in any discussions (other than with ECU), approve or recommend, or accept or enter into, any agreement, understanding or arrangement, in respect of an Acquisition Proposal;

  •
  not sell, transfer, pledge, encumber or otherwise dispose of any Golden securities;

  •
  not grant any proxy or other right to vote any Golden securities (except to vote in favor of the Share Issuance Proposal and Charter Amendment Proposal) or enter into any voting trust or other agreement with respect to the right to vote Golden securities;

  •
  not take any action likely to prevent, hinder or delay or interfere with the completion of the Transaction;

  •
  not vote any Golden common stock in respect of any proposed action by Golden, the Golden Stockholders or any other person which would likely prevent, hinder or delay the completion of the Transaction;

  •
  use all commercially reasonable efforts to assist ECU and Golden to complete the Transaction;

  •
  deliver, and not withdraw, a proxy in respect of all of his or her Golden common stock in support of the Transaction prior to the Golden stockholder meeting;

  •
  in the event that any transaction other than the Transaction is presented for approval of the Golden stockholders, not vote in favor of, accept, assist or otherwise further the completion of such transaction;

  •
  not purchase any securities of Golden's subsidiaries; and

  •
  take all steps as are necessary to ensure that its Golden securities will not be subject to any shareholders' agreements or voting trust or similar agreements affecting its Golden securities or the ability to exercise all voting rights attaching thereto.

Nothing contained in the voting agreements restricts, limits or prohibits a Golden director or officer from exercising his or her fiduciary duties to Golden in his or her capacity as a director or officer of Golden. The voting agreements between Golden and the ECU directors and management contained corresponding provisions relating to the voting of ECU shares by those directors and members of management.

Court Approval

        Under the Business Corporations Act (Québec), the Transaction requires court and ECU securityholder approval. On July 14, 2011, ECU obtained an interim order from the Québec Court providing for the calling and holding of the ECU special meeting and other procedural matters. Subject to receipt of the requisite approvals of the Transaction by ECU and Golden securityholders at their respective special meetings, the hearing in respect of a final order from the Québec Court is expected to take place on or about August 31, 2011.

Canadian Securities Law Matters

        ECU is a reporting issuer in all of the provinces of Canada. ECU common shares currently trade on the Toronto Stock Exchange ("TSX") under the symbol "ECU" and the ECU Warrants issued in February 2009 currently trade on the TSX under the symbol "ECU.WT." After the Transaction, ECU common shares and the ECU Warrants will be delisted from the TSX, and Golden will apply to the applicable Canadian securities regulators to have ECU cease to be a reporting issuer. Golden is a reporting issuer in the provinces of Alberta, British Columbia and Ontario. Golden common stock is listed on the TSX under the symbol "AUM" and on the NYSE Amex under the symbol "AUMN." It is a condition of the Transaction that the shares of Golden common stock issued to ECU shareholders pursuant to the Transaction, and which are reserved for issue upon exercise of the Golden Replacement Options and Golden Replacement Warrants, be conditionally approved for listing on the TSX and listed on the NYSE Amex, and that the Golden Replacement Warrants issued to holders of ECU's February 2009 Warrants pursuant to the Transaction be conditionally approved for listing on the TSX.

        The issuance of Golden common stock, Golden Replacement Options and Golden Replacement Warrants pursuant to the Transaction, and the issuance of Golden common stock upon the exercise of such Golden Replacement Options and Golden Replacement Warrants, will constitute distributions of securities which are exempt from the prospectus requirements of Canadian securities laws. Such Golden common stock, Golden Replacement Options and Golden Replacement Warrants may be resold in each province and territory of Canada, provided: (i) that Golden is a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade; (ii) the trade is not a "control distribution" as defined National Instrument 45-102, Resale of Securities as adopted by the Canadian Securities Administrators; (iii) no unusual effort is made to prepare the market or create a demand for those securities; (iv) no extraordinary commission or consideration is paid in respect of that trade; and

(v) if the selling security holder is an insider (as such terms are defined in the Canadian securities laws) or officer of Golden, the insider or officer has no reasonable grounds to believe that Golden is in default of Canadian securities laws.

Interests of, and Potential Payments to, Directors and Officers in Connection with the Transaction.

        In considering the recommendation of the Golden board of directors that Golden stockholders vote to approve the Share Issuance Proposal, you should be aware that our directors and executive officers have interests in the Transaction that may be different from, or in addition to, those of our stockholders generally. The board of directors of Golden was aware of and considered these potential interests, among other matters, in evaluating, negotiating and approving the Arrangement Agreement and the Plan of Arrangement, and in recommending the approval of the Share Issuance Proposal.

        Pursuant to Golden's 2009 Equity Incentive Plan (the "Incentive Plan"), any unvested awards made under the Incentive Plan (including stock options, restricted stock and restricted stock units) will vest immediately prior to the closing of any transaction in which stockholders of Golden immediately prior to the transaction own less than 50% of the outstanding voting power of the company following the transaction. At the time of the Transaction, each of Golden's executive officers will hold unvested stock options and/or restricted stock pursuant to the Incentive Plan. In addition, each of Golden's non-executive directors will hold unvested stock options pursuant to the Incentive Plan and unvested restricted stock units pursuant to Golden's Non-Employee Directors Deferred Compensation and Equity Award Plan, which was established under the Incentive Plan. Because the Transaction will result in ECU shareholders owning at least 51% of the voting power of the combined company, all such unvested stock options, restricted stock, and restricted stock units will vest immediately prior to the consummation of the Transaction in accordance with the terms of the Incentive Plan.

        In addition, we have entered into a change of control agreement with each of our executive officers. The change of control agreements contain "double trigger" severance provisions pursuant to which certain payments will be made to the executive if his or her employment is terminated by us or the surviving company, as applicable, without cause, or by the executive with good reason, within two years following a change of control. For purposes of these agreements, "cause" is defined to include a substantial and repeated failure to perform duties as reasonably directed by the board of directors, and "good reason" is defined to include certain adverse changes in the nature or status of the executive's duties or certain decreases in the compensation of the executive. Because the Transaction will result in ECU shareholders owning at least 51% of the voting securities of the combined company, the closing of the Transaction will constitute a change of control under the agreements. Payments made under the agreements are based on a multiple of the executive's salary and target bonus. Our Chief Executive Officer would be entitled to receive three times his salary and target bonus and each of the other executive officers would be entitled to receive two times his or her salary and target bonus. In order to ensure that our executives actually receive the intended benefits, the change of control agreements provide that we will reimburse the executive officers for the amount of the excise tax, if any, imposed on the change of control benefits under Internal Revenue Code Section 4999. This payment will be equal to an amount such that after the executive officer timely pays the excise tax, his or her liability for all taxes would be the same as if this tax had not applied. Receipt of benefits upon termination would be subject to the execution of a general release of claims by the executive officer or his or her beneficiary.

        We do not expect the employment of any of our executive officers to be terminated in connection with the Transaction, and therefore do not expect to make any severance payments under the change of control agreements unless a qualifying termination subsequently occurs within two years of the closing of the Transaction.

Summary of Potential Payments to Golden's Directors and Officers

        Golden's directors will not receive any payments in connection with the Transaction. In connection with the Transaction, unvested restricted stock units held by our non-employee directors will vest. Directors will not be entitled to receive any shares vesting, but will be entitled to receive common stock upon retirement from the Board. Each non-employee director currently holds restricted stock units which will entitle such director to receive 2,871 shares of common stock. All of such awards will vest in connection with the Transaction.

        The following table indicates the estimated dollar amounts payable to Golden's named executive officers under the Incentive Plan and the change of control agreements described above upon the completion of the Transaction, assuming completion of the Transaction on [    •    ], 2011. Pursuant to SEC rules, amounts shown in the "cash," "perquisites/benefits" and "tax reimbursement" columns reflect an assumption that a qualifying termination of each executive's employment will occur contemporaneously with the closing of the Transaction. As described above, we do not expect the employment of any of our executive officers to terminate in connection with the Transaction, and therefore do not expect to make these payments unless a qualifying termination subsequently occurs within two years of the closing of the Transaction. Amounts shown in the "equity" column reflect the aggregate dollar value of previously awarded stock amounts and in-the-money option awards that will vest upon the closing of the Transaction, and are not new equity awards.

Name Executive Officer	Cash Payable Upon Qualifying Termination ($)(1)	Equity ($)(2)		Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)		Tax Reimbursements ($)(4)		Total ($)
Jeffrey G. Clevenger	2,362,500	[•	]	0	42,722		[•	]	[•	]
Jerry W. Danni	900,000	[•	]	0	47,787		[•	]	[•	]
Robert P. Vogels	750,000	[•	]	0	47,787		[•	]	[•	]
Robert B. Blakestad	750,000	[•	]	0	47,787		[•	]	[•	]
Deborah J. Friedman	480,000	[•	]	0	—	(5)	[•	]	[•	]

(1)
Represents a multiple of the executive officer's base salary and target bonus as described above; the relevant amount must be paid in a lump sum within 10 business days after the date of termination of employment. Amounts in this column will not be paid unless a qualifying termination occurs within two years following the Transaction.

(2)
Represents the aggregate dollar value of stock awards, and in-the-money option awards, for which vesting will occur upon the closing of the Transaction, assuming a per share price of $[    •    ] for Golden common stock (the closing price on [    •    ], 2011). Amounts in this column vest regardless of whether there is a concurrent or subsequent termination event.

(3)
Following a qualifying termination, we will pay, on each executive's behalf, the portion of premiums of Golden's group health insurance, including coverage for his or her eligible dependents, that Golden paid immediately prior to the date of termination ("COBRA Payments") for the period that such executive is entitled to coverage under COBRA, but not to exceed 36 months for Mr. Clevenger and 24 months for the other identified executives. We will pay such COBRA Payments for the executive's eligible dependents only for coverage for those dependents that were enrolled immediately prior to the date of termination. The executive will continue to be required to pay that portion of the premium of his health coverage, including coverage for eligible dependents, that he was required to pay as an active employee immediately prior to the date of termination. If the executive is for any reason not eligible for coverage under COBRA for the full 24 or 36 month period, as applicable, we will pay to the executive a lump sum in an amount equal to the product of (i) the amount of the COBRA payment paid on his behalf for the final month of the COBRA Period and (ii) the number of months by which the executive's period of COBRA coverage was less than 24 or 36 months, as applicable. Amounts shown in the table above are not discounted to present value. In addition, for the 24-month period immediately following the date of termination, we have agreed to provide to the executive, at a cost not to exceed an aggregate of $5,000, life, disability, and accident insurance benefits substantially similar to those that the executive was receiving immediately prior to the termination of employment. For the purpose of the above table, we have assumed that a benefit in the aggregate amount of $5,000 will be provided for the identified executives. Amounts in this column will not be paid unless a qualifying termination occurs within two years following the Transaction.

(4)
Represents the estimated excise tax reimbursement described under "Interests of, and Potential Payments to, Directors and Officers in Connection with the Transaction." Amounts in this column will not be paid unless a qualifying termination occurs within two years following the Transaction.

(5)
Since May 2009, Ms. Friedman has devoted approximately half her time to service as our Senior Vice President, General Counsel and Corporate Secretary and approximately half her time to her legal practice at Davis Graham & Stubbs LLP, where she is a partner. Ms. Friedman is not employed by Golden and does not receive health or other insurance benefits from us.

Summary of Potential Payments to ECU Directors and Officers in Connection with the Transaction

        ECU has informed Golden that it has entered into a Change of Control Bonus Agreement with each of Michel Roy, the current Chairman and Chief Executive Officer of ECU, and Stephen Altmann, ECU's President. Under the terms of the Change of Control Bonus Agreements, upon consummation of the Transaction, Mr. Roy is entitled to receive Cdn$1.5 million and Mr. Altmann is entitled to receive Cdn$1.25 million. It is anticipated that Mr. Roy will agree to waive this payment and instead receive Cdn$1.5 million in shares of Golden common stock. In addition, as described below, in connection with the anticipated terms of Mr. Altmann's employment with Golden following the Transaction, it is anticipated that Mr. Altmann will waive the benefit of this payment and instead receive Cdn$1.25 million in Golden restricted stock, of which 40%, 40% and 20% would vest on the first, second and third anniversaries, respectively, of the grant date, or 100% upon termination of Mr. Altmann's employment with Golden.

        In addition to the Change of Control Bonus Agreements with Messrs. Roy and Altmann, the ECU board of directors has approved a discretionary pool of Cdn$500,000 to be paid, in the discretion of Messrs. Roy and Altmann, to certain officers or employees of ECU upon consummation of the Transaction. The recipients of the payments from this discretionary bonus pool have not been determined, but it is anticipated that Dwight Walker, ECU's Chief Financial Officer, would receive a payment of Cdn$150,000. Neither Mr. Roy nor Mr. Altmann are eligible to receive payments from this discretionary bonus pool. Amounts payable to Mr. Roy, Mr. Altmann and Mr. Walker in connection with the Transaction are shown in the table below:

Name	Cash (Cdn$)		Equity (Cdn$)	Pension/ NQDC	Perquisites/ Benefits (Cdn$)	Tax Reimbursements (Cdn$)	Total (Cdn$)
Michel Roy	1,500,000	(1)	—	—	—	—	1,500,000
Stephen Altmann	1,250,000	(1)	—	—	—	—	1,250,000
Dwight Walker	600,000	(2)	—	—	—	—	600,000

(1)
As noted above, it is anticipated that Mr. Roy will agree to waive his payment and instead receive Cdn$1.5 million in shares of Golden common stock. In addition, it is anticipated that Mr. Altmann will waive his payment and instead receive Cdn$1.25 million in Golden restricted stock, of which

  40%, 40% and 20% would vest on the first, second and third anniversaries, respectively, of the grant date, or 100% upon termination of Mr. Altmann's employment with Golden.

(2)
Amount shown reflects Cdn$450,000 for severance payable to Mr. Walker under the terms of his employment agreement as a result of his termination in connection with the Transaction, and Cdn$150,000 that is anticipated to be awarded to Mr. Walker under the discretionary change of control bonus pool.

        In addition to the payments described above, the board of directors of ECU has approved the payment of certain amounts to Messrs. Roy and Altmann, as well as other members of ECU's management team, as compensation for past services. The payments are in lieu of option awards that ECU planned to award to the individuals; ECU had previously concluded that such option awards were not advisable because of ECU's ongoing review of strategic alternatives. The cash payments are equal to Cdn$175,000 for Mr. Roy, Cdn$150,000 for Mr. Altmann, and $100,000 in the aggregate for the remaining members of ECU's management team, as determined in the discretion of Messrs. Roy and Altmann. It is anticipated that ECU will make these payments prior to the consummation of the Transaction. These payments are not contingent upon the completion of the Transaction.

        Finally, the board of directors of ECU has approved the payment of certain amounts to each of the two independent directors of ECU as consideration for past services. The cash payments are equal to Cdn$12,000 (representing Cdn$3,000 per quarter for the last four calendar quarters), plus an additional cash payment of Cdn$50,000. This Cdn$50,000 payment is in lieu of option awards that ECU planned to award to the directors. It is anticipated that ECU will make these payments prior to the consummation of the Transaction. ECU advises that these payments are consistent with ECU's ordinary pay practices and are not contingent upon the completion of the Transaction.

Stephen Altmann Employment Arrangements

        In connection with the Transaction, Golden intends to offer Mr. Altmann the position of President, with an annual salary of $350,000, an annual target bonus equal to 50% of annual salary and an annual target equity award valued at 100% of annual salary. Mr. Altmann would waive benefits under his Change of Control Bonus Agreement with ECU and the Cdn$1.25 million bonus to be paid by ECU upon completion of the Transaction, and would instead receive Cdn$1.25 million in Golden restricted stock, of which 40%, 40% and 20% would vest on the first, second and third anniversaries, respectively, of the grant date, or 100% upon termination of Mr. Altmann's employment for any reason. Mr. Altmann would be offered a change of control agreement on the same terms as the change of control agreements with Golden's other executive officers, including an enhanced severance payment of 200% of target salary and bonus in the event of termination following a change of control, and would be eligible to participate in all other benefits available generally to all salaried employees of Golden.

        Mr. Altmann's responsibilities initially, in conjunction with Mr. Clevenger, would be the development and implementation of the growth plans of the combined company. Mr. Altmann would also have primary responsibility for investor relations.

Pro Forma Economic Ownership of Golden

        Upon completion of the Transaction, we estimate that former stockholders of ECU will own approximately 51% of the outstanding common stock of the combined company and that current Golden stockholders will own approximately 49%, assuming that no outstanding ECU options and warrants and any Replacement Options and Replacement Warrants are exercised before the consummation of the Transaction. Assuming that all such warrants and options are exercised before the consummation of the Transaction, former stockholders of ECU would own approximately 55% of the outstanding stock of the combined company on a fully diluted basis, while the current Golden stockholders would own approximately 45%.

Dissenting Stockholder Rights

        Under applicable Delaware laws and U.S. securities laws, Golden stockholders are not entitled to dissenters' appraisal rights with respect to any matters to be acted upon at the Golden special meeting. Any registered holder of ECU common shares who properly dissents at the ECU special meeting in accordance with the Business Corporations Act (Québec) and the Plan of Arrangement will be entitled, in the event the Transaction becomes effective, to be paid by Golden, in accordance with the terms of the Plan of Arrangement, the fair value of the ECU common shares held by such dissenting ECU stockholder, determined by the Québec Court as of the close of business on the day before the ECU stockholder approval of the Transaction is obtained. If ECU shareholders holding greater than 5% of the outstanding ECU shares exercise dissenters' rights, Golden will not be obligated to consummate the Transaction.

Fees, Costs and Expenses

        Except as otherwise noted herein, all fees, costs and expenses incurred in connection with the Transaction will be paid by the party incurring those expenses.

Accounting Treatment

        Golden will account for the Transaction under U.S. GAAP as an acquisition of ECU by Golden. As required under U.S. GAAP, we considered all pertinent facts and circumstances in identifying Golden as the acquiring entity for accounting purposes. These facts and circumstances include the relative voting rights in the combined company of former holders of ECU common shares and holders of Golden common stock prior to the combination, the composition of the board of directors of the combined company and the terms of the exchange of Golden common stock for ECU common shares. The purchase price will be allocated to ECU's identifiable assets and liabilities based on their estimated fair market values at the date of the completion of the Transaction, and any excess of the purchase price over those fair market values will be allocated to mining properties. Final valuations of property, plant and equipment, mining properties and intangible and other assets have not yet been completed as management is still reviewing the existence, characteristics and useful lives of ECU's tangible and intangible assets. The completion of the valuation work could result in significantly different amortization expenses and balance sheet classifications. After completion of the Transaction, the results of operations of ECU will be included in the consolidated financial statements of Golden.

Material U.S. Federal Income Tax Consequences

        There are no material U.S. federal income tax consequences to Golden's current stockholders that will result from Golden's acquisition of ECU or the issuance of Golden common stock pursuant to the Transaction.

Supplemental Listings on NYSE Amex and TSX

        In connection with the Transaction, Golden has agreed to obtain conditional listing approval from the NYSE Amex and the TSX for the Golden common stock that will be issued in the Transaction, including the Golden common stock issuable upon exercise of the Golden Replacement Options and Golden Replacement Warrants. Golden has also agreed to obtain conditional approval for the listing and posting for trading on the TSX of the Golden Replacement Warrants issued to replace the February 2009 ECU Warrants.

Issuance and Resale of Golden Common Stock

        The Golden common stock to be issued pursuant to the Transaction has not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction. The Golden common stock to be issued in the Transaction will be issued pursuant to an exemption from the prospectus requirements of Canadian securities law and from the registration requirements provided by Section 3(a)(10) of the Securities Act based on the approval of the Plan of Arrangement by the Québec Court.

        Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more bona fide outstanding securities from the general requirement of registration where the fairness of the terms and conditions of the issuance and exchange of the securities have been approved by any court or authorized governmental entity, after a hearing upon the fairness of the terms and conditions of exchange at which all persons to whom the securities will be issued have the right to appear and to whom adequate notice of the hearing has been given. If the Québec Court approves the Plan of Arrangement, its approval will constitute the basis for the Golden Replacement Options and Golden Replacement Warrants to be issued without registration under the Securities Act in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) of the Securities Act.

        On July 14, 2011, the Québec Court issued the interim order and, subject to the approval of the Plan of Arrangement by the ECU Securityholders and the approval of the Share Issuance Proposal by the Golden stockholders, a hearing for the Québec Court's final order on the fairness of the Transaction will be held on or about [    •    ] , 2011.

        Section 3(a)(10) of the Securities Act does not exempt the issuance of Golden common stock upon exercise of the Replacement Options or Replacement Warrants from the registration requirements of the Securities Act. Accordingly, pursuant to the terms of the Arrangement Agreement, Golden has agreed to file with the SEC a registration statement on Form S-8 and a registration statement on Form S-3 to register the Golden shares issuable upon the exercise of the Replacement Options and Replacement Warrants, respectively.

 ARRANGEMENT MECHANICS

Payment of Consideration

(a)
Following receipt of the Final Order and prior to the filing of the Articles of Arrangement with the Enterprise Registrar, Golden shall deposit with the Depositary in escrow, for the benefit of holders of ECU Securities, sufficient funds, shares of Golden common stock and Golden Replacement Warrants in the aggregate amounts necessary to pay the Consideration required by the Plan of Arrangement.

(b)
Subject to surrender to the Depositary for cancellation of a holder's ECU Share certificate or ECU Warrant certificate, together with the duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, following the Effective Time the holder of such surrendered certificate shall be entitled to receive the Consideration to which such holder is entitled under the Plan of Arrangement, less any amounts required to be deducted and withheld under applicable Laws in respect of taxes, and any certificate so surrendered shall forthwith be cancelled.

(c)
Until surrendered, each ECU Share certificate or ECU Warrant certificate shall be deemed after the Effective Time to represent only the right to receive, upon such surrender, the Consideration to which the holder thereof is entitled in lieu of such certificate under the Plan of Arrangement, less any amounts required to be deducted and withheld under applicable Laws in respect of taxes. Any such certificate formerly representing ECU Shares or ECU Warrants not duly surrendered on or before the sixth anniversary of the Effective Date shall cease to represent a claim by, or interest of, any former holder of ECU Shares or ECU Warrants of any kind or nature against or in ECU or Golden and be deemed to have been surrendered to Golden and shall be cancelled.

(d)
Any right or claim to payment pursuant to the Plan of Arrangement that remains outstanding on the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature whatsoever and the right of the former ECU Securityholder to receive the Consideration pursuant to the Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited, for no consideration, to Golden.

(e)
No holder of ECU Securities shall be entitled to receive any consideration with respect to its ECU Securities other than the Consideration in accordance with the Plan of Arrangement and, for greater certainty, no such holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.

Withholding Rights

        Golden, ECU and the Depositary, as applicable, shall be entitled to deduct and withhold from any Consideration payable or otherwise deliverable to any former holder of ECU Securities such amounts as they may be required to deduct and withhold therefrom under any provision of applicable Laws in respect of applicable taxes. Any such deducted and withheld amounts shall be treated as having been paid to the person to whom such amounts would otherwise have been paid.

No Fractional Securities will be issued

        No fractional shares of Golden common stock, fractional Golden Replacement Options or fractional Golden Replacement Warrants shall be issued to any person pursuant to the Plan of Arrangement. Instead, the number of shares of Golden common stock or the number of Golden Replacement Options or Golden Replacement Warrants to be issued to any person shall be rounded up or down, as applicable, to the nearest whole share of Golden common stock. In calculating such fractional interests, all ECU Shares, ECU Options or ECU Warrants, as applicable, registered in the name of or beneficially held by an ECU Securityholder or its nominee shall be aggregated.

 Distributions with Respect to Unsurrendered Certificates

        No dividend or other distribution declared or paid after the Effective Time with respect to Golden common stock shall be delivered to the holder of any certificate formerly representing ECU Shares unless and until the holder of such certificate shall have complied with the provisions of the Plan of Arrangement in respect of the surrender of such certificates. Subject to applicable law and to the Plan of Arrangement, at the time of such compliance, there shall, in addition to the delivery of the Consideration to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of any dividend or other distribution declared or made after the Effective Time with respect to the Golden common stock to which such holder is entitled in respect of such holder's Consideration.

THE ARRANGEMENT AGREEMENT

        The Transaction will be carried out pursuant to the Arrangement Agreement and the Plan of Arrangement. The following is a summary of the principal terms of the Arrangement Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, which has been filed by Golden on EDGAR at www.sec.gov and is appended hereto as Annex B.

        The Arrangement Agreement contains representations and warranties made by ECU and Golden. These representations and warranties were made by and to the parties thereto for the purposes of the Arrangement Agreement and are subject to the limitations and qualifications agreed to by the parties in connection with negotiating and entering into the Arrangement Agreement. In addition, these representations and warranties were made as of specified dates, may be subject to a contractual standard of materiality different from what may be viewed as material to Golden Stockholders or may have been used for the purpose of allocating risk between the parties rather than for the purpose of establishing facts. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Arrangement Agreement.

        On June 24, 2011, ECU and Golden entered into the Arrangement Agreement, pursuant to which ECU and Golden agreed that, subject to the terms and conditions set forth in the Arrangement Agreement, Golden will acquire all of the issued and outstanding ECU Shares, ECU Options and ECU Warrants. As a result of the Transaction, each ECU Shareholder (other than Dissenting Shareholders and Golden) will receive 0.05 of a share of Golden common stock and $0.000394 in cash for each ECU Share held. The terms of the Arrangement Agreement are the result of arm's length negotiation between ECU and Golden and their respective advisors.

Conditions Precedent to the Transaction

Mutual Conditions

        The obligations of the parties to complete the Transaction are subject to the satisfaction of each of the following conditions, each of which may only be waived with the mutual consent of ECU and Golden:

          (a)   the Arrangement Resolution shall have been approved and adopted by the ECU Shareholders and by the ECU Securityholders at the ECU Meeting in accordance with the Interim Order and applicable Law;

          (b)   the approval by Golden Stockholders of the Golden Meeting Resolution shall have been obtained at the Golden Meeting in accordance with applicable Law;

          (c)   the Interim Order and the Final Order shall each have been obtained on terms consistent with the Arrangement Agreement and satisfactory to the Parties, each acting reasonably, and shall not have been set aside or modified in a manner unacceptable to ECU and Golden, acting reasonably, on appeal or otherwise;

          (d)   there shall not exist any prohibition at Law, including a cease trade order, injunction or other prohibition or order at Law or under applicable legislation, against Golden or ECU which shall prevent the consummation of the Transaction;

          (e)   no action, suit or proceeding shall have been taken under any applicable Law or by any Governmental Entity, and no Law, policy, decision or directive (having the force of Law) shall have been enacted, promulgated, amended or applied, in each case (i) that makes consummation of the Transaction illegal, (ii) to enjoin or prohibit the Plan of Arrangement or the transactions contemplated by the Arrangement Agreement, (iii) which would render the Arrangement Agreement unenforceable in any way or frustrate the purpose and intent thereof, (iv) resulting in any judgment or assessment of damages, direct or indirect, which in the aggregate has had or could be reasonably expected to have an ECU Material Adverse Effect or a Golden Material Adverse Effect, (v) if the Transaction were consummated, could reasonably be expected to cause an ECU Material Adverse Effect or a Golden Material Adverse Effect, or (vi) seeks to prohibit or limit the ownership or operation by any Party or any of its affiliates of any material portion of its business or assets or to compel any Party or any of its affiliates to dispose of or hold separate any material portion of its business or assets as a result of the Transaction;

          (f)    the Golden common stock, Golden Replacement Options and Golden Replacement Warrants to be issued in the United States pursuant to the Plan of Arrangement shall be exempt from the registration requirements under the U.S. Securities Act of 1933 in reliance upon the Section 3(a)(10) Exemption or have been registered under the U.S. Securities Act;

          (g)   neither party shall have materially breached any of the terms or conditions of the Subscription Agreement and the Private Placement shall have been completed by no later than the date that is five (5) Business Days prior to the Record Date;

          (h)   the Key Regulatory Approvals shall have been obtained;

          (i)    the Key Third Party Consents shall have been obtained; and

          (j)    the Arrangement Agreement shall not have been terminated in accordance with its terms.

Additional Conditions in Favor of Golden

        The obligation of Golden to complete the Transaction is subject to the satisfaction of the following additional conditions (each of which is for the exclusive benefit of Golden and may be waived by Golden):

          (a)   all covenants of ECU under the Arrangement Agreement to be performed on or before the Effective Time shall have been duly performed by ECU in all material respects;

          (b)   all representations and warranties of ECU set forth in the Arrangement Agreement (other than those contained in Sections 3.1(c) (Organization and Qualification), 3.1(d) (Authority Relative to the Arrangement Agreement), 3.1(f) (Capitalization), 3.1(g) (Shareholder Rights Plan) and 3.1(w)(i) to 3.1(w)(iii) (Property)) of the Arrangement Agreement) shall be true and correct in all respects, without regard to any materiality or material adverse effect qualifications contained in them, as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to have an ECU Material Adverse Effect, and the representations and warranties of ECU set forth in Sections 3.1(c) (Organization and Qualification), 3.1(d) (Authority Relative to the Arrangement Agreement),3.1(f) (Capitalization), 3.1(g) (Shareholder Rights Plan)) and 3.1(w)(i) to 3.1(w)(iii) (Property) of the Arrangement Agreement shall be true and correct in all respects as of the Effective Time, as though made on and as of the Effective Time;

          (c)   since the date of the Arrangement Agreement, there shall not have been any change, effect, event, occurrence, development or state of facts that in the aggregate has had or could reasonably be expected to have an ECU Material Adverse Effect;

          (d)   all loans made by ECU or any of its subsidiaries to an officer or director of ECU or any of its subsidiaries shall have been repaid in full;

          (e)   Golden shall have received legal title opinions in respect of the Velardeña Property, the Chicago Property and the San Diego Property and legal corporate opinions in respect of each of ECU's subsidiaries;

          (f)    a flip-in event for the purposes of the Shareholder Rights Plan shall not have occurred;

          (g)   Michel Roy shall have transferred any shares held by him in Minera William S.A. de C.V., Minera Labri S.A. de C.V. and BLM Minera de Mexicana S.A. de C.V. as Golden may direct;

          (h)   holders of no more than 5% of the ECU Shares shall have exercised Dissent Rights;

          (i)    all loans made by officers and directors of ECU or its subsidiaries to ECU, or made by ECU or its subsidiaries to any officers and directors thereof, shall have been repaid without any penalty or premium; and

          (j)    all prospecting licences, exploration licences, mining leases, mining licences, mineral concessions and other forms of mineral tenure or other rights to Minerals, or to work upon lands for the purposes of exploring for, developing or extracting Minerals under any forms of mineral title (or any interest therein) recognized under applicable Laws, or other assets used or held for use in the business of ECU or its subsidiaries that as of the date of the Arrangement Agreement were held in the name of any person other than ECU or its subsidiaries shall have been transferred to ECU or one of its subsidiaries prior to the Effective Time.

Additional Conditions in Favor of ECU

        The obligation of ECU to complete the Transaction is subject to the satisfaction of the following additional conditions (each of which is for the exclusive benefit of ECU and may be waived by ECU):

          (a)   all covenants of Golden under the Arrangement Agreement to be performed on or before the Effective Time shall have been duly performed by Golden in all material respects, and ECU shall have received a certificate from Golden, addressed to ECU and dated the Effective Date, signed on behalf of Golden, by two of their senior executive officers (without personal liability), confirming the same as at the Effective Date;

          (b)   all representations and warranties of Golden set forth in the Arrangement Agreement (other than those contained in Sections 4.1(c) (Organization and Qualification), 4.1(d) (Authority Relative to the Arrangement Agreement), 4.1(f) (Capitalization) and 4.1(w)(i) to 4.1(w)(iii) (Property)) shall be true and correct in all respects, without regard to any materiality or material adverse effect qualifications contained in them, as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to have a Golden Material Adverse Effect, and the representations and warranties of Golden set forth in Sections 4.1(c) (Organization and Qualification), 4.1(d) (Authority Relative to the Arrangement Agreement), 4.1(f) (Capitalization) and 4.1(w)(i) to 4.1(w)(iii) (Property) of the Arrangement Agreement shall be true and correct in all respects as of the Effective Time, as though made on and as of the Effective Time;

          (c)   Golden shall have delivered evidence satisfactory to ECU of the conditional approval of (i) the listing and posting for trading on the TSX and the NYSE Amex of the Golden common stock to be issued pursuant to the Plan of Arrangement and pursuant to the exercise of the Golden Replacement Options and Golden Replacement Warrants; and (ii) the listing and posting for trading on the TSX of the Golden Replacement Warrants issued to replace the ECU Warrants issued in February 2009;

          (d)   ECU shall have received legal title opinions in respect of the El Quevar project and the Zacatecas Project and legal corporate opinions in respect of the Golden Material Subsidiaries;

          (e)   since the date of the Arrangement Agreement, there shall not have been any change, effect, event, occurrence, development or state of facts that in the aggregate, has had or could reasonably be expected to have a Golden Material Adverse Effect; and

          (f)    Golden shall have deposited or caused to be deposited with the Depositary, for the benefit of the ECU Securityholders, the aggregate Consideration to be paid for the ECU Securities under the Plan of Arrangement.

Covenants

Covenants

        ECU and Golden have each given, in favor of the other Party, usual and customary mutual covenants for an agreement of this nature including mutual covenants to conduct their respective businesses in the usual and ordinary course, to use their respective commercially reasonable efforts to satisfy or cause the satisfaction of the conditions precedent to their respective obligations under the Arrangement Agreement to the extent they are within such Party's control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under applicable Laws to complete the Transaction.

Mutual Non-Solicitation Covenants

        Golden and ECU have each agreed that it will not, directly or indirectly, solicit, initiate, facilitate, or encourage the initiation of any inquiries or proposals, participate in any discussions or negotiations, or accept or enter into any agreement, understanding or arrangement regarding, or that may reasonably be expected to lead to, an Acquisition Proposal in respect of Golden or ECU, as applicable.

Adverse Recommendation Change

        ECU or Golden may each make an ECU Board Change in Recommendation or a Golden Board Change in Recommendation, as applicable, (i) following receipt of an Acquisition Proposal that it determines to be a Superior Proposal or (ii) solely in response to any Intervening Event, in each case if it determines in good faith, after consultation with its legal advisors, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.

Superior Proposal; Right to Match or Respond to a Potential Adverse Recommendation Change

        Upon payment of the ECU Termination Fee, the ECU Board may terminate the Arrangement Agreement in order to accept and enter into an agreement in respect of an Acquisition Proposal that the ECU Board in good faith, after consultation with its financial and outside legal advisors, has determined is a Superior Proposal. Golden will have the right, but not the obligation, to amend the terms of the Transaction upon notification by ECU of a Superior Proposal or Intervening Event, as applicable, within a five (5) Business Day response period.

        Upon payment of the Golden Termination Fee, the Golden Board may terminate the Arrangement Agreement in order to accept and enter into an agreement in respect of an Acquisition Proposal that the Golden Board in good faith after consultation with its financial and outside legal advisors has determined is a Superior Proposal. ECU will have the right, but not the obligation, to amend the terms of the Transaction upon notification by Golden of a Superior Proposal or Intervening Event, as applicable, five (5) Business Day response period.

 Termination of the Arrangement Agreement

        The Arrangement Agreement may be terminated and the Transaction may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Arrangement Agreement or the Arrangement Resolution by ECU Shareholders or the ECU Securityholders or the Transaction by the Québec Court or the approval by the Golden Stockholders of the Golden Meeting Resolution):

          (a)   by mutual written agreement of ECU and Golden; or

          (b)   by either ECU or Golden, if:

              (i)  the Effective Time shall not have occurred on or before the Outside Date, except that such right to terminate the Arrangement Agreement shall not be available to any Party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under the Arrangement Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such Outside Date;

             (ii)  there are changes in the Law that makes consummation of the Transaction illegal or otherwise prohibited;

            (iii)  the Arrangement Resolution shall have failed to receive the requisite ECU Securityholders approval; or

            (iv)  the Golden Meeting Resolution shall have failed to receive the requisite Golden Stockholders approval;

          (c)   by Golden, if:

              (i)  the ECU Board makes an ECU Board Change in Recommendation;

             (ii)  subject to the terms of the Arrangement Agreement, Golden enters into a binding written agreement relating to a Superior Proposal; provided it pays the Golden Termination Fee;

            (iii)  any of the mutual conditions precedent or conditions precedent in favor of Golden in the Arrangement Agreement is not satisfied and is incapable of being satisfied by the Outside Date (provided Golden is not then in breach so as to cause any of such conditions not to be satisfied);

            (iv)  subject to ECU's right to remedy, a breach of any representation or warranty or failure to perform any covenant or agreement by ECU in the Arrangement Agreement shall have occurred that would cause the mutual conditions precedent or the conditions precedent in favor of Golden not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date (provided Golden is not then in breach so as to cause any of such conditions not to be satisfied);

             (v)  ECU is in material breach or in default of any of either its non-solicitation or right to match obligations or covenants in the Arrangement Agreement or the Exclusivity Agreement; or

            (vi)  the ECU Meeting has not occurred within 95 days from the date of the Arrangement Agreement; (unless Golden's failure to fulfil any obligation is the direct cause of, or directly results in, the failure of the ECU Meeting to occur on or before such date).

          (d)   by ECU, if

              (i)  the Golden Board makes a Golden Board Change in Recommendation;

             (ii)  subject to the terms of the Arrangement Agreement, ECU to enters into a binding written agreement relating to a Superior Proposal; provided it pays the ECU Termination Fee;

            (iii)  any of the mutual conditions precedent or conditions precedent in favor of ECU in the Arrangement Agreement is not satisfied and is incapable of being satisfied by the Outside Date (provided ECU is not then in breach so as to cause any of such conditions not to be satisfied);

            (iv)  subject to Golden's right to remedy, a breach of any representation or warranty or failure to perform any covenant or agreement by Golden in the Arrangement Agreement shall have occurred that would cause the mutual conditions precedent or the conditions precedent in favor of ECU not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date (provided ECU is not then in breach so as to cause any of such conditions not to be satisfied);

             (v)  Golden is in material breach or in default of a non-solicitation or right to match obligations or covenants set forth in the Arrangement Agreement or the Exclusivity Agreement; or

            (vi)  the Golden Meeting has not occurred within 95 days from the date of the Arrangement Agreement (unless ECU's failure to fulfil any obligation is the direct cause of, or directly results in, the failure of the Golden Meeting to occur on or before such date).

Termination Fee

ECU Termination Fee

        ECU will pay the ECU Termination Fee in the amount of Cdn$10,000,000 to Golden if an ECU Termination Fee Event occurs, meaning the termination of the Arrangement Agreement:

          (a)   by Golden following an ECU Board Change in Recommendation or if ECU is material breach or in default of any of its obligations or covenants under the Arrangement Agreement with respect to non-solicitation, the right to match or the Exclusivity Agreement;

          (b)   by ECU following the authorization by the ECU Board to enter into a binding written agreement relating to a Superior Proposal in accordance with the terms of the Arrangement Agreement; or

          (c)   by either Golden or ECU if the Effective Date shall not have occurred by the Outside Date or if the Arrangement Resolution shall have failed to receive the requisite ECU Shareholder approval, or by Golden due to a breach of any representation or warranty or failure to perform a covenant by ECU that would cause the mutual conditions precedent and conditions precedent in favor of Golden not to be satisfied or if the ECU Meeting has not occurred within 95 days of the date of the Arrangement Agreement, but only if:

              (i)  in the case of termination of the Arrangement Agreement by reason of the Effective Date not having occurred by the Outside Date or pursuant to a breach of any representation or warranty or failure to perform a covenant by ECU that would cause the mutual conditions precedent and conditions precedent in favor of Golden not to be satisfied, prior to such termination an Acquisition Proposal in respect of ECU shall have been made or publicly announced by any person; or

             (ii)  in the case of termination of the Arrangement Agreement by reason of the ECU Meeting not having occurred within 95 days of the date of the Arrangement Agreement or if the Arrangement Resolution shall have failed to receive the requisite ECU Securityholder approval, prior to the ECU Meeting, an Acquisition Proposal in respect of ECU shall have been publicly announced by any person;

            (iii)  and, in either case:

              (A)  within 12 months following the date of such termination an Acquisition Proposal relating to ECU is consummated; or

              (B)  within 6 months following the date of such termination ECU and/or one or more of its subsidiaries enters into a definitive agreement in respect of, or the ECU Board approves or recommends, a transaction contemplated by (i) above and that transaction is subsequently consummated at any time thereafter.

Golden Termination Fee

        Golden will pay the Golden Termination Fee in the amount of Cdn$10,000,000 to ECU if a Golden Termination Fee Event occurs, meaning the termination of the Arrangement Agreement:

          (a)   by ECU following a Golden Board Change in Recommendation or if Golden is material breach or in default of any of its obligations or covenants under the Arrangement Agreement with respect to non-solicitation, the right to match or the Exclusivity Agreement;

          (b)   by Golden following the authorization by the Golden Board to enter into a binding written agreement relating to a Superior Proposal in accordance with the terms of the Arrangement Agreement; or

          (c)   by either Golden or ECU if the Effective Date shall not have occurred by the Outside Date or if the Golden Meeting Resolution shall have failed to receive the requisite Golden stockholder approval, or by ECU pursuant due to a breach of any representation or warranty or failure to perform a covenant by Golden that would cause the mutual conditions precedent and conditions precedent in favor of ECU not to be satisfied or if the Golden Meeting has not occurred within 95 days from the date of the Arrangement Agreement, but only if:

              (i)  in the case of termination of the Arrangement Agreement by reason of the Effective Date not having occurred by the Outside Date or pursuant to a breach of any representation or warranty or failure to perform a covenant by Golden that would cause the mutual conditions precedent and conditions precedent in favor of ECU not to be satisfied, prior such termination an Acquisition Proposal in respect of Golden shall have been made or publicly announced by any person; or

             (ii)  in the case of termination of the Arrangement Agreement by reason of the Golden Meeting note having occurred within 95 days of the date of the Arrangement Agreement or if the Golden Meeting Resolution shall have failed to receive the requisite Golden stockholder approval, prior to the Golden Meeting, an Acquisition Proposal in respect of Golden shall have been publicly announced by any person;

            (iii)  and, in either case:

              (A)  within 12 months following the date of such termination an Acquisition Proposal relating to Golden is consummated; or

              (B)  within 6 months following the date of such termination Golden and/or one or more of its subsidiaries enters into a definitive agreement in respect of, or the Golden Board approves or recommends, a transaction contemplated by (i) above and that transaction is subsequently consummated at any time thereafter.

 Expense Reimbursement

        In the event the Arrangement Agreement is terminated:

          (a)   by Golden as a result of a breach of any representation or warranty or failure to perform a covenant by ECU that would cause the mutual conditions precedent and conditions precedent in favor of ECU not to be satisfied or if the ECU Meeting has not occurred within 95 days from the date of the Arrangement Agreement, ECU shall pay to Golden Cdn$2,500,000 as an expense reimbursement; and

          (b)   by ECU as a result of a breach of any representation or warranty or failure to perform a covenant by Golden that would cause the mutual conditions precedent and conditions precedent in favor of ECU not to be satisfied or if the Golden Meeting has not occurred within 95 days from the date of the Arrangement Agreement, Golden shall pay to ECU Cdn$2,500,000 as an expense reimbursement.

Amendment of the Plan of Arrangement

        The Plan of Arrangement may be amended, modified and/or supplemented as follows:

          (a)   ECU and Golden may amend, modify or supplement the Plan of Arrangement at any time prior to the Effective Time, provided that any amendment, modification or supplement must be contained in a written document which is agreed to in writing by ECU and Golden and filed with the Court and, if made following the ECU Meeting, approved by the Court and communicated to ECU Securityholders in the manner required by the Court (if so required);

          (b)   any amendment, modification or supplement to the Plan of Arrangement may be proposed by ECU at any time prior to or at the ECU Meeting, provided that Golden has consented to such amendment, modification or supplement, with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the ECU Meeting, shall become part of the Plan of Arrangement for all purposes; and

          (c)   any amendment, modification or supplement to the Plan of Arrangement which is approved or directed by the Court following the ECU Meeting shall be effective only if it is consented to in writing by ECU and Golden and, if required by the Court, is consented to by the ECU Securityholders.

THE COMBINED COMPANY UPON COMPLETION OF THE TRANSACTION

        Upon completion of the Transaction, ECU will become a wholly-owned subsidiary of Golden. The business and operations of Golden and ECU will be consolidated and the principal executive office of the combined company will be at Golden's current office in Golden, Colorado at 350 Indiana Street, Suite 800, Golden, Colorado, 80401, and the registered office will be the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801.

Business of the Combined Company

ECU's Velardeña Properties, Durango, Mexico

        Following completion of the Transaction, Golden plans to continue to operate the mines on the Velardeña Properties and to advance the expansion of these operations as currently being considered by ECU. In 2010, the mines on the Velardeña Properties produced approximately 380,000 ounces of silver, 10,000 ounces of gold, 182,000 pounds of zinc, and 155,000 pounds of lead. In the first quarter of 2011, the mines on the Velardeña Properties produced approximately 79,000 ounces of silver, 1,900 ounces of gold, 43,000 pounds of zinc, and 47,000 pounds of lead. Golden has developed a plan to test potential improvements to the grinding and process controls and optimization of certain circuit retention times that could result in low cost productivity improvements in the existing oxide plant. Golden is developing a plan for grade control in the mines that could improve the grade of ore processed through the oxide plant.

        Golden has developed a metallurgical testing plan focused on improving metal recoveries and product (concentrate) qualities for the planned sulfide plant. Golden intends to conduct various test work to determine optimal metallurgical characteristics of both the oxide and sulfide ores. For the planned sulfide plant, crushing, grinding and flotation parameters would be examined to produce a process flow sheet which optimizes value from the silver, gold, lead and zinc minerals contained in the deposit. Following completion of this work, Golden expects to produce a NI 43-101 compliant Preliminary Economic Assessment. Current target production rates for the anticipated new sulfide plant are approximately 2000 tonnes per day. Golden's current preliminary estimate of the cost to complete a 2000 tonne per day sulfide plant and associated 7500 meters of underground mine development is approximately $120 million, with testwork, engineering and construction and mine development being completed over about a three year period. The new sulfide plant is currently expected to produce annually approximately 4 million silver ounces, 70,000 gold ounces and 15 to 20 million pounds each of lead and zinc. Golden currently expects that the existing oxide plant would continue to operate while the new sulfide plant is built and may continue to operate following commencement of production from the new sulfide plant.

Golden's El Quevar Project, Salta, Argentina

        Golden has been focused on advancing its El Quevar silver project and has completed more than 820 meters of development drifting. The drifting has encountered a large number of mineralized structures believed to be tension faults that were not anticipated in the current model of the El Quevar deposit, in which mineral concentrations are modeled to follow the alteration envelope. As a result, we decided to delay completion of a NI 43-101 compliant Preliminary Economic Assessment and a planned mid-year 2011 resource update to allow further work to assess the impact that these newly discovered structures may have on the mining plan and global El Quevar resource.

        As part of this effort, Golden is currently examining the bulk mining potential of the Yaxtché zone at El Quevar. Preliminary engineering indicates that an open pit could be feasible on the eastern end of the Yaxtché zone and Golden is performing an optimization analysis of the potential pit. Following completion of these analyses, Golden plans to examine the potential for bulk underground mining of the higher grade western zone. We may reduce our level of activity in advancing the drift until this work has been completed, as the open pit would encompass the area through which the drift would advance. Golden has targeted the fourth quarter 2011 for a resource update based on the bulk mining studies. If these efforts are successful, Golden plans to proceed with a NI 43-101 compliant Preliminary Economic Assessment in the first half of 2012.

Golden's Pánuco Exploration Target, Zacatecas, Mexico

        Golden has commenced a third drilling program at its Pánuco exploration target at the Zacatecas properties in the state of Zacatecas, Mexico. Results from the first two rounds of drilling have identified a vein system striking one and a half kilometers with silver grades up to one kilogram per tonne over more than a meter. More than 70 percent of the approximately 48 holes drilled in the first two drilling programs encountered silver mineralization averaging about 270 grams of silver per tonne. The third drilling program is planned to include an additional 40 to 50 holes for a total of approximately 100 holes. Golden expects that the results of the three drilling programs will support preparation of a NI 43-101 compliant estimate in the first half of 2012.

Other Golden Exploration Properties

        Golden is also advancing other exploration properties, and is currently focused on the three prospects described below.

        At the Cochabamba silver prospect in the Ancash Province of Peru, Golden is preparing for a 10 hole program to test an outcropping vein system of more than 1.5 kilometers in length characterized by quartz and carbonate vein material containing gold, silver and base metals. Surface and limited underground sampling has returned up to 10 grams per tonne gold, 450 grams per tonne silver and more than 3% combined lead and zinc. A similar occurrence ten kilometers to the northeast is characterized by a high grade resource averaging 17 grams per tonne gold and 450 grams per tonne silver.

        At the Atlas gold prospect in the Santa Cruz Province of Argentina, Golden is conducting field geologic work to prepare for a 10 to 20 drill hole program prior to year-end 2011. Golden has identified a system at Atlas characterized by epithermal veins in a zone about 1.5 kilometers in length and 40 meters width where surface channel sampling has returned gold values ranging from 0.5 grams to 10 grams per tonne gold.

        At the La Pinta prospect, directly south of Goldcorp's Penasquito mine in Zacatecas state, Mexico, Golden is conducting a geophysical survey in an attempt to define the source of intrusive float anomalous in zinc and silver and up to three grams per tonne gold found on the top of a ridge in the center of the property. Depending on the results of this survey, Golden may drill the prospect in the later part of the year.

Directors and Officers of the Combined Company

        The current directors and officers of Golden will continue to serve as the directors and officers of Golden after the completion of the Transaction, with the following changes:

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  Michael T. Mason, a current director of ECU, will join the board of directors of Golden, bringing the total number of directors to seven. Mr. Mason has more than 35 years experience in the minerals industry. Over the course of his career he has held several senior positions, and has been engaged in providing evaluation, marketing, development and/or financing strategies for various projects. Currently he is both a director and President of MBMI Resources Inc., a nickel development company. He is also a managing partner of Mineral Services, LLC, chief operating officer of Global Gold Corporation and a director of Euromax Resources Ltd and Geovic Ltd.

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  Stephen Altmann, the current president of ECU, will assume the position of president of Golden. Mr. Altmann joined ECU in January 2007. He previously worked as an investment banker, providing financial and strategic advice to a large number of domestic and international public companies. From 2000 to 2006, Mr. Altmann was a director in the mergers and acquisitions group at Scotia Capital, providing strategic advice to mining and industrial product clients and later became a managing director for the mining group at Desjardins Securities. From 1994 to 2000, Mr. Altmann worked in the corporate finance department of RBC Dominion Securities and later, was a vice president at Credit Suisse First Boston, where he was primarily responsible for coverage of companies in the mining sector. Mr. Altmann worked as a geophysicist prior to his investment banking career. Mr. Altmann holds a Masters of Business Administration from McMaster University and an Honours Bachelor of Science (Geophysics) degree from the University of Western Ontario.

    For additional information regarding Mr. Altmann's anticipated service as president of Golden following the Transaction, see "Summary of Potential Payments to ECU Directors and Officers in Connection with the Transaction."

  •
  Michel Roy, the current chairman and chief executive officer of ECU, will act as a senior consultant to Golden.

Capital Structure

        If the Charter Amendment Proposal is not approved by our stockholders at the special meeting, or if the Charter Amendment Proposal is approved but the Share Issuance Proposal is not approved, the authorized capital of Golden will continue to consist of 50,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. If the Charter Amendment Proposal is approved by our stockholders at the special meeting and the Transaction is consummated, the authorized capital of Golden will consist of 100,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. In either event, the rights and restrictions of the classes of capital stock of Golden will not be affected by the Transaction.

        In connection with the Transaction, ECU shareholders will receive 0.05 shares of Golden common stock and Cdn$0.000394 in cash for each ECU common share held immediately prior to the consummation of the Transaction. As of June 24, 2011, the date of the Arrangement Agreement, ECU had 317,081,333 shares outstanding and an additional 3,000,000 shares are expected to be issued by ECU prior to the closing as payment for the prior exercise of an option to purchase an exploration property. Assuming that no ECU options or warrants are exercised after June 24, 2011, ECU would have 320,081,333 shares outstanding, and Golden would issue approximately 16,004,066 shares to ECU shareholders at closing. The exact number of shares issued at closing will be subject to adjustment for rounding. In addition, as further discussed below, assuming that none of the ECU options or warrants are exercised prior to the closing date, 661,750 Golden shares would be issuable upon exercise of

Golden Replacement Options and 2,218,292 Golden shares would be issuable upon exercise of Golden Replacement Warrants. A summary post-Transaction equity capitalization table is set forth below:

Golden Minerals
Summary Equity Capitalization Table(1)

Outstanding Common Stock Following Transaction:	31,306,741
Shares Issuable Upon Exercise of Options and Restricted Stock Units Outstanding under Golden's Incentive Plan:	183,365
Shares Issuable Upon Exercise of Golden Replacement Options:	661,750
Shares Issuable Upon Exercise of Golden Replacement Warrants:	2,218,292
Total Fully-Diluted Common Stock:	34,370,148

(1)
Amounts shown assume that no ECU options or warrants or Golden options are exercised prior to the closing date.

Golden Replacement Options

        As of June 24, 2011, ECU had a total of 13,235,000 outstanding options to purchase common shares. All ECU options are vested and currently exercisable.

        Effective at the closing of the Transaction, Golden plans to adopt a stock option plan containing substantially the same terms as the existing ECU Stock Option Plan, and the Golden Replacement Options will be issued pursuant to this plan. Other than the Golden Replacement Options, no awards will be made pursuant to this plan.

        The ECU options were issued to employees, directors or consultants of ECU. Upon termination of employment or other service to the company, the ECU options are exercisable until the earlier of (i) the original expiration date for the options, (ii) 90 days following the termination of employment or service (or, for persons engaged in certain investor relations activities, 30 days following termination of employment or service), or (iii) in the event of the optionholder's death, 12 months following the date of death. The expiration date of the Golden Replacement Options will be identical to the expiration date of the ECU options for which they are exchanged, provided, however, that the Golden Replacement Option Plan will provide that if any optionholder ceases to be an employee, officer, director or consultant of ECU within 180 days following the closing date, the expiration date for the Golden Replacement Options held by such person will be the earlier of (i) the original expiration date for the options, or (ii) two years following the closing date.

        If none of the ECU options are exercised prior to the closing date, the Golden Replacement Options issued to the optionholders would be issuable for an aggregate of approximately 661,750 shares of Golden common stock. The exact number of shares issuable upon exercise of the Golden

Replacement Options would be subject to adjustment for rounding. The number of shares and expiration date of the Golden Replacement Options are set forth in the table below:

Expiration Date	Number of Golden Replacement Options	Exercise Price (Cdn$)
September 24, 2011	30,000	31.80
December 21, 2011	100,000	60.00
October 10, 2012	255,750	48.00
November 19, 2012	7,500	48.00
July 25, 2013	142,500	34.00
October 22, 2014	126,000	16.00

TOTAL	661,750

Golden Replacement Warrants

        As of June 24, 2011, ECU had outstanding warrants exercisable for a total of 44,365,826 common shares, including 36,638,576 ECU Warrants issued in February 2009 and 7,727,250 ECU Warrants issued in December 2009. Assuming that none of the ECU Warrants are exercised prior to the closing date, the Golden Replacement Warrants issued to the ECU warrantholders would be issuable for an aggregate of approximately 2,218,292 shares of Golden common stock. The exact number of shares issuable upon exercise of the Golden Replacement Warrants would be subject to adjustment for rounding. The number of warrant shares, expiration date and exercise price for the Golden Replacement Warrants are set forth in the table below:

	Expiration Date	Shares Issuable Upon Exercise of Golden Replacement Warrants	Exercise Price (Cdn$)
February 2009 ECU Warrants	February 20, 2014	1,831,929	19.00
December 2009 ECU Warrants	December 9, 2011	386,363	18.00

TOTAL		2,218,292

        The February 2009 ECU Warrants currently trade on the TSX under the symbol "ECU.WT." After the Arrangement, the February 2009 ECU Warrants will be delisted from the TSX and as a condition of the Arrangement, Golden will apply for listing on the TSX of the Golden Replacement Warrants issued to replace the February 2009 ECU Warrants.

Unaudited Pro Forma Condensed Combined Financial Statements

        The Golden unaudited pro forma combined condensed financial information as of March 31, 2011, for the three-month period then ended and for the fiscal year ended December 31, 2010, is attached as Annex E to this proxy statement. The pro forma financial information is presented to show the results of operations and financial position of Golden as if the Transaction had occurred as of January 1, 2010, and with respect to the balance sheet, as if the Transaction had occurred as of March 31, 2011.

Liquidity and Capital Resources of the Combined Company

        At March 31, 2011 our aggregate cash and short-term investments totaled $106.1 million, which included $104.3 million of cash and cash equivalents and $1.8 million of short-term investments. Our cash and short-term investment balance is lower than the $121.6 million in similar assets held at December 31, 2010 due to approximately $16.9 million spent during the three months ended March 31, 2011 on the El Quevar project, exploration and general and administrative activities, including changes in working capital, offset partially by the receipt of approximately $1.4 million of common shares in Apogee Silver Ltd. ("Apogee") in connection with our sale to Apogee of the Golden subsidiary holding the Paca Pulacayo property.

        As of July 13, 2011, Golden held Cdn$15.0 million of ECU 0.0% senior unsecured convertible notes, which it received in exchange for Cdn$15.0 million of cash invested in ECU through a private placement. The proceeds of the convertible notes are intended to be used by ECU for general corporate purposes and for ongoing exploration, development, and operations at Velardeña until closing of the proposed Transaction, to the extent that current ECU cash flows from the sale of doré and concentrates are not sufficient to fund those expenditures. Among the ECU expenditures which may be funded from the proceeds of the convertible notes are expenditures related to the Transaction and for scheduled debt service. Golden anticipates that ECU's current cash flow from sales will be sufficient to fund ongoing operations at Velardeña until closing of the Transaction. However, Golden anticipates that prior to closing ECU will spend approximately Cdn$12.5 million of the proceeds from the convertible notes for costs related to exploration and capital equipment at Velardeña, ECU corporate overhead, debt service, and costs related to the Transaction, including bankers and attorneys fees. Following the closing of the Transaction, the remaining Cdn $2.5 million of proceeds from the convertible notes would, unless used for other purposes, be available for Golden's general use.

        With our cash and investment balance at March 31, 2011 of $106.1 million, and assuming that we are able to close the Transaction prior to the end of September 2011, we plan to spend the following amounts during the remaining nine months of 2011 pursuant to our long-term business strategy:

  •
  Approximately $12.5 million for corporate overhead, debt service and costs related to the Transaction incurred by ECU, reflected as a drawdown of proceeds from the $15.0 million ECU convertible note held by Golden;

  •
  Approximately $5.0 million of costs related to the Transaction incurred by Golden;

  •
  Approximately $22.0 to $25.0 million to be incurred at our El Quevar project to fund the continuation of exploration drilling, underground drifting, and related technical engineering and project assessment to further define the extent of the resource before completing an economic study. This amount could be reduced if we conclude that the advancement of the underground drift is no longer necessary as referenced in "—Business of the Combined Company—Golden's El Quevar Project, Salta, Argentina.";

  •
  Approximately $4.0 million of costs related to the advancement of feasibility work at ECU's Velardeña project following closing of the Transaction (Golden estimates that operating and continued development costs at Velardeña will be funded from the sale of doré and concentrates produced from ongoing Velardeña operations);

  •
  Approximately $12.0 million during the remainder of 2011 to fund the drilling of two targets in Argentina, three in Peru and four in Mexico, and on other generative exploration activities and property holding costs related to our portfolio of exploration properties conducted through our principal exploration offices located in South America and Mexico. Additional spending is possible for early and advanced stage drilling programs, depending on the success of our targeted exploration program and generative exploration activities;

  •
  Approximately $9.0 million during the remainder of 2011 on debt service and the reduction of other short term liabilities relating to obligations of ECU acquired in the Transaction;

  •
  Approximately $7.0 million during the remainder of 2011 on general and administrative costs;

  •
  Approximately $2.0 million during the remainder of 2011 on working capital and other general corporate purposes.

        We plan to fund the expenditures described above from our cash and investment balances at March 31, 2011 of $106.1 million and from approximately $0.3 million from royalties and other income through the end of 2011. Based on these projections we would end the year 2011 with cash and investment balances of approximately $30.0 to $33.0 million.

        The actual amount that we spend through the end of 2011 may vary significantly from the amounts specified above, and will depend on a number of factors, including the results of our continued exploration activities and project assessment work at El Quevar and our other exploration properties, and the results of continuing operations and further development work and project assessment work at Velardeña. There can be no assurance the expenditures planned for El Quevar or Velardeña will demonstrate the economic viability of either project.

        If economic studies at either the El Quevar or Velardeña projects are positive, significant additional capital would be required to complete development and plant construction associated with the projects. To fund completely either project or other exploration drilling programs beyond 2011 we will have to raise additional capital or enter into other financing arrangements. The Sentient Group has expressed an interest in investing further capital in the combined company in order to maintain its current ownership of approximately 19%, which could generate approximately $[    •    ] million in additional cash at $[    •    ] per share, which was Golden closing stock price on the NYSE Amex on [    •    ], 2011. However, no agreement has been reached with Sentient, and it is uncertain whether an additional investment by Sentient will occur, the number of Golden shares that would be purchased, or the amount of cash that would be generated by the investment if it were to occur. There can be no assurance that we will be successful in raising additional capital or obtaining financing in the future on terms acceptable to us or at all. If we are unable to obtain additional capital or alternative financing arrangements during 2011 or beyond, the potential development of the El Quevar or Velardeña projects could be delayed following the completion of economic studies and we may have to significantly reduce spending on other exploration projects to preserve cash.

Comparative Historical and Pro Forma Per Share Data

        The following tables set forth historical and pro forma per share data for Golden and historical per share data for ECU. The Golden historical data have been derived from, and should be read together with, the audited consolidated financial statements of Golden and the related notes thereto included elsewhere in this proxy statement and the unaudited condensed consolidated financial statements of Golden and the related notes thereto contained in Golden's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 incorporated by reference into this proxy statement. The Golden pro forma data have been derived from the unaudited condensed combined pro forma financial data of Golden included elsewhere in this proxy statement. See "Additional Information—Where Stockholders Can Find More Information About Golden" and "—Where Stockholders Can Find More Information About ECU."

        This summary of comparative historical and pro forma per share data is being provided for illustrative purposes only and is not necessarily indicative of the results that would have been achieved had the Transaction been completed during the period presented, nor are they necessarily indicative of any future results. Golden and ECU may have performed differently had the Transaction occurred prior to the period presented. You should not rely on the pro forma per share data presented as being indicative of the results that would have been achieved had Golden and ECU been combined during the period presented or of the future results of Golden following the Transaction.

        The following tables presents certain historical and pro forma per share data for Golden:

	As of and for the Fiscal Year Ended December 31, 2010
	Historical
	Golden	ECU(1)	Pro Forma(2)
Earnings Per Share Data:
Basic	$(3.72)	$(0.03)	$(0.09)
Diluted	$(3.72)	$(0.03)	$(0.09)
Shares of common stock used to compute earnings per share (in millions):
Basic	8,947,739	306,073,467	24,951,806
Diluted	8,947,739	307,360,967	24,951,806
Cash dividends declared per share of common stock:	—	—	—
	As of and for the Three Months Ended March 31, 2011
	Historical
	Golden	ECU(1)	Pro Forma(2)
Earnings Per Share Data:
Basic	$(1.08)	$(0.00)	$(0.03)
Diluted	$(1.08)	$(0.00)	$(0.03)
Shares of common stock used to compute earnings per share (in millions):
Basic	14,777,817	308,992,450	30,781,884
Diluted	14,777,817	312,750,098	30,781,884
Book value per share of common stock:	$7.91	$0.15	$0.68
Cash dividends declared per share of common stock:	—	—	—

(1)
Amounts have been converted from Cdn$ to US$ at the exchange rate as of the end of such period.

(2)
Pro forma amounts for ECU are multiplied by 0.05, the exchange ratio in the Arrangement.

INFORMATION CONCERNING GOLDEN

Overview

        We are a mineral exploration company with a diversified portfolio of precious metals and other mineral exploration properties located in or near the traditional precious metals producing regions of Mexico and South America. We are currently focused on advancement of our El Quevar silver project in northwestern Argentina and engaged in additional drilling, metallurgical analysis and other advanced exploration work at El Quevar. In addition to El Quevar, we own and control a portfolio of approximately 45 exploration properties located primarily in Mexico and South America. Our 100% controlled Zacatecas silver and base metals project in Mexico is in an advanced stage of exploration. We also have reconnaissance properties on which we are conducting preliminary sampling and geological analysis to determine the best potential areas for more detailed exploration. Our principal offices are located in Golden, Colorado at 350 Indiana Street, Suite 800, Golden, CO 80401, and our telephone number is (303) 839-5060. We also maintain exploration offices in Argentina, Mexico, Peru and Chile.

Golden Documents Incorporated by Reference

        The SEC allows Golden to incorporate by reference information into this proxy statement. This means that Golden may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document. See "Additional Information—Where Stockholders Can Find More Information About Golden" on page [    •    ].

El Quevar

        Our El Quevar silver project is located near Nevado Peak in the San Antonio de los Cobres municipality, Salta province, in the Altiplano region of northwestern Argentina.

        The Yaxtché deposit is one of three primary targets currently identified at the El Quevar project. As of July 1, 2011, Golden has completed approximately 80,270 meters of diamond drilling in 330 drill holes. Of these holes, 227 were drilled to test the main Yaxtché zone for potential mineralization, with about 70% of the holes intersecting significant silver mineralization. Golden's work indicates that the Yaxtché central zone is at least 650 meters in strike length, with other drilling results to the east and west indicating a total length of more than 1,500 meters, and between 40 to 150 meters in width. Golden's drilling further indicates that the silver mineralization is continuous laterally and to depths of 350 meters below surface in the main area.

        As of July 1, 2011, we have also completed more than 820 meters of development drifting at El Quevar and have advanced approximately 600 meters along strike in the central Yaxtché zone. The drifting has encountered more than 40 mineralized structures believed to be tension faults that were not anticipated in the current modeling of the El Quevar deposit, in which mineral concentrations are modeled to follow the alteration envelope. Although the structures are narrow, generally less than a quarter of a meter in width, results from detailed sampling show that the structures tend to be of substantial grade, typically in excess of one kilogram per tonne of silver. We are conducting uniform channel sampling of the structures and the alteration envelope. Our evaluation of the features seen in the development drift should contribute to the understanding of these newly discovered structures and provide further information regarding confirmation of the mine model. We decided to delay completion of a NI 43-101 compliant Preliminary Economic Assessment and a planned mid-year 2011 resource update to allow further work to assess the impact that these newly discovered structures may have on the mining plan and global El Quevar resource.

        As part of this effort, Golden is currently examining the bulk mining potential of the Yaxtché zone at El Quevar. Preliminary engineering indicates that an open pit could be feasible on the eastern end of the Yaxtché zone and Golden is performing an optimization analysis of the potential pit. Following completion of these analyses, Golden will examine the potential for bulk underground mining of the higher grade western zone. We may reduce our level of activity in advancing the drift until this work has been completed, as the open pit would encompass the area through which the drift would advance. Golden has targeted the fourth quarter 2011 for a resource update based on the bulk mining studies. If these efforts are successful, Golden would proceed with a NI 43-101 compliant Preliminary Economic Assessment in the first half of 2012.

        In addition to further in-fill drilling on the Yaxtché deposit, we have completed a first-phase drill program on the ManiSub target, which is located approximately 500 meters southwest of the Yaxtché deposit, and may also conduct additional drilling on the Carmen target, located approximately 500 meters north of the Yaxtché deposit.

Golden Comparative Market Prices

        Shares of Golden common stock are traded on the NYSE Amex under the symbol "AUMN" and on the Toronto Stock Exchange under the symbol "AUM." As of [    •    ], 2011, [    •    ] shares of common stock were outstanding, and we had approximately [    •    ] shareholders of record. On June 23, 2011, being the day prior to the public announcement of the Transaction, the closing price per share for our common stock as reported by NYSE Amex was $20.22 and as reported by the Toronto Stock Exchange was Cdn$19.38 ($19.77 as converted into U.S. dollars) and on [    •    ], 2011, the closing price per share was $[    •    ] on the NYSE Amex and Cdn$[    •    ] on the TSX ($[    •    ] as converted into U.S. dollars).

        Our common stock began trading on the NYSE Amex on March 19, 2010, and began trading on the Toronto Stock Exchange on July 16, 2009. The following table sets forth, for the periods indicated, the high and low sales prices per share of Golden common stock as reported by the NYSE Amex and the Toronto Stock Exchange:

	NYSE Amex (AUMN)		Toronto Stock Exchange (AUM)
	High	Low	High	Low
	($)		(Cdn.$)
2011
First Quarter	$27.40	$17.78	$27.30	$17.54
Second Quarter	25.95	16.26	24.55	15.69
Third Quarter (through [•], 2011)
2010
First Quarter	$8.40	$7.66	$15.65	$7.93
Second Quarter	9.60	7.01	9.78	7.70
Third Quarter	16.15	6.83	16.66	7.42
Fourth Quarter	28.90	17.05	29.79	17.57
2009
Third Quarter	$—	$—	$7.06	$3.11
Fourth Quarter	—	—	11.01	5.60

        Prior to the commencement of trading on NYSE Amex on March 19, 2010, our common stock traded in interdealer and over-the-counter transactions, and price quotations have been available in the "pink sheets" under the symbol "GDMN." The following table sets forth the high and low sales prices per share and volume traded as reported by The Pink Sheets LLC at www.pinksheets.com. Although the prices and volumes have been obtained from a source believed to be reliable, no assurances can be given with respect to the accuracy of such prices. In addition, such prices reflect interdealer prices, which may not include retail mark-up, mark down or commission, and may not necessarily represent actual transactions.

	The Pink Sheets (GDMN)
	High	Low
2010
First Quarter	$16.00	$7.70

Dividends

        We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings, if any, to fund the development and growth of our business.

Security Ownership of Certain Beneficial Owners and Management

        The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of [    •    ], 2011 by:

  •
  each person known by us to beneficially hold 5% or more of our outstanding common stock,

  •
  each of our directors,

  •
  each of our executive officers, and

  •
  all of our executive officers and directors as a group.

        All information is taken from or based upon ownership filings made by such persons with the Securities and Exchange Commission or upon information provided by such persons to us. Except as otherwise noted, we believe that all of the persons and groups shown below have sole voting and investment power with respect to the common stock indicated. Percentage computations are based on 15,302,675 shares of our common stock outstanding as of [    •    ], 2011.

	Beneficial Ownership as of [•], 2011
Directors, Executive Officers and 5% Stockholders of Golden Minerals(1)	Number	Percentage
Gilder, Gagnon, Howe & Co. LLC(2)	3,196,711	20.89%
Sentient Executive GP III, Limited(3)	2,939,790	19.21%
RBC Global Asset Management Inc.(4)	927,950	6.06%
Sprott Asset Management LP(5)	852,500	5.57%
Jeffrey G. Clevenger(6)	231,904	1.51%
W. Durand Eppler(7)	28,332	*
Ian Masterton-Hume(8)	17,332	*
Kevin R. Morano(9)	17,332	*
Terry M. Palmer(10)	18,332	*
David H. Watkins(11)	22,932	*
Robert B. Blakestad(12)	62,268	*
Jerry W. Danni(13)	63,655	*
Deborah J. Friedman(14)	43,434	*
Robert P. Vogels(15)	57,368	*
Directors and Executive Officers as a group (10 persons)(16)	562,886	3.68%

*
The percentage of common stock beneficially owned is less than 1%.

(1)
The address of these persons, unless otherwise noted, is c/o Golden Minerals Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

(2)
This information is based on a Schedule 13G/A filed on February 14, 2011 by Gilder, Gagnon, Howe & Co. LLC ("Gilder"). Gilder beneficially owns 3,196,711 shares of our common stock. The shares reported include 2,682,086 shares held in customer accounts over which partners and/or employees of Gilder have discretionary authority to dispose of or direct the disposition of the shares, 478,105 shares held in accounts owned by the partners of Gilder and their families, and 36,520 shares held in the account of the profit sharing plan of Gilder. Gilder lists the address of its principal offices as 3 Columbus Circle, 26th Floor, New York, NY 10019.

(3)
This information is based on a Schedule 13D/A filed on October 27, 2010 by Sentient Global Resources Fund III, L.P. ("Fund III"), SGRF III Parallel I, L.P. ("Parallel I"), and Sentient Executive GP III, limited ("Sentient Executive"). Fund III beneficially owns 2,673,371 shares of our common stock and Parallel I beneficially owns 266,419 shares of our common stock. Sentient Executive is the general partner of the general partner of Fund III and Parallel I and makes the investment decisions for those entities. Fund III and Parallel I are both Cayman Islands limited partnerships. The sole general partner of each is Sentient GP III, LP, which is a Cayman Islands limited partnership ("GP III"). The sole general partner of GP III is Sentient Executive, which is a Cayman Islands exempted company. Peter Cassidy, Greg Link and Susanne Sesselman are the directors of Sentient Executive. The address of the principal offices of Fund III, Parallel I, GP III and Sentient Executive is: Landmark Square, 1st Floor, 64 Earth Close, West Bay Beach South, P.O. Box 10795, George Town, Grand Cayman KY1-1007, Cayman Islands.

(4)
This information is based on a Schedule 13G filed on February 14, 2011 by RBC Global Asset Management Inc. ("RBC GAM"). RBC GAM beneficially owns 927,950 shares of our common stock. RBC GAM lists its address as RBC Centre, 155 Wellington Street West, Suite 2300, Toronto, Ontario, Canada M5V 3K7.

(5)
This information is based on a Schedule 13G filed on January 24, 2011 by Sprott Asset Management LP ("Sprott"). Sprott beneficially owns 852,500 shares of our common stock. Sprott lists its address as suite 2700, south tower, royal bank plaza, Toronto, Ontario M5J 2J1.

(6)
Consists of 113,204 shares held directly, 97,000 shares of restricted stock, 18,500 stock options that will vest within 60 days of [    •    ], 2011; and 3,200 shares of common stock owned by Mr. Clevenger's spouse for which he disclaims beneficial ownership.

(7)
Consists of 18,000 shares held directly; 9,311 restricted stock units, all of which are vested or will vest within 60 days of [    •    ], 2011; and 1,021 stock options that will vest within 60 days of [    •    ], 2011.

(8)
Consists of 7,000 shares held directly; 9,311 restricted stock units, all of which are vested or will vest within 60 days of [    •    ], 2011; and 1,021 stock options that will vest within 60 days of [    •    ], 2011.

(9)
Consists of 7,000 shares held directly; 9,311 restricted stock units, all of which are vested or will vest within 60 days of [    •    ], 2011; and 1,021 stock options that will vest within 60 days of [    •    ], 2011.

(10)
Consists of 8,000 shares held directly; 9,311 restricted stock units, all of which are vested or will vest within 60 days of [    •    ], 2011; and 1,021 stock options that will vest within 60 days of [    •    ], 2011.

(11)
Consists of 12,600 shares held directly; 9,311 restricted stock units, all of which are vested or will vest within 60 days of [    •    ], 2011; and 1,021 stock options that will vest within 60 days of [    •    ], 2011.

(12)
Consists of 29,401 shares held directly, 27,867 shares of restricted stock, and 5,000 stock options that will vest within 60 days of [    •    ], 2011.

(13)
Consists of 26,188 shares held directly, 31,467 shares of restricted stock, and 6,000 stock options that will vest within 60 days of [    •    ], 2011.

(14)
Consists of 22,167 shares held directly, 17,933 shares of restricted stock, and 3,333 stock options that will vest within 60 days of [    •    ], 2011.

(15)
Consists of 24,901 shares held directly, 27,467 shares of restricted stock, and 5,000 stock options that will vest within 60 days of [    •    ], 2011.

(16)
Consists of 271,661 shares held directly, 201,733 shares of restricted stock, 46,555 restricted stock units, and 42,937 stock options that will vest within 60 days of [    •    ], 2011.

Selected Historical Financial Data of Golden

        The following table summarizes certain selected consolidated financial data with respect to Golden and its subsidiaries and should be read in conjunction with Golden's historical consolidated financial statements and related notes contained in the Golden annual report on Form 10-K for the year ended December 31, 2010, and quarterly report on Form 10-Q for the period ended March 31, 2011, which have been incorporated by reference into this proxy statement. See "Additional Information—Where Stockholders Can Find More Information About Golden" beginning on page [    •    ] for information on where you can obtain copies of this information.

        Stockholders should also read this summary data with the unaudited pro forma condensed combined financial statements attached as Annex E.

        The selected historical financial data for all periods presented has been derived from our financial statements for that period. Apex Silver emerged from Chapter 11 reorganization on March 24, 2009, and Golden became the successor to Apex Silver for purposes of reporting under the U.S. federal securities laws. In the table below references to "Successor" refer to the accounts of Golden and its subsidiaries on or after March 25, 2009, the day following emergence from Chapter 11. References to "Predecessor" refer to the accounts of Apex Silver and its subsidiaries prior to March 25, 2009.

				The Year Ended December 31, 2009
				For the Period March 25, 2009 through December 31, 2009	For the Period January 1, 2009 through March 24, 2009
	Three Months Ended March 31,
						The Year Ended December 31,
			Year Ended December 31, 2010
	2011	2010				2008	2007	2006
	(unaudited)		(audited)
	(Successor)				(Predecessor)
	(in thousands, except per share amounts)
Statement of Operations:
Revenue	$—	$3,173	$11,216	$11,067	$1,350	$5,400	$5,400	$2,640
Income (loss) from continuing operations(1)	$(15,925)	$(7,039)	$(33,274)	$(20,276)	$243,621	$(69,734)	$(51,209)	$(11,893)
Income (loss) from continuing operations per share	$(1.08)	$(1.57)	$(3.72)	$(6.78)	$4.13	$(1.18)	$(0.87)	$(0.21)

	Three Months Ended March 31,		At December 31,		At December 31,
	2011	2010	2010	2009	2008	2007	2006
	(unaudited)		(audited)
Balance Sheet Data:
Total assets	$122,234	$56,532	$135,618	$21,700	$606,347	$1,324,911	$1,270,096
Long term liabilities	$779	$640	$802	$651	$73,504	$1,040,098	$1,278,474
Dividends:
Cash dividends declared per share	$—	$—	$—	$—	$—	$—	$—

(1)
The Predecessor period ended March 24, 2009, includes a $248.2 million gain from extinguishment of debt and a $9.1 million fresh start accounting gain both related to the reorganization and emergence from Chapter 11 bankruptcy. Amounts shown for the years ended December 31, 2008, 2007 and 2006 include gains and losses related to Apex Silver's open metals derivative positions, including realized cash losses related to the settlement of the positions during 2008 and 2007 and unrealized mark-to-market gains and losses during 2008, 2007 and 2006. The 2008 amount also includes a $63.1 million gain related to the sale of our retained interest in Sumitomo's share of future silver and zinc production from the San Cristóbal mine. The 2006 amount also includes a $199.6 million gain related to the sale to Sumitomo of a 35% interest in the subsidiaries that own and operate the San Cristóbal mine.

INFORMATION CONCERNING ECU

        The following discussion should be read in conjunction with the consolidated financial statements of ECU and the related notes thereto, included as Annex D hereto. Additionally, the terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource" used in this proxy statement are defined in NI 43-101. These Canadian terms are not recognized under SEC Industry Guide 7. See "Cautionary Note to United States Stockholders Concerning Estimates of Measured, Indicated and Inferred Resources" on page [    •    ] of this proxy statement.

        The information contained in this section has been provided by or on behalf of ECU and has not been independently verified by Golden.

Overview

        ECU is focused on the exploration, development and mining of gold, silver and base metals at its Velardeña district properties, being the Velardeña, Chicago and San Diego properties, located in Durango, Mexico (the "Velardeña Properties"). The area includes seven historic mines: the Santa Juana, Terneras, San Mateo and San Juanes mines on the Velardeña property, the Los Muertos-Chicago mine on the Chicago property and the La Cruz-La Rata and El Trovador mines on the San Diego property. ECU is defining a large mineral resource and exploring the depth extension of the high grade massive sulfides vein at the Santa Juana mine and is also further defining several higher grade narrow veins within the same area. The locations of the Velardeña Properties are shown on the map below.

        ECU employs approximately 550 individuals, of which approximately 325 individuals are employed at ECU's various mine sites in construction, management, underground exploration, development and rehabilitation work, approximately 95 individuals are employed at ECU's 500 tonne-per-day cyanide leach mill located near the town of Velardeña, approximately 80 individuals are employed at ECU's 340 tonne-per-day capacity flotation mill located in the town of Velardeña and approximately 50 individuals performed administrative functions in Mexico (46 individuals) or in Canada (4 individuals).

Property Description

        The technical information appearing in this section of this proxy statement regarding the Velardeña Properties is summarized or extracted from the report entitled "NI 43-101 Technical Report Updated Mineral Resource Estimate for the Velardeña District Properties, Velardeña Mining District, Durango State, Mexico" dated January 20, 2009 prepared by William J. Lewis, BSc., P. Geo. of Micon, a "Qualified Person" as such term is defined under NI 43-101 (the "ECU Micon Report"). The full text of the ECU Micon Report is available on the SEDAR website under ECU's profile at www.sedar.com.

        Reference should be made to the Glossary of Terms attached as Annex A to this proxy statement for an explanation of some of the technical terminology appearing in this section.

Property Description and Location

        The Velardeña Properties are comprised of three properties held by ECU within the Velardeña mining district. The three properties which collectively represent the Velardeña Properties are the Velardeña property, the Chicago property and the San Diego property.

        The Velardeña Properties are located in the Velardeña mining district, within the municipality of Cuencamé, in the northeast quadrant of the State of Durango, Mexico. The property is situated approximately 95 kilometers southwest of the city of Torreón in the State of Coahuila and 140 kilometers northeast of the city of Durango, capital of the State of Durango.

        The Velardeña property contains the Santa Juana mine, which has been the focus of ECU's mining efforts since 1995, as well as the Terneras, San Juanes and San Mateo mines.

        The Chicago property is located approximately 2 kilometers south of the Velardeña property and contains the historical Los Muertos-Chicago mine, the extension of which is being drilled by ECU.

        The San Diego property is situated approximately 9 kilometers northeast of the Velardeña property and contains the La Cruz-La Rata and El Trovador mines as well as a number of other shallower shafts which were sunk on narrower veins such as the Cantarranas, Montanez and El Jal. The San Diego property is subject to a joint venture agreement between ECU and Golden Tag Resources Ltd with each company holding 50% of the joint venture. The operations of the joint venture are currently being managed by an outside third-party contractor.

        ECU holds the Velardeña Properties through its wholly-owned Mexican subsidiaries, Minera William S.A. de C.V. and BLM Minera Mexicana S.A. de C.V. At present, the three properties comprise a total of 33 mineral concessions (20 for the Velardeña property, 9 for the Chicago property and 4 for the San Diego property). The mineral concessions in each of the properties vary in size and the concessions comprising each mineral property are contiguous.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

        The Velardeña Properties are located in the State of Durango approximately 95 kilometers southwest of the city of Torreón and 140 kilometers northeast of the city of Durango. A four-lane toll highway connecting Torreón and Durango passes approximately 500 meters east of the village of

Velardeña. In addition, the village of Velardeña is connected to a free two-lane highway via a 3 kilometers paved road from the highway. The village is connected to the mine site via a 7 kilometers gravel road.

        The area in which the Velardeña Properties are situated is considered to be a semi-arid region which is predominantly semi-hot and dry. From a physiographical point of view, the zone is mature with a mixed topography. Streams within the area drain either to internal drainage systems or tributaries of the Nazas and Aguanaval rivers which are connected to the Laguna de Mayrán. All of the streams are intermittent and short lived during the rainy season only. A series of water dams were built over the years to control water flow from the two rivers for irrigation and water management purposes. The Francisco Zarco dam, located 25 kilometers to the west, is the closest to the Velardeña Properties.

        ECU owns a 250 tonne-per-day flotation mill situated near the town of Velardeña which has been extensively upgraded and is now capable of milling up to 340 tonnes per day. The mill has a fully operational lead and zinc flotation circuit and has a recently commissioned pyrite circuit to recover more gold and silver from the sulfide ore. Furthermore, ECU has acquired an 80 tpd flotation mill adjacent to its mill to use either for large scale metallurgical testing or for processing specific ores different from the main feed.

        In 2009, ECU purchased a conventional cyanide leach mill with a Merrill Crowe precipitation circuit. The mill, which is located approximately two kilometers from the Santa Juana mine site and adjacent to its Chicago property, is used to process oxide material from the Velardeña property. ECU generates gold/silver doré bars from the mill which are sold to a third party refinery. The mill has a rated capacity to process mineralized material up to 500 tonnes per day.

History

        Mining has played an important role in Mexico since pre-historic times, but it entered a period of rapid expansion after the Spanish conquest when rich mineral deposits were found. The wealth found in these early mines served as an incentive for the early colonizers to locate to more remote and poorly accessible portions of the country.

        It is not known if the indigenous peoples or the Spanish colonists first began mining in the Velardeña district but exploration and mining extends back to at least the late 1500's or early 1600's. The mines were first worked by the Spanish, with the high-grade ore mined by hand and processed on a small scale by direct smelting.

Historical and Present Mining

        The Velardeña mining district and the area contained within ECU's Velardeña Properties are riddled with mine openings and old workings, in a somewhat haphazard fashion near surface, representing the earliest efforts at extraction, and more systematic at depth, which is indicative of later, better organized and engineered mining. Associated with these openings and workings is a number of ruins, which represent the mine buildings, chapels and residences of the inhabitants of the mining district during its past.

        The vast bulk of the material which has been extracted from underground operations through the tunnels, shafts and winzes is scattered over the hillsides in waste dumps and beneath the foundations of the ruins and modern buildings. Historically, individual veins or deposits had separate owners and, in the case of some of the larger veins or deposits, had several owners along the strike length which resulted in a surfeit of adits and shafts and very inefficient operations.

        The mines within the Velardeña mining district have been developed primarily by using open stope/ shrinkage and cut and fill underground mining methods. The ground conditions, which vary from good to poor, and the deposit geometries tend to favor both mining methods with development waste used for backfill.

        ECU restarted operations at Velardeña in January 1998 and has been producing fairly continuously since that date.

Geological Setting

Regional Geology

        The Velardeña district is located at the easternmost limit of the Sierra Madre Occidental, on the boundary between the Sierra Madre Oriental and the Mesa Central sub-provinces. Both of these terrains are underlain by Paleozoic and possibly Precambrian basement rocks. Most of Mexico's high-grade silver mines are located in the Mesa Central, near this contact.

        The regional geology is characterized by a thick sequence of limestones and minor calcareous clastic sediments of Cretaceous age, intruded by Tertiary plutons of acidic to intermediate composition. During the Laramide Orogeny, the sediments were folded into symmetrical anticlines and synclines that were modified into a series of asymmetrical overturned folds by a later stage of compression.

        A series of younger Tertiary stocks have intruded the older Cretaceous limestones over a distance of approximately 15 kilometers along a northeast to southwest trend.The various mineral deposits of the Velardeña mining district occur along the northeast-southwest axis and are spatially associated with the intrusions and their related alteration.

        An important northwest-southeast fracture system is associated with these intrusions and in many cases, acts as the main focus of mineralization. These are deep, basement-penetrating boundary faults which served as magma conduits (Clark et al, 1988). A younger fracture system is the north-northeast to northeast trending faults which play an important role as they off-set the northwest trending mineralized veins. This is well demonstrated at ECU's Terneras mine where the northeast trending Tres Aguilas fault off-sets the mineralized northwest trending veins such as the Santa Juana veins.

Local Geology

        The Velardeña Properties are underlain by a thick sequence of limestone that corresponds to rocks of the Aurora and Cuesta del Cura formations of Lower Cretaceous age. The Aurora limestone is generally medium to thick-bedded, dark grey to black and locally cherty. The Cuesta del Cura limestone is thin to medium bedded.

        Several types of Tertiary intrusive rocks are present in the Velardeña district. The largest of these outcrops on the western flank of Sierra San Lorenzo and underlies a portion of ECU's Velardeña mines. It is referred to as the Terneras pluton and forms a northeast oriented, slightly elongated body, considered to represent a diorite or monzodiorite which outcrops over a distance of about 2.5 kilometers. The adjacent limestones have been altered by contact metamorphism (exoskarn) and locally the intrusive has been metamorphosed (endoskarn).

Property Geology and Mineralization

        The following is a description of the individual geological characteristics and mineralizationfound on each of the properties comprising the Velardeña Properties.

Velardeña Property

        The Aurora Formation hosts the Santa Juana, Terneras, San Juanes and San Mateo deposits on the Velardeña property. The limestones are intruded by a series of multiphase diorite or monzodiorite stocks (Terneras intrusion) and dikes of Tertiary age that outcrop over a strike length of approximately 2.5 kilometers.

        Two main vein systems are present on the Velardeña property. The first is a northwest striking system as found in the Santa Juana deposit, while the second is east-west trending and is present in the Santa Juana, Terneras, San Juanes and San Mateo deposits.

        In the Santa Juana deposit, two main sets of fracture cleavage are observed. The most economically significant is a steeply dipping northwest-trending cleavage that has acted as the main conduit for the mineralizing fluids in the Santa Juana deposit. This direction includes both linear and curved northwest vein sets. The second fracture cleavage trends 110? and is more widely spaced and not as clearly evident as the first set. This east-west vein system in the Santa Juana deposit is referred to as the Trans vein. These veins dip approximately 70? to 75? south and where they intersect the northwest-trending vein set, a chimney zone which can be up to 6 meters in width is often formed.

        The Terneras, San Juanes and San Mateo veins all strike east-west and dip steeply north. The most prevalent of these is the Terneras vein, which was mined in the past over a strike length of 1,100 meters. All of these veins are observed to have extensive strike lengths and vertical continuity for hundreds of meters. The mineralogy of the east-west system is somewhat different in that they contain less arsenic than the northwest Santa Juana veins.

        Mineralization in the deposits located on the Velardeña Properties primarily belongs to low- temperature calcite-quartz veins with associated lead, zinc, silver, gold and copper mineralization, typical of the polymetallic vein deposits of northern Mexico. The veins are usually thin, normally in the 0.2 meter to 0.5 meter range, but remarkably consistent along strike and down dip. Coxcomb and rhythmically banded textures are common.

        Very little work has been carried out on the mineralogy of the veins and it varies considerably with the extent of oxidation. The sulfide parts of the veins consist primarily of galena and sphalerite with lesser amounts of zinc carbonates, chalcopyrite, tetrahedrite, electrum, freidbergite, arsenopyrite, pyrite and other sulfides. Historical and recent production in the district has been primarily from the oxide portions of the veins that extend to depths of several hundred metres, usually corresponding to the present day water table. The oxide portions of the veins are primarily reported to be composed of oxides, halides, carbonates and sulphosalts of primary mineralization. Oxidation is reported to be less extensive where veins transect the intrusive diorite or skarn. The zonation of the economic mineralization indicates increasing gold/silver and copper/lead ratios with depth.

Chicago Property

        On the Chicago property, the oldest rocks outcropping are Cretaceous limestones of the Aurora Formation which are highly folded. These limestones are affected by the intrusion of the Tertiary dioritic stocks and dykes. The general geology of the Chicago property is very similar to the geology of the Velardeña property. The mineralization is similar to that encountered at the Santa Juana mine in terms of mineralogy, host rocks, geometry of the structures and continuity at depth and laterally.

        The mineralization at the Chicago property is similar to that encountered at the Santa Juana mine in terms of mineralogy, host rocks, geometry of the structures and continuity at depth and laterally. The difference between the two is the strike, northwest dipping to the northeast instead of northeast dipping to the southeast.

San Diego Property

        The vast majority of the San Diego property is underlain by massive beds of grey limestone from the Aurora Formation. These rocks were intruded by a younger Tertiary dioritic stock and porphyritic monzonite sills..

        The San Diego property hosts a well-developed pattern of high-grade silver-lead-zinc tabular veins that exhibit a persistent continuity both along strike and at depth. Together these veins represent the near-surface expression of a low-sulphidation epithermal system of mineralization that extends further at depth into the mezothermal environment. At least two main systems of veins are recognized, an east-west system that includes the Cantarranas, La Rata, Porvenir and SD veins as well as a northwest system that includes the Montanez, La Cruz, San José and Trovador veins. The other veins on the property, the northeast trending El Jal vein and east-northeast striking Canta-Splay vein, are recognized as subsidiary structures.

        In addition to the veins structures, the present resource estimate includes mineralization outlined in the newly discovered broad zones of mineralization, identified during recent drill programs. These are stockwork zones consisting of a mix of narrow sulfide +/- calcite stringers (1 to 2 centimeters) and veins (up to 30 centimeters) as well as carbonate- replacement sulfide bands (or irregular patches) developed around the veins and stringers which in-fill pre-existing fractures.

Exploration

        Exploration of the Velardeña Properties since January 2008 has consisted mostly of underground work and is largely related to further mine development. This work includes using a small drill to test new areas close to the existing underground workings and various types of underground development focused on discovering new veins. Since 2008, ECU has drilled approximately 140 holes totalling approximately 6,200 meters. ECU's underground exploration development activities consisted of approximately 3,400 meters of drifting along the structures or veins, 400 meters of ramps to access new areas, 900 meters of cross-cuts to reach specific zones on various levels and 1,850 meters of raises in veins and structures to confirm their vertical continuity. In addition, surface geological sampling and mapping has been completed in several specific sections of the Velardeña Properties and certain other properties which were being evaluated. ECU has recently commenced deeper drilling at Velardeña, focused on further defining a sulfide deposit identified in previous drilling that encountered an intercept of massive sulfide mineralization. ECU has also commenced detailed geological sampling and mapping on the Nazas property.

Drilling and Sampling Method and Approach

Surface and Underground Chip Sampling

        Underground chip samples are taken at drift faces, cross-cuts and stopes, wall and/or backs according to the following criteria:

  •
  The samples are taken by chiselling out a 5 to 7 cm deep cut into the material.

  •
  The minimum and maximum sample widths are 0.10 and 2.5 meters, respectively.

  •
  The sample's weight is usually between 2 and 5 kg, and the sample contains a minimum of 10 rock pieces (<20 cm in size) as well as fine material.

  •
  Sampling is always carried out perpendicular to the vein and the true width of the structure is recorded.

  •
  Stope and face samples are collected at 3 meter intervals across the width of the drift or stope, sampling wall rock and vein material separately. When dictated by geological features, samples are taken at closer intervals.

  •
  Sampling along crosscuts is carried out continuously.

  •
  The location of the samples is determined by means of survey stations, and direction is recorded at the time of sampling.

        Surface sampling follows the same criteria listed above, except for the spacing, which is dictated by the condition of the outcrop.

Drill Core Sampling Protocol

        Diamond drill core samples are taken, according to the following criteria:

  •
  Drill core sampling is carried out on core which has been split using a manual rock splitting device.

  •
  Samples are taken from core sections with visible evidence of mineralization and from 1.5 to 2.0 meters of surrounding wall rock.

  •
  Wall rock between two veins is sampled when the distance is less than 6 meters.

  •
  The information recorded in the drill logs for each sample includes depth, length, core angle, and rock/ore type.

  •
  Short range drill holes across the Santa Juana vein packages of the Mineralized Corridor are sampled completely.

  •
  Mineralized sample intervals for either the NQ or BQ size core have a minimum core length of 20 cm and a maximum length of 1 meter. For areas sampled outside of the mineralization the maximum sample length for the NQ core is 1.20 meters and for BQ core the maximum sample length is 1.50 meters. In general, the maximum sample length is 1.0 meters except for those areas in which 2 veins can be joined together in which case the maximum sample length is 2 meters.

  •
  In general the core recovery is 60% in the oxide mineralization while it is 90 to 97% in the sulfide mineralization as well as the remaining portions of the BQ and NQ core. For the smaller Bazooka drill core (IEW) the overall recovery ranges from 30% to 40% and is generally used to identify the apparent width of the zone. Bazooka drilling is undertaken from the development headings in order to identify the width of a zone where the hangingwall is not visible or where a secondary mineralized system is suspected as in the case of the sheeted veins.

        The drill core sampling procedures practiced by ECU are among the commonly practiced procedures used throughout the mineral industry. Along with in-house standards, blanks, and duplicates included in the sample stream, routine check assays are conducted on the samples by a second laboratory as well.

January 2009 Mineral Resource Estimate

        Micon has reviewed the resource estimate for the Velardeña Properties prepared by ECU's geological staff as at November 15, 2008. At this time, ECU is still using the traditional polygonal method based on the use of a long section to estimate the resources.

        Tonnage and grade for all resource blocks are estimated by ECU on longitudinal sections for each of the veins and/or vein packages combined with width and density information for each cross-section for the measured and indicated resources and average widths and densities of all intercepts for the inferred. The block limits are defined by mined out areas, excavated historical mining levels or workings, mineralization style (broad zones versus narrow veins), faults, geological contacts and property limits. Assays are capped and diluted as previously described.

        The geological continuity of each zone was determined on 20 meter cross-sections based on stratigraphy, mineralization and structure using underground development and sampling plus diamond drill holes and surface information when applicable.

        For calculation of the block areas for all blocks that did not changed since the last report, the surface area of each block was measured on the long section (orientated vertically but parallel to the strike of the vein) using MineSite and then this figure was multiplied by the measured horizontal width of the vein to obtain the actual block volume. Block tonnage is then estimated by multiplying the volume figure by the applicable specific gravity factors, previously described. For all new blocks, the Pro-Mine software was used to divide the areas in polygons and give tonnages and diluted grades for each polygon.

        The resource estimates are based on a net smelter return value cut-off of $45/tonne for the individual veins and $25/tonne for the vein packages.

Summary of the Assumptions used for the Silver Equivalents

		NSR Sulfides (%)
Commodity	Price (US $)	High Lead/Zinc Veins	Low Lead/Zinc Veins	Bulk Tonnage Areas	Chicago	San Diego	NSR Oxides (%)
Gold	$775/oz	72%	69%	65%	69%	44%	78
Silver	$14/oz	60%	59%	57%	65%	65%	55
Lead	$0.90/lb	67%	59%	55%	54%	73%	n/a
Zinc	$1.28/lb	44%	24%	46%	36%	48%	n/a

Summary of the Measured, Indicated and Inferred Mineral Resource Estimate for the Velardeña Properties as of November 15, 2008

				Grade of Mineralization
								Silver Equivalent (oz) (Gold + Silver)	Silver Equivalent (oz) (Lead & Zinc)
Vein or Zone	Type of Mineralization	Resource Category	Tonnes	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)
Total All Veins	Oxides	Measured	668,000	3.36	156.3			9,026,000
		Indicated	407,000	2.27	172.4			4,587,000
		Total Measured + Indicated	1,075,000	2.95	162.4			13,614,000
		Inferred	379,000	1.68	186.2			3,882,000
	Sulfides	Measured	2,205,000	1.84	86.1	0.26	0.45	14,579,000	1,644,000
		Indicated	669,000	2.80	205.1	0.91	1.00	8,293,000	1,576,000
		Total Measured + Indicated	2,874,000	2.06	113.8	0.41	0.58	22,872,000	3,220,000
		Inferred	26,141,000	2.07	158.4	1.74	2.11	244,228,000	142,914,000
Grand Total		Measured + Indicated	3,949,000	2.31	127.0			36,486,000	3,220,000
		Inferred	26,520,000	2.06	158.8			248,109,000	142,914,000

        The following criteria were used to classify the estimated resources according to the current CIM definitions:

          1)    Measured Resources:    Those blocks or that portion of the mineralization between mine levels, 10 meters on each side of the stopes laterally and 25 to 50 meters below the lowest drifts depending on proven vertical continuity.

          2)    Indicated Resources:    Those blocks or mineralized portions of the deposit defined to a vertical depth of 25 meters below measured resources and 10 meters laterally adjacent to measured resources or an historic mining area with no information.

          3)    Inferred Resources:    Those blocks or mineralized portions of the deposit defined by surface sampling and/or drill hole samples. In most cases where the extent of the mineralized zone is unknown, the extent of the inferred resources has been estimated at a maximum of 100 meters. The depth of the inferred resources for those zones which have been explored by drill holes has been set at 50 meters below the lowest mineralized drill intersection.

        The final mineral resource estimate does not include areas within the measured or indicated blocks where previous mining was conducted.

        The resulting mineral resource statement for the Velardeña Properties is effective as of November 15, 2008. The tonnages and grades for the measured, indicated and inferred mineral resource estimates are summarized in the following table. The figures in the table have been rounded to reflect that the mineral resource estimate is an approximation.

        Mineral resources that are not mineral reserves do not have demonstrated economic viability. There are no mineral reserves presently identified on the Velardeña Properties.

        The stated resources are not materially affected by any known environmental, permitting, legal, title, taxation, socio-economic, marketing, political or other relevant issues. There are no known mining, metallurgical, infrastructure or other factors that materially affect this mineral resource estimate at this time.

        The mineral resource estimate conducted by ECU is compliant with the current CIM standards and definitions required by NI 43-101 and is, therefore, reportable as a mineral resource by ECU.

Mining and Milling Results

        Since January 2008, ECU has mined sulfide and oxide mineralized material from the Velardeña project, with most production from the Santa Juana mine, and produced zinc, lead and pyrite concentrates through its sulfide mill. During this period, ECU has also produced pyrite concentrates from processed tailings and has custom milled ore from a nearby mine. Since early 2009, ECU has also operated an oxide mill producing doré bars.

Production

        For the period from January 1, 2008 through March 31, 2011, ECU has produced a total of approximately 24,000 gold ounces, 813,000 silver ounces, 1,152,391 pounds of lead and 1,415,082 pounds of zinc. Approximately 3 percent of the silver, 42 percent of the lead and 31 percent of the zinc sold were produced from custom milled ore. In 2010, the mines on the Velardeña Properties produced approximately 380,000 ounces of silver, 10,000 ounces of gold, 182,000 pounds of zinc, and 155,000 pounds of lead. In the first quarter of 2011, the mines on the Velardeña Properties produced approximately 79,000 ounces of silver, 1,900 ounces of gold, 43,000 pounds of zinc, and 47,000 pounds of lead.

Mining

        For the period from January 1, 2008 through March 31, 2011, ECU's extraction from its mines totaled approximately 376,469 tonnes grading 2.73 grams per tonne gold and 126 grams per tonne silver, comprised of both oxide and sulfide material. For the oxide material, 107,039 tonnes were mined from 4,249 meters of ore drifts and 2,271 meters of raises and 178,470 tonnes from stopes giving a total of 285,509 tonnes of oxides grading 2.78 grams per tonne gold and 118 grams per tonne silver. For the sulfide material, 48,965 tonnes were mined from 2,165 meters of ore drifts and 314 meters of raises and 41,995 tonnes were mined from stopes for a total of 90,960 tonnes of sulfide material grading 2.6 grams per tonne gold and 149 grams per tonne silver.

Milling

        For the period from January 1, 2008 through March 31, 2011, ECU has processed at its sulfide mill 145,998 tonnes derived from ECU's mines and tailings pond and from ore custom milled for a nearby mine.

  •
  From ECU's properties, 48,688 tonnes were processed to produce 1,152 tonnes of lead concentrate grading 7.71 grams per tonne gold, 5,518 grams per tonne silver and 26.16% lead, 988 tonnes of zinc concentrate grading 739 grams per tonne silver and 45.02%, zinc, and 5,748 tonnes of pyrite concentrate grading 21.43 grams per tonne gold and 145 grams per tonne silver. These concentrates contained 4,245 gold ounces, 254,592 silver ounces, 663,072 pounds of lead and 978,555 pounds of zinc.

  •
  From the tailings, 89,377 tonnes were processed to produce 8,062 tonnes of pyrites concentrate grading 19.46 grams per tonne gold and 139 grams per tonne silver. These concentrates contained 5,043 gold ounces and 36,115 silver ounces.

  •
  From the ore not custom milled for a nearby mine, 7,933 tonnes were processed to produce 391 tonnes of lead concentrate grading 1,803 grams per tonne silver and 56.91% lead that generated 22,666 silver ounces and 489,319 pounds of lead, and 405 tonnes of zinc concentrate grading 176 grams per tonne silver and 49.02% zinc in which 2,287 silver ounces and 436,527 pounds of zinc were contained.

The total production from the sulfide mill during this period totaled 9,288 gold ounces, 315,660 silver ounces, 1,152,391 pounds of lead, and 1,415,082 pounds of zinc.

        The oxide mill started operating in 2009 and, since then, 347,759 tonnes have been processed to produce 26,716 kilograms of doré bars generating a total of 14,716 ounces of gold and 497,192 ounces of silver.

ECU Comparative Market Prices

        Shares of ECU common stock are traded on the TSX under the trading symbol "ECU." As of [    •    ], 2011, [    •    ] shares of common stock were outstanding, and ECU had approximately [    •    ] shareholders of record. On June 23, 2011, being the day prior to the public announcement of the Transaction, the closing price per ECU common share as reported by the Toronto Stock Exchange was Cdn$[    •    ] ($[    •    ] as converted into U.S. dollars) and on [    •    ], 2011, the closing price per share was Cdn$[    •    ] on the TSX ($[    •    ] as converted into U.S. dollars).

        The following table sets forth, for the periods indicated, the high and low sales prices per share of ECU common shares as reported by the Toronto Stock Exchange:

	Toronto Stock Exchange (ECU)
	High	Low
	(Cdn.$)
2011
January	$1.34	$1.01
February	1.21	1.03
March	1.18	0.85
April	1.10	0.75
May	0.85	0.63
June	1.09	0.73
July (through [•], 2011)	[•]	[•]
2010
First Quarter	$0.79	$0.56
Second Quarter	0.80	0.60
Third Quarter	0.77	0.54
Fourth Quarter	1.45	0.67
2009
First Quarter	$0.90	$0.43
Second Quarter	0.90	0.47
Third Quarter	0.67	0.46
Fourth Quarter	0.93	0.50
2008
First Quarter	$2.36	$1.60
Second Quarter	1.90	1.32
Third Quarter	1.95	1.30
Fourth Quarter	1.95	0.53
2007
First Quarter	$3.46	$2.25
Second Quarter	2.79	2.10
Third Quarter	2.58	1.30
Fourth Quarter	2.71	1.84
2006
First Quarter	$1.70	$0.44
Second Quarter	3.40	1.71
Third Quarter	3.65	2.15
Fourth Quarter	3.50	2.36

Dividend Policy

        ECU has never declared or paid any cash dividends on its common stock. Following the Transaction, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings, if any, to fund the development and growth of our business.

 Selected Historical Financial Data of ECU

        The following table summarizes certain selected consolidated financial data with respect to ECU and its subsidiaries and should be read in conjunction with ECU's historical consolidated financial statements and related notes attached as Annex D to this proxy statement.

        Stockholders should also read this summary data with the unaudited pro forma condensed combined financial statements beginning on page [    •    ]. The tables below contain summary data prepared under Canadian GAAP (except for the three months ended March 31, 2011, which was prepared under IFRS) and U.S. GAAP, respectively, (amounts in thousands).

	For the three months ended March 31,		For the years ended December 31,
	IFRS	Canadian GAAP
	2011	2010	2010	2009	2008	2007	2006
	(unaudited)		(audited)
Operating revenue	$—	$—	$—	$—	$—	$—	$—
Net income (loss)	(2,082)	(1,852)	(6,855)	(8,418)	(18,043)	(8,992)	(14,390)
Net loss per share—basic and diluted	(0.01)	(0.01)	(0.02)	(0.03)	(0.07)	(0.04)	(0.07)
Total assets	74,490	89,502	86,685	92,134	63,597	60,205	24,006
Long-term debt	17,983	20,510	18,382	21,090	23,469	11,784	—
Net assets	47,753	63,177	59,685	64,740	33,283	46,450	9,922
Cash dividends per share	—	—	—	—	—	—	—
Common shares outstanding	310,726	302,203	306,073	277,277	242,610	228,046	194,334

	For the three months ended March 31,		For the years ended December 31,
	2011	2010	2010	2009	2008
	(unaudited)		(audited)
US GAAP
Operating revenue	$—	$—	$—	$—	$—
Net income (loss)	(825)	(3,256)	(9,410)	(13,759)	(29,716)
Net income (loss) per share—basic and diluted	(0.003)	(0.01)	(0.03)	(0.05)	(0.12)
Total assets	52,865	59,755	52,175	60,179	36,985
Long-term debt	17,983	20,510	18,382	21,090	24,340
Net assets	26,128	30,019	25,174	32,785	5,800
Cash dividends per common share	—	—	—	—	—
Common shares outstanding	310,726	302,203	306,073	277,277	242,610

        ECU has not prepared US GAAP financial information as of and for the years ended December 31, 2006 and 2007 as such financial information cannot be provided without incurring significant incremental effort and expense.

Management's Discussion and Analysis of Financial Condition and Results of Operations

        All dollar amounts presented in this section are presented in Canadian dollars.

Liquidity and Capital Resources

        At March 31, 2011, ECU had a working capital deficit of $12,677,443 compared to $11,747,189 at December 31, 2010. The change of $930,254 reflects mainly an increase of $1,548,977 in the current portion of long-term debt. Principal repayment on ECU's long-term debt commences July 2011.

        During the quarter ECU used cash of $863,182 in operations compared to $3,104,977 in the same period in the prior year. The decrease of $2,241,795 reflects mainly an increase in non cash working capital items.

        ECU is focused on improving the cash flows that it generates from its mining and milling operations. It is conducting underground exploration in conjunction with mining operations, and has recommenced exploration. ECU has not completed an economic study related to the treatment of its oxide resource through the plant and therefore cannot provide any assurances that its operation will be economic.

        ECU had no significant commitments to capital spending as at period end.

Changes to Accounting Policies

        Effective for the first quarter of 2011, the Company has prepared its financial statements in accordance with IFRS. The comparative financial information for the 2010 financial year in this Management Discussion and Analysis has also been restated to conform to IFRS. This Management Discussion and Analysis should be read in conjunction with Note 23 "Transition to IFRS" in ECU's March 31, 2011 consolidated interim financial statements attached as Annex D to this proxy statement.

        The primary adjustment as a result of the transition from Canadian GAAP to IFRS in the statement of financial position relates to foreign exchange translation. Under Canadian GAAP, ECU used the temporal method in translating foreign operations and non-monetary assets and liabilities in foreign currency to the presentation currency. An adjustment was required to record the impact of translating mining property costs and property plant and equipment at the closing rates on consolidation rather than the historic rates and removing exchange differences on the consolidation of foreign operations from profit or loss and including in equity.

        Coincident with the IFRS disclosure requirement for finance costs paid and income tax paid to be presented as separate items in the statement of cash flows, ECU has determined to exclude finance costs in the calculation of operating cash flows before movements in working capital, and to include it in cash flow from financing activities.

Results of Operations for the Three Months Ended March 31, 2011 Compared to the Three Months Ended March 31, 2010

Loss

        The loss for the first quarter 2011 was $2,081,960 versus a loss of $1,915,436 for the same period in 2010.

Expenses

        Expenses totaled $773,662 in the first quarter of 2011 a decrease of $363,030 over the same quarter in 2010. The foreign exchange account moved from a gain of $802,013 in 2010 to a gain of $574,667 in the current period mainly because of the effect of the volatility of the US dollar on ECU's long-term debt. No employee stock options were issued in the first quarter of 2011 and stock-based compensation decreased $347,142.

Finance income and costs

        Finance costs increased by $526,810 from $782,766 in Q1 2010 to $1,309,576 in Q1 2011. The first quarter 2011 includes $483,400 in costs related to the restructuring of ECU's term loan.

Assets

        Total assets were $74,490,097 as at March 31, 2011 compared to $74,196,337 as at December 31, 2010. Cash and cash equivalents increased $875,108 from $344,826 at December 31, 2010 to $1,219,934 at March 31, 2011.

Liabilities

        Liabilities totaled $26,737,570 as at March 31, 2011 compared to $27,000,284 as at December 31, 2010 a decrease of $262,714.

Shareholders' equity

        Shareholders' equity totaled $47,752,527 as at March 31, 2011 compared with a balance of $47,196,053 at the end of 2010. The change reflects the loss for the period of $2,081,960 reduced by the $860,457 gain on translation of ECU's Mexican subsidiaries. ECU issued shares on the exercise of options and warrants for net proceeds of $1,777,977.

        As at March 31, 2011 ECU had 310,726,233 shares outstanding, 13,235,000 options outstanding granted under its stock purchase plan at a weighted average exercise price of $2.00 each, and 48,170,926 warrants outstanding at a weighted average exercise price of $0.93 each.

Cash used in operating activities

        Cash used in operations for the quarter ended March 31, 2011 was $863,182 compared to $3,104,977 in the prior year. The decrease of $2,241,795 arose mainly from a net increase in non-cash working capital items.

Cash used in investing activities

        In the first quarter of 2011, net cash used for mining property costs was $4,383,608 compared to $3,833,904 in the prior year. The increase of $549,704 reflects increased activity levels in mining and milling operations. In the quarter revenue from the sale of doré bars and concentrates amounting to $5,996,092 has been credited against the mining costs compared with $3,186,266 in Q1 of 2010.

Cash from financing activities

        During the quarter ECU did not undertake any new financings.

Cash and cash equivalents

        As of March 31, 2011, ECU held cash and cash equivalents in the amount of $1,219,934 compared to $344,826 at year-end in 2010.

Results of Operation for the Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009

Loss

        ECU's loss for the year was $6,854,967 or $0.022 per share, compared to a loss of $8,417,937 or $0.030 per share in 2009.

Expenses

        Expenses totaled $6,854,967 for the year, compared to $8,417,937 in 2009, representing a decrease of $1,562,970. During the year, ECU sold of a portion of its gold pyrite material-in-process inventory which gave rise to a reversal of previous inventory cost write-offs and resulted in a gain in the amount of $2,045,613 and that contributed to the decrease in expenses. Stock-based compensation made up $715,540 of the change. ECU recorded a foreign exchange gain of $1,314,059 in 2010 compared to a gain of $3,520,810 in the prior year. These gains result mainly from the positive effect of the weakening US dollar on ECU's long-term debt. The decrease in gain of $2,206,751 offset the above noted decreases in expenses.

        Depreciation of Property, Plant and Equipment—The amounts related to depreciation remained relatively unchanged at $214,707, compared to $182,679 in 2009.

Assets

        The total assets of ECU decreased $5,449,478 from $92,134,278 as of December 31, 2009 to $86,684,800 at the end of 2010. This change results from an increase in revenues, which are offset against mining property costs, together with ECU's decision not seek financing during year.

Liabilities

        The liabilities were relatively unchanged at $27,000,284 at December 31, 2010 compared to $27,394,645 as of December 31, 2009. Reductions in long-term debt were largely offset by increases in customer advances.

Shareholders' equity

        Shareholders' equity totaled $59,684,516 as of December 31, 2010, compared with $64,739,633 at the end of 2009, representing a decrease of $5,055,117.

        The decrease results mainly from the $6,854,967 loss generated by administrative, financing and other non-mining property costs. Other items affecting shareholders' equity are an increase of $840,000 resulting from the exercising of stock options and warrants, and an increase in contributed surplus of $959,850 reflecting the calculated value of the vesting portion of stock-based compensation.

        At year-end 2010, ECU had 308,236,733 shares outstanding, 15,365,000 options outstanding under its stock option plan and 50,310,426 share purchase warrants outstanding.

Cash flow used in operations

        Cash used in operations was relatively unchanged at $6,396,534 for 2010 compared to $5,853,171 in 2009.

Cash flow used in investments

        For the year 2010, net cash used for mining property costs, being operating and development costs less revenues, was negative ($1,709,790) resulting in the net generation of cash. This compares to a use of cash of $3,977,919 in the prior year. The increase in cash generated of $5,687,709 reflects the effect of improved mining and milling operations as well as sales of pyrite stockpiles amounting to $3,191,377. Revenue from the sale of doré bars, concentrates and pyrite stockpiles totaled $19,345,686 and has been credited against the mining costs.

        Costs for the acquisition of property, plant and equipment were $958,378 in 2010 compared to $11,267,378 in the prior year. The 2009 figure consisted principally of costs related to the acquisition and commissioning of the 500 tonne-per-day gold and silver cyanide leach plant. In 2010 ECU paid $2,487,037 for the acquisition of mineral property concessions including payments of $2,331,600 under an installment contract.

        These figures reflect ECU's ongoing commitment to the growth of its mineral resources and the execution of ECU`s plan to create an internal source of cash flows.

Cash flow from financing activities

        In 2010, ECU did not undertake any financings. It received $240,000 from the exercise of stock options under the employee stock option plan and $600,000 from the exercise of warrants.

        In 2009, ECU generated $31,163,086 from financing activities. The financings consisted of a combination of a prospectus offering, private placements and the exercise of stock options. Cash of $783,166 was used for the repayment of promissory notes payable and $918,161 was sourced through an increase in the term loan.

Cash and cash equivalents

        As of December 31, 2010, ECU held cash and cash equivalents in the amount of $344,826 compared to $7,647,023 at year-end in 2009.

Results of Operations for the Year Ended December 31, 2009 Compared to the Year Ended December 31, 2008

Loss

        ECU's loss for 2009 was $8,417,937 or $0.03 per share, compared to a loss of $18,043,280 or $0.07 per share in 2008.

Expenses

        Expenses totaled $8,417,937 for 2009, compared to $18,043,280 in 2008, representing a decrease of $9,625,343. The foreign exchange account moved from a loss of $3,525,156 in 2008 to a gain of $3,520,810 in 2009, mainly because of the positive effect of the weakening US dollar on ECU's long-term debt, making up $7,045,966 of that change. Stock-based compensation made up $2,350,511 of the change. During 2008, we recorded a provision for loan loss of $1,242,934 due to the fact that the decline in the trading price of ECU's common shares had eroded the value of the employee options that were taken as security for such loans. The amounts related to depreciation remained relatively unchanged at $182,679, compared to $148,054 in 2008.

Assets

        The total assets of ECU increased from $63,596,834 as of December 31, 2008 to $92,134,278 at the end of 2009. This increase reflected ECU's continued investment in mining property exploration and development and in the purchase of property, plant and equipment, most notably the acquisition and commissioning of the Plant.

Liabilities

        The liabilities decreased to $27,394,645 as of December 31, 2009, from $30,313,558 in 2008. The change was mainly attributable to the financings undertaken during the year which converted to equity the outstanding balance in convertible debentures and certain notes payable, offset by increases that result from the changes in exchange rates on ECU's US dollar denominated debt.

Shareholders' equity

        Shareholders' equity totaled $64,739,633 as of December 31, 2009, compared with $33,283,276 at the end of 2008, representing an increase of $31,456,357.

        The increase in shareholders' equity results mainly from financing activities including debt conversion, option exercises and equity raises, which increased share capital, special warrants, equity component of convertible debentures, contributed surplus, and deficit by a combined net total of $37,887,494.

        Other items affecting shareholders' equity were an increase in share capital of $375,000 as a result of the issuance of shares in connection with the purchase of capital assets, an increase in contributed surplus of $1,611,800 reflecting the calculated value of the vesting portion of stock-based compensation, and an increase in the deficit for the loss for the year of $8,417,937.

        At year-end 2009, ECU had 290,340,733 shares outstanding, 15,740,000 options outstanding under its stock option plan and 42,487,426 share purchase warrants outstanding.

Cash flow used in operations

        Cash used in operations for 2009 was $5,853,171, compared to $6,236,808 in 2008. A decrease in expenses year over year was largely offset by a change in accounts payable and customer advances.

Cash flow used in investments

        ECU made cash investments totaling $10,555,086 in the exploration, development and operation of mining properties compared to $11,197,499 in the prior year. After the commissioning of the Plant, ECU began selling doré bars and that together with sales from concentrates resulted in total sales of $6,577,167 in 2009 which reduces ECU's overall cash investment. In 2009 ECU paid $3,428,880 for the acquisition of mineral property concessions including payments of $2,331,600 under an installment contract. $11,267,378 was paid for the purchase of property, plant and equipment being principally related to the acquisition and commissioning of the plant. These figures reflected ECU's ongoing commitment to the growth of our mineral resources and the execution of its plan to create an internal source of cash flows.

Cash flow from operating activities

        During 2009, ECU generated $31,298,081 from financing activities. The financings consisted of a combination of a prospectus offering, private placements and the exercise of stock options. Cash of $783,166 was used for the repayment of promissory notes payable and $918,161 was sourced through an increase in the term loan.

        In the prior year, ECU generated $10,613,660 from financing activities. The financings consisted of US$3,000,000 under the terms of a long-term debt facility, $6,000,000 in proceeds from the sale of convertible debentures, $75,000 in loan proceeds in connection with expenditures made for leasehold improvements, and $870,000 and US$535,100 in demand loans.

Cash and cash equivalents

        As of December 31, 2009, ECU held cash and cash equivalents in the amount of $7,647,023, compared to $538,215 at year-end in 2008.

Table of Contractual Obligations

        The following table summarizes ECU's contractual obligations at December 31, 2010, as adjusted to reflect the restructure of outstanding debt which occurred during 2011:

Contractual Obligations	Total	Less Than 1 Year	1 - 3 Years	3 - 5 Years	More Than 5 Years
	(in thousands of Cdn$)
Customer Advances(1)	5,018	5,018	—	—	—
Operating Leases(2)	301	142	136	23	—
Term Loan(3)	16,530	3,306	6,612	6,612	—
Mineral Concession Liability(4)	1,989	1,989	—	—	—
Facilities Loan	40	17	23	—	—
Total	23,878	10,472	6,771	6,635	—

(1)
ECU has made arrangements with the customer of its doré bars to provide financing in the form of advances prior to product delivery. The advances are denominated in U.S. dollars and interest is charged at the rate of 18% per annum on outstanding balances. The amount shown in the table has been converted to Canadian dollars at the exchange rate as of December 31, 2010.

(2)
The operating lease obligations are related to the lease of our corporate headquarters office in Toronto, Ontario, which expires in February 2013, and the lease of our office on Torreón, Mexico, which expires in October 2011.

(3)
As of December 31, 2010, ECU owed Cdn$16.5 million under its term loan facility, the terms of which called for principal repayments in equal monthly installments for 12 months commencing January 31, 2011. During 2011, ECU completed a restructuring of its term loan facility. Principal payments under the amended facility are payable in thirty equal monthly payments commencing July 31, 2011 and ending December 31, 2013. The table above reflects the payment terms of the term loan facility as restructured.

(4)
In 2009, ECU entered into contracts which terminated a legal action related to title on the Velardeña property. Under the terms of the contracts, ECU agreed to pay a total of US$6,000,000 in a series of 6 payments of US$1,000,000, commencing May 19, 2009 and running semi-annually thereafter ending November 17, 2011, without interest. The amount shown in the table has been converted to Canadian dollars at the exchange rate as of December 31, 2010.

Off-Balance Sheet Arrangements

        ECU does not have any off-balance sheet arrangements.

Changes and Disagreements with Accountants

        ECU has had no change of accountants nor disagreements with accountants on any manner of accounting principles or practices or financial statement disclosure during its two most recent fiscal years.

Legal Proceedings

        ECU was a party to a lawsuit, before the courts in Mexico, regarding the title to four of the mineral concessions comprising the Velardeña property, in respect of which a third party had alleged to have an undivided 30% ownership interest. The latest decision by the court, awarding the 30% interest to the plaintiff, was in appeal by ECU. On May 11, 2009, ECU entered into contracts which terminated the legal actions and settled the title matter. Under the terms of the contracts, ECU agreed to pay a total of US$6,000,000 in a series of 6 payments of US$1,000,000, commencing May 19, 2009 and running semi-annually thereafter ending November 17, 2011, without interest.

        On June 24, 2009, ECU received a Notice of Arbitration (the "Notice") from its San Diego Property joint venture partner, Golden Tag Resources Ltd., wherein the latter sought to refer certain matters pertaining to the operation of the joint venture to arbitration for resolution. During the year, the arbitration hearing held pursuant to the Notice was completed and on September 20, 2010 the Arbitration Panel rendered their conclusion in the matter. ECU finds the award of the arbitration panel ("Arbitration Award") to be fair and has settled the matter with Golden Tag. The conclusions reached in the Arbitration Award have resulted in an increase in the Velardeña mining property costs of $61,171 related to cost of material from the joint venture property processed in ECU's plant.

Quantitative and Qualitative Disclosures about Market Risk

Metal Price Risk

        It is anticipated that the majority of ECU's revenue will be generated from the sale of gold, silver, lead and zinc. A reduction in the market price of gold, silver, lead or zinc may prevent ECU's properties from being economically mined or result in the write-off of assets whose value is impaired as a result of low metals prices. ECU's sales are directly dependent on metal prices that have historically been subject to wide fluctuations, and are affected by numerous factors beyond the control of ECU, such as interest rates, inflation, currency values, speculative activities, global supply of, and demand for, precious and base metals, metal stock levels maintained by producers and others and international and political conditions. The effect of these factors on the price of base and precious metals cannot be accurately predicted and there can be no assurance that the market price of these metals will remain at current levels or that such prices will improve. A decrease in the market price of gold, silver, lead or zinc could affect the profitability of ECU's properties and ECU's ability to finance exploration and development, which would have a material adverse effect on ECU's financial condition and results of operations.

Exchange rate risk

        ECU reports its financial statements in Canadian dollars and operates mainly in Mexico. As a consequence, the financial results of ECU's operations, as reported in Canadian dollars, are subject to changes in the value of the Canadian dollar relative to the Mexican peso. The majority of ECU's revenue is generated from the sale of gold, silver, lead and zinc, generally denominated in US dollars, and ECU's operating costs are denominated in US dollars and Mexican pesos. ECU has debt obligations that are denominated in US dollars. Fluctuations in the exchange rate of the American and Mexican currencies in relation to the Canadian dollar could have a significant adverse effect on ECU's costs of development, earnings, halt or delay development of new projects and reduce funds available for further mineral exploration. ECU's currency risk is somewhat mitigated through the offsetting streams of metal sales in US dollars and interest and other expenses in US dollars.

Interest Rate Risk

        ECU is exposed to fluctuations in rates of interest. The terms of the long term debt facilities with its principal lender provide for interest to be calculated at the greater of; 12% and 1-month London Interbank Offered Rate ("LIBOR") plus 6%. Should the LIBOR rate increase to 6%, then each further 1% increase would result in an increase in annual interest charges of $166,185 based on principal outstanding at June 30, 2011.

ADDITIONAL INFORMATION

Future Stockholder Proposals

        Stockholders may present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with Rule 14a-8. Stockholder proposals prepared in accordance with the proxy rules must be received by us on or before December 6, 2011 to be included in our proxy statement for the annual meeting of stockholders in 2012. In addition, in accordance with our Bylaws, if a stockholder proposal is not received by us between January 20, 2012 and the close of business on February 19, 2012, it will not be considered or voted on at the annual meeting. Our Bylaws also contain other procedures to be followed for stockholder proposals for stockholder action, including the nomination of directors.

Delivery of Documents to Stockholders Sharing an Address

        Stockholders who share a single address will receive only one proxy statement at that address unless we have received instructions to the contrary from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (if applicable), he or she may contact Golden, 350 Indiana Street, Suite 800, Golden, Colorado 80401, Attention: Secretary. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a stockholder of record receiving multiple copies of this proxy statement, you can request householding by contacting us in the same manner. If you own your shares of Golden common stock through a bank, broker or other stockholder of record, you can request additional copies of this proxy statement or request householding by contacting the stockholder of record.

Fees and Expenses

        Golden has retained BMO Capital Markets to provide various financial advisory services to Golden in connection with the Transaction. BMO Capital Markets will receive customary compensation for its services in connection with the Transaction and will be reimbursed for out-of-pocket expenses, including reasonable expenses of counsel and other advisors. Golden has agreed to indemnify BMO Capital Markets and its respective affiliates against various liabilities and expenses in connection with its services in connection with the Transaction, including various liabilities and expenses under securities laws. From time to time, BMO Capital Markets and its affiliates may actively trade the debt and equity securities of Golden and ECU for their own account or for the accounts of customers and, accordingly, may hold a long or short position in those securities. BMO Capital Markets has in the past performed various investment banking and financial advisory services for Golden for which it has received customary compensation.

        Golden has retained [    •    ] as proxy solicitor in connection with the Transaction. The proxy solicitor may contact holders of Golden common stock by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the Golden stockholder proposals to beneficial owners of Golden common stock. Golden will pay the proxy solicitor reasonable and customary compensation for these services in addition to reimbursing the proxy solicitor for its reasonable out-of-pocket expenses. Golden has agreed to indemnify the proxy solicitor against various liabilities and expenses in connection with the Golden stockholder proposals, including various liabilities under the U.S. federal securities laws.

        Other than as set forth above, Golden will not pay any fees or commissions to any broker, dealer or other person for soliciting proxies pursuant to the Transaction. Golden will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding proxy materials to their customers.

Where Stockholders Can Find More Information About Golden

        Golden files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document Golden files at the Securities and Exchange Commission's Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Golden's Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's website at http://www.sec.gov or at Golden's website at http://www.goldenminerals.com. Unless otherwise provided below, the information provided in Golden's SEC filings (or available on Golden's website) is not part of this proxy statement and is not incorporated by reference.

        The Securities and Exchange Commission allows Golden to incorporate by reference into this document, documents it files with the Securities and Exchange Commission. This means that, if you are a Golden stockholder, Golden can disclose important information to you by referring you to those documents.

        The information filed by Golden and incorporated by reference is considered to be a part of this document, and later information that Golden files with the Securities and Exchange Commission will update and supersede that information. Statements contained in this document, or in any document incorporated in this document by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the Securities and Exchange Commission. Golden incorporates by reference the documents listed below and any documents filed by Golden pursuant to Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities and Exchange Act of 1934 (File No. 001-13627), after the date of this document and before the date of the special meeting:

  •
  Annual Report on Form 10-K for the year ended December 31, 2010 filed on February 17, 2011;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed on May 3, 2011;

  •
  Current Reports on Form 8-K filed on April 18, 2011, April 20, 2011, April 22, 2011, May 23, 2011, June 24, 2011, and June 30, 2011; and

  •
  Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held on May 19, 2011.

        Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.

        Golden undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

        Requests for copies of Golden filings should be directed to Golden Minerals Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

        Document requests from Golden should be made by [    •    ], 2011 in order to receive them before the special meeting.

        The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Golden since the date of this proxy statement or that the information herein is correct as of any later date.

        Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Golden has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [    •    ], 2011. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

        If you have questions about the special meeting or the proposed Transaction after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, you should contact Golden Minerals Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

        Golden also files reports and other information with Canadian provincial securities commissions. These reports and information are available to the public free of charge on SEDAR at www.sedar.com under Golden's profile. The information provided in Golden's filings on SEDAR is not part of this proxy statement and is not incorporated by reference.

Where Shareholders Can Find More Information About ECU

        ECU files reports and other information with Canadian provincial securities commissions. These reports and information are available to the public free of charge on SEDAR at www.sedar.com under ECU's profile. The information provided in ECU's filings is not part of this proxy statement and is not incorporated by reference.

 PARTICULARS OF MATTERS TO BE ACTED UPON AT THE GOLDEN MEETING

Proposal No. 1—The Share Issuance Proposal

Purpose and Effect of Proposed Issuance of Stock

        Golden is seeking your approval of the proposed issuance of approximately 18.9 million shares of Golden common stock to ECU's stockholders in connection with the Transaction.

        In connection with the Transaction, ECU shareholders will receive 0.05 shares of Golden common stock and Cdn$0.000394 in cash for each share of ECU common stock held immediately prior to the consummation of the Transaction. As of June 24, 2011, the date of the Arrangement Agreement, ECU had 317,081,333 shares outstanding and an additional 3,000,000 shares are expected to be issued by ECU prior to the closing as payment for the prior exercise of an option to purchase an exploration property. Assuming that no ECU options or warrants are exercised after June 24, 2011, ECU would have 320,081,333 shares outstanding, and Golden would issue approximately 16,004,066 shares to ECU shareholders at closing. The exact number of shares issued at closing will be subject to adjustment for rounding. In addition, as further discussed below, assuming that none of the ECU options or warrants are exercised prior to the closing date, 661,750 Golden shares would be issuable upon exercise of Golden Replacement Options and 2,218,291 Golden shares would be issuable upon exercise of Golden Replacement Warrants. Therefore, a total of approximately 18,884,107 may be issuable to ECU shareholders (or holders of ECU options or warrants upon exercise of such securities) as a result of Transaction.

        The proposed issuance of Golden common stock will result in dilution in the percentage ownership interest of Golden's existing stockholders. The exact amount of such dilution cannot be determined until the time of issuance; however, if Golden had issued, as of March 31, 2011, the estimated number of shares of Golden's common stock contemplated by the Transaction of approximately 16.0 million shares, which excludes up to approximately 2.9 million new shares that will be issuable upon the exercise of existing ECU options and warrants, then based upon approximately 15.3 million shares of Golden's common stock outstanding as of that date, a book value per Golden share as of March 31, 2011 of $7.64, and a book value of $6.21 in the assets acquired from ECU, the outstanding shares of Golden's common stock outstanding would have increased by approximately 104%, and the book value per share of Golden's common stock would have increased from $7.64 to $13.85.

Requirement for Stockholder Approval

        Golden's listing application with each of the NYSE Amex and the TSX require stockholder approval for the issuance of Golden common stock that represents in the aggregate more than 20% and 25%, respectively, of the issued and outstanding shares of Golden common stock.

        As of June 24, 2011, 15,302,675 shares of Golden common stock were issued and outstanding. Upon the consummation of the Transaction, ECU's securityholders will acquire up to approximately 18,884,107 million shares of Golden common stock, including shares of common stock issuable upon exercise of Golden Replacement Options and Golden Replacement Warrants. Since this represents more than 25% of the shares of Golden common stock issued and outstanding prior to the consummation of the Transaction, stockholder approval is required pursuant to NYSE Amex and TSX listing rules.

Required Vote and Board of Directors' Recommendation

        The Share Issuance Proposal must be approved by the affirmative vote of a majority of the shares of Golden common stock present at the special meeting and entitled to vote thereon, assuming a quorum is present.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR"
PROPOSAL 1—THE SHARE ISSUANCE PROPOSAL

Proposal No. 2—The Charter Amendment Proposal

General

        Golden's board of directors has unanimously adopted a resolution approving, declaring advisable and recommending to stockholders for their approval an amendment to Article IV of Golden's Amended and Restated Certificate of Incorporation increasing the total number of shares of its authorized common stock from 50,000,000 shares to 100,000,000 shares.

        The form of the proposed amendment to Golden's Amended and Restated Certificate of Incorporation is attached as Annex G to this proxy statement. The proposed amendment will become effective upon the filing of the amendment with the Delaware Secretary of State, which Golden plans to do immediately following the consummation of the closing of the Transaction.

        Approval of the Charter Amendment Proposal is not required to approve the consummation of the Transaction. If the Share Issuance Proposal is not approved, or if the Transaction is not consummated for any reason, we will not proceed with the amendment to our Amended and Restated Certificate of Incorporation, regardless of whether the Charter Amendment Proposal is approved.

Reasons for the Proposed Amendment

        Golden's board of directors recommends approval of the proposed amendment so that it will have additional authorized but unissued and unreserved shares to permit the pursuit and effectuation of corporate transactions requiring the issuance of common stock in the future. Those transactions may include:

  •
  the issuance of common stock in connection with the growth and expansion of Golden's business, including acquisition of mining properties or other companies engaged in the mining business;

  •
  the issuance of common stock or securities convertible into common stock in connection with financing and recapitalization transactions;

  •
  the future authorization of additional shares of common stock for issuance under Golden's executive compensation program and the Incentive Plan; and

  •
  the issuance of common stock in connection with other corporate transactions that implement proper business purposes determined by the board of directors to be in the best interests of Golden and its stockholders.

        As explained below, approximately 12,739,332 shares of unissued, unreserved common stock will remain available for future issuance following the Transaction. The Golden board believes that additional authorized shares should be available in the future in order to permit Golden to pursue the various transactions described above and to provide for its growth and financial stability. Many of the above transactions arise under circumstances requiring prompt action and do not allow the necessary time to seek stockholder approval to authorize additional shares. The board believes that it is very important for it to have the flexibility to be able to act promptly in the best interests of Golden and its stockholders when circumstances such as those described above arise. For example, one of our largest stockholders, The Sentient Group, has expressed an interest in investing further capital in Golden following the Transaction in order to retain its current proportionate interest. The additional shares authorized pursuant to this proposal would permit the Board to undertake such transactions in the best interests of stockholders.

        Golden may pursue the acquisition from time to time of other mining companies, mining properties or interests in mining properties in the future. In the event the proposed increase in authorized shares of common stock is approved by stockholders, such future acquisitions may be effected for a consideration that includes the issuance of shares of Golden common stock, or other securities convertible into Golden common stock, in partial or full payment of the purchase price. Golden anticipates that the terms of any acquisitions in which it would issue shares will be determined through direct negotiations with the securities holders or controlling persons of the entities or properties being acquired. Factors taken into account in determining the terms may include cash flow, reserves and mineralized material, earnings power, quality of management, properties, market location and position, and growth potential. Other than with respect to the Transaction, Golden has not entered into any agreements nor made any decisions with respect to the issuance of any shares in connection with any future acquisitions. If Golden determines to issue shares of common stock in connection with future acquisitions, Golden will not seek stockholder approval of such issuance unless required as discussed below under "Future Stockholder Approval of Common Stock Issuances." The issuance of any such shares of common stock will have no effect on the rights of existing stockholders.

Risks of Non-Approval

        If the Share Issuance Proposal is approved and the Transaction is consummated, but the Charter Amendment Proposal is not approved, the ability of Golden to raise additional capital or undertake strategic acquisitions may be significantly constrained. As noted below under the heading "Currently Issued or Reserved Common Stock," following the consummation of the Transaction, a total of 37,260,668 shares of Golden common stock will be issued or reserved for issuance. This would leave Golden with only approximately 12,739,332 million shares of unissued, unreserved common stock, representing approximately 25.5% of the currently authorized shares of common stock. Many transactions which may result in the issuance of Golden common stock could require prompt action and may not allow the necessary time to seek stockholder approval to authorize additional shares. Without sufficient authorized capital available, Golden may not be able to undertake such transactions.

Currently Issued or Reserved Common Stock

        The table below sets forth the number of shares of Golden common stock that will have been issued or reserved for future issuance, assuming the Transaction is consummated:

Golden Minerals
Common Shares Issued or Reserved for Issuance(1)

Outstanding Common Stock Prior to Transaction	15,302,675
Common Stock Issued to ECU shareholders	16,004,066

Total Outstanding Common Stock	31,306,741

Shares Issuable Upon Exercise of Golden Options	136,810
Shares Issuable Upon Exercise of Golden Restricted Stock Units	60,910
Shares Issuable Upon Exercise of Golden Replacement Options	661,750
Shares Issuable Upon Exercise of Golden Replacement Warrants	2,218,291
Shares Reserved for Issuance under Golden Incentive Plan(2)	2,876,166

Total Shares Reserved for Issuance	5,953,927

Total Shares of Common Stock Issued or Reserved for Issuance	37,260,668

(1)
Amounts shown are as of June 24, 2011, the date the Arrangement Agreement was executed, and assume that no ECU options or warrants or Golden options have been exercised subsequent to that date.

(2)
The pool of shares available under our 2009 Equity Incentive Plan is equal to 10% of our outstanding shares of common stock, plus shares issuable upon exercise of outstanding warrants and other convertible securities, other than awards under the 2009 Equity Incentive Plan.

Future Stockholder Approval of Common Stock Issuances

        The additional shares of common stock sought by the proposed amendment would be available for future issuance without future action by stockholders, unless such action would be required by applicable law or the rules of the NYSE Amex or TSX. Generally, NYSE Amex and TSX rules require stockholder approval of proposed issuances of additional shares that would result in an increase of 20% or more in the case of NYSE Amex, and an increase of more than 25% in the case of TSX, in the total number of shares of common stock outstanding before any such proposed issuance. The NYSE Amex stockholder approval requirement is subject to exemptions for certain public and private offerings for cash and an exception where the delay in securing stockholder approval would seriously jeopardize Golden's financial viability and where Golden's reliance on such exception is expressly approved by the audit committee of its board of directors. Stockholder approval also is required under NYSE Amex rules prior to an issuance of common stock that would result in a change of control of Golden. Furthermore, NYSE Amex rules require stockholder approval under certain circumstances with respect to certain stock option or purchase plans and with respect to proposed issuances of common stock, or of securities convertible into or exercisable for common stock, to directors, officers or substantial stockholders of Golden or its affiliates.

Potential for Anti-Takeover Effect

        Although the board of directors' purpose for seeking an increase in the number of authorized shares of our common stock is not intended to discourage or prevent takeover attempts, it should be noted that authorized but unissued shares of common stock, if issued, could be used by incumbent directors to make more difficult and thereby discourage an attempt to acquire control of Golden even though its stockholders might deem such an acquisition desirable. For example, the shares could be privately placed with purchasers who might support the board of directors in opposing a hostile take-over bid. The issuance of the new shares could also be used to dilute the stock ownership and voting power of a third party seeking to remove directors, replace incumbent directors, accomplish certain business transactions or alter or amend provisions of Golden's Restated and Amended Certificate of Incorporation. To the extent that it would impede any such attempts, the issuance of additional shares of common stock following effectiveness of the proposed amendment to Golden's Amended and Restated Certificate of Incorporation could potentially serve to perpetuate the existing management.

Required Vote and Board of Directors' Recommendation

        In order for the amendment to become effective, the Charter Amendment Proposal must be approved by the holders of a majority of the shares of Golden common stock outstanding and entitled to vote thereon.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR"
PROPOSAL 2—THE CHARTER AMENDMENT PROPOSAL

Annex A

GLOSSARY OF TERMS

Selected Transaction Terms

        "Acquisition Proposal" means, in relation to Golden or ECU, as applicable, other than the transactions contemplated by the Arrangement Agreement, any offer, proposal, expression of interest, or inquiry (oral or in writing) from any person (other than the other Party) after the date of the Arrangement Agreement relating to:

  (a)
  any alliance, joint venture, earn-in right, option to acquire, acquisition, sale or transfer, direct or indirect, of or affecting:

  (i)
  the assets of such Party and/or of one or more of its subsidiaries that, individually or in the aggregate:

  (A)
  constitute 20% or more of the fair market value of the consolidated assets of such Party and its subsidiaries; or

  (B)
  generate 20% or more of the consolidated revenue of such Party and its subsidiaries; or

  (C)
  generate 20% or more of the consolidated operating income of such Party and its subsidiaries; or

  (ii)
  20% or more of any voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for voting or equity securities) of such Party or, in the case of ECU, any of its subsidiaries or, in the case of Golden, any of the Golden Material Subsidiaries; or

  (b)
  any take-over bid, tender offer, exchange offer or similar transaction that, if consummated, would result in such person beneficially owning, directly or indirectly, 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for voting or equity securities) of such Party or, in the case of ECU, any of its subsidiaries or, in the case of Golden, any of the Golden Material Subsidiaries; or

  (c)
  a plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving such Party and, in the case of ECU, any of its subsidiaries or, in the case of Golden, any of the Golden Material Subsidiaries; or

  (d)
  any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by the Arrangement Agreement or the Plan of Arrangement or which could reasonably be expected to materially reduce the benefits to the other Party under the Arrangement Agreement or the Plan of Arrangement.

        "Adverse Recommendation Change" has the meaning ascribed thereto on page [    •    ].

        "Arrangement Agreement" means the arrangement agreement dated June 24, 2011 between Golden and ECU, including the Schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

        "Articles of Arrangement" means the articles of arrangement of ECU in respect of the Transaction, required to be filed pursuant to section 418 of the QBCA with the Enterprise Registrar after the Final Order is made by the Québec Court, which shall be in form and content satisfactory to ECU and Golden, each acting reasonably.

        "Arrangement Resolution" means the special resolution approving the Plan of Arrangement to be voted upon by ECU Securityholders at the ECU Meeting.

        "Business Day" means any day, other than a Saturday, a Sunday or any other day on which the principal chartered banks located in (i) Denver, Colorado, or (ii) Montréal, Québec are not open for business during normal banking hours.

        "Canadian GAAP" means generally accepted accounting principles determined with reference to the Handbook of the Canadian Institute of Chartered Accountants, as amended from time to time, including, for greater certainty, IFRS, where applicable.

        "Charter Amendment Proposal" has the meaning ascribed thereto on page [    •    ] of this Proxy Statement.

        "Chicago Property" means ECU's mining property located at Latitude and Longitude coordinates 25 3' 42"N and 103 41' 46"W, approximately 1 kilometer south of the Velardeña Property, which contains the historical Los Muertos-Chicago mine.

        "Consideration" means the consideration to which an ECU Securityholder is entitled under the Plan of Arrangement.

        "Convertible Notes" means the convertible senior unsecured notes due June 30, 2012 issued by ECU on July 13, 2011 to Golden pursuant to the Private Placement.

        "Depositary" means Computershare, in its capacity as depositary for the Transaction, or such other person as the Parties agree to engage as depositary for the Transaction.

        "Dissent Rights" means the rights of a Registered Shareholder to demand the repurchase all of the ECU Shares held by such Registered Shareholder in accordance with Chapter XIV of the QBCA, as modified by the Interim Order and Article 5 of the Plan of Arrangement.

        "Dissenting Shareholder" means a Registered Shareholder that validly exercises Dissent Rights in respect of the Arrangement Resolution and has not renounced or been deemed to have renounced such Dissent Rights.

        "ECU" means ECU Silver Mining Inc., a company existing under the laws of the Province of Québec.

        "ECU Board" means the board of directors of ECU as the same is constituted from time to time.

        "ECU Board Change in Recommendation" has the meaning ascribed thereto on page [    •    ] of this Proxy Statement.

        "ECU Material Adverse Effect" means any change, effect, event, occurrence or state of facts that individually or in the aggregate with other such changes, effects, events, occurrences or states of fact, (i) would prevent, make illegal, materially delay the consummation of, or impose material limitations or conditions on the consummation of the Transaction or Golden's ability to acquire, own, or exercise full rights of ownership over, the ECU Securities or any material portion of the business or assets of ECU, or (ii) is or would reasonably be expected to be material and adverse to the business, assets (tangible or intangible), capital, properties, liabilities (contingent or otherwise), prospects, operations, results of operations or condition (financial or otherwise) of ECU and its subsidiaries, taken as a whole, other than any change, effect, event, occurrence or state of facts resulting primarily from:

  (a)
  the announcement of the execution of the Arrangement Agreement or the transactions contemplated thereby or the performance of any obligation thereunder;

  (b)
  general changes in the political, economic, currency exchange, securities, commodity market or financial conditions in Canada or Mexico;

  (c)
  any change in applicable Laws or regulations or in Canadian GAAP or in the TSX rules;

  (d)
  any natural disaster;

  (e)
  conditions generally affecting, as a whole, the mining industry generally in jurisdictions in which ECU and its subsidiaries operate;

  (f)
  any matter that has been disclosed in the ECU Public Disclosure Record or has been communicated in writing to Golden as of the date of the Arrangement Agreement in the ECU Disclosure Letter;

  (g)
  any change in the market price of silver; or

  (h)
  any decrease in the market price or any decline in the trading volume of ECU Shares on the TSX (it being understood, however, that any cause underlying such change in market price or trading volume may be taken into account in determining whether an ECU Material Adverse Effect has occurred) or any suspension of trading in securities generally on the TSX;

provided that, notwithstanding the foregoing, any change, effect, event, occurrence or state of facts described in clauses (b), (c), (d), (e) and (g) above shall constitute an ECU Material Adverse Effect to the extent that any such change, effect, event, occurrence or state of facts has or would reasonably be expected to have, individually or in the aggregate, a disproportionate impact on the business, assets, capital, properties, liabilities, prospects, operations, results of operations or condition (financial or otherwise) of ECU and its subsidiaries, taken as a whole, relative to comparable entities operating in the industry in which ECU operates.

        "ECU Meeting" means the special meeting of ECU Securityholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution.

        "ECU Optionholder" means a registered holder of ECU Options.

        "ECU Options" means options to purchase ECU Shares granted under the ECU Stock Option Agreement.

        "ECU Securities" means, collectively, the ECU Shares, the ECU Options, the ECU Warrants and the Convertible Notes.

        "ECU Securityholders" means, collectively, the ECU Shareholders, the ECU Optionholders, the ECU Warrantholders and the holders of Convertible Notes.

        "ECU Shareholder" means a holder of ECU Shares.

        "ECU Shares" means the common shares in the capital of ECU.

        "ECU Termination Fee" has the meaning ascribed thereto under "The Arrangement Agreement—Termination Fee".

        "ECU Termination Fee Event" has the meaning ascribed thereto under "The Arrangement Agreement—Termination Fee".

        "ECU Warrants" means, collectively, the February 2009 Warrants and the December 2009 Warrants.

        "ECU Warrantholder" means a holder of ECU Warrants.

        "Effective Date" means the date shown on the Certificate of Arrangement giving effect to the Transaction.

        "Effective Time" means 12:01 a.m. (Eastern Time) on the Effective Date.

        "Enterprise Registrar" means the enterprise registrar appointed by the Minister of Revenue of Québec.

        "Final Order" means the order of the Québec Court made after application therefor, presented to the Québec Court in form and content acceptable to the ECU and Golden, each acting reasonably, approving the Transaction as such order may be amended by the Québec Court (with the consent of ECU and Golden, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any requested amendment is acceptable to the Parties, each acting reasonably) on appeal.

        "Golden" means Golden Minerals Company, a corporation existing under the laws of the State of Delaware.

        "Golden Board Change in Recommendation" has the meaning ascribed on page [    •    ] of this proxy.

        "Golden Material Adverse Effect" means any change, effect, event, occurrence or state of facts that individually or in the aggregate with other such changes, effects, events, occurrences or states of fact, (i) would prevent, make illegal, materially delay the consummation of, or impose material limitations or conditions on the consummation of the Transaction, (ii) is or would reasonably be expected to be material and adverse to the business, assets (tangible or intangible), capital, properties, liabilities (contingent or otherwise), prospects, operations, results of operations or condition (financial or otherwise) of Golden and its subsidiaries taken as a whole, other than any change, effect, event, occurrence or state of facts resulting primarily from:

  (a)
  the announcement of the execution of the Arrangement Agreement or the transactions contemplated hereby or the performance of any obligation hereunder;

  (b)
  general changes in political, economic, currency exchange, securities, commodity market or financial conditions in Canada, the United States or Argentina;

  (c)
  any change in applicable Laws or regulations or in U.S. GAAP or in TSX or NYSE Amex rules;

  (d)
  any natural disaster;

  (e)
  conditions generally affecting, as a whole, the mining industry generally in jurisdictions in which Golden and its subsidiaries operate;

  (f)
  any matter that has been disclosed in the Golden Public Disclosure Record or has been communicated in writing to ECU as of the date of the Arrangement Agreement in the Golden Disclosure Letter;

  (g)
  any change in the market price of silver; or

  (h)
  any decrease in the market price or any decline in the trading volume of Golden Shares on the TSX or NYSE Amex (it being understood, however, that any cause underlying such change in market price or trading volume may be taken into account in determining whether a Golden Material Adverse Effect has occurred) or any suspension of trading in securities generally on the TSX or NYSE Amex;

provided that, notwithstanding the foregoing, any change, effect, event, occurrence or state of facts described in clauses (b), (c), (d), (e) and (g) above shall constitute a Golden Material Adverse Effect to the extent that any such change, effect, event, occurrence or state of facts has or would reasonably be expected to have, individually or in the aggregate, a disproportionate impact on the business, assets, capital, properties, liabilities, prospects, operations, results of operations or condition (financial or otherwise) of Golden and its subsidiaries taken as a whole, relative to comparable entities operating in the industry in which Golden operates.

        "Golden Material Subsidiaries" means Silex Argentina, S.A., Compañía de Minerales de Zacatecas, S. de R.L. de C.V., Minera de Cordilleras, S. de R.L. de C.V., and Minera Largo, S. de R.L. de C.V.

        "Golden Meeting" means the special meeting of the Golden Stockholders, including any adjournment or postponement thereof, to be called for the purposes of obtaining the approval of the Golden Meeting Resolution and the increase of Golden's authorized capital above 50,000,000 shares of Golden common stock, all in accordance with the requirements of the TSX and NYSE Amex, as applicable.

        "Golden Meeting Resolution" means the resolutions to be voted upon by Golden Stockholders at the Golden Meeting approving the Share Issuance Proposal and the Charter Amendment Proposal.

        "Golden Replacement February 2009 Warrants" means warrants exercisable to acquire Golden common stock issued pursuant to the Plan of Arrangement, in replacement of the February 2009 Warrants.

        "Golden Replacement Options" means options to purchase Golden common stock issued pursuant to the Plan of Arrangement in replacement of ECU Options.

        "Golden Replacement Warrants" means collectively, the Golden Replacement February 2009 Warrants and the Golden Replacement December 2009 Warrants.

        "Golden Termination Fee" has the meaning ascribed thereto under "The Arrangement Agreement—Termination Fee".

        "Golden Termination Fee Event" has the meaning ascribed thereto under "The Arrangement Agreement—Termination Fee".

        "Governmental Entity" means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board or authority of any of the foregoing, (c) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (d) any stock exchange, including the TSX and the NYSE Amex.

        "IFRS" means, at any given date, International Financial Reporting Standards, as applied in Canada, which include standards and interpretations adopted by the International Accounting Standards Board, applied on a consistent basis.

        "Interim Order" means the order made after application to the Québec Court, presented to the Québec Court in a form and content acceptable to ECU and Golden, each acting reasonably, providing for, among other things, the calling and holding of the ECU Meeting, as the same may be amended by the Québec Court at the request of ECU with the consent of Golden, acting reasonably.

        "Intervening Event" has the meaning ascribed thereto on page [    •    ] of this proxy statement.

        "Key Regulatory Approvals" means applicable sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities contemplated by the Arrangement Agreement.

        "Key Third Party Consents" means applicable consents, approvals and notices required to proceed with the transactions contemplated by the Arrangement Agreement and the Transaction.

        "Law" or "Laws" means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, writs, awards, decrees, rulings, ordinances, judgments, injunctions, determinations or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity or self-regulatory authority (including, where applicable, the TSX and the NYSE Amex), and the term "applicable" with respect to such Laws and in a context that refers to one or more persons, means such Laws as are applicable to such person or its business, undertaking, property or securities and emanate from a person having jurisdiction over the person or persons or its or their business, undertaking, property or securities.

        "Letter of Transmittal" means the letter of transmittal, to be completed by ECU Shareholders and ECU Warrantholders in connection with the Transaction.

        "NI 43-101" means National Instrument 43-101, Standards of Disclosure for Mineral Projects, of the Canadian Securities Administrators.

        "NYSE Amex" means the NYSE Amex Stock Exchange.

        "Outside Date" means the date that is four (4) months from the date of entering into the Arrangement Agreement (which was June 24, 2011); provided, however, that in the event the outside date for the ECU Meeting is extended pursuant to Section 2.4(a) of the Arrangement Agreement and/or the Golden Meeting is extended pursuant to Section 2.10(a) of the Arrangement Agreement, the Outside Date shall be extended by the same number of days.

        "Parties" means ECU and Golden, and "Party" means either of them.

        "Plan of Arrangement" means the plan of arrangement, attached as Annex C hereto, and any amendments or variations thereto made in accordance with Section 8.3 of the Arrangement Agreement or the Plan of Arrangement or made at the direction of the Québec Court in the Final Order with the consent of ECU and Golden, each acting reasonably.

        "Private Placement" means the subscription by Golden for Cdn$15,000,000 in principal amount of Convertible Notes at par, pursuant to the Subscription Agreement.

        "Québec Court" means the Superior Court of Québec.

        "San Diego Property" means ECU's mining property located at Latitude and Longitude coordinates 25 6' 7"N and 103 37' 19"W, approximately 9 kilometres northeast of the Velardeña Property, which contains the historical La Cruz-La Rata and El Trovador mines as well as a number of other shallower shafts which were sunk on narrower veins such as the Cantarranas, Montanez and El Jal. The San Diego property is subject to a joint venture agreement between ECU and Golden Tag Resources Ltd..

        "SEC" means the United States Securities and Exchange Commission.

        "Section 3(a)(10) Exemption" means the exemption from the registration requirements of the U.S. Securities Act provided under Section 3(a)(10) thereof.

        "SEDAR" means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators.

        "Share Issuance Proposal" has the meaning ascribed thereto on page [    •    ] of this proxy statement.

        "Shareholder Rights Plan" means the Shareholder Rights Plan Agreement dated as of May 1, 2009 between ECU and Computershare, in its capacity as rights agent.

        "Subscription Agreement" means the agreement dated June 24, 2011 between ECU and Golden setting out the terms and conditions of the Private Placement.

        "Superior Proposal" means any bona fide written Acquisition Proposal that is an unsolicited offer made after the date of the Arrangement Agreement (and not obtained in violation of the non-solicitation provisions of the Arrangement Agreement or the Exclusivity Agreement or any agreement between the person making the Superior Proposal and the Party in respect of which the Superior Proposal is made) that relates to 100% of the outstanding ECU Shares or Golden common stock, as applicable, or all or substantially all of the consolidated assets of ECU or Golden, as applicable, and its subsidiaries, and (i) that is reasonably capable of being completed without undue delay, taking into account all financial, legal, regulatory and other aspects of such proposal and the person making such proposal; (ii) that is made on the same terms and conditions to all ECU Shareholders or Golden Stockholders (to the extent the offer relates to the acquisition of securities), as the case may be; (iii) the financing of which is fully committed; (iv) that is not subject to a due diligence condition; (v) in respect of which the applicable Party's board of directors determines, in its good faith judgment, after receiving the written advice of its outside legal advisors and the ECU Financial Advisor or Golden's financial advisor, as applicable, that (a) failure to recommend such Acquisition Proposal to the ECU Shareholders or Golden Stockholders, as applicable, would be inconsistent with its fiduciary duties under applicable Law; and (b) having regard for all of its terms and conditions, such Acquisition Proposal, will, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction more favorable to the ECU Shareholders or Golden Stockholders, as the case may be, from a financial point of view than the transaction contemplated by the Arrangement Agreement, after taking into account any change to the transaction contemplated by the Arrangement Agreement proposed by the other Party pursuant to such Party's right to match; and (vi) that does not provide for the payment of any break, termination or other fees or expenses to the other party to the Acquisition Proposal in the event that ECU completes the Transaction or any other similar transaction with Golden or any of its affiliates agreed to prior to any termination of the Arrangement Agreement.

        "TSX" means the Toronto Stock Exchange.

        "U.S. GAAP" means the U.S. generally accepted accounting principles.

        "Velardeña Properties" means the Velardeña Property, the Chicago Property and the San Diego Property.

        "Velardeña Property" means ECU's mining property located at Latitude and Longitude coordinates 25 4' 34"N and 103 41' 43"W of the Velardeña Mining District, which contains the Santa Juana mine, as well as the historical Terneras, San Juanes and San Mateo mines.

        "Zacatecas Project" means Golden's Zacatecas Project located in the state of Zacatecas, Mexico.

Selected Mining Terms

        "Ag" means silver.

        "Base Metal" means a classification of metals usually considered to be of low value and higher chemical activity when compared with the precious metals (gold, silver, platinum, etc.). This nonspecific term generally refers to the high-volume, low-value metals copper, lead, tin, and zinc.

        "Breccia" means rock consisting of fragments, more or less angular, in a matrix of finer-grained material or of cementing material.

        "Claim" means a mining interest giving its holder the right to prospect, explore for and exploit minerals within a defined area.

        "Concentrates" means the clean product of ore or metal separated from its containing rock or earth by froth flotation or other methods of mineral separation.

        "Concession" means a grant or lease of a tract of land made by a government or other controlling authority in return for stipulated services or a promise that the land will be used for a specific purpose.

        "Core sample" means one or several pieces of whole or split parts of core selected as a sample for analysis or assay.

        "Crosscut" means a horizontal opening driven from a shaft and (or near) right angles to the strike of a vein or other orebody.

        "Cut-off Grade" means the lowest grade of mineralized rock that qualifies as ore grade in a given deposit, and is also used as the lowest grade below which the mineralized rock currently cannot be profitably exploited. Cut-off grades vary between deposits depending upon the amenability of ore to gold extraction and upon costs of production.

        "Deposit" means an informal term for an accumulation of mineral ores.

        "Development" means underground work carried out for the purpose of opening up a mineral deposit. Includes shaft sinking, crosscutting, drifting and raising.

        "Diorite" means an intrusive igneous rock composed chiefly of sodic plagioclase, hornblende, biotite or pyroxene.

        "Drift" means a horizontal or nearly horizontal underground opening driven along a vein to gain access to the deposit.

        "Epithermal" means hydrothermal mineral deposit formed within one kilometer of the earth's surface, in the temperature range of 50-200°C.

        "Feasibility Study" means an engineering study designed to define the technical, economic, and legal viability of a mining project with a high degree of reliability.

        "Formation" means a distinct layer of sedimentary rock of similar composition.

        "g/t" means grams per metric tonne.

        "Galena" means lead sulfide, the most common ore mineral of lead.

        "Grade" means the metal content of ore, usually expressed in troy ounces per ton (2,000 pounds) or in grams per ton or metric tonnes which contain 2,204.6 pounds or 1,000 kilograms.

        "Gram" means 0.0321507 troy ounces.

        "Hydrothermal" means processes associated with heated or superheated water, especially mineralization or alteration.

        "Indicated Mineral Resource" is that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics, can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

        "Inferred Mineral Resource" is that part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

        "Intrusive" means a body of igneous rock formed by the consolidation of intruded magma.

        "Level" means the horizontal openings on a working horizon in a mine; it is customary to work mines from a shaft, establishing levels at regular intervals, generally about 50 meters or more apart.

        "Measured Mineral Resource" is that part of a mineral resource for which quantity, grade or quality, densities, shape, physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

        "Metallurgy" means the science and art of separating metals and metallic minerals from their ores by mechanical and chemical processes.

        "Metamorphic" means affected by physical, chemical, and structural processes imposed by depth in the earth's crust.

        "Mine" means an excavation beneath the surface of the ground from which mineral matter of value is extracted.

        "Mineral Reserve" means, in accordance with NI 43-101, the economically mineable part of a Measured or Indicated Mineral Resource demonstrated by at least a Preliminary Feasibility Study. This Study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A Mineral Reserve includes diluting materials and allowances for losses that may occur when the material is mined.

        "Mineral Resource" means, in accordance with NI 43-101, a concentration or occurrence of diamonds, natural solid inorganic material or natural solid fossilized organic material, including base or precious metals, coal and industrial minerals, in or on the Earth's crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge.

        "Mineralization" means the concentration of metals within a body of rock.

        "Minerals" means all ores, doré, concentrates and other products derived therefrom, of precious, base and industrial minerals, including diamonds, which may be lawfully explored for, mined and sold pursuant to Mineral Rights and other instruments of title.

        "Mining" means the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product. Exploration continues during the mining process and, in many cases, mineral reserves are expanded during the life of the mine operations as the exploration potential of the deposit is realized.

        "Net Smelter Return" means a payment made by a producer of metals based on the value of the gross metal production from the property, less deduction of certain limited costs including smelting, refining, transportation and insurance costs.

        "Open Pit" means a mine working or excavation open to the surface.

        "Ore" means material containing minerals that can be economically extracted.

        "Ounce (oz)" means a measure of weight in gold and other precious metals, correctly troy ounces, which weighs 31.2 grams, as distinct from an imperial ounce which weighs 28.4 grams.

        "Outcrop" means that part of a geologic formation or structure that appears at the surface of the earth.

        "Oxidation" means a chemical reaction caused by exposure to oxygen that results in a change in the chemical composition of a mineral.

        "Oxide" means mineralized rock in which some of the original minerals have been oxidized (i.e., combined with oxygen).

        "Precious Metal" means any of several relatively scarce and valuable metals, such as gold, silver, and the platinum-group metals.

        "Probable Reserves" means reserves for which quantity and grade and/or quality are computed from information similar to that used for Proven Reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for Proven Reserves, is high enough to assume continuity between points of observation.

        "Proven Reserves" means reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

        "Pyrite" means a common, pale-bronze or brass-yellow mineral. Pyrite has a brilliant metallic luster and has been mistaken for gold. Pyrite is the most wide- spread and abundant of the sulfide minerals and occurs in all kinds of rocks.

        "Ramp" means an inclined underground tunnel which provides access for exploration or a connection between levels of a mine.

        "Reclamation" means the process of returning land to another use after mining is completed.

        "Recovery" means that portion of the metal contained in the ore that is successfully extracted by processing, expressed as a percentage.

        "Reserves" means that part of a mineral deposit that could be economically and legally extracted or produced at the time of reserve determination.

        "Sampling" means selecting a fractional part of a mineral deposit for analysis.

        "Sediment" means solid fragmental material that originates from weathering of rocks and is transported or deposited by air, water, or ice, or that accumulates by other natural agents, such as chemical precipitation from solution or secretion by organisms, and that forms in layers on the Earth's surface at ordinary temperatures in a loose, unconsolidated form.

        "Sedimentary" means formed by the deposition of sediment.

        "Shaft" means a vertical passageway to an underground mine for moving personnel, equipment, supplies and material including ore and waste rock.

        "Skarn" means the name for the metamorphic rocks surrounding an igneous intrusive where it comes in contact with a limestone or dolostone formation.

        "Stope" means an area in an underground mine where ore is mined.

        "Sulfide" means a compound of sulfur and some other element.

        "Tertiary" means the first period of the Cenozoic Era (after the Cretaceous of the Mesozoic Era and before the Quaternary), thought to have covered the span of time between 65 million years and 3 to 2 million years ago.

        "Tonne (t)" means a metric ton of 1,000 kilograms (2,205 pounds).

        "Vein" means a fissure, fault or crack in a rock filled by minerals that have traveled upwards from some deep source.

        "Waste" means rock lacking sufficient grade and/or other characteristics of ore.

Annex B

Execution Version

GOLDEN MINERALS COMPANY

AND

ECU SILVER MINING INC.

ARRANGEMENT AGREEMENT

DATED JUNE 24, 2011

B-i

B-ii

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT dated June 24, 2011,

        GOLDEN MINERALS COMPANY, a corporation incorporated under the laws of Delaware ("Golden")

- and -

        ECU SILVER MINING INC., a corporation incorporated under the laws of Québec ("ECU")

        WHEREAS Golden and ECU wish to enter into a transaction providing for, among other things, the acquisition by Golden of all of the ECU Securities (as defined below);

        AND WHEREAS Golden and ECU intend to carry out the transactions contemplated by this Agreement (as defined below) by way of an arrangement under the provisions of the QBCA (as defined below);

        AND WHEREAS the ECU Board (as defined below), after consultation with its financial and legal advisors, has determined unanimously that the Plan of Arrangement (as defined below) is fair to the ECU Shareholders (as defined below) and is in the best interests of ECU and has resolved unanimously to recommend to the ECU Securityholders (as defined below), other than the holder of the Convertible Notes (as defined below), that they vote in favour of the Arrangement Resolution (as defined below);

        NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1  Definitions

        In this Agreement, unless the context otherwise requires:

        "Acquisition Proposal" means, in relation to Golden or ECU, as applicable, other than the transactions contemplated by this Agreement, any offer, proposal, expression of interest, or inquiry (oral or in writing) from any person (other than the other Party) after the date hereof relating to:

  (a)
  any alliance, joint venture, earn-in right, option to acquire, acquisition, sale or transfer, direct or indirect, of or affecting:

  (i)
  the assets of such Party and/or of one or more of its subsidiaries that, individually or in the aggregate:

  (A)
  constitute 20% or more of the fair market value of the consolidated assets of such Party and its subsidiaries; or

  (B)
  generate 20% or more of the consolidated revenue of such Party and its subsidiaries; or

  (C)
  generate 20% or more of the consolidated operating income of such Party and its subsidiaries; or

  (ii)
  20% or more of any voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for voting or equity securities) of such Party or, in the case of ECU, any of its subsidiaries or, in the case of Golden, any of the Golden Material Subsidiaries; or

  (b)
  any take-over bid, tender offer, exchange offer or similar transaction that, if consummated, would result in such person beneficially owning, directly or indirectly, 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for voting or equity securities) of such Party or, in the case of ECU, any of its subsidiaries or, in the case of Golden, any of the Golden Material Subsidiaries; or

  (c)
  a plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving such Party and, in the case of ECU, any of its subsidiaries or, in the case of Golden, any of the Golden Material Subsidiaries; or

  (d)
  any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement or the Arrangement or which could reasonably be expected to materially reduce the benefits to the other Party under this Agreement or the Plan of Arrangement;

        "Adverse Recommendation Change" has the meaning ascribed thereto in Section 7.2.3(b);

        "affiliate" means, in respect of a specified person, a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, that specified person;

        "Agreement" means this Arrangement Agreement, including (unless the context requires otherwise) the Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

        "AMF" means the Québec Autorité des marchés financiers;

        "Arrangement" means the arrangement under Chapter XVI—Division II of the QBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 8.3 hereof or the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of ECU and Golden, each acting reasonably;

        "Arrangement Resolution" means the special resolution approving the Plan of Arrangement to be voted upon by the ECU Shareholders and the ECU Securityholders at the ECU Meeting, to be substantially in the form and content of Schedule B hereto;

        "Articles of Arrangement" means the articles of arrangement of ECU in respect of the Arrangement, required to be filed pursuant to section 418 of the QBCA with the Enterprise Registrar after the Final Order is made by the Court, which shall be in form and content satisfactory to ECU and Golden, each acting reasonably;

        "Business Day" means any day, other than a Saturday, a Sunday or any other day on which the principal chartered banks located in (i) Denver, Colorado, or (ii) Montreal, Québec are not open for business during normal banking hours;

        "Canadian GAAP" means generally accepted accounting principles determined with reference to the Handbook of the Canadian Institute of Chartered Accountants, as amended from time to time, including, for greater certainty, IFRS, where applicable;

        "Certificate of Arrangement" means the certificate of arrangement to be issued by the Enterprise Registrar in accordance with Chapter XVIII of the QBCA in respect of the Articles of Arrangement;

        "Chicago Project" means the Chicago Project, Velardeña Mining District, Durango State, Mexico, as described on Schedule 3.1(w)(i) to the ECU Disclosure Letter;

        "Competition Act" means the Competition Act (Canada), as amended from time to time;

        "Confidentiality Agreement" means the letter agreement dated April 21, 2011 between Golden and ECU pursuant to which Golden has been provided with access to confidential information of ECU and ECU has been provided with access to confidential information of Golden;

        "Consideration" means the consideration payable by Golden in respect of each ECU Security pursuant to the Plan of Arrangement;

        "control": a person shall be deemed to be controlled by another person or by two or more persons if (i) voting securities of the first-mentioned person carrying more than 50 per cent of the votes attaching to such securities are held, otherwise than by way of security only, by or for the benefit of the other person or by or for the benefit of the other persons, and (ii), in the case of a company, the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such company;

        "Convertible Notes" means the convertible senior unsecured notes due June 30, 2012 to be issued by ECU to Golden pursuant to the Private Placement;

        "Court" means the Superior Court of Québec;

        "Cultural Heritage Laws" means all applicable Laws relating to the protection, reconnaissance and preservation of archaeological, historical or cultural evidences, remains, sites, features or artefacts;

        "December 2009 Warrants" means the ECU Warrants issued pursuant to the December 2009 Warrant Indenture;

        "December 2009 Warrant Indenture" means the warrant indenture dated as of December 9, 2009 between ECU and the Warrant Agent;

        "Definitive Golden Proxy Statement" means the notice of the Golden Meeting and accompanying definitive proxy statement, including all schedules, appendices and exhibits thereto, filed with the SEC and to be sent to Golden Stockholders in connection with the Golden Meeting, as amended, supplemented or otherwise modified from time to time;

        "Depositary" means Computershare Investor Services Inc., in its capacity as depositary for the Arrangement, or such other person as the Parties agree to engage as depositary for the Arrangement;

        "Dissent Rights" means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement;

        "ECU Approvals" means all Permits from any Governmental Entity necessary to conduct the businesses of ECU or any of its subsidiaries as now conducted or currently proposed to be conducted, as listed on Schedule 5.1(m) to the ECU Disclosure Letter;

        "ECU Benefit Plans" has the meaning ascribed thereto in Section 3.1(ff)(i);

        "ECU Board" means the board of directors of ECU as the same is constituted from time to time;

        "ECU Board Change in Recommendation" has the meaning ascribed thereto in Section 8.2.1(c)(i);

        "ECU Circular" means the notice of the ECU Meeting and accompanying management proxy circular, including all schedules, appendices and exhibits thereto, to be sent to ECU Securityholders in connection with the ECU Meeting, as amended, supplemented or otherwise modified from time to time;

        "ECU Concessions" means any mining freehold title, conventional property interest, concession, claim, lease, licence, permit or other right to explore for, exploit, develop, remove, mine, produce, process or refine minerals or any interest therein which ECU or any of its subsidiaries owns or has a right or option to acquire or use, all as listed in Schedule 3.1(w)(i) to the ECU Disclosure Letter;

        "ECU Contract" means any contract, agreement, instrument, license, franchise, lease, arrangement, commitment, understanding or other right or obligation (written or oral) to which ECU or any of its subsidiaries is a party or by which ECU or any of its subsidiaries is bound or affected or to which any of their respective properties or assets is subject;

        "ECU Corporate Opinions" means legal opinions of local counsel, dated no earlier than the date that is three (3) days prior to the Effective Date and addressed to Golden, in respect of the legal status of each of the subsidiaries of ECU, substantially in the form and having the substance of the draft ECU Corporate Opinions attached to the ECU Disclosure Letter;

        "ECU Data Room" means the internet-based data room established by or on behalf of ECU at https://ecusilver.sharefile.com/;

        "ECU Data Room Information" means all information, books, maps, records, reports, files, data, interpretations, papers or other records or documents relating to ECU and its subsidiaries or their respective businesses, made available to Golden and its advisors prior to the date hereof in the ECU Data Room;

        "ECU Disclosure Letter" means the disclosure letter dated the date hereof regarding this Agreement executed by ECU and delivered to Golden prior to the execution of this Agreement;

        "ECU Fairness Advisor" means Stonecap Securities Inc.;

        "ECU Fairness Advisor Engagement Letter" has the meaning ascribed thereto in Section 3.1(rr);

        "ECU Financial Advisor" means Dahlman Rose & Company, LLC, financial advisor to the ECU Board;

        "ECU Financial Advisor Engagement Letter" has the meaning ascribed thereto in Section 3.1(rr);

        "ECU Financial Statements" has the meaning ascribed thereto in Section 3.1(k);

        "ECU Lands" means all interests and rights in real and immoveable property, including property rights, possession rights, licenses, leases, rights of way, rights to use, surface rights, easements and any kind of permits or authorizations permitting the use of land or other real property interests (but excluding the ECU Concessions) which ECU or any of its subsidiaries owns or has a right in or interest in or has an option or other right to acquire or use, all as indicated in Schedule 3.1(w)(i) to the ECU Disclosure Letter;

        "ECU Locked-Up Securityholders" means the ECU Securityholders who will enter into the ECU Meeting Voting Agreement with Golden, including all directors and senior officers of ECU, pursuant to which they will agree, subject to the terms of the ECU Meeting Voting Agreement, to vote their ECU Securities (including any ECU Shares issuable upon the exercise of ECU Options or ECU Warrants) in favour of the Arrangement Resolution;

        "ECU Material Adverse Effect" means any change, effect, event, occurrence or state of facts that individually or in the aggregate with other such changes, effects, events, occurrences or states of fact, (i) would prevent, make illegal, materially delay the consummation of, or impose material limitations or conditions on the consummation of the Arrangement or Golden's ability to acquire, own, or exercise full rights of ownership over, the ECU Securities or any material portion of the business or assets of ECU, or (ii) is or would reasonably be expected to be material and adverse to the business, assets (tangible or intangible), capital, properties, liabilities (contingent or otherwise), prospects, operations, results of operations or condition (financial or otherwise) of ECU and its subsidiaries, taken as a whole, other than any change, effect, event, occurrence or state of facts resulting primarily from:

  (a)
  the announcement of the execution of this Agreement or the transactions contemplated hereby or the performance of any obligation hereunder;

  (b)
  general changes in the political, economic, currency exchange, securities, commodity market or financial conditions in Canada or Mexico;

  (c)
  any change in applicable Laws or regulations or in Canadian GAAP or in the TSX rules;

  (d)
  any natural disaster;

  (e)
  conditions generally affecting, as a whole, the mining industry generally in jurisdictions in which ECU and its subsidiaries operate;

  (f)
  any matter that has been disclosed in the ECU Public Disclosure Record or has been communicated in writing to Golden as of the date of this Agreement in the ECU Disclosure Letter;

  (g)
  any change in the market price of silver; or

  (h)
  any decrease in the market price or any decline in the trading volume of ECU Shares on the TSX (it being understood, however, that any cause underlying such change in market price or trading volume may be taken into account in determining whether an ECU Material Adverse Effect has occurred) or any suspension of trading in securities generally on the TSX;

provided that, notwithstanding the foregoing, any change, effect, event, occurrence or state of facts described in clauses (b), (c), (d), (e) and (g) of this definition shall constitute an ECU Material Adverse Effect to the extent that any such change, effect, event, occurrence or state of facts has or would reasonably be expected to have, individually or in the aggregate, a disproportionate impact on the business, assets, capital, properties, liabilities, prospects, operations, results of operations or condition (financial or otherwise) of ECU and its subsidiaries, taken as a whole, relative to comparable entities operating in the industry in which ECU operates;

        "ECU Material Contract" means any ECU Contract (i) involving current and future aggregate actual or contingent obligations to pay (including advances) to or by ECU or any of its subsidiaries of more than $250,000 in any one calendar year or $500,000 during the entire term (including, if applicable, any renewals thereof) of the ECU Material Contract, (ii) relating to current or future indebtedness of $250,000 or more; (iii) related to litigation or settlement thereof which does or could have any actual or contingent obligations or entitlements of ECU or any of its subsidiaries which have not been fully satisfied prior to the date of this Agreement, other than such ECU Contracts which, individually or together, would have aggregate obligations or entitlements of not more than $250,000, (iv) with any Governmental Entity; (v) that limits or purports to limit the ability of any of ECU or any of its subsidiaries or any key executives of any of the foregoing, to compete in any line of business or with any person or in any geographic area or during any period of time, (vi) that limits or purports to limit the ability of ECU or any of its subsidiaries to solicit any customers, clients, employees or service or product providers of the other parties thereto, (vii) in respect of any joint venture, earn-in rights, partnership or shareholders' agreement, (viii) involving a sharing of profits, losses, costs or liabilities by ECU or any of its subsidiaries with any third party that would result in one or more third parties being entitled to more than $250,000 in the aggregate, (ix) the termination of which would reasonably be expected to have an ECU Material Adverse Effect (x) that could result in the payment of a finder's fee, success fee or other similar fee upon completion of the Arrangement, or (xi) with annual payments by ECU or any of its subsidiaries in excess of $250,000 with a term or commitment to or by ECU or any of its subsidiaries that may reasonably extend beyond one year after the date hereof and which cannot be terminated without penalty or payment on less than 60 days' notice or which is outside the ordinary course of business;

        "ECU Meeting" means the special meeting of ECU Securityholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution;

        "ECU Meeting Record Date" means the record date for ECU Securityholders entitled to receive notice of and vote at the ECU Meeting;

        "ECU Meeting Voting Agreement" means the voting agreement (including all amendments thereto) to be entered into between Golden and the ECU Locked-Up Securityholders, in form and substance satisfactory to ECU, acting reasonably;

        "ECU Option In-the-Money Amount" means the amount, if any, by which (A) the total fair market value (determined immediately before the Effective Time) of the ECU Shares that an ECU Optionholder was entitled to acquire upon the exercise of such ECU Option exceeds (B) the amount payable to acquire such ECU Shares;

        "ECU Optionholder" means a registered holder of ECU Options;

        "ECU Options" means options to purchase ECU Shares granted under the ECU Stock Option Plan;

        "ECU Public Disclosure Record" means all documents and information filed by ECU under applicable Securities Laws and publicly available on SEDAR;

        "ECU Securities" means, collectively, the ECU Shares, the ECU Options, the ECU Warrants and the Convertible Notes;

        "ECU Securityholders" means the holders of ECU Securities;

        "ECU Shareholder" means a holder of ECU Shares;

        "ECU Shares" means the common shares in the capital of ECU;

        "ECU Stock Option Plan" means the Stock Option Plan of ECU, as approved by ECU Shareholders on June 28, 2007 and as amended on May 1, 2009;

        "ECU Termination Fee" has the meaning ascribed thereto in Section 7.4.3;

        "ECU Termination Fee Event" has the meaning ascribed thereto in Section 7.4.4;

        "ECU Title Opinions" means one or more legal opinions, dated no earlier than the date that is three (3) days prior to the Effective Date and addressed to Golden, in respect of title to the ECU Lands and ECU Concessions pertaining to the Velardeña Properties, the Chicago Project and the San Diego Project confirming that as of the date of such opinion, ECU and/or one or more of its subsidiaries has good and valid title to the ECU Lands and ECU Concessions, free and clear of all Liens and defects of any nature whatsoever, other than such qualifications as are noted therein, substantially in the form and having the substance of the draft forms of ECU Title Opinions attached to the ECU Disclosure Letter and being similar in scope to the Golden Title Opinions;

        "ECU Warrants" means, collectively, the February 2009 Warrants and the December 2009 Warrants;

        "EDGAR" means the SEC's Electronic Data Gathering, Analysis and Retrieval System;

        "Effective Date" means the date shown upon the Certificate of Arrangement which gives effect to the Arrangement;

        "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

        "El Quevar Project" means the El Quevar Project located in Salta Province, Argentina, including the concessions held by Silex Argentina, S.A. as described on Schedule 4.1(w)(i) to the Golden Disclosure Letter;

        "Enterprise Registrar" means the enterprise registrar appointed by the Minister of Revenue of Québec;

        "Environmental Laws" means all applicable Laws imposing liability or standards of conduct for or relating to the regulation of activities, materials, substances or wastes in connection with or for or to the protection of human health, safety, the environment or natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation);

        "Environmental Liabilities" means, with respect to any person, all liabilities, obligations, responsibilities, responses, remedial and removal costs, investigation costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, consequential damages, treble damages, costs and expenses, fines, penalties and sanctions incurred as a result of or related to any claim, suit, action, administrative order, investigation, proceeding or demand by any person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, relating to any environmental matter arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Substance whether on, at, in, under, from or about or in the vicinity of any real or personal property;

        "Environmental Permits" means all permits, licenses, written authorizations, certificates, approvals, program participation requirements, sign-offs or registrations required by or available with or from any Governmental Entity under any Environmental Laws;

        "Exchange Ratio" means 0.050;

        "Exclusivity Agreement" means the letter agreement dated May 31, 2011 between Golden and ECU which is attached as a schedule to the proposal letter between Golden and ECU dated the same date;

        "February 2009 Warrants" means the ECU Warrants issued pursuant to the February 2009 Warrant Indenture;

        "February 2009 Warrant Indenture" means the warrant indenture dated as of February 20, 2009, as amended on March 26, 2009 and May 8, 2009, between ECU and the Warrant Agent;

        "Final Order" means the order made after application to the Court, presented to the Court in a form and content acceptable to the Parties, each acting reasonably, approving the Arrangement as such order may be amended by the Court (with the consent of the Parties, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any requested amendment is acceptable to the Parties, each acting reasonably) on appeal;

        "Golden Approvals" means all Permits from any Governmental Entity necessary to conduct the businesses of Golden or any of the Golden Material Subsidiaries as now conducted or currently proposed to be conducted, as listed on Schedule 5.4(k) to the Golden Disclosure Letter;

        "Golden Benefit Plans" has the meaning ascribed thereto in Section 4.1(ff);

        "Golden Board" means the board of directors of Golden as the same is constituted from time to time;

        "Golden Board Change in Recommendation" has the meaning ascribed thereto in Section 8.2.1(d)(i);

        "Golden Concessions" means any mining freehold title, conventional property interest, concession, claim, lease, licence, permit or other right to explore for, exploit, develop, remove, mine, produce, process or refine minerals or any interest therein which Golden or any of its subsidiaries owns or has a right or option to acquire or use in respect of the El Quevar Project and the Zacatecas Project, as listed in Schedule 4.1(w)(i) to the Golden Disclosure Letter;

        "Golden Contract" means any contract, agreement, instrument, license, franchise, lease, arrangement, commitment, understanding or other right or obligation (written or oral) to which Golden or any of the Golden Material Subsidiaries is a party or by which Golden or any of the Golden Material Subsidiaries is bound or affected or to which any of their respective properties or assets is subject;

        "Golden Corporate Opinions" means legal opinions of local counsel, dated no earlier than the date that is three (3) days prior to the Effective Date and addressed to ECU, in respect of the legal status of each of the Golden Material Subsidiaries, substantially in the form and having the substance of the draft Golden Corporate Opinions attached to the Golden Disclosure Letter;

        "Golden Data Room" means the internet-based data room established on behalf of Golden at https://services.intralinks.com/login/?w=890715&p=3&urlId=137734708;

        "Golden Data Room Information" means all information, books, maps, records, reports, files, data, interpretations, papers or other records or documents relating to Golden and its subsidiaries or their respective businesses, made available to ECU and its advisors prior to the date hereof in the Golden Data Room;

        "Golden Disclosure Letter" means the disclosure letter dated the date hereof regarding this Agreement executed by Golden and delivered to ECU prior to the execution of this Agreement;

        "Golden Equity Incentive Plan" means the equity incentive plan adopted by Golden on April 3, 2009, as amended from time to time;

        "Golden Financial Advisor" means BMO Capital Markets Inc., financial advisor to the Golden Board;

        "Golden Financial Statements" has the meaning ascribed thereto in Section 4.1(k);

        "Golden Lands" means all interests and rights in real and immoveable property, including property rights, possession rights, licenses, leases, rights of way, rights to use, surface rights, easements and any kind of permits or authorizations permitting the use of land or other real property interests (but excluding the Golden Concessions) which Golden or any of its subsidiaries owns or has a right in or interest in or has an option or other right to acquire or use in respect of the El Quevar Project or the Zacatecas Project, all as indicated in Schedule 4.1(w)(i) to the Golden Disclosure Letter;

        "Golden Locked-Up Stockholders" means the Golden Stockholders who will enter into the Golden Meeting Voting Agreement with ECU, including all directors and senior officers of Golden, pursuant to which they will agree, subject to the terms of the Golden Meeting Voting Agreement, to vote their Golden Stock (including any Golden Stock issuable upon the exercise of any securities convertible into or exercisable for Golden Stock) in favour of the Golden Meeting Resolution;

        "Golden Material Adverse Effect" means any change, effect, event, occurrence or state of facts that individually or in the aggregate with other such changes, effects, events, occurrences or states of fact, (i) would prevent, make illegal, materially delay the consummation of, or impose material limitations or conditions on the consummation of the Arrangement, (ii) is or would reasonably be expected to be material and adverse to the business, assets (tangible or intangible), capital, properties, liabilities (contingent or otherwise), prospects, operations, results of operations or condition (financial or otherwise) of Golden and its subsidiaries taken as a whole, other than any change, effect, event, occurrence or state of facts resulting primarily from:

  (a)
  the announcement of the execution of this Agreement or the transactions contemplated hereby or the performance of any obligation hereunder;

  (b)
  general changes in political, economic, currency exchange, securities, commodity market or financial conditions in Canada, the United States or Argentina;

  (c)
  any change in applicable Laws or regulations or in U.S. GAAP or in TSX or NYSE Amex rules;

  (d)
  any natural disaster;

  (e)
  conditions generally affecting, as a whole, the mining industry generally in jurisdictions in which Golden and its subsidiaries operate;

  (f)
  any matter that has been disclosed in the Golden Public Disclosure Record or has been communicated in writing to ECU as of the date of this Agreement in the Golden Disclosure Letter;

  (g)
  any change in the market price of silver; or

  (h)
  any decrease in the market price or any decline in the trading volume of Golden Stock on the TSX or NYSE Amex (it being understood, however, that any cause underlying such change in market price or trading volume may be taken into account in determining whether a Golden Material Adverse Effect has occurred) or any suspension of trading in securities generally on the TSX or NYSE Amex;

provided that, notwithstanding the foregoing, any change, effect, event, occurrence or state of facts described in clauses (b), (c), (d), (e) and (g) of this definition shall constitute a Golden Material Adverse Effect to the extent that any such change, effect, event, occurrence or state of facts has or would reasonably be expected to have, individually or in the aggregate, a disproportionate impact on the business, assets, capital, properties, liabilities, prospects, operations, results of operations or condition (financial or otherwise) of Golden and its subsidiaries taken as a whole, relative to comparable entities operating in the industry in which Golden operates;

        "Golden Material Contract" means any (a) Golden Contract or (b) other contract, agreement, instrument, license, franchise, lease, arrangement, commitment, understanding or other right or obligation of any of Golden's subsidiaries relating to the El Quevar Project or the Zacatecas Project (i) involving current and future aggregate actual or contingent obligations to pay (including advances) to or by Golden or any of its subsidiaries of more than $250,000 in any one calendar year or $500,000 during the entire term (including, if applicable, any renewals thereof) of the Golden Material Contract, (ii) relating to current or future indebtedness of $250,000 or more; (iii) related to litigation or settlement thereof which does or could have any actual or contingent obligations or entitlements of Golden or any of its subsidiaries which have not been fully satisfied prior to the date of this Agreement, other than such Golden Contracts which, individually or together, would have aggregate obligations or entitlements of not more than $250,000, (iv) with any Governmental Entity; (v) that limits or purports to limit the ability of any of Golden or any of its subsidiaries or any key executives of any of the foregoing, to compete in any line of business or with any person or in any geographic area or during any period of time, (vi) that limits or purports to limit the ability of Golden or any of its subsidiaries to solicit any customers, clients, employees or service or product providers of the other parties thereto, (vii) in respect of any joint venture, earn-in rights, partnership or shareholders' agreement, (viii) involving a sharing of profits, losses, costs or liabilities by Golden or any of its subsidiaries with any third party that would result in one or more third parties being entitled to more than $250,000 in the aggregate, (ix) the termination of which would reasonably be expected to have a

Golden Material Adverse Effect, (x) that could result in the payment of a finder's fee, success fee or other similar fee upon completion of the Arrangement; or (xi) with annual payments by Golden or any of its subsidiaries in excess of $250,000 with a term or commitment to or by Golden or the applicable subsidiary that may reasonably extend beyond one year after the date hereof and which cannot be terminated without penalty or payment on less than 60 days' notice or which is outside the ordinary course of business;

        "Golden Material Subsidiaries" means Silex Argentina, S.A., Compañía de Minerales de Zacatecas, S. de R.L. de C.V., Minera de Cordilleras, S. de R.L. de C.V., and Minera Largo, S. de R.L. de C.V.;

        "Golden Meeting" means the special meeting of the Golden Stockholders, including any adjournment or postponement thereof, to be called for the purposes of obtaining the approval of the Golden Meeting Resolution and the increase of Golden's authorized capital above 50,000,000 shares of Golden Stock, all in accordance with the requirements of the TSX and NYSE Amex, as applicable;

        "Golden Meeting Resolution" means the resolutions to be voted upon by Golden Stockholders at the Golden Meeting approving (a) the issuance of Golden Stock pursuant to this Agreement, the Plan of Arrangement and the exercise of the Golden Replacement Securities and (b) to the extent required by applicable Law, the adoption of the Golden Replacement Option Plan;

        "Golden Meeting Voting Agreement" means the voting agreement (including all amendments thereto) to be entered into between ECU and the Golden Locked-Up Stockholders, in form and substance satisfactory to Golden, acting reasonably;

        "Golden Option In-the-Money Amount" means the amount, if any, by which (A) the total fair market value (determined immediately after the Effective Time) of the Golden Stock that a holder of a Golden Replacement Option is entitled to acquire upon the exercise of such Golden Replacement Option exceeds (B) the amount payable to acquire such Golden Stock;

        "Golden Options" means options to purchase Golden Stock issued pursuant to the Golden Equity Incentive Plan;

        "Golden Proxy Statement" means either the Preliminary Golden Proxy Statement or the Definitive Golden Proxy Statement;

        "Golden Public Disclosure Record" means all documents and information filed by Golden under applicable Securities Laws and publicly available on SEDAR or EDGAR;

        "Golden Replacement December 2009 Warrants" means warrants exercisable to acquire Golden Stock issued pursuant to the Plan of Arrangement, in replacement of the December 2009 Warrants;

        "Golden Replacement February 2009 Warrants" means warrants exercisable to acquire Golden Stock issued pursuant to the Plan of Arrangement, in replacement of the February 2009 Warrants;

        "Golden Replacement Option Plan" means the stock option plan to be adopted by Golden and, if necessary, approved by Golden Stockholders at the Golden Meeting, providing for the issuance of Golden Replacement Options, which option plan shall be substantially similar in form and substance to the ECU Stock Option Plan, as amended by the Plan of Arrangement;

        "Golden Replacement Options" means options to purchase Golden Stock issued pursuant to the Plan of Arrangement in replacement of ECU Options;

        "Golden Replacement Securities" means, collectively, the Golden Replacement Options and the Golden Replacement Warrants;

        "Golden Replacement Warrants" means collectively, the Golden Replacement February 2009 Warrants and the Golden Replacement December 2009 Warrants;

        "Golden Securities" means, collectively, the Golden Stock, the Golden Replacement Options and the Golden Replacement Warrants;

        "Golden Shelf Registration Statement" has the meaning ascribed thereto in Section 5.11.1(e);

        "Golden Stock" means common stock, par value U.S.$0.01 of Golden;

        "Golden Stockholder" means a holder of Golden Stock;

        "Golden Termination Fee" has the meaning ascribed thereto in Section 7.4.3;

        "Golden Termination Fee Event" has the meaning ascribed thereto in Section 7.4.5;

        "Golden Title Opinions" means one or more legal opinions, dated no earlier than the date that is three (3) days prior to the Effective Date and addressed to ECU, in respect of title to the Golden Lands and Golden Concessions, confirming that as of the date of such opinion, Golden and/or one or more of its subsidiaries has good and valid title to the Golden Lands and Golden Concessions, free and clear of all Liens and defects of any nature whatsoever, other than such qualifications as are noted therein, substantially in the form and having the substance of the draft forms of Golden Title Opinions attached to the Golden Disclosure Letter;

        "Governmental Entity" means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board or authority of any of the foregoing, (c) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (d) any stock exchange, including the TSX and the NYSE Amex;

        "Hazardous Substance" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or deleterious substance, waste or material, including petroleum, polychlorinated biphenyls, asbestos and urea-formaldehyde insulation, and any other material or contaminant regulated or defined pursuant to, or that could result in liability under, any Environmental Law;

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the regulations promulgated thereunder;

        "IFRS" means, at any given date, International Financial Reporting Standards, as applied in Canada, which include standards and interpretations adopted by the International Accounting Standards Board, applied on a consistent basis;

        "including", "includes" or similar expressions are not intended to be limiting and are deemed to be followed by the expression "without limitation";

        "Interim Order" means the order made after application to the Court, presented to the Court in a form and content acceptable to the Parties, each acting reasonably, providing for, among other things, the calling and holding of the ECU Meeting, as the same may be amended by the Court at the request of ECU with the consent of Golden, acting reasonably;

        "Intervening Event" has the meaning ascribed thereto in Section 7.2.3(b);

        "Investment Canada Act" means the Investment Canada Act, as amended from time to time;

        "Key Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities set out in Schedule C hereto;

        "Key Third Party Consents" means those consents, approvals and notices, including as set out in Schedule D hereto, required to proceed with the transactions contemplated by this Agreement and the Arrangement pursuant to the Plan of Arrangement;

        "Law" or "Laws" means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, writs, awards, decrees, rulings, ordinances, judgements, injunctions, determinations or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity or self-regulatory authority (including, where applicable, the TSX and the NYSE Amex), and the term "applicable" with respect to such Laws and in a context that refers to one or more persons, means such Laws as are applicable to such person or its business, undertaking, property or securities and emanate from a person having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

        "Liens" means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests or encumbrances of any kind, whether contingent or absolute, and any right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

        "material fact" means a fact that would reasonably be expected to have a significant effect on the market price or value of securities;

        "Minerals" means all ores, doré, concentrates and other products derived therefrom, of precious, base and industrial minerals, including diamonds, which may be lawfully explored for, mined and sold pursuant to Mineral Rights and other instruments of title;

        "Mineral Rights" means prospecting licences, exploration licences, mining leases, mining licences, mineral concessions and other forms of mineral tenure or other rights to Minerals, or to work upon lands for the purposes of exploring for, developing or extracting Minerals under any forms of mineral title (or any interest therein) recognized under applicable Laws;

        "Money Laundering Laws" means, collectively, all financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity;

        "NI 43-101" means National Instrument 43-101—Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators;

        "NI 45-102" means National Instrument 45-102—Resale of Securities of the Canadian Securities Administrators;

        "Notified Party" has the meaning ascribed thereto in Section 7.3.1;

        "Notifying Party" has the meaning ascribed thereto in Section 7.3.1;

        "NYSE Amex" means the NYSE Amex Stock Exchange;

        "OFAC" means the Office of Foreign Assets Control of the U.S. Treasury Department;

        "ordinary course of business", "ordinary course of business consistent with past practice", or any similar reference, means, with respect to an action taken by a person, that such action is consistent in nature, scope and magnitude with the past practices of such person and is taken in the ordinary course of the normal day-to-day business and operations of such person; provided that in any event such action is not unreasonable or unusual or could not reasonably be expected to impede or impair the completion of the Arrangement;

        "Outside Date" means the date that is four (4) months from the date of entering into this Agreement; provided, however, that in the event the outside date for the ECU Meeting is extended pursuant to Section 2.4(a) and/or the Golden Meeting is extended pursuant to Section 2.10(a), the Outside Date shall be extended by the same number of days;

        "Parties" means ECU and Golden, and "Party" means either of them;

        "Permit" means any license, permit, certificate, consent, order, grant, approval, classification, registration, flagging or other authorization of or from any Governmental Entity;

        "person" shall be broadly interpreted and includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

        "Plan of Arrangement" means the plan of arrangement, substantially in the form of Schedule A hereto, and any amendments or variations thereto made in accordance with Section 8.3 hereof or the plan of arrangement or made at the direction of the Court in the Final Order with the consent of ECU and Golden, each acting reasonably;

        "Preliminary Golden Proxy Statement" means the preliminary proxy statement, including all schedules, appendices and exhibits thereto, to be filed with the SEC in connection with the Golden Meeting as required under applicable Securities Laws, as amended, supplemented or otherwise modified from time to time;

        "Private Placement" means the subscription by Golden for $15,000,000 in principal amount of Convertible Notes at par, pursuant to the Subscription Agreement;

        "Proceedings" means any claim, action, suit, proceeding, objection, opposition, arbitration, mediation or investigation, assessment or reassessment, whether civil, criminal, administrative or investigative;

        "QBCA" means the Business Corporations Act (Québec), R.S.Q., c. S-31.1, as amended, and the regulations made thereunder, as promulgated or amended from time to time;

        "Québec Securities Act" means the Securities Act (Québec) and the rules, regulations, forms and published instruments, policies, bulletins and notices made thereunder, as now in effect and as they may be promulgated or amended from time to time;

        "Regulatory Authorities" means all Governmental Entities having jurisdiction over ECU, Golden or any of their respective subsidiaries, as applicable, or the respective activities of any of the foregoing;

        "Regulatory Authorization" means licenses, permits, authorizations, approvals, registrations and consents under or issued by the Regulatory Authorities;

        "Release" means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Substance in the indoor or outdoor environment, including the movement of Hazardous Substance through or in the air, soil, surface water, ground water or property;

        "Representatives" has the meaning ascribed thereto in Section 7.2.1;

        "Response Period" has the meaning ascribed thereto in Section 7.3.1(b);

        "Returns" means all reports, forms, elections, information statements and returns (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto relating to, or required to be filed or prepared in connection with any Taxes;

        "San Diego Project" means the San Diego Project, Velardeña Mining District, Durango State, Mexico, as described on Schedule 3.1(w)(i) to the ECU Disclosure Letter;

        "SEC" means the United States Securities and Exchange Commission;

        "Section 3(a)(10) Exemption" has the meaning ascribed thereto in Section 2.3;

        "Securities Authorities" means, collectively, the AMF, the SEC and the applicable securities commissions and other securities regulatory authorities in each of the other provinces of Canada and states of the United States;

        "Securities Laws" means the applicable securities Laws in each of the provinces of Canada and the U.S. Securities Act and the U.S. Exchange Act, together with other applicable securities rules, regulations, forms, published instruments, policies, bulletins and notices made thereunder, as now in effect and as they may be promulgated or amended from time to time;

        "SEDAR" means the System for Electronic Document Analysis Retrieval of the Canadian Securities Administrators;

        "Shareholder Rights Plan" means the Shareholder Rights Plan Agreement dated as of May 1, 2009 between ECU and Computershare Investor Services Inc., in its capacity as rights agent;

        "SRP Rights" means the rights issued pursuant to the Shareholder Rights Plan;

        "Subscription Agreement" means the agreement dated the date of this Agreement between ECU and Golden setting out the terms and conditions of the Private Placement;

        "subsidiary" means, in relation to a specified person, a person controlled by such specified person directly, or indirectly through one or more intermediaries;

        "Superior Proposal" means any bona fide written Acquisition Proposal that is an unsolicited offer made after the date of this Agreement (and not obtained in violation of Section 7.2 or the Exclusivity Agreement or any agreement between the person making the Superior Proposal and the Party in respect of which the Superior Proposal is made) that relates to 100% of the outstanding ECU Shares or Golden Stock, as applicable, or all or substantially all of the consolidated assets of ECU or Golden, as applicable, and its subsidiaries, and (i) that is reasonably capable of being completed without undue delay, taking into account all financial, legal, regulatory and other aspects of such proposal and the person making such proposal; (ii) that is made on the same terms and conditions to all ECU Shareholders or Golden Stockholders (to the extent the offer relates to the acquisition of securities), as the case may be; (iii) the financing of which is fully committed; (iv) that is not subject to a due diligence condition; (v) in respect of which the applicable Party's board of directors determines, in its good faith judgment, after receiving the written advice of its outside legal advisors and the ECU Financial Advisor or the Golden Financial Advisor, as applicable, that (a) failure to recommend such Acquisition Proposal to the ECU Shareholders or Golden Stockholders, as applicable, would be inconsistent with its fiduciary duties under applicable Law; and (b) having regard for all of its terms and conditions, such Acquisition Proposal, will, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction more favourable to the ECU Shareholders or Golden Stockholders, as the case may be, from a financial point of view than the transaction contemplated by this Agreement, after taking into account any change to the transaction contemplated by this Agreement proposed by the other Party pursuant to Section 7.3; and (vi) that does not provide for the payment of any break, termination or other fees or expenses to the other party to the Acquisition Proposal in the event that ECU completes the Arrangement or any other similar transaction with Golden or any of its affiliates agreed to prior to any termination of this Agreement;

        "Supplemental December 2009 Warrant Indenture" has the meaning ascribed thereto in Section 5.11.2(d);

        "Supplemental February 2009 Warrant Indenture" has the meaning ascribed thereto in Section 5.11.1(d);

        "Tax Act" means the Income Tax Act (Canada) as amended from time to time;

        "Taxes" means (a) any and all taxes, imposts, levies, withholdings, duties, fees, premiums, assessments and other charges of any kind, however denominated and instalments in respect thereof, imposed by any Governmental Entity, including for greater certainty all income or profits taxes (including Canadian and foreign federal, provincial, state and territorial income taxes), payroll and employee withholding taxes, employment taxes, unemployment insurance, disability taxes, social insurance taxes, sales and use taxes, ad valorem taxes, excise taxes, goods and services taxes, harmonized sales taxes, value-added taxes, franchise taxes, gross receipts taxes, capital taxes, business license taxes, alternative minimum taxes, estimated taxes, abandoned or unclaimed (escheat) taxes, occupation taxes, real and personal property taxes, land transfer taxes, resource royalty taxes, production taxes, stamp taxes, documentation taxes, environmental taxes, transfer taxes, severance taxes, workers' compensation, Canada, Québec and other government pension plan premiums or contributions and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which ECU, Golden or any of their respective subsidiaries, as applicable, is required to pay, withhold or collect, together with any interest, penalties or other additions to tax that may become payable in respect of such taxes, and any interest in respect of such interest, penalties and additions whether disputed or not, and (b) any liability for the payment of any amount described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any Tax sharing or Tax allocation agreement, arrangement or understanding, or as a result of being liable for another person's Taxes as a transferee or successor, by contract or otherwise;

        "Termination Fee" means the ECU Termination Fee or the Golden Termination Fee, as applicable;

        "TSX" means the Toronto Stock Exchange;

        "U.S." or "United States" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

        "U.S. Economic Sanctions" means economic sanctions of the United States administered by OFAC or any Law or executive order relating thereto;

        "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

        "U.S. GAAP" means United States generally accepted accounting principles;

        "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

        "Velardeña Properties" means the Velardeña District Properties, Velardeña Mining District, Durango State, Mexico, as described on Schedule 3.1(w)(i) to the ECU Disclosure Letter;

        "Warrant Agent" means Computershare Trust Company of Canada, in its capacity as warrant agent under the February 2009 Warrant Indenture and the December 2009 Warrant Indenture; and

        "Zacatecas Project" means the Zacatecas Project located in the state of Zacatecas, Mexico, as described on Schedule 4.1(w)(i) to the Golden Disclosure Letter.

1.2  Interpretation Not Affected by Headings

        The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3  Number and Gender

        In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.4  Date for Any Action

        If the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5  Currency

        Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada and "$" refers to Canadian dollars.

1.6  Knowledge

        In this Agreement, references to "the knowledge of ECU" mean the knowledge of Michel Roy, Stephen Altmann and Dwight Walker after due enquiry within ECU and its subsidiaries (including of relevant documentation), and references to "the knowledge of Golden" means the knowledge of Jeffrey Clevenger, Robert Vogels and Jerry Danni after due inquiry within Golden and its subsidiaries (including of relevant documentation).

1.7  Schedules

        The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

  Schedule A—Plan of Arrangement

  Schedule B—Arrangement Resolution

  Schedule C—Key Regulatory Approvals

  Schedule D—Key Third Party Consents

ARTICLE 2
THE ARRANGEMENT

2.1  Arrangement

        ECU and Golden agree that the Arrangement shall be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.

2.2  Interim Order

        ECU shall, as soon as reasonably practicable and in any event not later than fifteen (15) days after the date hereof, apply in a manner acceptable to Golden, acting reasonably, pursuant to Chapter XVI—Division II of the QBCA and, in cooperation with Golden, prepare, file and thereafter diligently pursue (subject to the Court's availability) an application on an ex parte basis before the Court for the Interim Order, which shall provide, among other things:

  (a)
  for the class of persons to whom notice is to be provided in respect of the Arrangement and the ECU Meeting and for the manner in which such notice is to be provided;

  (b)
  for the fixing of the ECU Meeting Record Date and that the ECU Meeting Record Date will not change in respect of any adjourned ECU Meeting;

  (c)
  that the requisite approvals for the Arrangement Resolution shall be (i) at least 66 2/3% of the votes cast on the Arrangement Resolution by ECU Shareholders present in person or represented by proxy at the ECU Meeting, and (ii) at least 66 2/3% of the votes cast on the Arrangement Resolution by ECU Securityholders (voting together as a single class on the basis of one vote per ECU Share, one vote per ECU Option (vested or unvested), one vote per ECU Warrant and one vote for each ECU Share into which the Convertible Notes are convertible (it being acknowledged and agreed that the Convertible Notes will vote on an "as converted" basis, notwithstanding that they may not have been converted into ECU Shares as at the ECU Meeting Record Date)) present in person or represented by proxy at the ECU Meeting;

  (d)
  that, in all other respects, the terms, restrictions and conditions of ECU's articles of incorporation and by-laws, including quorum requirements and all other matters, shall apply in respect of the ECU Meeting;

  (e)
  for the grant of Dissent Rights;

  (f)
  for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

  (g)
  that the ECU Meeting may be adjourned or postponed from time to time by ECU (with the prior written consent of Golden) without the need for additional approval of the Court;

  (h)
  a statement of the Parties' intention to rely on the Section 3(a)(10) Exemption to issue Golden Stock, Golden Replacement Options and Golden Replacement Warrants pursuant to the Arrangement; and

  (i)
  for such other matters as Golden or ECU (with the prior consent of the other) may reasonably require.

2.3  U.S. Securities Law Matters

        The Parties agree that the Arrangement will be carried out with the intention that all Golden Securities issued on completion of the Arrangement to the ECU Securityholders will be issued by Golden in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act (the "Section 3(a)(10) Exemption"). In order to ensure the availability of the Section 3(a)(10) Exemption, the Parties agree that the Arrangement will be carried out on the following basis:

  (a)
  the terms and conditions of the Arrangement will be subject to the approval of the Court;

  (b)
  the Court will be advised as to the intention of the Parties to rely on the Section 3(a)(10) Exemption prior to the hearing required to approve the terms and conditions of the Arrangement;

  (c)
  the Court will be required to approve the procedural and substantive fairness of the terms and conditions of the Arrangement to the ECU Securityholders;

  (d)
  the Court will hold a hearing before approving the procedural and substantive fairness of the terms and conditions of the Arrangement;

  (e)
  the Final Order will expressly state that the terms and conditions of the Arrangement are approved by the Court as being procedurally and substantively fair to the ECU Securityholders;

  (f)
  each ECU Securityholder entitled to receive Golden Stock, Golden Replacement Options or Golden Replacement Warrants on completion of the Arrangement will be given adequate notice advising them of their right to attend the hearing for the Final Order to give approval of the terms and conditions of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

  (g)
  the ECU Securityholders will be advised that Golden Stock, Golden Replacement Options and Golden Replacement Warrants issued pursuant the Arrangement have not been registered under the U.S. Securities Act and will be issued by Golden in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act and certain restrictions on resale under the securities laws of the United States, including, as applicable, Rule 144 and Regulation S under the U.S. Securities Act may be applicable with respect to securities issued to affiliates of Golden;

  (h)
  the Interim Order approving the ECU Meeting will specify that each ECU Securityholder will have the right to appear before the Court at the hearing for the Final Order to approve of the terms and conditions of the Arrangement so long as it files a response to the petition and delivers a copy of the filed response, together with copies of any affidavit materials or other materials upon which it intends to rely at the hearing for the Final Order, to the solicitors for the petitioner at the address and within the time periods specified in the Interim Order; and

  (i)
  the Final Order shall include statements substantially to the following effect:

    "This Order will serve as a basis of a claim to an exemption, pursuant to Section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that act, regarding the distribution of securities of Golden Minerals Company pursuant to the Plan of Arrangement."; and "The terms and conditions of the Arrangement are procedurally and substantively fair to the securityholders of ECU Silver Mining Inc. and are hereby approved by the Court."

2.4  ECU Meeting

  (a)
  Subject to the terms of this Agreement, ECU shall convene and conduct the ECU Meeting in accordance with the Interim Order, ECU's articles of constitution and by-laws and applicable Law and shall hold the ECU Meeting as soon as reasonably practicable and, in any event, within ninety-five (95) days from the date hereof, subject to such extension as the Parties may agree, each acting reasonably, is required to address any comments received from the SEC on the Preliminary Golden Proxy Statement and to conform the disclosure in the ECU Circular. Except as required by applicable Law, or with the prior written consent of Golden, which shall not be unreasonably delayed or withheld, the Arrangement Resolution shall be the only matter of business transacted at the ECU Meeting; provided that, if ECU is required by applicable Law, or permitted by Golden in writing, to transact any other item of business at the ECU Meeting, ECU shall cause the Arrangement Resolution to be considered and voted upon before any other item of business to be transacted at the ECU Meeting.

  (b)
  Subject to the terms of this Agreement, ECU shall solicit proxies in favour of the approval of the Arrangement Resolution and take all other reasonable action necessary or desirable to secure the approval of the Arrangement Resolution, including using proxy solicitation services;

    provided, however, that if ECU makes any ECU Board Change in Recommendation in accordance with Section 8.2.1(c)(i), it shall remain obligated to solicit proxies, but shall no longer be obligated to recommend approval of the Arrangement Resolution.

  (c)
  ECU shall give notice to Golden of the ECU Meeting and allow Golden's representatives and legal counsel to attend the ECU Meeting.

  (d)
  ECU shall advise Golden as Golden may reasonably request, and at least on a daily basis on each of the last ten (10) Business Days prior to the date of the ECU Meeting, as to the aggregate tally of the proxies (for greater certainty, specifying votes "for" and votes "against" the Arrangement Resolution) received by ECU in respect of the Arrangement Resolution from both the ECU Shareholders and the ECU Securityholders.

  (e)
  ECU shall promptly advise Golden of any written notice of dissent or purported exercise by any ECU Shareholder of Dissent Rights received by ECU in relation to the Arrangement Resolution and any withdrawal of Dissent Rights received by ECU and, subject to applicable Law, any written communications sent by or on behalf of ECU to any ECU Shareholder who is exercising or purporting to exercise Dissent Rights in relation to the Arrangement Resolution.

  (f)
  ECU shall, within seven (7) Business Days of the date of this Agreement and thereafter upon reasonable request from time to time by Golden, deliver to Golden (i) basic lists of all registered ECU Shareholders and other securityholders of ECU, showing the name and address of each holder and the number of ECU Shares or other securities of ECU held by each such holder, all as shown on the records of ECU, as of a date that is not more than three (3) Business Days prior to the date of delivery of such list and a list of participants in book-based clearing systems, nominee registered Shareholders or other securities of ECU and non-registered beneficial owner lists that are available to ECU, and securities positions, and (ii) from time to time, at the request of Golden, updated or supplemental lists setting out any changes from the list(s) referred to in clause (i) of this Section 2.4(f).

  (g)
  As soon as practicable, following the date of this Agreement, ECU shall convene a meeting of the ECU Board to approve the ECU Circular.

  (h)
  ECU shall not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation), or fail to call, the ECU Meeting without Golden's prior written consent, (i) except as required for quorum purposes (in which case the ECU Meeting shall be adjourned and not cancelled) or by applicable Law or by a Governmental Entity, or (ii) other than as directed by Golden in accordance with Section 7.3.3.

  (i)
  ECU shall promptly advise Golden of any material communication (written or oral) received by ECU from the TSX, any of the Securities Authorities or any other Governmental Entity in connection with the ECU Meeting.

2.5  ECU Circular

  (a)
  ECU shall prepare the ECU Circular in compliance with Securities Laws and file the ECU Circular on a timely basis in all jurisdictions where it is required to be filed and mail it as required by the Interim Order, all in accordance with applicable Laws. Without limiting the generality of the foregoing, ECU shall file on SEDAR, concurrently with the filing and mailing of the ECU Circular, any technical report required by NI 43-101 to be filed in connection with any disclosure in the ECU Circular with respect to any material property of ECU or any of its subsidiaries, as well as any required translation into French of the ECU Circular, documents incorporated by reference therein, and other materials related to the ECU Meeting.

  (b)
  ECU shall ensure that the ECU Circular complies in all material respects with all applicable Laws, and, without limiting the generality of the foregoing, that the ECU Circular shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than in each case with respect to any written information relating to and provided by Golden for inclusion in the ECU Circular). Subject to Section 7.2, the ECU Circular shall include (a) the unanimous recommendation of the ECU Board that ECU Securityholders vote their ECU Securities in favour of approving the Arrangement Resolution, and a statement that each director and senior officer of ECU intends to vote all of his ECU Securities (including any ECU Shares issued upon the exercise of any ECU Options or ECU Warrants) in favour of approving the Arrangement Resolution, and (b) a summary and a copy of the opinion of the ECU Fairness Advisor, to the effect that, as of the date of such opinion, and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be received pursuant to the Plan of Arrangement by the holders of ECU Shares is fair, from a financial point of view, to the holders of ECU Shares. ECU agrees that the content of the ECU Circular shall comply with the terms of this Agreement.

  (c)
  Golden shall furnish to ECU such information regarding Golden as may be reasonably required by ECU in the preparation of the ECU Circular, including such information as may be required in connection with preparing any pro forma financial statements in accordance with U.S. GAAP and applicable Laws as required by the Interim Order or applicable Laws, and Golden shall ensure that no such information will include any untrue statement of a material fact or omit to state a material fact required to be stated in such information or necessary in order to make any information so furnished or any information concerning Golden not misleading in light of the circumstances in which it is disclosed. Golden shall also use commercially reasonable efforts to cause to be delivered to ECU any necessary consents from any of Golden's auditors and any other advisors to the use of any financial, technical or other expert information required to be included or included in the ECU Circular and to the disclosure in the ECU Circular of the identity of any such advisor.

  (d)
  Golden and its legal counsel shall be given a reasonable opportunity to review and comment on the ECU Circular, prior to the ECU Circular being printed, mailed to ECU Securityholders and filed with the Securities Authorities, and reasonable and due consideration shall be given to any comments made by Golden and its counsel, provided that all information relating solely to Golden included in the ECU Circular, and any information describing the terms and conditions of this Agreement and/or the Plan of Arrangement, shall be in form and content satisfactory to Golden, acting reasonably. ECU shall provide Golden with a final copy of the ECU Circular prior to its mailing to the ECU Securityholders.

  (e)
  Each Party shall notify the other promptly if at any time before the Effective Date it becomes aware (in the case of Golden, only in respect of information relating solely to Golden) that the ECU Circular contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or otherwise requires an amendment or supplement to the ECU Circular, and the Parties shall co-operate in the preparation of any amendment or supplement to the ECU Circular, as required or appropriate, and ECU shall, if required by the Court or applicable Laws, promptly mail or otherwise publicly disseminate any amendment or supplement to the ECU Circular to ECU Securityholders and file the same with the Securities Authorities and as otherwise required.

2.6  Final Order

        If (i) the Interim Order is obtained, (ii) the Arrangement Resolution is approved at the ECU Meeting by ECU Shareholders and ECU Securityholders, as provided for in the Interim Order and as required by applicable Law, (iii) the Golden Meeting Resolution is approved at the Golden Meeting, and (iv) the Key Regulatory Approvals are obtained, ECU shall, subject to the terms of this Agreement, as soon as reasonably practicable thereafter and in any event within three (3) Business Days thereafter take all steps necessary or desirable to secure a hearing date before the Court for the Final Order approving the Arrangement and diligently pursue an application for the Final Order pursuant to Chapter XVI—Division II of the QBCA.

2.7  Court Proceedings

        Subject to the terms of this Agreement, Golden will cooperate with, assist and consent to ECU seeking the Interim Order and the Final Order, including by providing ECU on a timely basis any information required by applicable Law to be supplied by Golden in connection therewith. ECU will provide legal counsel to Golden with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, and will give reasonable and due consideration to all such comments. ECU also will provide legal counsel to Golden on a timely basis with copies of any responses to any petition to oppose and any evidence served on ECU or its legal counsel in respect of the application for the Interim Order or the Final Order or any appeal therefrom. Subject to applicable Law, ECU will not file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except with Golden's prior written consent, such consent not to be unreasonably delayed or withheld; provided that nothing herein shall require Golden to agree or consent to any increase in Consideration or other modification or amendment to such filed or served materials that expands or increases Golden's obligations set forth in any such filed or served materials or under this Agreement or decreases the anticipated benefits to Golden under the Arrangement.

2.8  Articles of Arrangement and Effective Date

        The Articles of Arrangement shall implement the Plan of Arrangement. No later than the third (3rd) Business Day after the satisfaction or, where not prohibited and subject to applicable Law, the waiver of the conditions set forth in Article 6 by the applicable Party for whose benefit such conditions exist (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited and subject to applicable Law, the waiver of those conditions as of the Effective Date by the applicable Party for whose benefit such conditions exist), unless another time or date is agreed to in writing by the Parties, the Articles of Arrangement shall be filed by ECU with the Enterprise Registrar. From and after the Effective Time, the Plan of Arrangement shall have all of the effects provided by applicable Law, including the QBCA. The closing of the transactions contemplated hereby shall take place at the offices of Fasken Martineau DuMoulin LLP in Toronto, or at such other location as may be agreed upon by the Parties.

2.9  Payment of Consideration

        Golden shall, following receipt of the Final Order and prior to the filing by ECU of the Articles of Arrangement with the Enterprise Registrar, ensure that the Depositary has been provided with Golden Stock, Golden Replacement Warrants and aggregate funds in the amount of $125,000 in escrow in order to pay the aggregate Consideration payable pursuant to the Arrangement.

2.10  Golden Meeting

  (a)
  Subject to the terms of this Agreement, Golden shall convene and conduct the Golden Meeting in accordance with Golden's certificate of incorporation and bylaws and applicable Law and shall hold the Golden Meeting as soon as reasonably practicable and, in any event, within ninety-five (95) days from the date hereof, subject to such extension as the Parties may agree, acting reasonably, is required to address any comments received from the SEC on the Preliminary Golden Proxy Statement and to conform the disclosure in the ECU Circular. The Parties agree that Golden may, in its sole discretion and in addition to seeking the approval from Golden Stockholders of the Golden Meeting Resolution, seek the approval of Golden Stockholders to increase its authorized capital above 50,000,000 shares of Golden Stock. Any other matters of business to be transacted at the Golden Meeting shall require the prior written consent of ECU, which shall not be unreasonably delayed or withheld.

  (b)
  Subject to the terms of this Agreement, Golden shall solicit proxies in favour of the approval of the Golden Meeting Resolution and take all other action necessary or desirable to secure such approval, including, if so requested by ECU, using proxy solicitation services; provided, however, that if Golden makes any Golden Board Change of Recommendation in accordance with Section 8.2.1(d)(i), it shall remain obligated to solicit proxies, but shall no longer be obligated to recommend approval of the Golden Meeting Resolution.

  (c)
  Golden shall give notice to ECU of the Golden Meeting and allow ECU's representatives and legal counsel to attend the Golden Meeting.

  (d)
  Golden shall advise ECU as ECU may reasonably request, and at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Golden Meeting, as to the aggregate tally of the proxies received by Golden in respect of the matters to be voted upon at the Golden Meeting.

  (e)
  As soon as practicable following the date of this Agreement, Golden shall convene a meeting of the Golden Board to approve the Definitive Golden Proxy Statement.

  (f)
  Golden shall not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation), or fail to call, the Golden Meeting without ECU's prior written consent, (i) except as required for quorum purposes (in which case the Golden Meeting shall be adjourned and not cancelled) or by applicable Law or by a Governmental Entity, or (ii) other than as directed by ECU in accordance with Section 7.3.3.

  (g)
  Golden shall promptly advise ECU of any material communication (written or oral) received by Golden from the TSX, NYSE Amex, any of the Securities Authorities or any other Governmental Entity in connection with the Golden Meeting.

2.11  Preliminary and Definitive Golden Proxy Statements

  (a)
  Golden shall prepare the Preliminary Golden Proxy Statement in compliance with Securities Laws and file the Preliminary Golden Proxy Statement on a timely basis in all jurisdictions where it is required to be filed. Following resolution of any comments from the SEC, Golden shall file the Definitive Golden Proxy Statement and shall mail it in accordance with all applicable Laws. Without limiting the generality of the foregoing, Golden shall file on SEDAR and EDGAR, as applicable, concurrently with the filing and mailing of the Definitive Golden Proxy Statement, any technical report required by NI 43-101 to be filed in connection with any disclosure in the Golden Proxy Statement with respect to any material property of Golden or any of its subsidiaries.

  (b)
  Golden shall ensure that the Definitive Golden Proxy Statement complies in all material respects with all applicable Laws, and, without limiting the generality of the foregoing, that the Definitive Golden Proxy Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than in each case with respect to any written information relating to and provided by ECU for inclusion in the Definitive Golden Proxy Statement). Subject to Section 7.2, the Definitive Golden Proxy Statement shall include (a) the unanimous recommendation of the Golden Board that Golden Stockholders vote their Golden Stock in favour of the Golden Meeting Resolution, and a statement that each director and executive officer of Golden intends to vote all of his Golden Stock (including all Golden Stock issuable upon the exercise of any securities convertible into or exercisable for Golden Stock) in favour of the Golden Meeting Resolution, and (b) a summary and a copy of the opinion of the Golden Financial Advisor, to the effect that, as of the date of such opinion, and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratio is fair, from a financial point of view, to Golden. Golden agrees that the content of the Definitive Golden Proxy Statement shall comply with the terms of this Agreement.

  (c)
  ECU shall furnish to Golden such information regarding ECU as may be reasonably required by Golden in the preparation of the Golden Proxy Statement, including such information as may be required in connection with preparing any pro forma financial statements in accordance with U.S. GAAP and applicable Laws as required by the Interim Order or applicable Laws, and ECU shall ensure that no such information will include any untrue statement of a material fact or omit to state a material fact required to be stated in such information or necessary in order to make any information so furnished or any information concerning ECU not misleading in light of the circumstances in which it is disclosed. ECU shall also use commercially reasonable efforts to cause to be delivered to Golden any necessary consents from any of ECU's auditors and any other advisors to the use of any financial, technical or other expert information required to be included or included in the Golden Proxy Statement and to the disclosure in the Golden Proxy Statement of the identity of any such advisor.

  (d)
  ECU and its legal counsel shall be given a reasonable opportunity to review and comment on the Preliminary Golden Proxy Statement prior to the filing thereof with the SEC, and reasonable and due consideration shall be given to any comments made by ECU and its counsel, provided that all information relating solely to ECU included in the Preliminary Golden Proxy Statement, and any information describing the terms and conditions of this Agreement and/or the Plan of Arrangement, shall be in form and content satisfactory to ECU, acting reasonably. ECU and its legal counsel shall be given a reasonable opportunity to review and comment on the Definitive Golden Proxy Statement prior to the Definitive Golden Proxy Statement being filed with the applicable Securities Authorities, and reasonable and due consideration shall be given to any comments made by ECU and its counsel, provided that all information relating solely to ECU included in the Definitive Golden Proxy Statement, and any information describing the terms and conditions of this Agreement and/or the Plan of Arrangement, shall be in form and content satisfactory to ECU, acting reasonably. Golden shall provide ECU with a final copy of the Definitive Golden Proxy Statement prior to its mailing to the Golden Stockholders.

  (e)
  Each Party shall notify the other promptly if at any time before the Effective Date it becomes aware (in the case of ECU, only in respect of information relating solely to ECU) that the Golden Proxy Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or otherwise requires an amendment or supplement to the Golden Proxy Statement, and the Parties shall co-operate in the preparation of any amendment or supplement to the Golden Proxy Statement, as required or appropriate, and Golden shall, if required by applicable Laws, promptly mail or otherwise publicly disseminate any amendment or supplement to the Definitive Golden Proxy Statement to Golden Stockholders and file the same with the applicable Securities Authorities and as otherwise required.

2.12  Preparation of Filings

        Golden and ECU shall co-operate in the preparation of any application for the Key Regulatory Approvals and any other orders, registrations, consents, filings, rulings, exemptions, no-action letters and approvals, and in the preparation of any documents reasonably deemed by either of the Parties to be necessary to discharge its respective obligations or otherwise advisable under applicable Laws in connection with this Agreement or the Plan of Arrangement.

2.13  Announcement and Shareholder Communications

        ECU and Golden shall jointly publicly announce the transactions contemplated hereby promptly following the execution of this Agreement by the Parties, the text and timing of each such announcement to be approved by ECU and Golden in advance, acting reasonably. Golden and ECU agree to co-operate in the preparation of presentations, if any, to the ECU Securityholders and Golden Stockholders regarding this Agreement or the Plan of Arrangement, and no Party shall (i) issue any press release or otherwise make public announcements with respect to this Agreement or the Plan of Arrangement without having provided the other Party with a reasonable advance opportunity to review and comment on such press release or announcement and without the consent of the other Party (which consent shall not be unreasonably delayed or withheld), (ii) make any filing with any Governmental Entity with respect to this Agreement or the Plan of Arrangement without prior consultation with the other Party, or (iii) issue any press release or otherwise make any public announcement updating or amending the mineral reserves or mineral resources disclosed in the ECU Public Disclosure Record or the Golden Public Disclosure Record, as the case may be, prior to the date of this Agreement; provided, however, that the foregoing shall be subject to each Party's overriding obligation to make any disclosure or filing required under applicable Laws, provided that the Party making such disclosure shall use commercially reasonable efforts to give prior written notice to the other Party and provide the other Party reasonable opportunity to review and comment on the disclosure or filing, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure or filing.

2.14  Withholding Taxes

        Golden, ECU and the Depositary, as applicable, shall be entitled to deduct and withhold from any Consideration payable or otherwise deliverable to any ECU Securityholder such amounts as Golden, ECU or the Depositary may be required to deduct and withhold therefrom under any provision of applicable Laws in respect of Taxes. To the extent that any amounts are so deducted and withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid. Golden, ECU or the Depositary, as applicable, may sell or otherwise dispose of any portion of the Consideration otherwise payable to an ECU Securityholder as is necessary to provide sufficient funds to enable Golden, ECU or the Depositary, as applicable, to comply with such deduction and/or withholding requirements.

 ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF ECU

3.1  Representations and Warranties of ECU

        ECU hereby represents and warrants to and in favour of Golden as follows, except to the extent that such representations and warranties are qualified by the ECU Disclosure Letter (which shall make reference to the applicable section, subsection, paragraph or subparagraph below in respect of which such qualification is being made), and acknowledges that Golden is relying upon such representations and warranties in connection with the entering into of this Agreement:

  (a)
  Board Approval.    The ECU Board, after consultation with its legal advisors, the ECU Financial Advisor and the ECU Fairness Advisor, has determined unanimously that the Plan of Arrangement is fair to the ECU Shareholders and is in the best interests of ECU and has resolved unanimously to recommend to the ECU Securityholders that they vote in favour of the Arrangement Resolution. The ECU Board has approved the Arrangement pursuant to the Plan of Arrangement and the execution and performance of this Agreement and the performance of the Plan of Arrangement. All of the directors and senior officers of ECU have advised ECU that they intend to vote or cause to be voted in favour of the approval of the Plan of Arrangement (i) all ECU Shares beneficially held by such directors and senior officers (including all ECU Shares issuable upon exercise of the ECU Options and ECU Warrants and any other securities convertible into or exercisable for ECU Shares) and (ii) all ECU Securities beneficially held by such directors and senior officers and ECU shall make a statement to that effect in the ECU Circular and in any joint press release issued pursuant to the provisions of Section 2.13.

  (b)
  Fairness Opinion.    The ECU Board has received the oral opinion of the ECU Fairness Advisor and confirmation that they will receive the written opinion of the ECU Fairness Advisor, to the effect that, as of the date hereof, and subject to the assumptions, limitations and qualifications set forth therein, the Consideration to be received pursuant to the Plan of Arrangement by the ECU Shareholders is fair, from a financial point of view, to the ECU Shareholders, other than Golden and its affiliates.

  (c)
  Organization and Qualification.    Each of ECU and its subsidiaries is a corporation duly incorporated and validly existing under the Laws of its jurisdiction of incorporation, continuance or creation and has all necessary corporate or other power, authority and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted. Each of ECU and its subsidiaries (i) has all licenses, permits, certificates, orders and other authorizations of or from any Governmental Entity necessary to conduct its business as now conducted, and (ii) is duly registered or otherwise authorized and qualified to do business and each is in good standing in each jurisdiction in which the character of its properties, owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except where the failure to hold such license, permit, certificate, order or other authorization or to be so registered or in good standing would not reasonably be expected to have an ECU Material Adverse Effect.

  (d)
  Authority Relative to this Agreement.    ECU has the requisite corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by ECU and the performance by ECU of its obligations under this Agreement have been duly authorized by the ECU Board and (other than the approval of the Arrangement Resolution as required by the Court) no other corporate proceedings on the part of ECU are necessary to authorize the execution and delivery by ECU of this Agreement or the performance by ECU of its obligations under this Agreement or the Arrangement pursuant to the Plan of Arrangement. This Agreement has been duly executed and delivered by ECU and constitutes a legal, valid and binding obligation of ECU, enforceable against ECU in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

  (e)
  No Violations.    Except as disclosed in Schedule 3.1(e) to the ECU Disclosure Letter, none of the authorization, execution and delivery of this Agreement by ECU, the completion of the transactions contemplated by this Agreement or the Plan of Arrangement, or compliance by ECU with any of the provisions hereof or thereof will: (1) violate, conflict with, or result (with or without notice or the passage of time) in a violation or breach of any provision of, require, except for the Key Third Party Consents, any consent, approval or notice under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of ECU or any of its subsidiaries, cause any indebtedness to come due before its stated maturity, cause any credit commitment to cease to be available or cause any payment or other obligation to be imposed on ECU or its subsidiaries, under any of the terms, conditions or provisions of (A) any Laws applicable to ECU including, without limitation, applicable Securities Laws and the rules and regulations of the TSX, (B) their respective articles, by-laws or other comparable organizational documents or resolutions, or (C) any note, bond, mortgage, indenture, loan agreement, deed of trust, Lien, license, Permit, or other ECU Contract; or (2) subject to obtaining the Key Regulatory Approvals, (x) result (with or without notice or the passage of time) in a violation or breach of or constitute a default under any provisions of any Laws applicable to ECU, or any its subsidiaries or any of their respective properties or assets; or (y) cause the suspension or revocation of any Permit currently in effect in respect of ECU or any of its subsidiaries (except, in the case of each of clauses (1) and (2) above, for such violations, conflicts, breaches, defaults, terminations, accelerations, suspensions or creations of Liens which, or any consents (expressly excluding the Key Third-Party Consents and Key Regulatory Approvals), approvals or notices which if not given or received, would not, individually or in the aggregate, reasonably be expected to have any ECU Material Adverse Effect). The authorization of this Agreement, the execution and delivery by ECU of this Agreement, the performance by ECU of its obligations under this Agreement, and the consummation by ECU of the Arrangement, will not give rise to any rights of first refusal or trigger any change in control provisions or any restrictions or limitation under any note, bond, mortgage, indenture, loan agreement, deed of trust, Lien, license, Permit or other ECU Contract, or result in the imposition of any encumbrance, charge or Lien upon any of ECU's assets or the assets of any of its subsidiaries.

  (f)
  Capitalization.    As of the date hereof, the authorized share capital of ECU consists of unlimited number of ECU Shares. As of the date hereof, there are issued and outstanding 317,081,333 ECU Shares, 13,235,000 ECU Options, pursuant to which an aggregate of 13,235,000 ECU Shares are issuable, and 44,365,826 ECU Warrants, pursuant to which an aggregate of 44,365,826 ECU Shares are issuable. Except as disclosed above and in Schedule 3.1(f) to the ECU Disclosure Letter, and except for the Shareholder Rights Plan and the SRP Rights, there are no ECU Securities outstanding and no options, warrants, conversion privileges or other rights, shareholder rights plans, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) of any character whatsoever requiring or which may require the issuance, sale or transfer by ECU of any securities of ECU (including ECU Shares), or any securities or obligations convertible into, or exchangeable or exercisable for, or otherwise evidencing a right or obligation to acquire, any securities of ECU (including ECU Shares) or of subsidiaries of ECU. All outstanding ECU Shares have been duly authorized and validly issued, are fully paid and non-assessable, and all ECU Shares issuable upon the exercise of the ECU Options and ECU Warrants in accordance with their terms have been duly authorized and, upon issuance, will be validly issued as fully paid and non-assessable, and are not and will not be subject to, or issued in violation of, any pre-emptive rights. All securities of ECU (including the ECU Shares, the ECU Options, and the ECU Warrants) have been issued in compliance with all applicable Laws and Securities Laws. There are no securities of ECU or of any of its subsidiaries outstanding which have the right to vote generally (or, other than the ECU Options, ECU Warrants and SRP Rights, are convertible into, or exchangeable or exercisable for securities having the right to vote generally) with the ECU Shareholders on any matter. There are no outstanding contractual or other obligations of ECU or any subsidiary to repurchase, redeem or otherwise acquire any of its securities or with respect to the voting or disposition of any outstanding securities of any of its subsidiaries. There are no outstanding bonds, debentures or other evidences of indebtedness of ECU or any of its subsidiaries having the right to vote with the holders of the outstanding ECU Shares on any matters.

  (g)
  Shareholder Rights Plan.    With respect to the Shareholder Rights Plan:

  (i)
  to the knowledge of ECU, neither a "Flip-in Event" nor a "Separation Time" which could lead to the implementation of the dilutive features of the Shareholder Rights Plan has occurred;

  (ii)
  the Arrangement is an "Exempt Acquisition" for purposes of the Shareholder Rights Plan; and

  (iii)
  the ECU Board, with respect to the Arrangement, has deferred the Separation Time of the SRP Rights to the Outside Date, subject to such deferral being automatically revoked upon the earlier termination of this Agreement in accordance with its terms.

    For purposes of this Section 3.1(g) and Section 5.3(a), the terms "Flip-in Event", "Separation Time" and "Exempt Acquisition" shall have the meanings ascribed to such terms in the Shareholder Rights Plan.

  (h)
  Reporting Status and Securities Laws Matters.    ECU is a "reporting issuer" in, and is not on the list of reporting issuers in default under applicable Canadian provincial Securities Laws of, each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, New Brunswick, Nova Scotia, Newfoundland and Labrador and Prince Edward Island and is in compliance in all material respects with applicable Securities Laws of such provinces. Except as disclosed in Schedule 3.1(h) to the ECU Disclosure Letter, no delisting, suspension of trading in or cease trading order with respect to any securities of ECU and, to the knowledge of ECU, no inquiry or investigation (formal or informal) of any Securities Authority, is in effect or ongoing or, to the knowledge of ECU, threatened or expected to be implemented or undertaken. The ECU Shares and the February 2009 Warrants are listed and posted for trading on the TSX. ECU is in compliance in all material respects with all rules, policies and other requirements of the TSX. ECU is not required to file reports with, or furnish reports to, the SEC pursuant to the U.S. Exchange Act.

  (i)
  Ownership of Subsidiaries.    Schedule 3.1(i) to the ECU Disclosure Letter includes a complete and accurate list of all subsidiaries, direct and indirect, of ECU, and, except as described therein, each such subsidiary is wholly-owned by ECU. Except as disclosed in Schedule 3.1(i) to the ECU Disclosure Letter, all of the issued and outstanding shares of capital stock and other ownership interests in the subsidiaries of ECU are duly authorized, validly issued, fully paid and non-assessable, and all such shares and other ownership interests held directly or indirectly by ECU are legally and beneficially owned free and clear of all Liens, and, except as disclosed in Schedule 3.1(i) to the ECU Disclosure Letter, there are no outstanding options, warrants, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to purchase or acquire, or securities convertible into, or exchangeable or exercisable for, any such shares of capital stock or other ownership interests in any subsidiaries of ECU or material assets or properties of any of the subsidiaries of ECU. There are no contracts, commitments, agreements, understandings, arrangements or restrictions which require any subsidiaries of ECU to issue, sell or deliver any shares in its share capital or other ownership interests, or any securities or obligations convertible into, or exchangeable or exercisable for, any shares of its share capital or other ownership interests. Except as disclosed in Schedule 3.1(i) to the ECU Disclosure Letter, all ownership interests of ECU and its subsidiaries are owned free and clear of all Liens of any kind or nature whatsoever held by third parties.

  (j)
  Public Filings.    Since January 1, 2008, ECU has filed all documents in the ECU Public Disclosure Record required to be filed by it in accordance with applicable Securities Laws with the Securities Authorities or the TSX. All such documents and information comprising the ECU Public Disclosure Record, as of their respective dates (and the dates of any amendments thereto), (1) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (2) complied in all material respects with the requirements of applicable Securities Laws, and any amendments to the ECU Public Disclosure Record required to be made have been filed on a timely basis with the Securities Authorities or the TSX. ECU has not filed any confidential material change report with any Securities Authorities that at the date of this Agreement remains confidential. There has been no change in a material fact or a material change (as such term is defined under the Québec Securities Act) in any of the information contained in the ECU Public Disclosure Record, except for changes in material facts or material changes that are reflected in a subsequently filed document included in the ECU Public Disclosure Record.

  (k)
  ECU Financial Statements.    ECU's audited financial statements as at and for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008 and ECU's unaudited interim financial statements as at and for the three-month period ended March 31, 2011 (including in each case, the notes thereto and related management's discussion and analysis) (collectively, the "ECU Financial Statements") were prepared (in compliance with the requirements of Securities Laws) in accordance with Canadian GAAP, consistently applied and fairly present in all material respects the consolidated financial position, results of operations and changes in financial position of ECU and its subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal period-end adjustments) and reflect reserves required by Canadian GAAP, in respect of all material contingent liabilities, if any, of ECU and its subsidiaries on a consolidated basis. Except as required by the changes to Canadian GAAP and disclosed in ECU's unaudited financial statements as at and for the three-month period ended March 31, 2011, there has been no material change in ECU's accounting policies since December 31, 2010.

  (l)
  Books and Records.    The financial books, records and accounts of ECU and its subsidiaries, in all material respects: (i) have been maintained in accordance with Canadian GAAP, (ii) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of ECU and its subsidiaries, and (iii) accurately and fairly reflect the basis for the ECU Financial Statements. The corporate records and minute books for each of ECU and its subsidiaries are true and correct in all material respects and have been maintained in compliance with applicable Laws; they contain, in all material respects, the duly signed minutes of all meetings of the boards of directors, committees of the boards and shareholders and all resolutions passed by the boards of directors, committees of the boards and the shareholders other than minutes of meetings held in connection with the matters contemplated herein (drafts of which have been provided to Golden). The corporate records and minute books for each of the subsidiaries of ECU are true and correct in all material respects and have been maintained in compliance with applicable Laws, except where failure to do so would not in the aggregate have an ECU Material Adverse Effect.

  (m)
  Internal Control over Financial Reporting.    ECU maintains a system of internal control over financial reporting that has been designed by ECU's senior officers, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Canadian GAAP. ECU's internal control over financial reporting is effective and ECU is not aware of any material weaknesses in its internal control over financial reporting.

  (n)
  No Undisclosed Liabilities.    Except for intercompany balances and agreements solely between ECU and its subsidiaries, ECU and its subsidiaries have no outstanding material indebtedness or liabilities to third parties and are not party to or bound by any suretyship, guarantee, indemnification or assumption agreement, or endorsement of, or any other similar commitment with respect to the obligations, liabilities or indebtedness of any person, other than those specifically identified, and adequately provided for, in the ECU Financial Statements or, to the extent disclosed in the ECU Disclosure Letter, incurred in the ordinary course of business since the date of the most recent financial statements of ECU filed on SEDAR and consistent with past practice.

  (o)
  No Material Change.    Since December 31, 2010, except as disclosed in the ECU Public Disclosure Record, no ECU Material Adverse Effect has occurred, and the debt, business and material property of ECU and its subsidiaries conform in all respects to the description thereof contained in the ECU Public Disclosure Record; and there has been no dividend or distribution of any kind declared, paid or made by ECU on any ECU Shares.

  (p)
  ECU Material Contracts.    Schedule 3.1(p) to the ECU Disclosure Letter includes a complete and accurate list of all ECU Material Contracts in effect as of the date hereof to which ECU or any of its subsidiaries is a party. ECU has made available in the ECU Public Disclosure Record or in the ECU Data Room true and complete copies of all ECU Material Contracts. All ECU Material Contracts are in full force and effect, and ECU or its subsidiaries are entitled to all rights and benefits thereunder in accordance with the terms thereof. All of the ECU Material Contracts are valid and binding obligations of ECU enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction. ECU and its subsidiaries have complied in all material respects with all terms of those ECU Material Contracts to which they are parties, have paid all amounts due thereunder, have not waived any rights thereunder and no material default or breach exists in respect thereof on the part of ECU or any of its subsidiaries or, to the knowledge of ECU or any of its subsidiaries, on the part of any other party thereto, and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute such a material default or breach or trigger a right of termination of any such ECU Material Contracts. As at the date hereof, neither ECU nor any of its subsidiaries has received written notice that any party to an ECU Material Contract to which they are parties intends to cancel, terminate or otherwise modify or not renew such ECU Material Contract, and to the knowledge of ECU, no such action has been threatened.

  (q)
  Non-Competition and Restrictions of Business.    No ECU Contract contains any non-competition obligation or otherwise restricts in any material way the business of ECU and its subsidiaries, taken as a whole, except to the extent that such restrictions would not in the aggregate have an ECU Material Adverse Effect.

  (r)
  No Defaults under Leases and Agreements.

  (i)
  None of ECU or its subsidiaries has received notice of any default under any of the leases, permits and other title and operating documents or any other agreement or instrument pertaining to the mining assets of ECU or any of its subsidiaries to which ECU or any of its subsidiaries is a party or by or to which ECU or any of its subsidiaries or any such assets are bound or subject except to the extent that such defaults would not in the aggregate have an ECU Material Adverse Effect.

  (ii)
  ECU and its subsidiaries are in good standing under all, and are not in default under any, and there is no existing condition, circumstance or matter which constitutes or which, with the passage of time or the giving of notice, would constitute a default under any, leases, permits and other title and operating documents or any other agreements and instruments pertaining to the mining assets of ECU or its subsidiaries to which ECU or any of its subsidiaries is a party or by or to which ECU or any of its subsidiaries or such assets are bound or subject and, to the knowledge of ECU, all such leases, permits, title and operating documents and other agreements and instruments are in good standing and in full force and effect and none of the counterparties to such leases, permits, title and operating documents and other agreements and instruments is in default thereunder except to the extent that such defaults would not have an ECU Material Adverse Effect.

  (s)
  Litigation.    There are no claims, actions, suits, grievances, complaints or proceedings pending or, to the knowledge of ECU, threatened affecting ECU or any of its subsidiaries or affecting any of their respective property or assets at law or in equity before or by any Governmental Entity, including matters arising under Environmental Laws. Neither ECU nor any of its subsidiaries nor any of their respective assets or properties is subject to any outstanding judgement, order, writ, injunction or decree which would reasonably be expected to have an ECU Material Adverse Effect.

  (t)
  Royalties, Rentals and Taxes Paid.    All royalties and rentals payable under the leases and permits of ECU and its subsidiaries and other title and operating documents pertaining to the mining assets of ECU and its subsidiaries and all ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership of such assets or the production of base metals therefrom or allocated thereto or the proceeds of sales thereof payable have been properly paid in full and in a timely manner except to the extent that such non-payment would not have an ECU Material Adverse Effect.

  (u)
  Long Term and Derivative Transactions.    ECU and its subsidiaries have no material obligations or liabilities, direct or indirect, vested or contingent in respect of any rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, production sales transactions having terms greater than 90 days or any other similar transactions (including any option with respect to any of such transactions) or any combination of such transactions, except those incurred in the ordinary course of business.

  (v)
  Taxes.    Except as disclosed in Schedule 3.1(v) to the ECU Disclosure Letter:

  (i)
  ECU and each of its subsidiaries has duly and timely filed all Returns required to be filed by them prior to the date hereof and all such Returns are complete and correct in all material respects.

  (ii)
  ECU and each of its subsidiaries has paid on a timely basis all Taxes which are due and payable, all assessments and reassessments, and all other Taxes due and payable by them on or before the date hereof, other than those which are being or have been contested in good faith and in respect of which adequate reserves have been provided in the ECU Financial Statements. Neither ECU nor any of its subsidiaries is liable for the taxes of any other person pursuant to any provision of applicable Law or any tax sharing agreement, tax indemnification agreement or other similar agreement.

  (iii)
  No material deficiencies, litigation, proposed adjustments or matters in controversy exist or have been asserted with respect to Taxes of ECU or any of its subsidiaries, and neither ECU nor any of its subsidiaries is a party to any action or proceeding for assessment or collection of Taxes and no such event has been asserted or, to the knowledge of ECU, threatened against ECU or any of its subsidiaries or any of their respective assets.

  (iv)
  No claim has been made by any Government Entity in a jurisdiction where ECU or any of its subsidiaries does not file Returns that ECU or any of its subsidiaries is or may be subject to Tax by that jurisdiction.

  (v)
  There are no Tax Liens (other than in respect of Taxes not yet due and payable) upon any of the assets of ECU or any of its subsidiaries.

  (vi)
  ECU and each of its subsidiaries has withheld or collected all amounts required to be withheld or collected by it on account of Taxes and has remitted all such amounts to the appropriate Governmental Entity when required by Law to do so.

  (vii)
  There are no outstanding agreements, forms or other documents extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from ECU or any of its subsidiaries for any taxable period and no request for any such waiver or extension is currently pending.

  (viii)
  ECU has included in the ECU Data Room true, correct and complete copies of all tax Returns, examination reports and statements of deficiencies for taxable periods, or transactions consummated, by ECU or any of its subsidiaries for which the applicable statutory periods of limitations have not expired.

  (ix)
  The tax attributes of the assets of ECU and each of its subsidiaries and the amount of the tax loss carry-forwards of ECU and each of its subsidiaries are accurately reflected in the tax Returns of ECU and each of its subsidiaries, as applicable, and have not materially and adversely changed since the date of such Returns.

  (x)
  ECU and each of its subsidiaries are in full compliance with all terms and conditions of any special or preferential Tax treatment, Tax exemption, Tax holiday or other Tax reduction agreement or order of a taxing authority, and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such special or preferential Tax treatment, Tax exemption, Tax holiday or other Tax reduction agreement or order.

  (xi)
  All returns, pedimentos, and information issued, made or given by ECU and each of its subsidiaries to any Governmental Entity or Regulatory Authority or custom broker in any country regarding the importation, exportation or re-exportation of products, services, or technology, including tariff classifications and information on the origin of any products have been correct, and each subsidiary of ECU (i) has at all times been in material compliance with all applicable customs law provisions, regulations or provisions of all Governmental Entities of Mexico in connection with imports, exports, payment of all applicable custom duties, taxes, fees and expenses in connection with the custom clearance, and the issuance and payment of any Taxes applicable to the corresponding pedimentos or customs declarations, (ii) has obtained all material permits required by any Governmental Entity relating to the importation of any product into Mexico, from any foreign country or exportation or re-exportation of any product from Mexico or any foreign entity to any foreign country, (iii) has maintained all documents and records as required by any export promotion program in force, or by any Governmental Entity, including all documents relevant to those imports and exports, and (iv) is not, and has not been, the subject of any material audit, assessment, review, investigation or inquiry by any Governmental Entity or Regulatory Authority in any country regarding the importation, exportation or re-exportation of products, services, or technology.

    (xii)
    The accounting value of the ECU Shares is not more than 50% attributable, directly or indirectly, to real properties located in Mexico, within the meaning of Article 190 of the Mexican Income Tax Law.

  (w)
  Property.

  (i)
  The:

  (A)
  ECU Concessions are the only mining concessions, claims, leases, licenses, permits or other rights to explore for, exploit, develop, remove, mine, produce, process or refine minerals that ECU or any of its subsidiaries have any legal or equitable interest in and that are required to conduct ECU's businesses; and

  (B)
  Except for the ECU Concessions, the ECU Lands are the only interests in real property, including licences, leases, rights of way, rights to use, surface rights, easements or other real property interests that ECU or any of its subsidiaries have any legal or equitable interest in and that are required to conduct ECU's businesses.

  (ii)
  Except as disclosed in Schedule 3.1(w)(ii) to the ECU Disclosure Letter, each ECU Concession is in good standing and each ECU Concession and all of the ECU Lands are held by ECU or its subsidiaries free and clear of all Liens and ECU and its subsidiaries are lawfully authorized to hold the interests of ECU and its subsidiaries in the ECU Concessions and the ECU Lands.

  (iii)
  Schedule 3.1(w)(iii) to the ECU Disclosure Letter sets out a list which is an up to date, complete, true and accurate list in all material respects of the interests of ECU and its subsidiaries in each of the ECU Concessions and ECU Lands.

  (iv)
  Each ECU Concession has been obtained and maintained in compliance with applicable Laws.

  (v)
  Any and all Taxes and other payments due and payable in respect of the ECU Concessions and the ECU Lands have been paid.

  (vi)
  Any and all material filings required to be filed in respect of the ECU Concessions and the ECU Lands have been filed.

  (vii)
  Except as set forth in Schedule 3.1(w)(iii) to the ECU Disclosure Letter, ECU or its subsidiaries have the exclusive right to deal with the ECU Concessions and the ECU Lands.

    (viii)
    Except as set forth in Schedule 3.1(w)(iii) to the ECU Disclosure Letter, other than as provided in this Agreement, no other person has any material interest in the ECU Concessions or the ECU Lands or any right to acquire any such interest.

    (ix)
    There are no adverse claims, actions, suits or proceedings that have been commenced or, to the knowledge of ECU, that are pending or threatened, affecting or which could affect the title to or right to explore for, develop, mine, extract, exploit, remove, process or refine the minerals relating to the ECU Concessions or ECU Lands, including the title to or ownership by ECU or its subsidiaries of any of the foregoing, which might involve the possibility of any judgement or liability affecting the ECU Concessions or ECU Lands.

    (x)
    Neither ECU nor its subsidiaries have received any written notice or, to the knowledge of ECU, any oral notice from any Governmental Entity or any person with jurisdiction or applicable authority of any expropriation or revocation, or any intention to expropriate or revoke, ECU's or any of its subsidiaries' interests in the ECU Concessions or ECU Lands.

  (x)
  Mineral Resources.    The most recent estimated mineral resources disclosed in the ECU Public Disclosure Record prior to the date of this Agreement have been prepared and disclosed in all material respects in accordance with accepted mining, engineering, geoscience and other approved industry practises and all applicable Laws, including NI 43-101. The information provided by ECU to the Qualified Persons (as defined in NI 43-101) in connection with the preparation of such estimates was complete and accurate in all material respects at the time such information was furnished. No material mineral deposits are subject to illegal occupation. There has been no material reduction in the aggregate amount of estimated mineral resources of ECU and its subsidiaries from the amounts disclosed in the ECU Public Disclosure Record.

  (y)
  Mining.

  (i)
  ECU or one of its subsidiaries holds Mineral Rights recognized in the jurisdiction in which each of the ECU Concessions or ECU Lands is located, in respect of the ore bodies and minerals in such mining properties under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, licences, mining concessions, permits, or other recognized and enforceable instruments and documents sufficient to permit ECU or one or more of its subsidiaries, as the case may be, to explore for, develop, mine, extract, exploit, remove, process or refine the minerals relating to such ECU Concessions or ECU Lands. In addition, ECU or one of its subsidiaries has all necessary surface rights, access rights and water rights, and all other presently required rights and interests granting ECU or one of its subsidiaries, as the case may be, the rights and ability to explore for, develop, mine, extract, exploit, remove, process or refine (as applicable) the minerals derived from each ECU Concession or ECU Land. Each of the aforementioned interests and rights is currently in good standing in all material respects.

  (ii)
  ECU and its subsidiaries have good and sufficient title to their real property interests including fee simple estate of and in real property, leases, easements, rights of way, permits or licenses from landowners or authorities permitting the use of land by ECU and its subsidiaries necessary to permit the operation of their respective businesses as presently owned and conducted. ECU does not have any knowledge nor is it aware of any defects, failures or impairments in the title of ECU or its subsidiaries to their respective assets, whether or not an action, suit, proceeding or inquiry is pending or threatened or whether or not discovered by any third party, which in the aggregate would have an ECU Material Adverse Effect.

    (iii)
    Except as set forth in Schedule 3.1(y)(iii) to the ECU Disclosure Letter, no royalty, commission or similar payment is payable by ECU or any of its subsidiaries in respect of any of the ECU Concessions or ECU Lands.

    (iv)
    None of ECU or any of its subsidiaries has received written or, to the knowledge of ECU, oral notice of the termination, cancellation, or declaration of invalidity or unenforceability by any person of any Mineral Rights of ECU or any of its subsidiaries, or has become aware of any intention on the part of, nor has there been any announcement by, any person to terminate, cancel, declare invalid or unenforceable or revoke any Mineral Rights of ECU or any of its subsidiaries, which in the aggregate would have an ECU Material Adverse Effect.

    (v)
    All leases, licences and claims pursuant to which ECU or any of its subsidiaries derives the interests in the ECU Concessions and ECU Lands are in good standing and there has been no material default under any such lease, licence or claim.

    (vi)
    Except as set out in Schedule 3.1(y)(vi) to the ECU Disclosure Letter, none of the ECU Concessions or ECU Lands (or any interest in, or right to earn an interest in, any such property) or other material assets of ECU or any of its subsidiaries is subject to any back-in rights, earn-in rights, rights of first refusal, rights of first offer, option rights, or similar provisions which would materially affect ECU's or its subsidiaries' interests in the ECU Concessions or the ECU Lands.

    (vii)
    All mineral exploration, development, construction, extraction, exploitation, removal, processing or refining activities on the properties of ECU and each of its subsidiaries has been conducted in material compliance with applicable Laws and contractual obligations to third parties (where applicable) and in accordance with good mining and engineering practices and all applicable workers' compensation and health and safety and workplace Laws have been duly complied with in all material respects, except as would not in the aggregate have an ECU Material Adverse Effect.

  (z)
  Mining Safety and Health.    ECU, its subsidiaries and its and their respective assets, and the ownership, operation, development, maintenance and use thereof, are in compliance in all material respects with all mining safety and health Laws applicable to their operations. In addition:

  (i)
  neither ECU nor any of its subsidiaries has received (or is otherwise aware of) any demand or notice with respect to a material breach of any applicable mining safety and health Laws;

  (ii)
  there are no claims, investigations or inquiries pending or, to the knowledge of ECU, threatened against ECU or any of its subsidiaries (or naming ECU or any of its subsidiaries as a potentially responsible party) based on non-compliance with any applicable mining safety and health Laws at any of the operations or facilities currently or formerly owned, leased, licensed or operated by ECU or any of its subsidiaries;

  (iii)
  since January 1, 2008, no major or fatal accident involving ECU or any of its subsidiaries has occurred in their operations or facilities currently or formerly owned, leased, licensed or operated by ECU or any of its subsidiaries, regarding their own employees or third parties employees;

  (iv)
  since January 1, 2008, neither ECU nor any of its subsidiaries has been a party to any pending sanctioning proceeding, and it has not been fined by any governmental authority due to any breach of any applicable mining safety and health Laws; and

    (v)
    neither ECU nor any of its subsidiaries expects to be subject to any sanctioning proceeding due to infractions to any applicable mining safety and health Laws.

  (aa)
  Cultural Heritage.    No archaeological permits, licences, approvals, consents, surveys, removals, certificates, monitoring reports or other authorizations of any kind or nature have been obtained in connection with any property of ECU or its subsidiaries during the activities performed to date on such properties, neither have archaeological remains been discovered nor damages to any archaeological remains been caused as a direct or indirect result of activities undertaken on such properties. In addition:

  (i)
  neither ECU nor any of its subsidiaries has received (or is otherwise aware of) any demand or notice with respect to the material breach of any applicable Cultural Heritage Laws or any order or directive relating to archaeological matters which requires any material work, repairs, construction, or capital expenditures, applicable to ECU or any of its subsidiaries or any of their business undertakings;

  (ii)
  there are no claims, investigations or inquiries pending or, to the knowledge of ECU, threatened against ECU or any of its subsidiaries (or naming ECU or any of its subsidiaries as a potentially responsible party) based on non-compliance with any applicable Cultural Heritage Laws at any of the properties or facilities currently or formerly owned, leased, licensed or operated by ECU or any of its subsidiaries; and

  (iii)
  ECU and each of its subsidiaries has provided Golden with all archaeological surveys, assessments, removals, monitoring and audits that have been performed by them or by others who have furnished a copy to ECU or any of its subsidiaries with respect to any property or facility currently owned, leased, licensed or operated by ECU or any of its subsidiaries.

  (bb)
  Expropriation.    No part of the ECU Concessions or the ECU Lands has been taken, condemned or expropriated by any Governmental Entity nor has any written notice or proceeding in respect thereof been given or commenced nor does ECU or any of its subsidiaries know of any intent or proposal to give such notice or commence any such proceedings.

  (cc)
  Permits.    ECU and each of its subsidiaries has obtained and is in compliance with all Permits required by applicable Laws, necessary to conduct its current businesses as they are now being conducted, except to the extent that the failure to obtain such permit or be in compliance therewith would not reasonably be expected to have an ECU Material Adverse Effect. Without limiting the generality of the foregoing, neither ECU or any of its subsidiaries has received notice of any proceeding relating to the revocation or adverse modification of any ECU Concession and none of ECU or any of its subsidiaries has knowledge of any facts, events or circumstances that would reasonably be expected to result in a failure to obtain or be in compliance with or renew in the ordinary course of business such Permits as are necessary to conduct its businesses as they are now being conducted.

  (dd)
  Environmental Matters.    Except as set forth in Schedule 3.1(dd) to the ECU Disclosure Letter, each of ECU and its subsidiaries and their respective businesses, operations, and properties:

  (i)
  is in compliance in all material respects with all Environmental Laws and all terms and conditions of all Environmental Permits;

  (ii)
  has not received any order, request or notice from any person alleging a violation of any Environmental Law or requiring any material work, repairs, rehabilitation, remediation, construction or expenditures;

    (iii)
    (i) is not a party to any litigation or administrative proceeding, nor to the knowledge of ECU is any litigation or administrative proceeding threatened against ECU or any of the ECU Concessions or the ECU Lands, which in either case (1) asserts or alleges that it violated any Environmental Laws, (2) asserts or alleges that it is required to clean up, remove or take remedial or other response action due to the Release of any Hazardous Substances, or (3) asserts or alleges that it is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the Release of any Hazardous Substances, (ii) to the knowledge of ECU, is not subject to any conditions existing currently which could reasonably be expected to subject it to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response by it pursuant to applicable Environmental Laws; and (iii) is not subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Law and has not been named or listed as a potentially responsible party by any Governmental Entity in a matter arising under any Environmental Laws; and

    (iv)
    is not involved in operations and does not know of any facts, circumstances or conditions, including any Release of Hazardous Material, that would reasonably be expected to result in any material Environmental Liabilities.

  (ee)
  Regulatory.    Except as disclosed in Schedule 3.1(ee) to the ECU Disclosure Letter:

  (i)
  ECU and its subsidiaries have, since January 1, 2004, operated and are currently operating in material compliance with all applicable material Laws, including all applicable rules, regulations, guidelines and policies of any Regulatory Authorities.

  (ii)
  ECU and its subsidiaries have, since January 1, 2004, operated and are currently operating their respective businesses in material compliance with all Regulatory Authorizations, except to the extent that the failure to so operate would not reasonably be expected to have an ECU Material Adverse Effect. ECU and its subsidiaries have not received any written notices or other correspondence from the Regulatory Authorities regarding any circumstances that have existed or currently exist which would lead to a loss, suspension, or modification of, or a refusal to issue, any Regulatory Authorization relating to its activities which would reasonably be expected to materially restrict, curtail, limit or adversely affect the ability of ECU or its subsidiaries to operate their respective businesses.

  (ff)
  Employee Benefits.

  (i)
  ECU and each of its subsidiaries has complied, in all material respects, with the terms of all agreements, health, welfare, supplemental unemployment benefit, bonus, incentive, profit sharing, deferred compensation, stock purchase, stock compensation, stock option, disability, pension or retirement plans and other employee compensation or benefit plans, policies, arrangements, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, insured or uninsured which are maintained by or binding upon ECU or such of its subsidiaries or in respect of which ECU or any of its subsidiaries has any actual or potential liability (collectively, the "ECU Benefit Plans") and with all applicable Laws and collective bargaining agreements relating thereto.

  (ii)
  Schedule 3.1(ff)(ii) to the ECU Disclosure Letter sets forth a complete list of the ECU Benefit Plans. Current and complete copies of all written ECU Benefit Plans as amended to date or, where oral, written summaries of the terms thereof, and all booklets and communications concerning the ECU Benefit Plans which have been provided to persons entitled to benefits under the ECU Benefit Plans together with true and complete copies of all material documents relating to the ECU Benefit Plans have been included in the ECU Data Room.

    (iii)
    Each ECU Benefit Plan is and has been established, registered (if required), qualified, funded, invested and administered, in all material respects, in compliance with the terms of such ECU Benefit Plan (including the terms of any documents in respect of such ECU Benefit Plan), all applicable Laws and any collective bargaining agreement relating thereto.

    (iv)
    All obligations of ECU or any of its subsidiaries regarding the ECU Benefit Plans have been satisfied in all material respects and no Taxes are owing or exigible under any of the ECU Benefit Plans. All employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of each ECU Benefit Plan have been paid or remitted in a timely fashion in accordance with its terms and all applicable Laws.

    (v)
    Each ECU Benefit Plan is insured or funded in compliance with the terms of such ECU Benefit Plan, all applicable Laws and any collective bargaining agreement relating thereto and is in good standing with such Governmental Entities as may be applicable and, as of the date hereof, no currently outstanding notice of under-funding, non-compliance, failure to be in good standing or otherwise has been received by ECU or any of its subsidiaries from any such Governmental Entities.

    (vi)
    To the knowledge of ECU, (i) no ECU Benefit Plan is subject to any pending investigation, examination or other proceeding, action or claim initiated by any Governmental Entity, or by any other party (other than routine claims for benefits), and (ii) there exists no state of facts which after notice or lapse of time or both would reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration or qualification of any ECU Benefit Plan required to be registered or qualified.

    (vii)
    ECU and its subsidiaries have no formal plan and have made no promise or commitment, whether legally binding or not, to create any additional ECU Benefit Plan or to improve or change the benefits provided under any ECU Benefit Plan.

    (viii)
    There is no entity other than ECU and any of its subsidiaries participating in any ECU Benefit Plan.

    (ix)
    None of the ECU Benefit Plans provides benefits beyond retirement or other termination of service to employees or former employees or to the beneficiaries or dependants of such employees.

    (x)
    Neither the execution and delivery of this Agreement by ECU nor completion of the Arrangement pursuant to the Plan of Arrangement nor compliance by ECU with any of the provisions hereof shall result in any payment or other compensation (including severance, unemployment compensation, bonuses or otherwise) becoming due to any director or employee of ECU or any of its subsidiaries or result in any increase or acceleration of contributions, liabilities, benefits or vesting, under any ECU Benefit Plan or restriction held in connection with any ECU Benefit Plan.

    (xi)
    All data necessary to administer each ECU Benefit Plan is in the possession of ECU or its subsidiaries or their respective agents and is in a form which is sufficient for the proper administration of the ECU Benefit Plan in accordance with its terms and all applicable Laws and such data is complete and correct.

  (gg)
  Labour and Employment.

  (i)
  All current assessments under applicable workers compensation legislation in relation to the employees of ECU and its subsidiaries have been paid or accrued by ECU and its subsidiaries, as applicable, and ECU and its subsidiaries are not subject to any special or penalty assessment under such legislation which has not been paid.

  (ii)
  Except for those (i) written employment contracts with salaried employees of ECU and any of its subsidiaries identified in Schedule 3.1(gg)(ii) to the ECU Disclosure Letter, and (ii) contracts with independent contractors of ECU and any of its subsidiaries identified in Schedule 3.1(gg)(ii) to the ECU Disclosure Letter, there are no written ECU Contracts of employment or service entered into with any such employees or independent contractors or any oral ECU Contracts of employment or service. True and complete copies of all such ECU Contracts (or in the case of any oral ECU Contracts, written summaries of the terms of such ECU Contracts) have been made available in the ECU Data Room. Except as disclosed in Schedule 3.1(gg)(ii) to the ECU Disclosure Letter, no employee of ECU or any of its subsidiaries is party to a change of control, severance, termination, golden parachute or similar agreement or provision or would receive payments under such agreement or provision as a result of the Arrangement.

  (iii)
  Except as disclosed in Schedule 3.1(gg)(iii) to the ECU Disclosure Letter, neither ECU nor any of its subsidiaries is subject to any collective agreement, either directly or by operation of law, with any trade union or association which may qualify as a trade union. There are no outstanding or, to the knowledge of ECU, threatened labour tribunal (administrative or judicial) proceedings of any kind related to any labour or employment obligation under any applicable Laws, including unfair labour practice proceedings or any proceedings which could result in certification of a trade union as bargaining agent for any employees of ECU or any of its subsidiaries. There are no threatened or apparent union organizing activities involving employees of ECU or any of its subsidiaries nor is ECU or any of its subsidiaries currently negotiating any collective agreement.

  (hh)
  Compliance with Laws.    Except as disclosed in Schedule 3.1(hh) to the ECU Disclosure Letter, ECU and its subsidiaries have complied, since January 1, 2004, in all material respects with and are not in material violation of any applicable material Laws.

  (ii)
  Absence of Cease Trade Orders.    No order or ruling having the effect of ceasing or suspending trading in the ECU Shares (or any of them) or any other securities of ECU is outstanding and no proceedings for this purpose have been instituted or, to the knowledge of ECU, are pending, contemplated or threatened.

  (jj)
  Key Third Party Consents and Key Regulatory Approvals.    The only approvals, consents, registrations, permits, authorizations and other considerations required to be obtained by ECU from any Governmental Entity or third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement are the Key Third Party Consents and Key Regulatory Approvals relating to ECU.

  (kk)
  Winding Up.    No order has been made, petition presented or meeting convened for the purpose of winding up of ECU or any of its subsidiaries, or for the appointment of any provisional liquidator or in relation to any other process whereby the business is terminated and the assets of ECU or any of its subsidiaries are distributed amongst the creditors and/or shareholders or other contributors, and there are no proceedings under any applicable insolvency, bankruptcy, reorganisation or similar laws in any relevant jurisdiction, and no events have occurred which, under applicable Laws, would be reasonably likely to justify any such cases or proceedings.

  (ll)
  Administration and Receivership.    No person has taken any step, legal proceeding or other procedure with a view to the appointment of an administrator, whether out of court or otherwise, in relation to ECU or any of its subsidiaries, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of any of ECU or any of its subsidiaries nor has any such order been made (including, in any relevant jurisdiction, any other order by which, during the period it is in force, the affairs, business and assets of the company concerned are managed by a person appointed by any Governmental Entity).

  (mm)
  Voluntary Arrangement, Etc.    None of ECU or any of its subsidiaries has taken any step with a view to a suspension of payments or a moratorium of any indebtedness or has made any voluntary arrangement with any of its creditors or is insolvent or unable to pay its debts as they fall due.

  (nn)
  Related Party Transactions.    There are no ECU Contracts or other transactions currently in place between, on the one hand, ECU or any of its subsidiaries and, on the other hand: (i) any holder of record or, to the knowledge of ECU, beneficial owner of 5% or more of the ECU Shares; (ii) any officer or director of ECU or any of its subsidiaries; or (iii) to the knowledge of ECU, any affiliate or associate of any such, officer, director, holder of record, beneficial owner or any other person not dealing at arm's length to ECU or its subsidiaries.

  (oo)
  Registration Rights.    No ECU Shareholder has any right to compel ECU to register or otherwise qualify the ECU Shares (or any of them) for public sale or distribution.

  (pp)
  Rights of Other Persons.    No person has any right of first refusal or option to purchase or any other right of participation in any of the ECU Concessions or ECU Lands.

  (qq)
  Restrictions on Business Activities.    There is no agreement, arbitral award, judgment, injunction, order or decree binding upon ECU or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting, or impairing in any material respect (i) any business practice of any of them, (ii) any acquisition or disposition of property by any of them, or (iii) the conduct of the business by any of them as currently conducted.

  (rr)
  Brokers.    No broker, investment banker, financial advisor, finder, intermediary or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of ECU or any of its subsidiaries, other than the ECU Financial Advisor, the fees and expenses of which are as set forth in the engagement letter ("ECU Financial Advisor Engagement Letter") dated May 19, 2011, and the ECU Fairness Advisor, the fees and expenses of which are as set forth in the engagement letter (the "ECU Fairness Advisor Engagement Letter") dated June 10, 2011, and will be paid by ECU in accordance with the terms of the ECU Financial Advisor Engagement Letter and the ECU Fairness Advisor Engagement Letter, as applicable (true and complete copies of which have been provided to Golden).

  (ss)
  Fees and Expenses.    Schedule 3.1(ss) to the ECU Disclosure Letter sets forth (A) the estimated amount of any fees and expenses, including change of control, severance and transaction costs, reasonably attributable to this Agreement and the transactions contemplated hereby that ECU has incurred to date and expects to incur as of the Effective Date (other than the fees and expenses payable to the ECU Financial Advisor pursuant to the ECU Financial Advisor Engagement Letter and the fees and expenses payable to the ECU Fairness Advisor pursuant to the ECU Fairness Advisor Engagement Letter) and (B) the estimated amount of such fees and expenses, including change of control, severance and estimated transaction costs, that have been paid to date.

  (tt)
  Insurance.    As of the date hereof, ECU and its subsidiaries have such policies of insurance as are listed in Schedule 3.1(tt) to the ECU Disclosure Letter. All insurance maintained by ECU or any of its subsidiaries is in full force and effect and is in good standing and neither ECU nor any of its subsidiaries is in default, whether as to payment of premium or otherwise, under the terms of any such insurance nor has ECU or any of its subsidiaries failed to give any notice or present any material claim under any such insurance in a due and timely fashion or received notice or otherwise become aware of any intent of an insurer to either claim any default on the part of ECU or any of its subsidiaries or not to renew any policy of insurance on its expiry or to increase any deductible or cost.

  (uu)
  ECU Data Room.    All of the ECU Data Room Information was accurate in all material respects as at the date of such information as stated therein, or, if any ECU Data Room Information is undated, as of the date of its delivery to the ECU Data Room. All information provided to Golden in relation to Golden's due diligence requests, including information in the ECU Public Disclosure Record or not otherwise provided in the ECU Data Room, was accurate in all material respects as at its respective date as stated therein, except as modified by information included in the ECU Public Disclosure Record or the ECU Disclosure Letter. Except as disclosed in the ECU Public Disclosure Record on or before the date of this Agreement, there has been no material change to the ECU Data Room Information or any other information provided to Golden since the date posted to the ECU Data Room or provided to Golden, as the case may be.

  (vv)
  Intellectual Property.    ECU or its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business now operated by them, and neither ECU nor any of its subsidiaries has received any written notice or claim challenging ECU or its subsidiaries respecting the validity of, use of or ownership of the processes and technology, and to the knowledge of ECU, there are no facts upon which such a challenge could be made.

  (ww)
  Competition Act.    ECU and its subsidiaries do not have assets in Canada that exceed $73 million or annual gross revenues from sales in or from Canada that exceed $73 million, in either case, as determined in accordance with the Competition Act and the regulations thereunder.

  (xx)
  Investment Canada Act.    (i) ECU and its subsidiaries do not carry on a "cultural business" as defined in the Investment Canada Act, and (ii) the value of the assets of ECU and its subsidiaries, calculated in accordance with the Investment Canada Act, does not exceed $312 million.

  (yy)
  HSR Act.    As determined in accordance with the HSR Act, ECU and all entities controlled by ECU (i) did not hold more than U.S.$66 million in U.S. assets or have aggregate sales in or into the United States in excess of U.S.$66 million in ECU's most recent fiscal year, and (ii) are not "United States issuers" as defined in the HSR Act.

3.2  Survival of Representations and Warranties

        The representations and warranties of ECU contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

 ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF GOLDEN

4.1  Representations and Warranties

        Golden (which for the purposes of this Article 4 shall exclude its predecessor, Apex Silver Mines Limited, except with respect to Golden Financial Statements) hereby represents and warrants to and in favour of ECU as follows, except to the extent that such representations and warranties are qualified by the Golden Disclosure Letter (which shall make reference to the applicable section, subsection, paragraph or subparagraph below in respect of which such qualification is being made), and acknowledges that ECU is relying upon such representations and warranties in connection with the entering into of this Agreement:

  (a)
  Board Approval.    The Golden Board, after consultation with its legal advisors and the Golden Financial Advisor, has determined unanimously that the transactions contemplated by this Agreement and the Plan of Arrangement are in the best interests of Golden and has resolved unanimously to recommend to the Golden Stockholders that they vote in favour of the Golden Meeting Resolution. The Golden Board has approved the Arrangement pursuant to the Plan of Arrangement and the execution of this Agreement and the performance of Golden's obligations under this Agreement and the Plan of Arrangement. All of the directors and senior officers of Golden have advised Golden that they intend to vote or cause to be voted in favour of the Golden Meeting Resolution, all Golden Stock beneficially held by such directors and senior officers (including all Golden Stock issuable upon the exercise of any securities convertible into or exercisable for Golden Stock) and Golden shall make a statement to that effect in the Golden Proxy Statement and in any joint press release issued pursuant to the provisions of Section 2.13.

  (b)
  Fairness Opinion.    The Golden Board has received the oral opinion of the Golden Financial Advisor and confirmation that it will receive the written opinion of the Golden Financial Advisor, to the effect that, as of the date hereof, and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratio is fair, from a financial point of view, to Golden.

  (c)
  Organization and Qualification.    Each of Golden and its subsidiaries is duly organized and validly existing under the applicable Laws of its jurisdiction of incorporation, continuance or creation and has all necessary corporate or other power, authority and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted. Each of Golden and its subsidiaries (i) has all licenses, permits, certificates, orders and other authorizations of or from any Governmental Entity necessary to conduct its business as now conducted, and (ii) is duly registered or otherwise authorized and qualified to do business and each is in good standing in each jurisdiction in which the character of its properties, owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except where the failure to hold such license, permit, certificate, order or other authorization or to be so registered or in good standing would not reasonably be expected to have a Golden Material Adverse Effect.

  (d)
  Authority Relative to this Agreement.    Golden has the requisite corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Golden and the performance by Golden of its obligations under this Agreement have been duly authorized by the Golden Board and (other than the approval of the Golden Meeting Resolution) no other corporate proceedings on the part of Golden are necessary to authorize the execution and delivery by Golden of this Agreement or the performance by Golden of its obligations under this Agreement or the Arrangement pursuant to the Plan of Arrangement. This Agreement has been duly executed and delivered by Golden and constitutes a legal, valid and binding obligation of Golden, enforceable against Golden in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

  (e)
  No Violations.    None of the authorization, execution and delivery of this Agreement by Golden, the completion of the transactions contemplated by this Agreement or the Plan of Arrangement, or compliance by Golden with any of the provisions hereof or thereof will: (1) violate, conflict with, or result (with or without notice or the passage of time) in a violation or breach of any provision of, require, except for the Key Third Party Consents, any consent, approval or notice under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Golden or any of its subsidiaries, cause any indebtedness to come due before its stated maturity, cause any credit commitment to cease to be available or cause any payment or other obligation to be imposed on Golden or its subsidiaries, under any of the terms, conditions or provisions of (A) any laws applicable to Golden including, without limitation, applicable Securities Laws and the rules and regulations of the TSX and NYSE Amex, (B) their respective articles, by-laws or other comparable organizational documents or resolutions, or (C) any note, bond, mortgage, indenture, loan agreement, deed of trust, Lien, license, Permit, or other Golden Contract; or (2) subject to obtaining the Key Regulatory Approvals, (x) result (with or without notice or the passage of time) in a violation or breach of or constitute a default under any provisions of any Laws applicable to Golden, or any its subsidiaries or any of their respective properties or assets; or (y) cause the suspension or revocation of any Permit currently in effect in respect of Golden or any of its subsidiaries (except, in the case of each of clauses (1) and (2) above, for such violations, conflicts, breaches, defaults, terminations, accelerations, suspensions or creations of Liens which, or any consents (expressly excluding the Key Third-Party Consents and Key Regulatory Approvals), approvals or notices which if not given or received, would not, individually or in the aggregate, reasonably be expected to have any Golden Material Adverse Effect). The authorization of this Agreement, the execution and delivery by Golden of this Agreement, the performance by Golden of its obligations under this Agreement, and the consummation by Golden of the Arrangement, will not give rise to any rights of first refusal or trigger any change in control provisions or any restrictions or limitation under any note, bond, mortgage, indenture, loan agreement, deed of trust, Lien, license, Permit or other Golden Contract, or result in the imposition of any encumbrance, charge or Lien upon any of Golden's assets or the assets of any of its subsidiaries.

  (f)
  Capitalization.    As of the date hereof, the authorized share capital of Golden consists of 50,000,000 shares of Golden Stock and 10,000,000 shares of preferred stock. As of the date hereof, there are issued and outstanding 15,302,675 shares of Golden Stock, 136,810 Golden Options, pursuant to which an aggregate of 136,810 shares of Golden Stock are issuable, and an aggregate of 60,910 shares of Golden Stock are issuable pursuant to other awards under the Golden Equity Incentive Plan. Except as disclosed above, there are no shares of Golden Stock outstanding and no options, warrants, conversion privileges or other rights, shareholder rights plans, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) of any character whatsoever requiring or which may require the issuance, sale or transfer by Golden of any securities of Golden (including Golden Stock), or any securities or obligations convertible into, or exchangeable or exercisable for, or otherwise evidencing a right or obligation to acquire, any securities of Golden (including Golden Stock) or of subsidiaries of Golden. All outstanding shares of Golden Stock have been duly authorized and validly issued, are fully paid and non-assessable, and all shares of Golden Stock issuable upon the exercise of

    Golden Options or pursuant to awards under the Golden Equity Incentive Plan, in each case in accordance with their terms, have been duly authorized and, upon issuance, will be validly issued as fully paid and non-assessable, and are not and will not be subject to, or issued in violation of, any pre-emptive rights. All securities of Golden (including the Golden Stock, the Golden Options and the securities awarded under the Golden Equity Incentive Plan) have been issued in compliance with all applicable Laws and Securities Laws. There are no securities of Golden or of any of its subsidiaries outstanding which have the right to vote generally (or, other than options under the Golden Equity Incentive Plan that are convertible into, or exchangeable or exercisable for, securities having the right to vote generally) with the Golden Stockholders on any matter. There are no outstanding contractual or other obligations of Golden or any subsidiary to repurchase, redeem or otherwise acquire any of its securities or with respect to the voting or disposition of any outstanding securities of any of its subsidiaries. There are no outstanding bonds, debentures or other evidences of indebtedness of Golden or any of its subsidiaries carrying the right to vote with holders of the outstanding Golden Stock on any matters.

  (g)
  No Shareholder Rights Plan.    As at the date hereof, Golden is not party to any shareholder rights plan or similar agreement.

  (h)
  Reporting Status and Securities Laws Matters.    Golden is a "reporting issuer" in, and is not on the list of reporting issuers in default under applicable Canadian provincial Securities Laws of, each of the Provinces of British Columbia, Alberta and Ontario and is in compliance in all material respects with applicable Securities Laws of such provinces and of the United States. No delisting, suspension of trading in or cease trading order with respect to any securities of and, to the knowledge of Golden, no inquiry or investigation (formal or informal) of any Securities Authority, is in effect or ongoing or, to the knowledge of Golden, threatened or expected to be implemented or undertaken. The Golden Stock is registered under Section 12(b) of the U.S. Exchange Act. The Golden Stock is listed and posted for trading on the TSX and the NYSE Amex. Golden is in compliance in all material respects with all rules, policies and other requirements of the TSX and the NYSE Amex.

  (i)
  Ownership of Subsidiaries.    Schedule 4.1(i) to the Golden Disclosure Letter includes a complete and accurate list of all subsidiaries, direct and indirect, of Golden, and each such subsidiary is directly or indirectly wholly-owned by Golden. All of the issued and outstanding shares of capital stock and other ownership interests in the subsidiaries of Golden are duly authorized, validly issued, fully paid and non-assessable, and all such shares and other ownership interests held directly or indirectly by Golden are legally and beneficially owned free and clear of all Liens, and there are no outstanding options, warrants, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to purchase or acquire, or securities convertible into, or exchangeable or exercisable for, any such shares of capital stock or other ownership interests in any subsidiaries of Golden or material assets or properties of any of the subsidiaries of Golden. There are no contracts, commitments, agreements, understandings, arrangements or restrictions which require any subsidiaries of Golden to issue, sell or deliver any shares in its share capital or other ownership interests, or any securities or obligations convertible into, or exchangeable or exercisable for, any shares of its share capital or other ownership interests. All ownership interests of Golden and the Golden Material Subsidiaries are owned free and clear of all Liens of any kind or nature whatsoever held by third parties.

  (j)
  Public Filings.    Since March 24, 2009, Golden has filed all documents in the Golden Public Disclosure Record required to be filed by it in accordance with applicable Securities Laws with the applicable Securities Authorities, the TSX or the NYSE Amex. All such documents and information comprising the Golden Public Disclosure Record, as of their respective dates

    (and the dates of any amendments thereto), (1) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (2) complied in all material respects with the requirements of applicable Securities Laws, and any amendments to the Golden Public Disclosure Record required to be made have been filed on a timely basis with the Securities Authorities, the TSX or the NYSE Amex. Golden has not filed any confidential material change report with any Securities Authorities that at the date of this Agreement remains confidential. There has been no change in a material fact or a material change (as such term is defined under the Québec Securities Act) in any of the information contained in the Golden Public Disclosure Record, except for changes in material facts or material changes that are reflected in a subsequently filed document included in the Golden Public Disclosure Record.

  (k)
  Golden Financial Statements.    Golden's audited financial statements as at and for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008 and Golden's unaudited interim financial statements as at and for the three-month period ended March 31, 2011 (including, in each case, the notes thereto and related management's discussion and analysis) (collectively, the "Golden Financial Statements") were prepared (in compliance with the requirements of Securities Laws) in accordance with U.S. GAAP and fairly present in all material respects the consolidated financial position, results of operations and changes in financial position of Golden and its subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal period-end adjustments) and reflect reserves required by U.S. GAAP in respect of all material contingent liabilities, if any, of Golden and its subsidiaries on a consolidated basis. There has been no material change in Golden's accounting policies since December 31, 2010.

  (l)
  Books and Records.    The financial books, records and accounts of Golden, in all material respects: (i) have been maintained in accordance with U.S. GAAP, (ii) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of Golden and its subsidiaries, and (iii) accurately and fairly reflect the basis for the Golden Financial Statements. The corporate records and minute books of Golden are true and correct in all material respects and have been maintained in compliance with all applicable Laws; they contain, in all material respects, the duly signed minutes of all meetings of the boards of directors, committees of the boards and shareholders and all resolutions passed by the boards of directors, committees of the boards and the shareholders other than minutes of meetings held in connection with the matters contemplated herein (drafts of which have been provided to ECU). The corporate records and minute books for each of the subsidiaries of Golden are true and correct in all material respects and have been maintained in compliance with applicable Laws, except where failure to do so would not in the aggregate have a Golden Material Adverse Effect.

  (m)
  Internal Control over Financial Reporting.    Golden maintains a system of internal control over financial reporting that complies with the requirements of the U.S. Exchange Act and that has been designed by Golden's senior officers, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Golden's internal control over financial reporting is effective and Golden is not aware of any material weaknesses in its internal control over financial reporting.

  (n)
  No Undisclosed Liabilities.    Except for intercompany balances and agreements solely between Golden and its subsidiaries, Golden and its subsidiaries have no outstanding material indebtedness or liabilities to third parties and are not party to or bound by any suretyship, guarantee, indemnification or assumption agreement, or endorsement of, or any other similar commitment with respect to the obligations, liabilities or indebtedness of any person, other than those specifically identified, and adequately provided for, in the Golden Financial Statements or, to the extent disclosed in the Golden Disclosure Letter, incurred in the ordinary course of business since the date of the most recent financial statements of Golden filed on SEDAR and consistent with past practice.

  (o)
  No Material Change.    Since December 31, 2010, except as disclosed in the Golden Public Disclosure Record, no Golden Material Adverse Effect has occurred and the debt, business and material property of Golden conform in all respects to the description thereof contained in the Golden Public Disclosure Record; and there has been no dividend or distribution of any kind declared, paid or made by Golden on any Golden Stock.

  (p)
  Golden Material Contracts.    Schedule 4.1(p) to the Golden Disclosure Letter includes a complete and accurate list of all Golden Material Contracts in effect as of the date hereof. Golden has made available in the Golden Public Disclosure Record or in the Golden Data Room true and complete copies of all Golden Material Contracts. All Golden Material Contracts are in full force and effect, and Golden or its subsidiaries are entitled to all rights and benefits thereunder in accordance with the terms thereof. All of the Golden Material Contracts are valid and binding obligations of Golden enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction. Golden and its subsidiaries have complied in all material respects with all terms of those Golden Material Contracts to which they are parties, have paid all amounts due thereunder, have not waived any rights thereunder and no material default or breach exists in respect thereof on the part of Golden or its subsidiaries or, to the knowledge of Golden or its subsidiaries, on the part of any other party thereto, and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute such a material default or breach or trigger a right of termination of any such Golden Material Contracts. As at the date hereof, neither Golden nor any of its subsidiaries has received written notice that any party to a Golden Material Contract to which they are parties intends to cancel, terminate or otherwise modify or not renew such Golden Material Contract, and to the knowledge of Golden, no such action has been threatened.

  (q)
  Non-Competition and Restrictions on Business.    No Golden Contract contains any non-competition obligation or otherwise restricts in any material way the business of Golden and its subsidiaries, taken as a whole, except to the extent that such restrictions would not in the aggregate have a Golden Material Adverse Effect.

  (r)
  No Defaults under Leases and Agreements.

  (i)
  None of Golden or the Golden Material Subsidiaries has received notice of any default under any of the leases, permits and other title and operating documents or any other agreement or instrument pertaining to the mining assets of Golden or any of its subsidiaries relating to the El Quevar Project or the Zacatecas Project to which Golden or any of its subsidiaries is a party or by or to which Golden or any of its subsidiaries or any such assets are bound or subject except to the extent that such defaults would not in the aggregate have a Golden Material Adverse Effect.

  (ii)
  Golden and its subsidiaries are in good standing under all, and are not in default under any, and there is no existing condition, circumstance or matter which constitutes or which, with the passage of time or the giving of notice, would constitute a default under any, leases, permits and other title and operating documents or any other agreements and instruments pertaining to the mining assets of Golden or any of its subsidiaries relating to the El Quevar Project or the Zacatecas Project to which Golden or any of its subsidiaries is a party or by or to which Golden or any of its subsidiaries or such assets are bound or subject and, to the knowledge of Golden, all such leases, permits, title and operating documents and other agreements and instruments are in good standing and in full force and effect and none of the counterparties to such leases, permits, title and operating documents and other agreements and instruments is in default thereunder except to the extent that such defaults would not have a Golden Material Adverse Effect.

  (s)
  Litigation.    There are no claims, actions, suits, grievances, complaints or proceedings pending or, to the knowledge of Golden, threatened affecting Golden or the Golden Material Subsidiaries or affecting any of their respective property or assets at law or in equity before or by any Governmental Entity, including matters arising under Environmental Laws. There are no claims, actions, suits, grievances, complaints or proceedings pending or, to the knowledge of Golden, threatened affecting any subsidiary of Golden or affecting any of their respective property or assets at law or in equity before or by any Governmental Entity, including matters arising under Environmental Laws, except to the extent that such claims, actions, suits, grievances, complaints or proceedings would not in the aggregate have a Golden Material Adverse Effect. Neither Golden nor any of its subsidiaries nor any of their respective assets or properties is subject to any outstanding judgment, order, writ, injunction or decree which would reasonably be expected to have a Golden Material Adverse Effect.

  (t)
  Royalties, Rentals and Taxes Paid.    All royalties and rentals payable under the leases and permits of Golden and its subsidiaries and other title and operating documents pertaining to the mining assets of Golden and its subsidiaries and all ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership of such assets or the production of base metals therefrom or allocated thereto or the proceeds of sales thereof payable have been properly paid in full and in a timely manner except to the extent that such non-payment would not have a Golden Material Adverse Effect.

  (u)
  Long Term and Derivative Transactions.    Except as disclosed in the Golden Public Disclosure Record, Golden and its subsidiaries have no material obligations or liabilities, direct or indirect, vested or contingent in respect of any rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, production sales transactions having terms greater than 90 days or any other similar transactions (including any option with respect to any of such transactions) or any combination of such transactions, except those incurred in the ordinary course of business.

  (v)
  Taxes.

  (i)
  Golden and each of its subsidiaries has duly and timely filed all Returns required to be filed by them prior to the date hereof and all such Returns are complete and correct in all material respects.

  (ii)
  Golden and each of its subsidiaries has paid on a timely basis all Taxes which are due and payable, all assessments and reassessments, and all other Taxes due and payable by them on or before the date hereof, other than those which are being or have been contested in good faith and in respect of which adequate reserves have been provided in the Golden Financial Statements. Neither Golden nor any of its subsidiaries is liable for the taxes of any other person pursuant to any provision of applicable Law or any tax sharing agreement, tax indemnification agreement or other similar agreement.

    (iii)
    No material deficiencies, litigation, proposed adjustments or matters in controversy exist or have been asserted with respect to Taxes of Golden or any of its subsidiaries, and neither Golden nor any of its subsidiaries is a party to any action or proceeding for assessment or collection of Taxes and no such event has been asserted or, to the knowledge of Golden, threatened against Golden or any of its subsidiaries or any of their respective assets.

    (iv)
    No claim has been made by any Government Entity in a jurisdiction where Golden or any of its subsidiaries does not file Returns that Golden or any of its subsidiaries is or may be subject to Tax by that jurisdiction.

    (v)
    There are no Tax Liens (other than in respect of Taxes not yet due and payable) upon any of the assets of Golden or any of its subsidiaries.

    (vi)
    Golden and each of its subsidiaries has withheld or collected all amounts required to be withheld or collected by it on account of Taxes and has remitted all such amounts to the appropriate Governmental Entity when required by Law to do so.

    (vii)
    There are no outstanding agreements, forms or other documents extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from Golden or any of its subsidiaries for any taxable period and no request for any such waiver or extension is currently pending.

    (viii)
    Golden has included in the Golden Data Room true, correct and complete copies of all tax Returns, examination reports and statements of deficiencies for taxable periods, or transactions consummated, by Golden or any of the Golden Material Subsidiaries for which the applicable statutory periods of limitations have not expired.

    (ix)
    Golden and each of its subsidiaries are in full compliance with all terms and conditions of any special or preferential Tax treatment, Tax exemption, Tax holiday or other Tax reduction agreement or order of a taxing authority, and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such special or preferential Tax treatment, as defined by such Laws, Tax exemption, Tax holiday or other Tax reduction agreement or order.

    (x)
    All returns, pedimentos, and information issued, made or given by Golden and each of its subsidiaries to any Governmental Entity or Regulatory Authority or custom broker in any country regarding the importation, exportation or re-exportation of products, services, or technology, including tariff classifications and information on the origin of any products have been correct, and each subsidiary of Golden (i) has at all times been in material compliance with all applicable customs law provisions, regulations or provisions of all applicable Governmental Entities in connection with imports, exports, payment of all applicable custom duties, taxes, fees and expenses in connection with the custom clearance, and the issuance and payment of any Taxes applicable to the corresponding pedimentos or customs declarations, (ii) has obtained all material permits required by any Governmental Entity relating to the importation of any product from any foreign country or exportation or re-exportation of any product to any foreign country, (iii) has maintained all documents and records as required by any export promotion program in force, or by any Governmental Entity, including all documents relevant to those imports and exports, and (iv) is not, and has not been, the subject of any material audit, assessment, review, investigation or inquiry by any Governmental Entity or Regulatory Authority in any country regarding the importation, exportation or re-exportation of products, services, or technology.

  (w)
  Property.

  (i)
  The:

  (A)
  Golden Concessions are the only mining concessions, claims, leases, licenses, permits or other rights to explore for, develop, extract, exploit, remove, mine, produce, process or refine minerals that Golden or its subsidiaries have any legal or equitable interest in, and that are required to conduct Golden's business in respect of, the El Quevar Project and the Zacatecas Project; and

  (B)
  Except for the Golden Concessions, Golden Lands are the only interests in real property, including licences, leases, rights of way, rights to use, surface rights, easements or other real property interests that Golden or its subsidiaries have any legal or equitable interest in, and that are required to conduct Golden's business in respect of, the El Quevar Project and the Zacatecas Project.

  (ii)
  Each Golden Concession is in good standing and each Golden Concession and all of the Golden Lands are held by Golden or its subsidiaries free and clear of all Liens and Golden and its subsidiaries are lawfully authorized to hold the interests of Golden and its subsidiaries in the Golden Concessions and the Golden Lands.

  (iii)
  Schedule 4.1(w)(iii) to the Golden Disclosure Letter sets out a list which is an up to date, complete, true and accurate list in all material respects of the interests of Golden and its subsidiaries in each of the Golden Concessions and Golden Lands.

  (iv)
  Each Golden Concession has been obtained and maintained in compliance with applicable Laws;

  (v)
  Any and all Taxes and other payments due and payable in respect of the Golden Concessions and the Golden Lands have been paid;

  (vi)
  Any and all material filings required to be filed in respect of the Golden Concessions and the Golden Lands have been filed;

  (vii)
  Golden and/or its subsidiaries have the exclusive right to deal with the Golden Concessions and the Golden Lands;

  (viii)
  Other than as provided in this Agreement, no other person has any material interest in the Golden Concessions or the Golden Lands or any right to acquire any such interest;

  (ix)
  There are no adverse claims, actions, suits or proceedings that have been commenced or, to the knowledge of Golden, that are pending or threatened, affecting or which could affect the title to or right to explore for, develop, mine, extract, exploit, remove, process or refine the minerals relating to the Golden Concessions or the Golden Lands, including the title to or ownership by Golden or its subsidiaries of any of the foregoing, which might involve the possibility of any judgement or liability affecting the Golden Concessions or the Golden Lands.

  (x)
  Neither Golden nor its subsidiaries have received any written notice or, to the knowledge of Golden, any oral notice, from any Governmental Entity or any person with jurisdiction or applicable authority of any expropriation or revocation, or any intention to expropriate or revoke, Golden's or any of its subsidiaries' interests in the Golden Concessions or Golden Lands.

  (x)
  Mineral Resources.    The most recent estimated mineral resources disclosed in the Golden Public Disclosure Record prior to the date of this Agreement have been prepared and disclosed in all material respects in accordance with accepted mining, engineering, geoscience and other approved industry practises and all applicable Laws, including NI 43-101. The information provided by Golden to the Qualified Persons (as defined in NI 43-101) in connection with the preparation of such estimates was complete and accurate in all material respects at the time such information was furnished. No material mineral deposits are subject to illegal occupation. There has been no material reduction in the aggregate amount of estimated mineral resources of Golden and its subsidiaries from the amounts disclosed in the Golden Public Disclosure Record.

  (y)
  Mining.

  (i)
  Golden or one of its subsidiaries holds Mineral Rights recognized in the jurisdiction in which each of the Golden Concessions and Golden Lands are located, in respect of the ore bodies and minerals in such mining properties under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, licences, mining concessions, permits, or other recognized and enforceable instruments and documents sufficient to permit Golden or one or more of its subsidiaries, as the case may be, to explore for, develop, mine, extract, exploit, remove, process or refine the minerals relating to such Golden Concessions or Golden Lands. In addition, Golden or one of its subsidiaries has all necessary surface rights, access rights and water rights, and all other presently required rights and interests granting Golden or one of its subsidiaries, as the case may be, the rights and ability to explore for, develop, mine, extract, exploit, remove, process or refine (as applicable) the minerals derived from each Golden Concession or Golden Land, all as referred to in the Golden Public Disclosure. Each of the aforementioned interests and rights is currently in good standing in all material respects.

  (ii)
  Golden and the Golden Material Subsidiaries have good and sufficient title to their real property interests including fee simple estate of and in real property, leases, easements, rights of way, permits or licenses from landowners or authorities permitting the use of land by Golden and its subsidiaries necessary to permit the operation of their respective businesses as presently owned and conducted in respect of the El Quevar Project or the Zacatecas Project. Golden does not have any knowledge nor is it aware of any defects, failures or impairments in the title of Golden or any of its subsidiaries to the assets relating to the El Quevar Project or the Zacatecas Project, whether or not an action, suit, proceeding or inquiry is pending or threatened or whether or not discovered by any third party, which in the aggregate would have a Golden Material Adverse Effect.

  (iii)
  No royalty, commission or similar payment is payable by Golden or any of its subsidiaries in respect of any of the Golden Concessions or Golden Lands.

  (iv)
  None of Golden or any of its subsidiaries has received written, or to the knowledge of Golden, oral notice of the termination, cancellation, or declaration of invalidity or unenforceability by any person of any Mineral Rights of Golden or any of its subsidiaries relating to the El Quevar Project or the Zacatecas Project, or has become aware of any intention on the part of, nor has there been any announcement by, any person to terminate, cancel, declare invalid or unenforceable or revoke any Mineral Rights of Golden or its subsidiaries, which in the aggregate would have a Golden Material Adverse Effect.

  (v)
  All leases, licences and claims pursuant to which Golden or its subsidiaries derives the interests in the Golden Concessions and Golden Lands are in good standing and there has been no material default under any such lease, licence or claim.

  (vi)
  None of the Golden Concessions or Golden Lands (or any interest in, or right to earn an interest in, any such property) or other material assets of Golden is subject to any back-in rights, earn-in rights, rights of first refusal, rights of first offer, option rights, or similar provisions which would materially affect Golden's or its subsidiaries' interests in the Golden Concessions or the Golden Lands.

    (vii)
    All mineral exploration, development, construction, extraction, exploitation, removal, processing or refining activities on the properties of Golden and each of its subsidiaries has been conducted in material compliance with applicable Laws and contractual obligations to third parties (where applicable) and in accordance with good mining and engineering practices and all applicable workers' compensation and health and safety and workplace Laws have been duly complied with in all material respects, except as would not in the aggregate have a Golden Material Adverse Effect.

  (z)
  Mining Safety and Health.    Golden, its subsidiaries and its and their respective assets, and the ownership, operation, development, maintenance and use thereof, are in compliance in all material respects with all applicable mining safety and health Laws applicable to their operations. In addition:

  (i)
  neither Golden nor any of its subsidiaries has received (or is otherwise aware of) any demand or notice with respect to a material breach of any applicable mining safety and health Laws;

  (ii)
  there are no claims, investigations or inquiries pending or, to the knowledge of Golden, threatened against Golden or any of its subsidiaries (or naming Golden or any of its subsidiaries as a potentially responsible party) based on non-compliance with any applicable mining safety and health Laws at any of the operations or facilities currently or formerly owned, leased, licensed or operated by Golden or any of its subsidiaries;

  (iii)
  since March 24, 2009, no major or fatal accident involving Golden or any of its subsidiaries has occurred in their operations or facilities currently or formerly owned, leased, licensed or operated by Golden or any of its subsidiaries, regarding their own employees or third parties employees;

  (iv)
  since March 24, 2009, neither Golden nor any of its subsidiaries has been a party to any pending sanctioning proceeding, and it has not been fined by any governmental authority due to any breach of any applicable mining safety and health Laws; and

  (v)
  neither Golden nor any of its subsidiaries expects to be subject to any sanctioning proceeding due to infractions to any applicable mining safety and health Laws.

  (aa)
  Cultural Heritage.    No archaeological permits, licences, approvals, consents, surveys, removals, certificates, monitoring reports or other authorizations of any kind or nature have been obtained in connection with any property of Golden or its subsidiaries during the activities performed to date thereon, neither archaeological remains have been discovered nor damages to any archaeological remains have been caused as a direct or indirect result of activities undertaken thereon. In addition:

  (i)
  neither Golden nor any of its subsidiaries has received (or is otherwise aware of) any demand or notice with respect to the material breach of any applicable Cultural Heritage Laws or any order or directive relating to archaeological matters which requires any material work, repairs, construction, or capital expenditures, applicable to Golden or any of its subsidiaries or any of their business undertakings;

  (ii)
  there are no claims, investigations or inquiries pending or, to Golden's knowledge, threatened against Golden or any of its subsidiaries (or naming Golden or any of its subsidiaries as a potentially responsible party) based on non-compliance with any applicable Cultural Heritage Laws at any of the properties or facilities currently or formerly owned, leased, licensed or operated by Golden or any of its subsidiaries;

    (iii)
    Golden and each of its subsidiaries has provided ECU with all archaeological surveys, assessments, removals, monitoring and audits that have been performed by them or by others who have furnished a copy to Golden or any of its subsidiaries with respect to any of the properties or facilities currently owned, leased, licensed or operated by Golden or any of its subsidiaries.

  (bb)
  Expropriation.    No part of the Golden Concessions or the Golden Lands has been taken, condemned or expropriated by any Governmental Entity nor has any written notice or proceeding in respect thereof been given or commenced nor does Golden or any of its subsidiaries know of any intent or proposal to give such notice or commence any such proceedings.

  (cc)
  Permits.    Golden and each of its subsidiaries has obtained and is in compliance with all Permits required by applicable Laws, necessary to conduct its current businesses as they are now being conducted, except to the extent that the failure to obtain such permit or be in compliance therewith would not reasonably be expected to have a Golden Material Adverse Effect. Without limiting the generality of the foregoing, neither Golden or any of its subsidiaries has received notice of any proceeding relating to the revocation or adverse modification of any Golden Concession and none of Golden or any of its subsidiaries has knowledge of any facts, events or circumstances that would reasonably be expected to result in a failure to obtain or be in compliance with or renew in the ordinary course of business such Permits as necessary to conduct its businesses as they are now being conducted.

  (dd)
  Environmental Matters.    Golden and each of the Golden Material Subsidiaries and their respective businesses and operations, and each of the operations in respect of the Golden Concessions and the Golden Lands:

  (i)
  is in compliance in all material respects with all Environmental Laws and all terms and conditions of all Environmental Permits;

  (ii)
  has not received any order, request or notice from any person alleging a violation of any Environmental Law or requiring any material work, repairs, rehabilitation, remediation, construction or expenditures;

  (iii)
  (i) is not a party to any litigation or administrative proceeding, nor to the knowledge of Golden is any litigation or administrative proceeding threatened against Golden or any of the Golden Concessions or the Golden Lands, which in either case (1) asserts or alleges that it violated any Environmental Laws in respect of the El Quevar Project or the Zacatecas Project, (2) asserts or alleges that it is required to clean up, remove or take remedial or other response action due to the Release of any Hazardous Substances in respect of the El Quevar Project or the Zacatecas Project, or (3) asserts or alleges that it is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the Release of any Hazardous Substances in respect of the El Quevar Project or the Zacatecas Project, (ii) to the knowledge of Golden, is not subject to any conditions currently existing in respect of the El Quevar Project or the Zacatecas Project which could reasonably be expected to subject it to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response by it pursuant to applicable Environmental Laws; and (iii) is not subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Law and has not been named or listed as a potentially responsible party by any Governmental Entity in a matter arising under any Environmental Laws in respect of the El Quevar Project or the Zacatecas Project; and

    (iv)
    is not involved in operations and does not know of any facts, circumstances or conditions, including any Release or threatened Release of Hazardous Material, that would reasonably be expected to result in any material Environmental Liabilities.

  (ee)
  Regulatory.

  (i)
  Golden and its subsidiaries have, since March 24, 2009, operated and are currently operating in material compliance with all applicable material Laws and all Regulatory Authorities.

  (ii)
  Golden and its subsidiaries have, since March 24, 2009, operated and are currently operating their respective businesses in material compliance with all Regulatory Authorizations, except to the extent that the failure to so operate would not reasonably be expected to have a Golden Material Adverse Effect. Golden and is subsidiaries have not received any written notices or other correspondence from the Regulatory Authorities regarding any circumstances that have existed or currently exist which would lead to a loss, suspension, or modification of, or a refusal to issue, any Regulatory Authorization relating to its activities which would reasonably be expected to materially restrict, curtail, limit or adversely affect the ability of Golden or its subsidiaries to operate their respective businesses.

  (ff)
  Employee Benefits.

  (i)
  Golden and each of its subsidiaries has complied, in all material respects, with the terms of all agreements, health, welfare, supplemental unemployment benefit, bonus, incentive, profit sharing, deferred compensation, stock purchase, stock compensation, stock option, disability, pension or retirement plans and other employee compensation or benefit plans, policies, arrangements, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, insured or uninsured which are maintained by or binding upon Golden or such of its subsidiaries or in respect of which Golden or any of its subsidiaries has any actual or potential liability (collectively, the "Golden Benefit Plans") and with all applicable Laws and collective bargaining agreements relating thereto.

  (ii)
  Each Golden Benefit Plan is and has been established, registered (if required), qualified, funded, invested and administered, in all material respects, in compliance with the terms of such Golden Benefit Plan (including the terms of any documents in respect of such Golden Benefit Plan), all applicable Laws, any collective bargaining agreement relating thereto.

  (iii)
  All obligations of Golden or any of its subsidiaries regarding the Golden Benefit Plans have been satisfied in all material respects and no Taxes are owing or exigible under any of the Golden Benefit Plans. All employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of each Golden Benefit Plan have been paid or remitted in a timely fashion in accordance with its terms and all applicable Laws.

  (iv)
  Each Golden Benefit Plan is insured or funded in compliance with the terms of such Golden Benefit Plan, all applicable Laws and any collective bargaining agreement relating thereto and is in good standing with such Governmental Entities as may be applicable and, as of the date hereof, no currently outstanding notice of under-funding, non-compliance, failure to be in good standing or otherwise has been received by Golden or any of its subsidiaries from any such Governmental Entities.

    (v)
    To the knowledge of Golden, (i) no Golden Benefit Plan is subject to any pending investigation, examination or other proceeding, action or claim initiated by any Governmental Entity, or by any other party (other than routine claims for benefits), and (ii) there exists no state of facts which after notice or lapse of time or both would reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration or qualification of any Golden Benefit Plan required to be registered or qualified.

    (vi)
    Golden and its subsidiaries have no formal plan and have made no promise or commitment, whether legally binding or not, to create any additional Golden Benefit Plan or to improve, amend or change the benefits provided under any Golden Benefit Plan.

    (vii)
    There is no entity other than Golden and any of its subsidiaries participating in any Golden Benefit Plan.

    (viii)
    None of the Golden Benefit Plans provides benefits beyond retirement or other termination of service to employees or former employees or to the beneficiaries or dependants of such employees.

    (ix)
    Neither the execution and delivery of this Agreement by Golden nor completion of the Arrangement pursuant to the Plan of Arrangement nor compliance by Golden with any of the provisions hereof shall result in any payment or other compensation (including severance, unemployment compensation, bonuses or otherwise) becoming due to any director or employee of Golden or any of its subsidiaries or result in any increase or acceleration of contributions, liabilities, benefits or vesting, under any Golden Benefit Plan or restriction held in connection with any Golden Benefit Plan.

  (gg)
  Labour and Employment.

  (i)
  All current assessments under applicable workers compensation legislation in relation to the employees of Golden and its subsidiaries have been paid or accrued by Golden and its subsidiaries, as applicable, and Golden and its subsidiaries are not subject to any special or penalty assessment under such legislation which has not been paid.

  (ii)
  No employee of Golden or any of its subsidiaries is party to a change of control, severance, termination, golden parachute or similar agreement or provision or could receive payments under such agreement or provision as a result of the Arrangement.

  (iii)
  Neither Golden nor any of its subsidiaries is subject to any collective agreement, either directly or by operation of law, with any trade union or association which may qualify as a trade union. There are no outstanding or, to the knowledge of Golden, threatened labour tribunal (administrative or judicial) proceedings of any kind related to any labour or employment obligation under any applicable Laws, including unfair labour practice proceedings or any proceedings which could result in certification of a trade union as bargaining agent for any employees of Golden or any of its subsidiaries. There are no threatened or apparent union organizing activities involving employees of Golden or any of its subsidiaries nor is Golden or any of its subsidiaries currently negotiating any collective agreement.

  (hh)
  Compliance with Laws.    Golden and its subsidiaries have, since March 24, 2009, complied in all material respects with and are not in material violation of any applicable material Laws.

  (ii)
  Absence of Cease Trade Orders.    No order, or ruling having the effect of, ceasing or suspending trading in the Golden Stock (or any of it) or any other securities of Golden is outstanding and no proceedings for this purpose have been instituted or, to the knowledge of Golden, are pending, contemplated or threatened.

  (jj)
  Key Third Party Consents and Key Regulatory Approvals.    The only approvals, consents, registrations, permits, authorizations and other considerations required to be obtained by Golden from any Governmental Entity or third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement are the Key Third Party Consents and Key Regulatory Approvals relating to Golden.

  (kk)
  Winding Up.    No order has been made, petition presented or meeting convened for the purpose of winding up of Golden or any of its subsidiaries, or for the appointment of any provisional liquidator or in relation to any other process whereby the business is terminated and the assets of Golden or its subsidiaries are distributed amongst the creditors and/or shareholders or other contributors, and there are no proceedings under any applicable insolvency, bankruptcy, reorganisation or similar laws in any relevant jurisdiction, and no events have occurred which, under applicable Laws, would be reasonably likely to justify any such cases or proceedings.

  (ll)
  Administration and Receivership.    No person has taken any step, legal proceeding or other procedure with a view to the appointment of an administrator, whether out of court or otherwise, in relation to Golden or the Golden Material Subsidiaries, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of any of Golden or its subsidiaries nor has any such order been made (including, in any relevant jurisdiction, any other order by which, during the period it is in force, the affairs, business and assets of the company concerned are managed by a person appointed by any Governmental Entity).

  (mm)
  Voluntary Arrangement, Etc.    None of Golden or its subsidiaries has taken any step with a view to a suspension of payments or a moratorium of any indebtedness or has made any voluntary arrangement with any of its creditors or is insolvent or unable to pay its debts as they fall due.

  (nn)
  Related Party Transactions.    There are no Golden Contracts or other transactions currently in place between, on the one hand, Golden or any of its subsidiaries and, on the other hand: (i) any holder of record or, to the knowledge of Golden, beneficial owner of 5% or more of the Golden Stock; (ii) any officer or director of Golden or any of its subsidiaries; or (iii) to the knowledge of Golden, any affiliate or associate of any such officer, director, holder of record, beneficial owner or any other person not dealing at arm's length with Golden or its subsidiaries.

  (oo)
  Registration Rights.    No Golden Stockholder has any right to compel Golden to register or otherwise qualify the Golden Stock (or any of it) for public sale or distribution.

  (pp)
  Rights of Other Persons.    No person has any right of first refusal or option to purchase or any other right of participation in any of the Golden Concessions or Golden Lands.

  (qq)
  Restrictions on Business Activities.    There is no agreement, arbitral award, judgment, injunction, order or decree binding upon Golden or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting, or impairing in any material respect (i) any business practice of any of them, (ii) any acquisition or disposition of property by any of them, or (iii) the conduct of the business by any of them as currently conducted.

  (rr)
  Brokers.    No broker, investment banker, financial advisor, finder, intermediary or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Golden or any of its subsidiaries, other than the Golden Financial Advisor, the fees and expenses of which are as set forth in the engagement letter ("Golden Financial Advisor Engagement Letter") dated June 22, 2011 and will be paid by Golden in accordance with the terms of the Golden Financial Advisor Engagement Letter (a true and complete copy of which has been provided to Golden).

  (ss)
  Fees and Expenses.    Schedule 4.1(ss) to the Golden Disclosure Letter sets forth (A) the estimated amount of any fees and expenses, including change of control, severance and transaction costs, reasonably attributable to this Agreement and the transactions contemplated hereby that Golden has incurred to date and expects to incur as of the Effective Date (other than the fees and expenses payable to the Golden Financial Advisor pursuant to the Golden Financial Advisor Engagement Letter) and (B) the estimated amount of such fees and expenses, including change of control, severance and estimated transaction costs, that have been paid to date.

  (tt)
  Insurance.    As of the date hereof, Golden and the Golden Material Subsidiaries have such policies of insurance as are listed in Schedule 4.1(tt) to the Golden Disclosure Letter. All insurance maintained by Golden and its subsidiaries is in full force and effect and is in good standing and neither Golden nor any of its subsidiaries is in default, whether as to payment of premium or otherwise, under the terms of any such insurance nor has Golden or any of its subsidiaries failed to give any notice or present any material claim under any such insurance in a due and timely fashion or received notice or otherwise become aware of any intent of an insurer to either claim any default on the part of Golden or any of its subsidiaries or not to renew any policy of insurance on its expiry or to increase any deductible or cost.

  (uu)
  Golden Data Room.    All of the Golden Data Room Information was accurate in all material respects as at the date of such information as stated therein, or, if any Golden Data Room Information is undated, as of the date of its delivery to the Golden Data Room. All information provided to ECU in relation to ECU's due diligence requests, including information in the Golden Public Disclosure Record or not otherwise provided in the Golden Data Room, was accurate in all material respects as at its respective date as stated therein, except as modified by information included in the Golden Public Disclosure Record or the Golden Disclosure Letter. Except as disclosed in the Golden Public Disclosure Record on or before the date of this Agreement, there has been no material change to the Golden Data Room Information or any other information provided to ECU since the date posted to the Golden Data Room or provided to ECU, as the case may be.

  (vv)
  Intellectual Property.    Golden or its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business now operated by them, and neither Golden nor any of its subsidiaries has received any written notice or claim challenging Golden or its subsidiaries respecting the validity of, use of or ownership of the processes and technology, and to the knowledge of Golden, there are no facts upon which such a challenge could be made.

  (ww)
  Investment Canada.    Golden is a "WTO investor" within the meaning of the Investment Canada Act (Canada).

  (xx)
  Issuance of Golden Stock.    The Golden Stock to be issued as part of the Consideration for the ECU Securities pursuant to the Arrangement will, upon issue, be issued as fully paid and non-assessable shares in the capital stock of Golden and the Golden Stock issuable upon exercise of the Golden Replacement Securities, as assumed and adjusted in accordance with Sections 5.8 and 5.11 respectively, will, upon issue and payment of the issue price provided by each such securities, be issued as fully paid and non-assessable shares of Golden Stock and will not be subject to any statutory hold or restricted period under Canadian Securities Laws and, subject to the restrictions contained therein in respect of "control distributions" (as defined in NI 45-102) or in respect of shares held by "affiliates" (as defined by Rule 144 under the U.S. Securities Act, will be freely tradable by the holders thereof.

4.2  Survival of Representations and Warranties

        The representations and warranties of Golden contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 5
COVENANTS

5.1  Covenants of ECU Regarding the Conduct of Business

        ECU covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, ECU shall, and shall cause each of its subsidiaries to, conduct its business in the ordinary course of business except as required or permitted pursuant to this Agreement or as required by applicable Law. Without limiting the generality of the foregoing, from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except as required or permitted by this Agreement or as required by applicable Law, ECU shall not, nor shall it permit any of its subsidiaries to, directly or indirectly, without the prior written consent of Golden:

  (a)
  take any action except in the usual and ordinary course of business of ECU and its subsidiaries, and ECU shall use commercially reasonable efforts to maintain and preserve its and its subsidiaries' business organization, material assets, employees, goodwill and business relationships;

  (b)
  (i) amend its articles, charter or by-laws or other comparable organizational documents; (ii) split, combine or reclassify any shares in the capital of ECU or any of its subsidiaries, or declare, set aside or pay any dividend or other distribution or payment (whether in cash, securities or property or any combination thereof) in respect of the ECU Shares owned by any person or the securities of any subsidiary other than, in the case of any subsidiary wholly-owned by ECU, any dividends payable to ECU or any other wholly-owned subsidiary of ECU; (iii) other than pursuant to the Private Placement, issue, grant, deliver, sell, encumber or pledge, or agree to issue, grant, deliver, sell, encumber or pledge, or create any derivative interest in, any shares of ECU or its subsidiaries, or any options, warrants, securities or similar rights convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares or other securities of ECU or its subsidiaries, other than the issuance of ECU Shares (and the accompanying issuance of SRP Rights in accordance with the terms of the Shareholder Rights Plan) on the valid exercise of ECU Options or ECU Warrants outstanding on the date hereof in accordance with their terms; (iv) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding securities of ECU or any of its subsidiaries; (v) amend the terms of any of its securities; (vi) adopt a plan of liquidation or resolution providing for the liquidation or dissolution of ECU or any of its subsidiaries; (vii) amend its accounting policies or adopt new accounting policies, in each case except as required by Canadian GAAP; or (viii) enter into, modify or terminate any ECU Contract with respect to any of the foregoing;

  (c)
  (i) sell, pledge, hypothecate, lease, license, sell and lease back, mortgage, dispose of or encumber or otherwise transfer, any assets, securities, properties, interests or businesses of ECU or any of its subsidiaries (including Minerals Rights and ECU Concessions), other than the sale in the ordinary course of business by ECU of mineral products produced from the ECU Concessions and ECU Lands; (ii) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets or otherwise), directly or indirectly, any asset, security, property, interest, business, corporation, partnership or other business organization or division thereof, or make any investment either by the purchase of securities, contributions of capital, property transfer, or purchase of any other property or assets of any other person, for an amount greater than $250,000; (iii) incur, create, assume or otherwise become liable for, any indebtedness for borrowed money or any other liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise become responsible for the obligations of any other person, or make any loans, capital contributions, investments or advances, other than in the ordinary course of business; (iv) pay, discharge or satisfy any material claims, liabilities or obligations, other than in the ordinary course of business; (v) waive, release, grant or transfer any rights of material value; or (vi) authorize or propose any of the foregoing, or enter into or modify any ECU Contract to do any of the foregoing;

  (d)
  other than as is necessary to comply with applicable Laws, or any ECU Contracts or ECU Benefit Plans in effect as at the date hereof and except for such proposed actions as are disclosed in Schedule 5.1(d) to the ECU Disclosure Letter and are taken in the ordinary course of business consistent with past practice, (i) grant to any officer, employee or director of ECU or any of its subsidiaries an increase in compensation in any form, or grant any general salary increase, (ii) make any loan to any officer, employee, or director of ECU or any of its subsidiaries, (iii) take any action with respect to the grant of any rights of indemnification, severance, change of control, bonus or termination pay to, or enter into any employment agreement, indemnity agreement, deferred compensation, bonus compensation or other similar agreement (or amend such existing agreement) with, any officer, employee or director of ECU or any of its subsidiaries, or hire or terminate the employment (except for just cause) of any officer or director of ECU or any of its subsidiaries, (iv) increase any benefits payable under any existing severance or termination pay policies or employment agreements, or adopt or amend or make any contribution to any ECU Benefit Plan or other bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, indemnity, incentive compensation, compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of directors, officers or employees or former directors, officers, employees of ECU or any of its subsidiaries; (v) increase compensation, bonus levels or other benefits payable to any director, executive officer or employee of ECU or any of its subsidiaries; (vi) except to the extent required in connection with the Arrangement, provide for accelerated vesting, or the removal of restrictions on the exercise, of any stock based or stock related awards (including stock options, stock appreciation rights, performance units and restricted share awards) upon a change of control occurring on or prior to the Effective Time; or (vii) establish, adopt or amend any collective bargaining agreement or similar agreement;

  (e)
  settle, pay, discharge, satisfy, compromise, waive, assign or release (i) any action, claim or proceeding brought against ECU and/or any of its subsidiaries seeking a remedy against ECU and/or any of its subsidiaries which has a value in excess of $250,000; or (ii) any action, claim or proceeding brought by any present, former or purported holder of its securities in connection with the transactions contemplated by this Agreement or the Plan of Arrangement;

  (f)
  enter into any agreement or arrangement that provides for an area of mutual interest or an area of exclusion or that limits or otherwise restricts in any material respect ECU or any of its subsidiaries or any successor thereto, or that would, after the Effective Time, limit or restrict in any material respect ECU or any of its subsidiaries from competing in any manner;

  (g)
  enter into, or resolve to enter into, any agreement that has the effect of creating a joint venture, partnership or similar relationship between ECU or any of its subsidiaries and another person;

  (h)
  engage in any transaction with any related parties, other than transactions with subsidiaries and existing employment relationships in the ordinary course of business;

  (i)
  enter into any transaction or perform any act that would render, or would reasonably be expected to render any representations and warranties made by ECU set forth in this Agreement untrue or inaccurate in any respect;

  (j)
  waive, release or assign any material rights, claims or benefits of ECU or any of its subsidiaries;

  (k)
  (i) enter into any agreement that if entered into prior to the date hereof would be an ECU Material Contract; (ii) modify, amend in any material respect, transfer or terminate any ECU Material Contract, or waive, release or assign any material rights or claims thereto or thereunder; (iii) or fail to enforce any breach or threatened breach of any ECU Material Contract, or (iv) breach or violate or be in default under any ECU Material Contract;

  (l)
  change any method of Tax accounting, make or change any Tax election, file any amended Return, settle or compromise any Tax liability, agree to an extension or waiver of the limitation period with respect to the assessment, reassessment or determination of Taxes, enter into any closing agreement with respect to any Tax or surrender any right to claim a material Tax refund;

  (m)
  take any action or fail to take any action which action or failure to act would, or would reasonably be expected to, result in the loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any ECU Approvals, or fail to prosecute with commercially reasonable due diligence any pending applications to any Governmental Entities for ECU Approvals;

  (n)
  except in accordance with Sections 7.2 and 7.3, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of ECU to consummate the Arrangement or the other transactions contemplated by this Agreement;

  (o)
  take any action or fail to take any action that would, or would reasonably be expected to in the aggregate, (i) cause the tax attributes of assets of ECU or any of its subsidiaries or the amount of tax loss carry-forwards of ECU or any of its assets to materially and adversely change from what is reflected in their respective Tax Returns or (ii) render such tax loss carry-forwards unusable (in whole or in part) by any of them or any successor of ECU;

  (p)
  except for capital expenditures necessary to address emergencies or other urgent matters involving actual or potential loss or damage to property or threats to human safety or the environment, incur or commit to capital expenditures prior to the Effective Date individually or in the aggregate exceeding $250,000; or

  (q)
  agree, resolve or commit to do any of the foregoing.

5.2  Additional Covenants of ECU

  (a)
  ECU shall use its commercially reasonable efforts to cause the current insurance (or re-insurance) policies maintained by ECU or any of its subsidiaries, including directors' and officers' insurance, not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance or re-insurance companies of nationally recognized standing having comparable deductibles and providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect; provided that none of ECU or any of its subsidiaries shall obtain or renew any insurance (or re-insurance) policy for a term exceeding 12 months.

  (b)
  ECU shall maintain the Mineral Rights relating to the ECU Concessions and ECU Lands in good standing, including renewing any such Mineral Rights prior to the expiration thereof and shall provide Golden with all relevant correspondence relating thereto.

  (c)
  ECU shall promptly notify Golden orally and in writing upon becoming aware of any circumstance or development that, to the knowledge of ECU, would, or could reasonably be expected to, constitute or result in an ECU Material Adverse Effect.

  (d)
  ECU shall apply to the TSX for, and use its commercially reasonable efforts to obtain, by no later than the day that is five (5) Business Days prior to the ECU Meeting Record Date, the conditional approval of the TSX regarding the listing of the ECU Shares issuable pursuant to the Convertible Note.

  (e)
  ECU shall use the proceeds from the Private Placement only in the manner contemplated by the terms of the Subscription Agreement.

  (f)
  ECU shall promptly notify Golden orally and in writing of any material communications with federal, state or local government agencies or representatives or communities or representatives including the Velardeña and Vista Hermosa ejidos, including with respect to the negotiation or renegotiation of any surface use agreements.

  (g)
  ECU shall use commercially reasonable efforts to obtain a waiver from the party identified in Schedule 5.2(g) to the Golden Disclosure Letter regarding the matters set out therein, such waiver to be on terms and conditions satisfactory to Golden, acting reasonably.

5.3  Covenants of ECU Relating to the Arrangement

        ECU shall and shall cause its subsidiaries to perform all obligations required or desirable to be performed by ECU or any of its subsidiaries under this Agreement, co-operate with Golden in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, ECU shall and, where applicable, shall cause its subsidiaries to:

  (a)
  with respect to the Shareholder Rights Plan:

  (i)
  use its commercially reasonable efforts to defend any application to a court or a Securities Authority having jurisdiction to cease-trade the Shareholder Rights Plan until the date that is ten (10) Business Days after the date on which the ECU Securityholders have resolved to not approve the Arrangement at the ECU Meeting; and

  (ii)
  not amend the Shareholder Rights Plan, redeem the rights issuable under the Shareholder Rights Plan, revoke its determination to continue to defer the Separation

      Time under the Shareholder Rights Plan as provided under Section 3.1(g) above, or otherwise take any action to terminate or suspend the Shareholder Rights Plan (or seek ECU Shareholders' approval to do any of the foregoing), or adopt a new shareholder rights plan, without the prior written consent of Golden until the date on which a court or a Securities Authority having jurisdiction cease-trades the Shareholder Rights Plan in a final and non-appealable order;

  (b)
  promptly, and in any event within five (5) Business Days following the date of this Agreement, provide to Golden a copy of each confidentiality and/or standstill agreement (except to the extent prohibited thereby) which has been entered into by ECU or any subsidiary of ECU and any third party which has not expired or terminated in accordance with its terms;

  (c)
  use commercially reasonable efforts to cause the ECU Locked-Up Securityholders to enter into the ECU Meeting Voting Agreement prior to the ECU Meeting Record Date;

  (d)
  subject to obtaining confirmation that insurance coverage is maintained as contemplated in Section 7.6, and provided that the Effective Date has occurred, use commercially reasonable efforts to cause such members of the ECU Board to resign as Golden may require, at the time and in the manner requested by Golden, as of the Effective Date, with a nominee of Golden to be appointed to the ECU Board immediately after each such resignation;

  (e)
  apply for and use commercially reasonable efforts to obtain all Key Regulatory Approvals relating to ECU or any of its subsidiaries and, in doing so, keep Golden reasonably informed as to the status of the proceedings related to obtaining the Key Regulatory Approvals, including providing Golden with copies of all related applications and notifications, in draft form (except where such material is confidential in which case it will be provided (subject to applicable Laws) to Golden's outside counsel on an "external counsel" basis) in order for Golden to provide its comments thereon, which shall be given due and reasonable consideration;

  (f)
  use commercially reasonable efforts to obtain as soon as practicable following execution of this Agreement all Key Third Party Consents of ECU;

  (g)
  use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against ECU or any of its subsidiaries challenging or affecting this Agreement or the consummation of the transactions contemplated hereby; and

  (h)
  subject to the terms of this Agreement, the ECU Board shall: (A) recommend to all ECU Securityholders that they vote in favour of the Arrangement and the Arrangement Resolution and the other transactions contemplated hereby or thereby; and (B) not take any action or omit to take any action or step that could constitute an ECU Board Change of Recommendation.

5.4  Covenants of Golden Regarding the Conduct of Business

        Golden covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, Golden shall, and shall cause each of its subsidiaries to, conduct its business in the ordinary course of business except as required or permitted pursuant to this Agreement. Without limiting the generality of the foregoing, from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except as required or permitted by this Agreement, Golden shall not, nor shall it permit any of its subsidiaries to, directly or indirectly, without the prior written consent of ECU:

  (a)
  take any action except in the usual and ordinary course of business of Golden and its subsidiaries, and Golden shall use commercially reasonable efforts to maintain and preserve its and its subsidiaries' business organization, material assets, employees, goodwill and business relationships;

  (b)
  with respect to Golden and the Golden Material Subsidiaries, (i) amend its articles, charter or by-laws or other comparable organizational documents, other than in connection with intercompany capital contributions made in the ordinary course of business; (ii) split, combine or reclassify any shares in the capital stock of Golden or the Golden Material Subsidiaries, or declare, set aside or pay any dividend or other distribution or payment (whether in cash, securities or property or any combination thereof) in respect of the Golden Stock owned by any person or the securities of any subsidiary other than, in the case of any subsidiary wholly-owned by Golden, any dividends payable to Golden or any other wholly-owned subsidiary of Golden; (iii) issue, grant, deliver, sell, encumber or pledge, or agree to issue, grant, deliver, sell, encumber or pledge, or create any derivative interest in, any stock of Golden or its subsidiaries, or any options, warrants, securities or similar rights convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares or other securities of Golden or its subsidiaries, other than the issuance of Golden Stock on the valid exercise of Golden Options outstanding on the date hereof in accordance with their terms; (iv) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding securities of Golden or the Golden Material Subsidiaries; (v) adopt a plan of liquidation or resolution providing for the liquidation or dissolution of Golden or the Golden Material Subsidiaries; (vi) amend its accounting policies or adopt new accounting policies, or (vii) enter into, modify or terminate any Golden Contract with respect to any of the foregoing;

  (c)
  (i) sell, pledge, hypothecate, lease, license, sell and lease back, mortgage, dispose of or encumber or otherwise transfer, any assets, securities, properties, interests or businesses of Golden or any of the Golden Material Subsidiaries (including Minerals Rights and Golden Concessions), other than the sale in the ordinary course of business by Golden of mineral products produced from the Golden Concessions and Golden Lands; (ii) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets or otherwise), directly or indirectly, any asset, security, property, interest, business, corporation, partnership or other business organization or division thereof, or make any investment either by the purchase of securities, contributions of capital, property transfer, or purchase of any other property or assets of any other person, for an amount greater than $5,000,000; (iii) incur, create, assume or otherwise become liable for, any indebtedness for borrowed money or any other liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise become responsible for the obligations of any other person, or make any loans, capital contributions, investments or advances, other than intercompany loans, capital contributions, investments or advances made in the ordinary course of business; (iv) pay, discharge or satisfy any material claims, liabilities or obligations; (v) waive, release, grant or transfer any rights of material value; or (vi) authorize or propose any of the foregoing, or enter into or modify any Golden Contract to do any of the foregoing;

  (d)
  settle, pay, discharge, satisfy, compromise, waive, assign or release (i) any action, claim or proceeding brought against Golden and/or any of its subsidiaries seeking a remedy against Golden and/or any of its subsidiaries which has a value in excess of $250,000; or (ii) any action, claim or proceeding brought by any present, former or purported holder of its securities in connection with the transactions contemplated by this Agreement or the Plan of Arrangement;

  (e)
  enter into any agreement or arrangement that provides for an area of mutual interest or an area of exclusion or that limits or otherwise restricts in any material respect Golden or any of the Golden Material Subsidiaries or any successor thereto, or that would, after the Effective Time, limit or restrict in any material respect Golden or any of the Golden Material Subsidiaries from competing in any manner;

  (f)
  enter into, or resolve to enter into, any agreement that has the effect of creating a joint venture, partnership or similar relationship between Golden and another Person or between any of Golden's subsidiaries and another person relating to the Golden Lands or the Golden Concessions;

  (g)
  engage in any transaction with any related parties, other than transactions with subsidiaries and under employment agreements in the ordinary course of business;

  (h)
  enter into any transaction or perform any act that would render, or would reasonably be expected to render any representations and warranties made by Golden set forth in this Agreement untrue or inaccurate in any respect;

  (i)
  waive, release or assign any material rights, claims or benefits of Golden or any of its subsidiaries;

  (j)
  (i) enter into any agreement that if entered into prior to the date hereof would be a Golden Material Contract; (ii) modify, amend in any material respect, transfer or terminate any Golden Material Contract, or waive, release or assign any material rights or claims thereto or thereunder; (iii) or fail to enforce any breach or threatened breach of any Golden Material Contract, or (iv) breach or violate or be in default under any Golden Material Contract;

  (k)
  take any action or fail to take any action which action or failure to act would, or would reasonably be expected to, result in the loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any Golden Approvals, or fail to prosecute with commercially reasonable due diligence any pending applications to any Governmental Entities for Golden Approvals of Golden or any of the Golden Material Subsidiaries;

  (l)
  except in accordance with Sections 7.2 and 7.3, take any action or fail to take any action that is intended to, or would reasonably be expected to, including individually or in the aggregate prevent, materially delay or materially impede the ability of Golden to consummate the Arrangement or the other transactions contemplated by this Agreement;

  (m)
  except for capital expenditures with respect to the El Quevar Project or that are necessary to address emergencies or other urgent matters involving actual or potential loss or damage to property or threats to human safety or the environment, Golden shall not incur or commit to capital expenditures prior to the Effective Date individually or in the aggregate exceeding $1,000,000; or

  (n)
  agree, resolve or commit to do any of the foregoing.

5.5  Additional Covenants of Golden

  (a)
  Golden shall use its commercially reasonable efforts to cause the current insurance (or re-insurance) policies maintained by Golden or any of the Golden Material Subsidiaries, including directors' and officers' insurance, not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance or re-insurance companies of nationally recognized standing having comparable deductibles and providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect; provided that none of Golden or any of the Golden Material Subsidiaries shall obtain or renew any insurance (or re-insurance) policy for a term exceeding 12 months.

  (b)
  Golden shall maintain the Mineral Rights relating to the Golden Concessions and Golden Lands in good standing, including renewing any such Mineral Rights prior to the expiration thereof and shall provide Golden with all relevant correspondence relating thereto.

  (c)
  Golden shall promptly notify ECU orally and in writing upon becoming aware of any circumstance or development that, to the knowledge of Golden, would, or could reasonably be expected to, constitute a Golden Material Adverse Effect.

  (d)
  Golden shall, subject to the terms of the Subscription Agreement, purchase the Convertible Notes pursuant to the Private Placement in accordance with terms of the Subscription Agreement.

  (e)
  Golden shall promptly notify ECU orally and in writing of any material communications with federal, state or local government agencies or representatives or communities or representatives, including with respect to the negotiation or renegotiation of any surface use agreements.

5.6  Covenants of Golden Relating to the Arrangement

        Golden shall and shall cause its subsidiaries to perform all obligations required or desirable to be performed by Golden or its subsidiaries under this Agreement, co-operate with ECU in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Golden shall and, where applicable, shall cause its subsidiaries to:

  (a)
  promptly, and in any event within five (5) Business Days following the date of this Agreement, provide to ECU a copy of each confidentiality and/or standstill agreement (except to the extent prohibited thereby) which has been entered into by Golden or any of its subsidiaries and any third party which has not expired or terminated in accordance with its terms;

  (b)
  provided that the Effective Date has occurred, use reasonable commercial efforts to cause the former member of the ECU Board named in Schedule 5.6(b) to the ECU Disclosure Letter to be appointed to the Golden Board immediately after the Effective Time;

  (c)
  use commercially reasonable efforts to cause the Golden Locked-Up Stockholders to enter into the Golden Meeting Voting Agreement prior to the record date for the Golden Meeting;

  (d)
  vote all of the Convertible Notes, together with any ECU Shares issued upon conversion thereof, in favour of the Arrangement Resolution;

  (e)
  apply for and use commercially reasonable efforts to obtain all Key Regulatory Approvals relating to Golden or any of its subsidiaries and, in doing so, keep ECU reasonably informed as to the status of the proceedings related to obtaining the Key Regulatory Approvals, including providing ECU with copies of all related applications and notifications, in draft form (except where such material is confidential in which case it will be provided (subject to applicable Laws) to ECU's outside counsel on an "external counsel" basis) in order for ECU to provide its comments thereon, which shall be given due and reasonable consideration;

  (f)
  subject to the provisions of this Agreement and of the Plan of Arrangement and applicable Laws, pay the aggregate Consideration to be paid pursuant to the Arrangement;

  (g)
  use commercially reasonable efforts to obtain as soon as practicable following execution of this Agreement all Key Third Party Consents of Golden;

  (h)
  use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against Golden or any of its subsidiaries challenging or affecting this Agreement or the consummation of the transactions contemplated hereby; and

  (i)
  (i) apply for and use commercially reasonable efforts to obtain conditional approval of the listing and posting for trading on the TSX and the NYSE Amex of the Golden Stock to be issued in accordance with the terms of the Plan of Arrangement and the exercise of Golden Replacement Securities; and (ii) apply for and use commercially reasonable efforts to obtain conditional approval of the listing and posting for trading on the TSX of the Golden Replacement February 2009 Warrants.

5.7  Mutual Covenants

        Each of the Parties covenants and agrees that, except as contemplated in this Agreement, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms:

  (a)
  it shall, and shall cause its subsidiaries to, use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its and the other Party's obligations hereunder as set forth in Article 6 to the extent the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Plan of Arrangement, including using its commercially reasonable efforts to: (i) obtain all Key Regulatory Approvals required to be obtained by it; (ii) effect all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by it in connection with the Plan of Arrangement; (iii) oppose, lift or rescind any injunction or restraining order against it or other order or action against it seeking to stop, or otherwise adversely affecting its ability to make and complete, the Plan of Arrangement; and (iv) co-operate with the other Party in connection with the performance by it and its subsidiaries of their obligations hereunder;

  (b)
  it shall not take any action, refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Plan of Arrangement or to prevent or materially delay the transactions contemplated hereby;

  (c)
  it shall take all action within its control to ensure that the representations and warranties in Section 3.1, in the case of ECU and Section 4.1, in the case of Golden, remain true and correct as of the Effective Date as if such representations and warranties were made at and as of such date except to the extent such representations and warranties speak as of an earlier date;

  (d)
  it shall use all commercially reasonable efforts to effect all necessary registrations, filings, requests and submissions of information required by Governmental Entities from such Party relating to the Arrangement;

  (e)
  it shall promptly notify the other Party of:

  (i)
  any communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the Arrangement (and shall provide the other Party with the opportunity to review and comment on the response thereto from such Party, its subsidiaries or its representatives);

    (ii)
    any material communication from any Governmental Entity in connection with the Arrangement (and shall provide the other Party with the opportunity to review and comment on the response thereto from such Party, its subsidiaries or its representatives); and

    (iii)
    any litigation threatened or commenced against or otherwise affecting such Party or any of its subsidiaries that is related to the Arrangement.

5.8  Scope of Covenants

        Notwithstanding any other provision of this Agreement, the Parties understand and agree that neither Party shall be under any obligation to (a) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Entity in connection with the transactions contemplated by this Agreement or initiate any lawsuit, action or other legal proceeding challenging this Agreement, the Arrangement or the transactions contemplated hereunder or thereunder, or (b) divest or otherwise hold separate (including by establishing a trust or otherwise), or take any other action (or otherwise agree to do any of the foregoing) with respect to any of its subsidiaries or any of its respective affiliates' businesses, assets or properties.

5.9  Deliveries

        5.9.1  In connection with the Effective Time, ECU shall deliver to Golden: (a) a certificate of attestation for ECU issued by the Enterprise Registrar dated within two (2) days prior to the Effective Date; (b) a certified copy of the resolutions of the ECU Board, the ECU Shareholders and the ECU Securityholders approving the transactions contemplated hereby (in the case of the ECU Shareholders and the ECU Securityholders, the Arrangement Resolution); (c) a certified copy of ECU's constating documents; and (d) such other documents relating to the Arrangement as Golden may reasonably request.

        5.9.2  In connection with the Effective Time, Golden shall deliver to ECU: (a) certificate of good standing for Golden issued by the Secretary of State of the State of Delaware, dated within two (2) days prior to the Effective Date; (b) certified copies of the resolutions of each of the Golden Board and the Golden Stockholders approving the Arrangement and the Golden Meeting Resolution, respectively; (c) a certified copy of Golden's constating documents; and (d) such other documents relating to the Arrangement as ECU may reasonably request..

5.10  ECU Options

        5.10.1  Subject to receipt of all regulatory approvals, and in accordance with the Plan of Arrangement, all ECU Options that remain outstanding at the Effective Time, whether vested or unvested, shall, without further action or formality by or on behalf of the holders thereof, be transferred and assigned (free and clear of all Liens) by the holders thereof to Golden and Golden Replacement Options shall be issued in exchange for such ECU Options pursuant to the Plan of Arrangement on the basis that:

  (a)
  such Golden Replacement Options will be exercisable to acquire that number of shares of Golden Stock as the holders of the ECU Options so transferred and assigned would have acquired if such holders had exercised such ECU Options immediately prior to the Effective Time and had received ECU Shares in exchange therefor; provided, however, that, in the event that the exchange of any ECU Options for Golden Replacement Options results in the Golden Option In-the-Money Amount exceeding the ECU Option In-the-Money Amount, the number of shares of Golden Stock for which each Golden Replacement Option received on such exchange may be exercised will be adjusted with effect at and from the Effective Time so as to ensure, in accordance with subsection 7(1.4) of the Tax Act, that the Golden Option

    In-The-Money Amount does not exceed the ECU Option In-The-Money Amount; provided, further, that if the provisions of this Section 5.10.1 would otherwise result in an ECU Optionholder receiving, in the aggregate, Golden Replacement Options exercisable for a fraction of a share of Golden Stock, the aggregate number of Golden Replacement Options received as consideration for the exchange of such ECU Optionholder's ECU Options shall be determined in accordance with the provisions of Section 4.4 of the Plan of Arrangement;

  (b)
  the vesting terms applicable to such Golden Replacement Options will be identical to the vesting terms applicable to the ECU Options for which they are exchanged;

  (c)
  the expiry date of such Golden Replacement Options shall be identical to the expiry date of the ECU Options for which they are exchanged; provided, however, that, notwithstanding any term or provision of such ECU Options or the ECU Stock Option Plan, any Golden Replacement Options issued in exchange therefor to persons who cease to be employees, officers, directors or consultants of ECU or any of its affiliates within 180 days of the Effective Date shall expire on the date that is the earlier of (I) two (2) years following the Effective Date and (II) the original expiry date of such ECU Options;

  (d)
  the aggregate exercise price of such Golden Replacement Options shall be equal to the aggregate exercise price of the ECU Options replaced by such Golden Replacement Options, such calculation to be applied separately to each grant of ECU Options; and

  (e)
  the terms and conditions otherwise applicable to such Golden Replacement Options shall be those set forth in the Golden Replacement Option Plan.

        5.10.2  The holder of each ECU Option transferred and assigned to Golden in accordance with Section 3.1(h)(i) of the Plan of Arrangement shall cease to be the holder thereof and shall cease to have any rights as a holder or former holder in respect of such ECU Option or under the ECU Stock Option Plan, the name of such holder shall be removed from the register of ECU Options maintained by or on behalf of ECU as of the Effective Time, and all option agreements, grants and similar instruments relating to such ECU Option shall be, and shall be deemed to be, cancelled.

        5.10.3  Each ECU Option transferred and assigned to Golden in accordance with this Section 5.10 shall, without any further action by or on behalf of Golden, be cancelled immediately following such transfer and assignment and Golden shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to cancel such ECU Option in accordance with this Section 5.10.

        5.10.4  On or prior to the Effective Time, Golden shall use commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-8 (or amended Form S-8) with respect to the shares of Golden Stock issuable upon exercise or settlement, from time to time, of the Golden Replacement Options. Golden shall use commercially reasonable efforts to maintain effectiveness of such registration statement for so long as such Golden Replacement Options remain outstanding.

5.11  ECU Warrants

        5.11.1  February 2009 Warrants.

  (a)
  In accordance with the Plan of Arrangement, all February 2009 Warrants that remain outstanding at the Effective Time shall, without further action or formality by or on behalf of the holders thereof, be transferred and assigned (free and clear of all Liens) by the holders thereof to Golden and Golden Replacement February 2009 Warrants shall be issued to such holders in exchange for such February 2009 Warrants on the basis that:

    (i)
    such Golden Replacement February 2009 Warrants will be exercisable to acquire that number of shares of Golden Stock as the holders of February 2009 Warrants so transferred and assigned would have acquired if such holders had exercised such February 2009 Warrants immediately prior to the Effective Time and had received ECU Shares in exchange therefor; provided, however, that if the foregoing would otherwise result in a holder of February 2009 Warrants receiving, in the aggregate, Golden Replacement February 2009 Warrants exercisable for a fraction of a share of Golden Stock, the aggregate number of Golden Replacement February 2009 Warrants received in exchange for such holder's February 2009 Warrants shall be determined in accordance with the provisions of Section 4.4 of the Plan of Arrangement;

    (ii)
    the exercise price of each such Golden Replacement February 2009 Warrant shall be $19 (being $0.95, the exercise price per February 2009 Warrant, divided by the Exchange Ratio); and

    (iii)
    the terms and conditions otherwise applicable to such Golden Replacement February 2009 Warrants shall be those set forth in the February 2009 Warrant Indenture (as amended and supplemented by the Supplemental February 2009 Warrant Indenture);

  (b)
  the holder of each February 2009 Warrant transferred and assigned to Golden in accordance with this Section 5.11 shall cease to be the holder thereof and shall cease to have any rights as a holder or former holder in respect of such February 2009 Warrant and the name of such holder shall be removed from the register maintained by or on behalf of ECU in respect of the February 2009 Warrants as of the Effective Time and added to the register of holders maintained by or on behalf of Golden in respect of the Golden Replacement February 2009 Warrants as of the Effective Time;

  (c)
  each February 2009 Warrant transferred and assigned to Golden in accordance with this Section 5.11.1 shall, without any further action by or on behalf of Golden, be cancelled immediately following such exchange and Golden shall be deemed to have executed and delivered all consents, approvals, releases, assignments and waivers, statutory, contractual or otherwise, required to cancel such February 2009 Warrant in accordance with this Section 5.11.1;

  (d)
  Golden shall, as soon as reasonably practicable following the Effective Date, in accordance with Section 10.02 of the February 2009 Warrant Indenture, execute and deliver to the Warrant Agent a supplemental indenture to the February 2009 Warrant Indenture (the "Supplemental February 2009 Warrant Indenture"), with effect from and after the Effective Date, in order to (A) give effect to the foregoing provisions of this Section 5.11.1, and (B) expressly assume, in the place and stead of ECU, the performance and observance of each and every covenant and obligation contained in the February 2009 Warrant Indenture to be performed by ECU, subject to the foregoing provisions of this Section 5.11.1; and

  (e)
  Golden shall use commercially reasonable efforts to prepare and file a shelf registration statement with the SEC registering under the U.S. Securities Act the issuance of the Golden Stock upon exercise, from time to time, of the Golden Replacement February 2009 Warrants and to use commercially reasonable efforts to bring such registration statement effective prior to the Effective Date (it being understood that Golden may satisfy this requirement by maintaining the effectiveness of its currently effective shelf registration statement on Form S-3 filed with the SEC on July 26, 2010 (the "Golden Shelf RegistrationStatement") and using commercially reasonable efforts to file a supplement thereto pursuant to Rule 424 of the U.S. Securities Act).

        5.11.2  December 2009 Warrants.

  (a)
  In accordance with the Plan of Arrangement, all December 2009 Warrants that remain outstanding at the Effective Time shall, without further action or formality by or on behalf of the holders thereof, be transferred and assigned (free and clear of all Liens) by the holders thereof to Golden and Golden Replacement December 2009 Warrants shall be issued to such holders in exchange for such December 2009 Warrants on the basis that:

  (i)
  such Golden Replacement December 2009 Warrants will be exercisable to acquire that number of shares of Golden Stock as the holders of December 2009 Warrants so transferred and assigned would have acquired if such holders had exercised such December 2009 Warrants immediately prior to the Effective Time and had received ECU Shares in exchange therefor; provided, however, that if the foregoing would otherwise result in a holder of December 2009 Warrants receiving, in the aggregate, Golden Replacement December 2009 Warrants exercisable for a fraction of a share of Golden Stock, the aggregate number of Golden Replacement December 2009 Warrants received in exchange for such holder's December 2009 Warrants shall be determined in accordance with the provisions of Section 4.4 of the Plan of Arrangement;

  (ii)
  the exercise price for each such Golden Replacement December 2009 Warrant shall be $18 (being $0.90, the exercise price per December 2009 Warrant, divided by the Exchange Ratio); and

  (iii)
  the terms and conditions otherwise applicable to such Golden Replacement December 2009 Warrants shall be those set forth in the December 2009 Warrant Indenture (as amended and supplemented by the Supplemental December 2009 Warrant Indenture);

  (b)
  the holder of each December 2009 Warrant transferred and assigned to Golden in accordance with this Section 5.11.2 shall cease to be the holder thereof and shall cease to have any rights as a holder or former holder in respect of such December 2009 Warrant and the name of such holder shall be removed from the register maintained by or on behalf of ECU in respect of the December 2009 Warrants as of the Effective Time and added to the register of holders maintained by or on behalf of Golden in respect of the Golden Replacement December 2009 Warrants as of the Effective Time;

  (c)
  each December 2009 Warrant transferred and assigned to Golden in accordance with this Section 5.11.2 shall, without any further action by or on behalf of Golden, be cancelled immediately following such exchange and Golden shall be deemed to have executed and delivered all consents, approvals, releases, assignments and waivers, statutory, contractual or otherwise, required to cancel such December 2009 Warrant in accordance with this Section 5.11.2;

  (d)
  Golden shall, as soon as reasonably practicable following the Effective Date, in accordance with Section 10.2 of the December 2009 Warrant Indenture, execute and deliver to the Warrant Agent a supplemental indenture to the December 2009 Warrant Indenture (the "Supplemental December 2009 Warrant Indenture"), with effect from and after the Effective Date, in order to (A) give effect to the foregoing provisions of this Section 5.11.2 and (B) expressly assume, in the place and stead of ECU, the performance and observance of each and every covenant and obligation contained in the December 2009 Warrant Indenture to be performed by ECU, subject to the foregoing provisions of this Section 5.11.2; and

  (e)
  Golden shall use commercially reasonable efforts to prepare and file a shelf registration statement with the SEC registering under the U.S. Securities Act the issuance of the Golden Stock upon exercise, from time to time, of the Golden Replacement December 2009 Warrants and to use commercially reasonable efforts to bring such registration statement effective prior to the Effective Date (it being understood that Golden may satisfy this requirement by maintaining the effectiveness of the Golden Shelf Registration Statement and using commercially reasonable efforts to file a supplement thereto pursuant to Rule 424 of the U.S. Securities Act).

ARTICLE 6
CONDITIONS

6.1  Mutual Conditions Precedent

        The obligations of the Parties to complete the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Effective Time, of each of the following conditions precedent, each of which may only be waived with the mutual consent of the Parties:

  (a)
  the Arrangement Resolution shall have been approved and adopted by the ECU Shareholders and by the ECU Securityholders at the ECU Meeting in accordance with the Interim Order and applicable Law;

  (b)
  the approval by Golden Stockholders of the Golden Meeting Resolution shall have been obtained at the Golden Meeting in accordance with applicable Law;

  (c)
  the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement and satisfactory to the Parties, each acting reasonably, and shall not have been set aside or modified in a manner unacceptable to ECU and Golden, acting reasonably, on appeal or otherwise;

  (d)
  there shall not exist any prohibition at Law, including a cease trade order, injunction or other prohibition or order at Law or under applicable legislation, against Golden or ECU which shall prevent the consummation of the Arrangement;

  (e)
  no action, suit or proceeding shall have been taken under any applicable Law or by any Governmental Entity, and no Law, policy, decision or directive (having the force of Law) shall have been enacted, promulgated, amended or applied, in each case (i) that makes consummation of the Arrangement illegal, (ii) to enjoin or prohibit the Plan of Arrangement or the transactions contemplated by this Agreement, (iii) which would render this Agreement unenforceable in any way or frustrate the purpose and intent hereof, (iv) resulting in any judgment or assessment of damages, direct or indirect, which in the aggregate has had or could be reasonably expected to have an ECU Material Adverse Effect or a Golden Material Adverse Effect, (v) if the Arrangement were consummated, could reasonably be expected to cause an ECU Material Adverse Effect or a Golden Material Adverse Effect, or (vi) seeks to prohibit or limit the ownership or operation by any Party or any of its affiliates of any material portion of its business or assets or to compel any Party or any of its affiliates to dispose of or hold separate any material portion of its business or assets as a result of the Arrangement;

  (f)
  the Golden Stock, Golden Replacement Options and Golden Replacement Warrants to be issued in the United States pursuant to the Plan of Arrangement shall be exempt from the registration requirements under the U.S. Securities Act in reliance upon the Section 3(a)(10) Exemption or have been registered under the U.S. Securities Act;

  (g)
  neither party shall have materially breached any of the terms or conditions of the Subscription Agreement and the Private Placement shall have been completed by no later than the date that is five (5) Business Days prior to the ECU Meeting Record Date;

  (h)
  the Key Regulatory Approvals shall have been obtained;

  (i)
  the Key Third Party Consents shall have been obtained; and

  (j)
  this Agreement shall not have been terminated in accordance with its terms.

6.2  Additional Conditions Precedent to the Obligations of Golden

        The obligations of Golden to complete the transactions contemplated by this Agreement shall also be subject to the fulfillment of each of the following conditions precedent (each of which is for the exclusive benefit of Golden and may be waived by Golden at any time):

  (a)
  all covenants of ECU under this Agreement to be performed on or before the Effective Time shall have been duly performed by ECU in all material respects, and Golden shall have received a certificate from ECU addressed to Golden and dated the Effective Date, signed on behalf of ECU by two of their senior executive officers (without personal liability), confirming the same as at the Effective Date;

  (b)
  all representations and warranties of ECU set forth in this Agreement (other than those contained in Sections 3.1(c), 3.1(d), 3.1(f), 3.1(g) and 3.1(w)(i) to 3.1(w)(iii)) shall be true and correct in all respects, without regard to any materiality or Material Adverse Effect qualifications contained in them, as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to have an ECU Material Adverse Effect, and the representations and warranties of ECU set forth in Sections 3.1(c), 3.1(d), 3.1(f), 3.1(g) and 3.1(w)(i) to 3.1(w)(iii) shall be true and correct in all respects as of the Effective Time, as though made on and as of the Effective Time, and Golden shall have received a certificate from ECU addressed to Golden and dated the Effective Date, signed on behalf of ECU by two of their senior executive officers (without personal liability), confirming the same as at the Effective Date;

  (c)
  since the date of this Agreement, there shall not have been any change, effect, event, occurrence, development or state of facts that in the aggregate has had or could reasonably be expected to have an ECU Material Adverse Effect;

  (d)
  all loans made by ECU or any of its subsidiaries to an officer or director of ECU or any of its subsidiaries shall have been repaid in full;

  (e)
  Golden shall have received the ECU Title Opinions and the ECU Corporate Opinions;

  (f)
  a Flip-in Event for the purposes of the Shareholder Rights Plan shall not have occurred;

  (g)
  Michel Roy shall have transferred any shares held by him in Minera William S.A. de C.V., Minera Labri S.A. de C.V. and BLM Minera de Mexicana S.A. de C.V. as Golden may direct and shall enter into agreements and execute such documents (including trust declarations) as may be necessary to effect the foregoing;

  (h)
  holders of no more than 5% of the ECU Shares shall have exercised Dissent Rights and Golden shall have received a certificate dated the day immediately preceding the Effective Date of two officers of ECU (without personal liability) to such effect;

  (i)
  all loans made by officers and directors of ECU or its subsidiaries to ECU, or made by ECU or its subsidiaries to any officers and directors thereof, shall have been repaid without any penalty or premium; and

  (j)
  All Mineral Rights or other assets used or held for use in the business of ECU or its subsidiaries that as of the date of this Agreement are held in the name of any person other than ECU or its subsidiaries, including those Mineral Rights or other assets listed on Schedule 3.1(w)(iii), shall have been transferred to ECU or one of its subsidiaries prior to the Effective Time.

6.3  Additional Conditions Precedent to the Obligations of ECU

        The obligation of ECU to complete the transactions contemplated by this Agreement shall also be subject to the fulfillment of each of the following conditions precedent (each of which is for the exclusive benefit of ECU and may be waived by ECU at any time):

  (a)
  all covenants of Golden under this Agreement to be performed on or before the Effective Time shall have been duly performed by Golden in all material respects, and ECU shall have received a certificate from Golden, addressed to ECU and dated the Effective Date, signed on behalf of Golden, by two of their senior executive officers (without personal liability), confirming the same as at the Effective Date;

  (b)
  all representations and warranties of Golden set forth in this Agreement (other than those contained in Sections 4.1(c), 4.1(d), 4.1(f) and 4.1(w)(i) to 4.1(w)(iii)) shall be true and correct in all respects, without regard to any materiality or Material Adverse Effect qualifications contained in them, as of the Effective Time, as though made on and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to have a Golden Material Adverse Effect, and the representations and warranties of Golden set forth in Sections 4.1(c), 4.1(d), 4.1(f) and 4.1(w)(i) to 4.1(w)(iii) shall be true and correct in all respects as of the Effective Time, as though made on and as of the Effective Time and ECU shall have received a certificate from each of Golden, addressed to ECU and dated the Effective Date, signed on behalf of Golden, by two of their senior executive officers (without personal liability), confirming the same as at the Effective Date;

  (c)
  Golden shall have delivered evidence satisfactory to ECU of the conditional approval of (i) the listing and posting for trading on the TSX and the NYSE Amex of the Golden Stock to be issued pursuant to the Plan of Arrangement and pursuant to the exercise of the Golden Replacement Securities; and (ii) the listing and posting for trading on the TSX of the Golden Replacement Warrants;

  (d)
  ECU shall have received the Golden Title Opinions and the Golden Corporate Opinions;

  (e)
  since the date of this Agreement, there shall not have been any change, effect, event, occurrence, development or state of facts that in the aggregate, has had or could reasonably be expected to have a Golden Material Adverse Effect; and

  (f)
  Golden shall have deposited or cause to be deposited with the Depositary, for the benefit of the ECU Securityholders, the aggregate Consideration to be paid for the ECU Securities under the Plan of Arrangement.

6.4  Satisfaction of Conditions

        The conditions precedent set out in Section 6.1, Section 6.2 and Section 6.3 shall be conclusively deemed to have been satisfied, waived or released when the Certificate of Arrangement is issued by the Enterprise Registrar.

ARTICLE 7
ADDITIONAL AGREEMENTS

7.1  Notice and Cure Provisions

        Each Party shall give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement in accordance with its terms and the Effective Time of any event or state of facts which occurrence or failure would, or would be likely to:

  (a)
  cause any of the representations or warranties of any Party contained herein to be untrue or inaccurate in any respect at the Effective Time; or

  (b)
  result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any Party hereunder prior to the Effective Time.

        Golden may not exercise its right to terminate this Agreement pursuant to Section 8.2.1(c)(iv) and ECU may not exercise its right to terminate this Agreement pursuant to Section 8.2.1(d)(iv) unless the Party intending to rely thereon has delivered a written notice to the other Party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfilment of the applicable condition or the termination right, as the case may be. If any such notice is delivered, provided that the applicable Party is proceeding diligently to cure such matter and such matter is capable of being cured (except matters arising out of the failure to make appropriate disclosure in the Golden Disclosure Letter or the ECU Disclosure Letter, as the case may be), no Party may terminate this Agreement until the earlier of: (i) the Outside Date and (ii) the expiration of a period of fifteen (15) Business Days from such notice, and then only if such matter has not been cured by such date. If such notice has been delivered prior to either the making of the application for the Final Order or the filing of Articles of Arrangement, such application and such filing shall be postponed until the earlier of (i) the expiry of such period and (ii) three (3) Business Days prior to the Outside Date. For greater certainty, in the event that such matter is cured within the time period referred to herein without an ECU Material Adverse Effect or a Golden Material Adverse Effect, as applicable, this Agreement may not be terminated as a result of the cured breach.

7.2  Non-Solicitation

        7.2.1  Except as otherwise expressly provided in this Section 7.2, each Party shall not directly, or indirectly through any officer, director, employee, representative (including any financial or other advisor) or agent or any of its subsidiaries or their respective officers, directors, employees, representatives or agents (collectively, the "Representatives") (and each Party shall cause its Representatives and subsidiaries not to), (i) solicit, initiate, facilitate or encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding, or that would be reasonably expected to lead to, an Acquisition Proposal, (ii) participate in any discussions or negotiations with any person (other than the other Party or any of its affiliates) regarding, or that would be reasonably expected to lead to, an Acquisition Proposal, (iii) approve, accept, endorse or recommend, or propose publicly to accept, approve, endorse or recommend any Acquisition Proposal, (iv) accept or enter into or publicly propose to accept or enter into, any agreement, understanding or arrangement in respect of an Acquisition

Proposal, or (v) make a Golden Board Change in Recommendation or an ECU Board Change in Recommendation, as applicable.

        7.2.2  Except as otherwise provided in this Section 7.2, each Party shall, and shall cause its subsidiaries and Representatives to, immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any persons conducted heretofore by the Party, its subsidiaries or any Representatives with respect to any Acquisition Proposal, and, in connection therewith, each Party shall discontinue access to any of its confidential information (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise) and shall as soon as possible hereafter request, to the extent that it is entitled to do so (and exercise all rights it has to require) the return or destruction of all confidential information regarding the Party and its subsidiaries previously provided to any such person or any other person and shall request (and exercise all rights it has to require) the destruction of all material including or incorporating or otherwise reflecting any confidential information regarding the Party and its subsidiaries. Each Party agrees that neither it nor any of its subsidiaries, shall terminate, waive, amend or modify any provision of any existing confidentiality agreement or any standstill agreement to which it or any of its subsidiaries is a party. Each Party shall enforce all standstill, non-disclosure, non-disturbance, non-solicitation, use, business purpose and similar covenants to which it or any of its subsidiaries is party (it being acknowledged and agreed that the automatic termination, pursuant to the express terms of any such agreement, of any standstill provisions thereof as a result of the entering into and announcement of this Agreement by the Parties shall not be a violation of this Section 7.2.2 and that neither Party shall be prohibited from considering a Superior Proposal from a party whose standstill obligations terminated automatically upon the entering into and announcement of this Agreement).

        7.2.3  (a)    Notwithstanding Sections 7.2.1 and 7.2.2 and any other provision of this Agreement, if at any time following the date of this Agreement and prior to the Effective Date, provided that ECU or Golden, as applicable, is then in compliance with all of its obligations under this Agreement (including under Sections 7.2.1 and 7.2.2), a Party receives a bona fide unsolicited written Acquisition Proposal that its board of directors determines in good faith, after consultation with the ECU Financial Advisor or Golden Financial Advisor, as applicable, and outside legal counsel, constitutes or, if consummated in accordance with its terms (but not assuming away any risk of non-completion), would reasonably be expected to be a Superior Proposal, then the Party may, provided it has first complied with Section 7.2.4 and has first entered into, and provided to the other Party an executed copy of, a confidentiality and standstill agreement with such person substantially in the form of the Confidentiality Agreement containing terms that are no more favourable to such person than those found in the Confidentiality Agreement (including, for greater certainty, standstill provisions; provided, however, that a limited waiver of such standstill provisions may be granted to the extent, and only to the extent, reasonably necessary to permit the relevant Party and its board of directors to engage in the activities expressly permitted by and in accordance with this Section 7.2.3 and Section 7.2.5 under the terms and conditions set forth in this Section 7.2.3 and Section 7.2.5):

  (i)
  furnish information with respect to the Party and its subsidiaries to the person making such Acquisition Proposal; and/or

  (ii)
  enter into, participate, facilitate and undertake discussions or negotiations with, and otherwise cooperate with or assist, the person making such Acquisition Proposal,

provided that the Party shall not, and shall not allow its Representatives to, disclose any non-public information to such person if such non public information has not been previously provided to, or is not concurrently provided to, the other Party.

          (b)   Notwithstanding Section 7.2.1 and any other provision of this Agreement, if at any time following the date of this Agreement and prior to the Effective Date, provided that ECU or Golden, as applicable, is then in compliance with all of its obligations under this Agreement

  (including under Sections 7.2.1 and 7.2.2), the board of directors of such Party may make an ECU Board Change in Recommendation or a Golden Board Change in Recommendation (collectively, an "Adverse Recommendation Change"), as applicable, (i) following receipt of an Acquisition Proposal that it determines to be a Superior Proposal or (ii) solely in response to any material event, development, circumstance, occurrence or change in circumstances or facts (including any change in probability or magnitude of circumstances) not related to an Acquisition Proposal that was not known to the board of directors of such Party on the date hereof (or if known, the magnitude or material consequences of which were not known to the board of directors of the Party as of the date hereof) (an "Intervening Event"), in each case if it determines in good faith, after consultation with its legal advisors, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

        In addition, nothing contained herein shall prevent either Party or its board of directors from (i) complying with Rule 14d-9 or 14e-2(a) under the U.S. Exchange Act or any comparable applicable Law, or making any similar communication to stockholders in connection with any amendment to the terms of a tender offer, exchange offer or takeover bid, so long as any action taken or statement made to so comply is consistent with the requirements of this Article 7, (ii) disclosing factual information regarding the business, financial condition or results of operations of such Party or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal, to the extent such Party in good faith determines that such information, facts, identity or terms is required to be disclosed under applicable Law or that failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law or (iii) making any statement or disclosure to such Party's securityholders required by applicable Law; provided that any such action taken or statement or disclosure made that relates to an Acquisition Proposal shall be deemed to be an Adverse Recommendation Change unless the board of directors of such Party reaffirms the recommendation contemplated by Section 2.5(b) or Section 2.11(b), as applicable, in such statement or disclosure or in connection with such action (except that a mere "stop, look and listen" disclosure in compliance with Rule 14d-9(f) of the U.S. Exchange Act or any comparable applicable Law, shall not constitute an Adverse Recommendation Change).

        7.2.4  Each Party shall promptly (and in any event within 24 hours of receipt by the Party, any subsidiary or any of its Representatives) notify the other Party, at first orally and then in writing, of any offer, proposal, expression of interest, or inquiry (oral or in writing) relating to or constituting, or which would reasonably be expected to lead to, an Acquisition Proposal, all requests for discussions or negotiations relating to an Acquisition Proposal and all requests for non-public information relating to the Party or any of its subsidiaries or for access to the properties, books or records of the Party or any of its subsidiaries in connection with any actual or potential Acquisition Proposal, in each case received on or after the date hereof, of which it or any of its subsidiaries, or any of its or their Representatives, is or becomes aware, or any amendments to any of the foregoing. Such notice shall include a description of the material terms and conditions of any such Acquisition Proposal or offer, proposal, expression of interest, or inquiry or request, the identity of the person making such Acquisition Proposal or such offer, proposal, expression of interest, or inquiry or request, a copy of such Acquisition Proposal or such offer, proposal, expression of interest, or inquiry or request and all written communications related thereto and provide such other details of such Acquisition Proposal or offer, proposal, expression of interest, or inquiry or request as the other Party may reasonably request. Each Party shall keep the other Party fully informed on a prompt basis of the status, including any change to the material terms, of any such Acquisition Proposal or such offer, proposal, expression of interest, or inquiry or request and shall respond promptly to all inquiries by the other Party with respect thereto.

        7.2.5  Notwithstanding anything in this Agreement to the contrary, but subject to Section 7.3, if at any time following the date of this Agreement and prior to the Effective Date, provided that the relevant Party is then in compliance with all of it obligations under this Agreement (including under

Section 7.2), either ECU or Golden receives an Acquisition Proposal which its board of directors concludes in good faith constitutes a Superior Proposal, its board of directors may, subject to compliance with the applicable procedures set forth in Section 7.3 and Section 8.2, terminate this Agreement in order to enter into a definitive agreement with respect to such Superior Proposal.

7.3  Right to Match or Respond to a Potential Adverse Recommendation Change

        7.3.1  Each Party covenants that it shall not approve, accept, endorse, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal (other than a confidentiality and standstill agreement permitted by Section 7.2.3) or make an Adverse Recommendation Change unless:

  (a)
  such party (the "Notifying Party") has complied with its obligations under Section 7.2 and the other provisions of this Article 7 and has provided the other Party (the "Notified Party") with a copy of the Superior Proposal or a reasonably detailed description of the relevant Intervening Event, as applicable; and

  (b)
  a period (the "Response Period") of five (5) Business Days has elapsed from the date that is the later of (x) the date on which the Notified Party receives written notice from the ECU Board or the Golden Board, as applicable, that it has determined, subject only to compliance with this Section 7.3, to approve, accept, endorse, recommend or enter into a binding written agreement to proceed with the Superior Proposal or to make the Adverse Recommendation Change, and (y) the date the Notified Party receives a copy of the Superior Proposal or the description of the Intervening Event, as applicable.

        7.3.2  During the Response Period, the Notified Party shall have the right, but not the obligation, to offer to amend the terms of this Agreement and the Plan of Arrangement. During the Response Period, the Notifying Party shall negotiate in good faith with the Notified Party to make such amendments to the terms of this Agreement and the Arrangement as would enable the Notifying Party and the Notified Party to proceed with the transactions contemplated by this Agreement on such amended terms or to obviate the need for the Adverse Recommendation Change. Within five (5) Business Days (the "Review Period") of any such proposal by the Notified Party to amend the terms of this Agreement and the Plan of Arrangement, including an increase in, or modification of, the aggregate Consideration and an alteration of the nature of the transactions contemplated hereby, the ECU Board or the Golden Board, as applicable, shall review and determine whether the Acquisition Proposal to which the Notified Party is responding would continue to be a Superior Proposal , or whether the Adverse Recommendation Change is still necessary, when assessed in light of this Agreement and the Plan of Arrangement as they are proposed by the Notified Party to be amended. Such determination shall be made by the ECU Board or the Golden Board, as applicable, in consultation with the ECU Financial Advisor and ECU Fairness Advisor or Golden Financial Advisor, as applicable, and outside legal counsel, and shall be communicated to the Notified Party by no later than the last day of the Review Period. If the ECU Board or the Golden Board, as applicable, determines that the Acquisition Proposal to which the Notified Party is responding would not continue to be a Superior Proposal, or the Adverse Recommendation Change would not be necessary, when assessed in light of this Agreement and the Plan of Arrangement as they are proposed by the Notified Party to be amended, the Notifying Party shall enter into an amendment to this Agreement to give effect to such amendments and the ECU Board or the Golden Board, as applicable, shall promptly reaffirm its recommendation of the Plan of Arrangement on the same basis as described in Section 2.5(b) or Section 2.11(b), as applicable, by the prompt issuance of a press release to that effect. If the ECU Board or the Golden Board, as applicable, determines that the Acquisition Proposal, if any, to which the Notified Party is responding would continue to be a Superior Proposal when assessed against this Agreement and the Plan of Arrangement as they are proposed by the Notified Party to be amended, the Notifying Party may approve and recommend that ECU Securityholders or Golden

Stockholders, as applicable, accept such Superior Proposal and may terminate this Agreement pursuant to Section 8.2.1(c)(ii) or 8.2.1(d)(ii), as applicable, in order to accept or enter into a binding written agreement to proceed with the Superior Proposal; provided that, for greater certainty, any determination by the board of directors of the Notifying Party to approve and recommend that ECU Securityholders or Golden Stockholders, as applicable, accept such Superior Proposal without terminating this Agreement pursuant to Section 8.2.1(c)(ii) or 8.2.1(d)(ii), as applicable, shall for all purposes hereof constitute an ECU Board Change in Recommendation or a Golden Board Change in Recommendation, as applicable; and provided further that the Notifying Party shall pay the ECU Termination Fee or the Golden Termination Fee, as applicable, required by Section 7.4 concurrently with any such termination of this Agreement pursuant to Section 8.2.1(c)(ii) or 8.2.1(d)(ii), as applicable.

        7.3.3  Where the Notifying Party has provided the Notified Party notice pursuant to Section 7.3.1(b) and the ECU Meeting or the Golden Meeting, as applicable, is scheduled to be held prior to the expiry of the Response Period or the Review Period and the Notified Party requests in writing that the ECU Meeting or the Golden Meeting, as applicable, proceed, the Notifying Party shall continue to take all reasonable steps necessary to hold the ECU Meeting or the Golden Meeting, as applicable, and to cause the Arrangement Resolution or the Golden Meeting Resolution, as applicable, to be voted on at the ECU Meeting or the Golden Meeting, as applicable. Alternatively, if directed to do so by the Notified Party, the Notifying Party shall postpone or adjourn the ECU Meeting or the Golden Meeting, as applicable, as directed by the Notified Party to a date designated by the Notified Party (which shall not be later than twenty (20) days after the scheduled date of the ECU Meeting or the Golden Meeting, as applicable, or the reconvening of any previous postponement or adjournment thereof and not later than five (5) Business Days prior to the Outside Date), and the ECU Board or the Golden Board, as applicable, shall waive the proxy-cut off time if requested to do so by the Notified Party and shall, in the event that the Parties amend the terms of this Agreement pursuant to Section 7.3.2, ensure that the details of such amended Agreement are communicated to the ECU Securityholders or the Golden Stockholders, as applicable, prior to the resumption of the postponed or adjourned ECU Meeting or the Golden Meeting, as applicable.

        7.3.4  Each successive amendment to any of the material terms of an Acquisition Proposal shall constitute a new Acquisition Proposal for the purposes of this Section 7.3 and the Notified Party shall be afforded a new Response Period and the rights afforded in paragraph 7.3.2 in respect of each such Acquisition Proposal.

7.4  Expenses and Termination Fees

        7.4.1  Except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the Plan of Arrangement shall be paid by the Party incurring such fees, costs or expenses. Notwithstanding the foregoing, in the event that this Agreement is terminated:

  (a)
  by Golden pursuant to Section 8.2.1(c)(iv) or Section 8.2.1(c)(vi), ECU shall pay to Golden (by wire transfer of immediately available funds), within two (2) Business Days following such termination, $2,500,000 in respect of the fees, costs and expenses incurred by Golden in connection with the transactions contemplated by this Agreement and the Plan of Arrangement; and

  (b)
  by ECU pursuant to Section 8.2.1(d)(iv) or Section 8.2.1(d)(vi), Golden shall pay to ECU (by wire transfer of immediately available funds), within two (2) Business Days following such termination, $2,500,000 in respect of the fees, costs and expenses incurred by ECU in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

        7.4.2 If an ECU Termination Fee Event occurs, ECU shall pay Golden or as Golden shall direct (by wire transfer of immediately available funds), the ECU Termination Fee in accordance with Section 7.4.4. If a Golden Termination Fee Event occurs, Golden shall pay to ECU or as ECU shall direct (by wire transfer of immediately available funds), the Golden Termination Fee in accordance with Section 7.4.5.

        7.4.3 For the purposes of this Agreement, "ECU Termination Fee" means $10,000,000. For the purposes of this Agreement, "Golden Termination Fee" means $10,000,000.

        7.4.4 For the purposes of this Agreement, "ECU Termination Fee Event" means the termination of this Agreement:

  (a)
  by Golden pursuant to Section 8.2.1(c)(i) or Section 8.2.1(c)(v);

  (b)
  by ECU pursuant to Section 8.2.1(d)(ii); or

  (c)
  by either Golden or ECU pursuant to Sections 8.2.1(b)(i) or 8.2.1(b)(iii), or by Golden pursuant to Sections 8.2.1(c)(iv) or 8.2.1(c)(vi), but only if:

  (i)
  in the case of termination of this Agreement pursuant to Sections 8.2.1(b)(i) or 8.2.1(c)(iv), prior to the termination of this Agreement an Acquisition Proposal, or the intention to make an Acquisition Proposal, in respect of ECU shall have been made or publicly announced by any person (other than Golden or any of its affiliates); or

  (ii)
  in the case of termination of this Agreement pursuant to Sections 8.2.1(c)(vi) or 8.2.1(b)(iii), prior to the ECU Meeting, an Acquisition Proposal, or the intention to make an Acquisition Proposal, in respect of ECU shall have been publicly announced by any person (other than Golden or any of its affiliates);

    and, in either case:

      (A)
      within twelve months following the date of such termination an Acquisition Proposal relating to ECU is consummated; or

      (B)
      within six (6) months following the date of such termination ECU and/or one or more of its subsidiaries enters into a definitive agreement in respect of, or the ECU Board approves or recommends, a transaction contemplated by (i) above and that transaction is subsequently consummated at any time thereafter.

        For the purpose of this Section 7.4.4(c), the references in the definition of "Acquisition Proposal" to "20% or more of any voting or equity securities", "20% or more of any class of voting or equity securities", "20% or more of the consolidated revenue", "20% or more of the consolidated operating income" and "20% or more of the fair market value of the consolidated assets" shall be deemed to be references to "40% or more of any voting or equity securities", "40% or more of any class of voting or equity securities", "40% or more of the consolidated revenue", "40% or more of the consolidated operating income" and "50% or more of the fair market value of the consolidated assets", respectively.

        7.4.5  For the purposes of this Agreement, "Golden Termination Fee Event" means the termination of this Agreement:

  (a)
  by ECU pursuant to Section 8.2.1(d)(i) or Section 8.2.1(d)(v);

  (b)
  by Golden pursuant to Section 8.2.1(c)(ii); or

  (c)
  by either Golden or ECU pursuant to Sections 8.2.1(b)(i) or 8.2.1(b)(iv), or by ECU pursuant to Sections 8.2.1(d)(iv) or Section 8.2.1(d)(vi), but only if:

  (i)
  in the case of termination of this Agreement pursuant to Sections 8.2.1(b)(i) or 8.2.1(d)(iv), prior to the termination of this Agreement an Acquisition Proposal, or the intention to make an Acquisition Proposal, in respect of Golden shall have been made or publicly announced by any person (other than ECU or any of its affiliates); or

    (ii)
    in the case of termination of this Agreement pursuant to Sections 8.2.1(b)(iv) or 8.2.1(d)(vi), prior to the Golden Meeting, an Acquisition Proposal, or the intention to make an Acquisition Proposal, in respect of Golden shall have been publicly announced by any person (other than ECU or any of its affiliates);

    and, in either case:

      (A)
      within twelve months following the date of such termination an Acquisition Proposal relating to Golden is consummated; or

      (B)
      within six (6) months following the date of such termination Golden and/or one or more of its subsidiaries enters into a definitive agreement in respect of, or the Golden Board approves or recommends, a transaction contemplated by (i) above and that transaction is subsequently consummated at any time thereafter.

        For the purpose of this Section 7.4.5(c), the references in the definition of "Acquisition Proposal" to "20% or more of any voting or equity securities", "20% or more of any class of voting or equity securities", "20% or more of the consolidated revenue", "20% or more of the consolidated operating income" and "20% or more of the fair market value of the consolidated assets" shall be deemed to be references to "40% or more of any voting or equity securities", "40% or more of any class of voting or equity securities", "40% or more of the consolidated revenue", "40% or more of the consolidated operating income" and "50% or more of the fair market value of the consolidated assets", respectively.

        7.4.6  If an ECU Termination Fee Event occurs due to a termination of this Agreement by ECU pursuant to Section 8.2.1(d)(ii), the ECU Termination Fee shall be payable no later than simultaneously with the occurrence of such ECU Termination Fee Event. If an ECU Termination Fee Event occurs due to a termination of this Agreement by Golden pursuant to Section 8.2.1(c)(i) or Section 8.2.1(c)(v), the ECU Termination Fee shall be payable within two (2) Business Days following such ECU Termination Fee Event. If an ECU Termination Fee Event occurs in the circumstances set out in Section 7.4.4(c), the ECU Termination Fee, less any amount previously paid by ECU pursuant to Section 7.4.1(a), shall be payable within two (2) Business Days following the closing of the applicable transaction referred to therein. For the avoidance of doubt, in no circumstance shall ECU be obligated to pay more than one ECU Termination Fee.

        7.4.7  If a Golden Termination Fee Event occurs due to a termination of this Agreement by Golden pursuant to Section 8.2.1(c)(ii), the Golden Termination Fee shall be payable no later than simultaneously with the occurrence of such Golden Termination Fee Event. If a Golden Termination Fee Event occurs due to a termination of this Agreement by ECU pursuant to Section 8.2.1(d)(i) or Section 8.2.1(d)(v), the Golden Termination Fee shall be payable within two (2) Business Days following such Golden Termination Fee Event. If a Golden Termination Fee Event occurs in the circumstances set out in Section 7.4.5(c), the Golden Termination Fee, less any amount previously paid by Golden pursuant to Section 7.4.1(b), shall be payable within two (2) Business Days following the closing of the applicable transaction referred to therein. For the avoidance of doubt, in no circumstance shall Golden be obligated to pay more than one Golden Termination Fee.

        7.4.8  Each of the Parties acknowledges that the agreements contained in this Section 7.4 are an integral part of the transactions contemplated in this Agreement and that, without those agreements, the Parties would not enter into this Agreement. Each Party acknowledges that all of the payment amounts set out in this Section 7.4 are payments of liquidated damages which are a genuine pre-estimate of the damages, which the Party entitled to such damages will suffer or incur as a result of the event giving rise to such damages and the resultant termination of this Agreement and are not penalties. Each Party irrevocably waives any right it may have to raise as a defense that any such liquidated damages are excessive or punitive. For greater certainty but subject to Section 7.4.9, each Party agrees that, upon any termination of this Agreement under circumstances where a Party is entitled to a Termination Fee or reimbursement of expenses pursuant to Section 7.4.1 and such Termination Fee or expense reimbursement is paid in full, the Party entitled to the Termination Fee or expense reimbursement shall be precluded from any other remedy against the other Party (excluding, in the case of a Party entitled to expense reimbursement, any Termination Fee (net of such expense reimbursement) that may thereafter become payable pursuant to the provisions of Section 7.4.4(c) or Section 7.4.5(c)) at law or in equity or otherwise (including an order for specific performance), and shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the other Party or any of its subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates in connection with this Agreement or the transactions contemplated hereby.

        7.4.9  Nothing in this Section 7.4 shall relieve or have the effect of relieving any Party in any way from liability for damages incurred or suffered by a Party as a result of an intentional or wilful breach of this Agreement.

        7.4.10  Nothing in this Section 7.4 shall preclude a Party from seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement or otherwise to obtain specific performance of any such covenants or agreements, without the necessity of posting bond or security in connection therewith.

7.5  Access to Information; Confidentiality

        From the date hereof until the earlier of the Effective Time and the termination of this Agreement, subject to compliance with applicable Law and the terms of any existing Golden Contracts or ECU Contracts, as applicable, each of the Parties shall, and shall cause its respective subsidiaries and their respective officers, directors, employees, independent auditors, accounting advisers and agents to, afford to the other Party and to the officers, employees, agents and representatives of the other Party such access as the other Party may reasonably require at all reasonable times, including, in the case of requests by Golden, for the purpose of facilitating integration business planning, to their officers, employees, agents, properties, books, records and Golden Contracts and ECU Contracts, as applicable, and shall furnish the other Party with all data and information as the other Party may reasonably request. Golden and ECU acknowledge and agree that information furnished pursuant to this Section 7.5 shall be subject to the terms and conditions of the Confidentiality Agreement.

7.6  Insurance and Indemnification

  (a)
  From and after the Effective Time, Golden will, at Golden's option, either (a) purchase (to a maximum purchase price per year of coverage equal to 200% of the average purchase price paid by ECU and its subsidiaries per year of coverage over the three (3) years preceding the date hereof) prepaid non-cancellable run-off directors' and officers' liability insurance to be in effect without any reduction in scope or coverage for not less than six (6) years from the Effective Date providing protection no less favourable to the protection provided by the policies maintained by ECU in favour of the directors and officers of ECU and its subsidiaries which are in effect immediately prior to the Effective Date (and true and complete copies of which ECU has provided to Golden prior to the date hereof) and providing protection in respect of claims arising from facts or events which occurred prior to the Effective Time or (b) purchase (to a maximum purchase price per year of coverage equal to 200% of the average purchase price paid by ECU and its subsidiaries per year of coverage over the three (3) years preceding the date hereof) as an extension of the current insurance policies of ECU and its subsidiaries, prepaid non-cancellable run-off directors' and officers' liability insurance providing coverage comparable to that contained in the existing policies of ECU and its subsidiaries for six (6) years from the Effective Time with respect to claims arising from or related to facts or events that occurred at or prior to the Effective Time, in each case provided that if comparable coverage may not be obtained at the maximum purchase price per year specified above, then the coverage shall be as comparable as possible at such price, to be determined by Golden, acting reasonably.

  (b)
  Golden agrees that it shall cause ECU and its subsidiaries to honour all rights to expense reimbursement, indemnification or exculpation now existing in favour of present and former officers and directors of ECU and its subsidiaries as provided for in their respective articles and by-laws, and acknowledges that such rights shall survive the completion of the Plan of Arrangement and shall continue in full force and effect for a period of not less than six (6) years from the Effective Date.

  (c)
  If ECU or, following the Effective Time, Golden or any of its successors or assigns shall (a) amalgamate, consolidate with or merge or wind-up into any other person and, if applicable, shall not be the continuing or surviving corporation or entity; or (b) transfer all or substantially all of its properties and assets to any person or persons, then, and in each such case, proper provisions shall be made so that the successors, assigns and transferees of ECU or Golden, as the case may be, shall assume all of the obligations set forth in this Section 7.6.

  (d)
  The provisions of this Section 7.6 shall survive the consummation of the transactions contemplated by this Agreement and the Plan of Arrangement and are intended for the benefit of, and shall be enforceable by, the directors and officers of ECU and its subsidiaries, and their respective heirs, executors, administrators and personal representatives and shall be binding on ECU and its subsidiaries and their respective successors and assigns, and, for this purpose only, ECU hereby confirms that it is acting as trustee on their behalf.

ARTICLE 8
TERM, TERMINATION, AMENDMENT AND WAIVER

8.1  Term

        This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms; provided, however, that the provisions of Sections 7.4, 7.6 and, to the extent required to give effect to the foregoing provisions, this Section 8.1, Sections 9.2, 9.3, 9.5, 9.6 as well as the confidentiality provisions of Section 7.5 and the provisions of the Confidentiality Agreement shall survive the Effective Time and remain in full force and effect, and neither the termination of this Agreement nor anything contained in this Section 8.1 shall relieve any Party for any liability for any intentional or wilful breach of this Agreement.

8.2  Termination

        8.2.1  This Agreement may be terminated and the Arrangement may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement or the Arrangement Resolution by ECU Shareholders or the ECU Securityholders or the Arrangement by the Court or the approval by the Golden Stockholders of the Golden Meeting Resolution):

  (a)
  by mutual written agreement of ECU and Golden; or

  (b)
  by either ECU or Golden, if:

  (i)
  the Effective Time shall not have occurred on or before the Outside Date, except that the right to terminate this Agreement under this Section 8.2.1(b)(i) shall not be available to any Party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such Outside Date;

    (ii)
    after the date hereof, there shall be enacted or made any applicable Law that makes consummation of the Arrangement illegal or otherwise prohibited or enjoins ECU or Golden from consummating the Arrangement and such applicable Law or enjoinment shall have become final and non-appealable;

    (iii)
    the Arrangement Resolution shall have failed to receive the requisite vote for approval from ECU Shareholders or ECU Securityholders at the ECU Meeting (including any adjournment or postponement thereof) in accordance with the Interim Order; or

    (iv)
    the Golden Meeting Resolution shall have failed to receive the requisite vote for approval from the Golden Stockholders (including any adjournment or postponement thereof) at the Golden Meeting;

  (c)
  by Golden, if:

  (i)
  the ECU Board (A) fails to recommend that the ECU Securityholders vote their ECU Securities in favour of the Arrangement Resolution, (B) withdraws, withholds, amends, modifies or qualifies, or proposes publicly to withdraw, withhold, amend, modify or qualify its recommendation that the ECU Securityholders vote their ECU Securities in favour of the Arrangement Resolution, (C) approves, accepts, endorses, or recommends or proposes publicly to approve, accept, endorse or recommend, any Acquisition Proposal, or (D) fails to reaffirm its recommendation that the ECU Securityholders vote their ECU Securities in favour of the Arrangement Resolution within five (5) Business Days (and in any case on or prior to the Business Day immediately prior to the ECU Meeting) after having been requested by Golden to do so (it being understood that the taking of a neutral position or no position with respect to an Acquisition Proposal beyond a period of five (5) Business Days (or beyond the Business Day immediately prior to the ECU Meeting, if sooner) shall be considered a failure of the ECU Board to reaffirm its recommendation within the requisite time period) (each of the foregoing being referred to as a "ECU Board Change in Recommendation");

  (ii)
  the Golden Board authorizes Golden, subject to complying with the terms of this Agreement, to enter into a binding written agreement relating to a Superior Proposal; provided that concurrent with such termination, Golden pays the Golden Termination Fee payable pursuant to Section 7.4;

  (iii)
  any of the conditions set forth in Section 6.1 or Section 6.2 is not satisfied, and such condition is incapable of being satisfied by the Outside Date; provided that Golden is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 6.1 or Section 6.3 not to be satisfied;

  (iv)
  subject to Section 7.1, a breach of any representation or warranty or failure to perform any covenant or agreement on the part of ECU set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 6.1 or Section 6.2 not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date; provided that Golden is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 6.1 or Section 6.3 not to be satisfied; or

  (v)
  without limiting and notwithstanding the provisions of subparagraph (iv) above, ECU is in material breach or in default of any of its obligations or covenants set forth in Section 7.2, Section 7.3 or the Exclusivity Agreement; or

  (vi)
  the ECU Meeting has not occurred on or before the date that is ninety-five (95) days from the date hereof (or such later date as the Parties may agree upon in accordance with Section 2.4(a)); provided that the right to terminate this Agreement pursuant to this Section 8.2.1(c)(vi) shall not be available to Golden if the failure by Golden to fulfil any obligation hereunder is the direct cause of, or directly results in, the failure of the ECU Meeting to occur on or before such date.

  (d)
  by ECU, if

  (i)
  the Golden Board (A) fails to recommend that Golden Stockholders vote their Golden Stock in favour of the Golden Meeting Resolution, (B) withdraws, withholds, amends, modifies or qualifies, or proposes publicly to withdraw, withhold, amend, modify or qualify its recommendation that Golden Stockholders vote their Golden Stock in favour of the Golden Meeting Resolution, (C) approves, accepts, endorses, or recommends or proposes publicly to approve, accept, endorse or recommend, any Acquisition Proposal, or (D) fails to reaffirm its recommendation that Golden Stockholders vote their Golden Stock in favour of the Golden Meeting Resolution within five (5) Business Days (and in any case on or prior to the Business Day immediately prior to the Golden Meeting) after having been requested by ECU to do so (it being understood that the taking of a neutral position or no position with respect to an Acquisition Proposal beyond a period of five (5) Business Days (or beyond the Business Day immediately prior to the day of the Golden Meeting, if sooner) shall be considered a failure of the Golden Board to reaffirm its recommendation within the requisite time period) (each of the foregoing being referred to as a "Golden Board Change in Recommendation");

  (ii)
  the ECU Board authorizes ECU, subject to complying with the terms of this Agreement, to enter into a binding written agreement relating to a Superior Proposal; provided that concurrent with such termination, ECU pays the ECU Termination Fee payable pursuant to Section 7.4;

  (iii)
  any of the conditions set forth in Section 6.1 or Section 6.3 is not satisfied, and such condition is incapable of being satisfied by the Outside Date provided that ECU is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 6.1 or Section 6.2 not to be satisfied;

  (iv)
  subject to Section 7.1, a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Golden set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 6.1 or Section 6.3 not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date; provided that ECU is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 6.1 or Section 6.2 not to be satisfied;

  (v)
  without limiting and notwithstanding the provisions of subparagraph (c)(iv) above, Golden is in material breach or in default of any of its obligations or covenants set forth in Section 7.2, Section 7.3 or the Exclusivity Agreement; or

  (vi)
  the Golden Meeting has not occurred on or before the date that is ninety-five (95) days from the date hereof (or such later date as the Parties may agree upon in accordance with Section 2.10(a)); provided that the right to terminate this Agreement pursuant to this Section 8.2.1(d)(vi) shall not be available to ECU if the failure by ECU to fulfil any obligation hereunder is the direct cause of, or directly results in, the failure of the Golden Meeting to occur on or before such date.

        8.2.2  The Party desiring to terminate this Agreement pursuant to this Section 8.2 (other than pursuant to Section 8.2.1(a) shall give written notice of such termination to the other Party.

        8.2.3  If this Agreement is terminated pursuant to this Section 8.2, this Agreement shall become void and of no effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party hereto, except as otherwise expressly contemplated hereby, and provided that the provisions of this Section 8.2.3 and Sections 7.4,

7.6, 8.1, 9.2, 9.3, 9.5, 9.6, as well as the confidentiality provisions of Section 7.5 and the provisions of the Confidentiality Agreement shall survive any termination hereof pursuant to Section 8.2.1; provided further that neither the termination of this Agreement nor anything contained in this Section 8.2 shall relieve a Party from any liability for any intentional or wilful breach of this Agreement arising prior to such termination.

8.3  Amendment

        This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the ECU Meeting or the Golden Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties and any such amendment may, subject to the Interim Order and the Final Order and applicable Law, without limitation:

  (a)
  change the time for performance of any of the obligations or acts of the Parties;

  (b)
  waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

  (c)
  waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and/or

  (d)
  waive compliance with or modify any mutual conditions precedent herein contained.

8.4  Waiver

        Either Party may (i) extend the time for the performance of any of the obligations or acts of the other Party, (ii) waive compliance, except as provided herein, with any of the other Party's agreements or the fulfilment of any conditions to its own obligations contained herein, or (iii) waive inaccuracies in any of the other Party's representations or warranties contained herein or in any document delivered by the other Party; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived.

ARTICLE 9
GENERAL PROVISIONS

9.1  Notices

        All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile, or as of the following Business Day if sent by prepaid overnight courier, to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

  (a)
  if to Golden:

    Golden Minerals Company
    350 Indiana Street, Suite 800
    Golden, Colorado, 80401
    U.S.A.

    Attention:    Jeffrey G. Clevenger, President
    Facsimile:    (303) 839-5907

    with copies (which shall not constitute notice) to:

    Fasken Martineau DuMoulin LLP
    333 Bay Street, Suite 2400
    Bay Adelaide Centre, Box 20
    Toronto, ON M5H 2T6

    Attention:    John M. Sabetti
    Facsimile:    416 364 7813

    and

    Davis Graham & Stubbs LLP
    1550 Seventeenth Street, Suite 500
    Denver, Colorado 80202

    Attention:    Deborah Friedman
    Facsimile:    (303) 893 1379

  (b)
  If to ECU:

    ECU Silver Mining Inc.
    87 Front Street East, 2nd Floor
    Toronto, ON M5E 1B8

    Attention:    Stephen Altmann, President
    Facsimile:    (416) 366-8131

    with copies (which shall not constitute notice) to:

    Blake, Cassels & Graydon LLP
    600 de Maisonneuve Boulevard West, Suite 2200
    Montréal QC H3A 3J2

    Attention:    Howard Levine
    Facsimile:    (514) 982 4099

    and

    Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates
    222 Bay Street
    Suite 1750
    Toronto, ON, M5K 1J5

    Attention:    Riccardo A. Leofanti
    Facsimile:    (212) 735 2004

9.2  Governing Law

        This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York. Each Party consents to the exclusive jurisdiction and proper venue of the state and federal courts located in New York, New York for any claim, dispute or controversy hereunder in any such suit, action or proceeding and irrevocably waives, to the fullest extent, any argument that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Each of the Parties, knowingly, voluntarily and intentionally waives any right to trial by jury in any action or other legal proceeding brought by the other Party arising out of or relating to this Agreement or the transactions contemplated hereby or any other document relating or pertaining to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Plan of Arrangement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Québec and the federal laws of Canada applicable therein.

9.3  Injunctive Relief

        Subject to Section 7.4, the Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions other equitable relief (including specific performance) to prevent breaches of this Agreement, any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief (including specific performance) hereby being waived.

9.4  Time of Essence

        Time shall be of the essence of this Agreement.

9.5  Entire Agreement, Binding Effect and Assignment

        Golden may assign all or any part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, an affiliate of Golden, provided that if such assignment and/or assumption takes place, Golden shall continue to be liable jointly and severally with such affiliate for all of its obligations hereunder. This Agreement shall be binding on and shall enure to the benefit of the Parties and their respective successors and permitted assigns.

        This Agreement (including the exhibits and schedules hereto and the ECU Disclosure Letter and the Golden Disclosure Letter), the Exclusivity Agreement (to the extent it is not superseded by the provisions of this Agreement), the Confidentiality Agreement and the Subscription Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any person other than the Parties any rights or remedies hereunder. Except as expressly permitted by the terms hereof, including pursuant to Section 7.6, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the Parties without the prior written consent of the other Party.

9.6  Severability

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

9.7  Further Assurances

        Each Party shall use all commercially reasonable efforts do all such things and provide all such reasonable assurances as may be required to consummate the transaction contemplated by this

Agreement, and each Party shall provide such further documents or instruments as reasonably required by any other Party as necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Date.

9.8  Counterparts, Execution

        This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES FOLLOW.]

        IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ECU SILVER MINING INC.
Per:	/s/ MICHEL ROY
Name:	Michel Roy
Title:	CEO & Chairman
Per:	/s/ STEPHEN ALTMANN
Name:	Stephen Altmann
Title:	President & Director
We have authority to bind the Corporation
GOLDEN MINERALS COMPANY
Per:	/s/ JEFFREY G. CLEVENGER
Name:	Jeffrey G. Clevenger
Title:	President & Chief Executive Officer
Per:	/s/ ROBERT P. VOGELS
Name:	Robert P. Vogels
Title:	SVP & CFO
We have authority to bind the Corporation

[Arrangement Agreement]

Annex C

PLAN OF ARRANGEMENT
UNDER CHAPTER XVI—DIVISION II
OF THE
BUSINESS CORPORATIONS ACT (QUÉBEC)

ARTICLE ONE
DEFINITIONS AND INTERPRETATION

1.1   Definitions

        In this Plan of Arrangement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

  (a)
  "Arrangement" means the arrangement under Chapter XVI—Division II of the QBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 8.3 of the Arrangement Agreement or Article 6 of this Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of ECU and Golden, each acting reasonably;

  (b)
  "Arrangement Agreement" means the arrangement agreement dated June 24, 2011 between Golden and ECU, including (unless the context otherwise requires) the Schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

  (c)
  "Arrangement Resolution" means the special resolution approving this Plan of Arrangement to be voted upon by the ECU Securityholders at the ECU Meeting;

  (d)
  "Articles of Arrangement" means the articles of arrangement of ECU in respect of the Arrangement, required to be filed pursuant to section 418 of the QBCA with the Enterprise Registrar after the Final Order is made by the Court, which shall be in form and content satisfactory to ECU and Golden, each acting reasonably;

  (e)
  "Business Day" means any day, other than a Saturday, a Sunday or any other day on which the principal chartered banks located in (i) Denver, Colorado, or (ii) Montreal, Québec are not open for business during normal banking hours;

  (f)
  "Certificate of Arrangement" means the certificate of arrangement to be issued by the Enterprise Registrar in accordance with Chapter XVIII of the QBCA in respect of the Articles of Arrangement;

  (g)
  "Consideration" means the consideration to which an ECU Securityholder is entitled under this Plan of Arrangement;

  (h)
  "Convertible Notes" means the convertible senior unsecured notes issued by ECU to Golden on July 13, 2011;

  (i)
  "Court" means the Superior Court of Québec;

  (j)
  "December 2009 Warrant Indenture" means the warrant indenture dated as of December 9, 2009 between ECU and the Warrant Agent;

  (k)
  "December 2009 Warrants" means warrants to purchase ECU Shares created, authorized to be issued and issued under the December 2009 Warrant Indenture;

  (l)
  "Depositary" means Computershare Investor Services Inc., in its capacity as depositary for the Arrangement;

  (m)
  "Dissent Rights" means the rights of a registered ECU Shareholder to demand that ECU repurchase all of the ECU Shares held by such ECU Shareholder in accordance with Chapter XIV of the QBCA, as modified by the Interim Order and Article 5 hereof;

  (n)
  "Dissenting Shareholder" means a registered ECU Shareholder that validly exercises Dissent Rights in respect of the Arrangement Resolution and has not renounced or been deemed to have renounced such Dissent Rights;

  (o)
  "ECU" means ECU Silver Mining Inc., a corporation incorporated under the laws of Québec;

  (p)
  "ECU Circular" means the notice of the ECU Meeting and accompanying management proxy circular, including all schedules, appendices and exhibits thereto, to be sent to ECU Securityholders in connection with the ECU Meeting, as amended, supplemented or otherwise modified from time to time;

  (q)
  "ECU Meeting" means the special meeting of ECU Securityholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution;

  (r)
  "ECU Option" means an option to purchase ECU Shares granted under the ECU Stock Option Plan;

  (s)
  "ECU Optionholder" means a holder of ECU Options;

  (t)
  "ECU Option In-the-Money Amount" means the amount, if any, by which (A) the total fair market value (determined immediately before the Effective Time) of the ECU Shares that an ECU Optionholder was entitled to acquire upon the exercise of such ECU Option exceeds (B) the amount payable to acquire such ECU Shares;

  (u)
  "ECU Securityholders" means, collectively, the ECU Shareholders, the ECU Optionholders, the ECU Warrantholders and the holders of Convertible Notes;

  (v)
  "ECU Shareholder" means a holder of ECU Shares;

  (w)
  "ECU Shares" means the common shares in the capital of ECU;

  (x)
  "ECU Stock Option Plan" means the Stock Option Plan of ECU, as approved by ECU Shareholders on June 28, 2007 and as amended on May 1, 2009;

  (y)
  "ECU Warrantholder" means a holder of ECU Warrants;

  (z)
  "ECU Warrants" means, collectively, the February 2009 Warrants and the December 2009 Warrants;

  (aa)
  "Effective Date" means the date shown on the Certificate of Arrangement giving effect to the Arrangement;

  (bb)
  "Effective Time" means 12:01 a.m. on the Effective Date;

  (cc)
  "Enterprise Registrar" means the enterprise registrar appointed by the Minister of Revenue of Québec;

  (dd)
  "Exchange Ratio" means 0.05;

  (ee)
  "February 2009 Warrant Indenture" means the warrant indenture dated as of February 20, 2009 between ECU and the Warrant Agent, as amended and supplemented by (i) the First Supplemental Indenture dated as of March 26, 2009 between ECU and the Warrant Agent, and (ii) the Second Supplemental Indenture dated as of May 8, 2009 between ECU and the Warrant Agent;

  (ff)
  "February 2009 Warrants" means warrants to purchase ECU Shares created, authorized to be issued and issued under the February 2009 Warrant Indenture;

  (gg)
  "Final Order" means the order of the Court made after application therefor, presented to the Court in form and content acceptable to the Parties, each acting reasonably, approving the Arrangement as such order may be amended by the Court (with the consent of the Parties, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any requested amendment is acceptable to the Parties, each acting reasonably) on appeal;

  (hh)
  "Golden" means Golden Minerals Company, a corporation incorporated under the laws of Delaware;

  (ii)
  "Golden Option In-the-Money Amount" means the amount, if any, by which (A) the total fair market value (determined immediately after the Effective Time) of the Golden Stock that a holder of a Golden Replacement Option is entitled to acquire upon the exercise of such Golden Replacement Option exceeds (B) the amount payable to acquire such Golden Stock;

  (jj)
  "Golden Replacement December 2009 Warrant" has the meaning ascribed thereto in Section 3.1(d)(i);

  (kk)
  "Golden Replacement February 2009 Warrant" has the meaning ascribed thereto in Section 3.1(c)(i);

  (ll)
  "Golden Replacement Options" means options to purchase Golden Stock issued pursuant to this Plan of Arrangement;

  (mm)
  "Golden Replacement Warrants" means, collectively, the Golden Replacement December 2009 Warrants and the Golden Replacement February 2009 Warrants;

  (nn)
  "Golden Stock" means common stock, par value U.S.$0.01 of Golden;

  (oo)
  "Interim Order" means the order of the Court made after application therefor, presented to the Court in form and content acceptable to the Parties, each acting reasonably, providing for, among other things, the calling and holding of the ECU Meeting, as the same may be amended by the Court at the request of ECU with the consent of Golden, acting reasonably;

  (pp)
  "Law" or "Laws" means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, writs, awards, decrees, rulings, ordinances, judgements, injunctions, determinations or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity or self-regulatory authority (including, where applicable, the TSX and the NYSE Amex), and the term "applicable" with respect to such Laws and in a context that refers to one or more persons, means such Laws as are applicable to such person or its business, undertaking, property or securities and emanate from a person having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

  (qq)
  "Letters of Transmittal" means the letters of transmittal delivered by ECU to ECU Securityholders in connection with the Arrangement, in the forms accompanying the ECU Circular;

  (rr)
  "Liens" means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims, other third person interests or encumbrances of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

  (ss)
  "Parties" means Golden and ECU, and "Party" means either one of them;

  (tt)
  "person" shall be broadly interpreted and includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

  (uu)
  "Plan of Arrangement" means this Plan of Arrangement and any amendments or variations thereto made in accordance with Section 8.3 of the Arrangement Agreement or Article 6 hereof or made at the direction of the Court in the Final Order with the consent of the Parties, each acting reasonably;

  (vv)
  "QBCA" means the Business Corporations Act (Québec), R.S.Q., S-31.1;

  (ww)
  "Replacement Notes" has the meaning ascribed thereto in Section 3.1(b)(i);

  (xx)
  "Shareholder Rights Plan" means the Shareholder Rights Plan Agreement dated as of May 1, 2009 between ECU and Computershare Investor Services Inc., in its capacity as rights agent;

  (yy)
  "SRP Rights" means the rights issued pursuant to the Shareholder Rights Plan;

  (zz)
  "Tax Act" means the Income Tax Act (Canada); and

  (aaa)
  "Warrant Agent" means Computershare Trust Company of Canada, in its capacity as warrant agent under each of the December 2009 Warrant Indenture and the February 2009 Warrant Indenture.

In addition, (i) words and phrases used herein and defined in the Arrangement Agreement and not otherwise defined herein shall have the same meaning herein as in the Arrangement Agreement unless the context otherwise requires and (ii) words and phrases used herein and defined in the QBCA and not otherwise defined herein or in the Arrangement Agreement shall have the same meaning herein as in the QBCA unless the context otherwise requires.

1.2   Interpretation Not Affected by Headings

        The division of this Plan of Arrangement into articles, sections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms "this Plan of Arrangement", "hereof", "herein", "hereto", "hereunder" and similar expressions refer to this Plan of Arrangement and not to any particular article, section or other portion hereof and include any instrument supplementary or ancillary hereto.

1.3   Number, Gender and Persons

        In this Plan of Arrangement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and the word "person" and words importing "persons" shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof) and any other entity or group of persons of any kind or nature whatsoever.

1.4   Date for any Action

        If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5   References to Dates, Statutes, etc.

        In this Plan of Arrangement, references from or through any date mean, unless otherwise specified, from and including that date and/or through and including that date, respectively. In this Plan of Arrangement, references to a particular statute or Law shall be to such statute or Law and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated thereunder or amended from time to time. References to any agreement or contract (including the ECU Options and ECU Warrants) are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. Any reference in this Plan of Arrangement to a person includes its heirs, administrators, executors, legal personal representatives, predecessors, successors and permitted assigns of that person.

1.6   Currency

        Unless otherwise stated, all references herein to amounts of money are expressed in lawful money of Canada and "$" refers to Canadian dollars.

1.7   Governing Law and Time

        This Plan of Arrangement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Québec and the laws of Canada applicable therein. Time shall be of the essence in this Plan of Arrangement. All times expressed herein are local time (Montreal, Québec) unless otherwise stipulated herein.

1.8   Exhibits

        The following Exhibits are attached to this Plan of Arrangement and are incorporated in and form part of this Plan of Arrangement:

        Exhibit A—Example of Calculation of Golden Replacement Option Exercise Price

ARTICLE 2
PLAN OF ARRANGEMENT AND EFFECT OF ARRANGEMENT

2.1   Plan of Arrangement

        This Plan of Arrangement constitutes an arrangement as referred to in Chapter XVI—Division II of the QBCA and is made pursuant to, and is subject to the provisions of, the Arrangement Agreement.

2.2   Certificate and Articles of Arrangement

        The Articles of Arrangement and Certificate of Arrangement shall be filed and issued, respectively, with respect to this Arrangement in its entirety. The Certificate of Arrangement shall be conclusive evidence that the Arrangement has become effective and that the provisions of Section 3.1 have become effective in the sequence and at the times set out therein.

2.3   Effect of the Arrangement

        This Plan of Arrangement will become effective at the Effective Time, and will be binding at and after Effective Time on:

  (a)
  ECU;

  (b)
  Golden; and

  (c)
  the ECU Securityholders;

without any further act or formality required on the part of any such person, except as expressly provided herein.

ARTICLE 3
ARRANGEMENT

3.1   Arrangement

        At the Effective Time, the following shall occur and shall be deemed to occur sequentially in the following order without any further authorization, act or formality:

  (a)
  the Shareholder Rights Plan shall be terminated and shall be of no further force or effect, all SRP Rights issued thereunder shall expire and the holders of SRP Rights shall, without any further action or formality by or on behalf of such holders:

  (i)
  cease to be the holders of such SRP Rights;

  (ii)
  cease to have any rights as holders or former holders of such SRP Rights; and

  (iii)
  be deemed to have executed and delivered all consents, approvals, releases, and waivers, contractual or otherwise, required to terminate the Shareholder Rights Plan and cause the SRP Rights to expire;

  (b)
  notwithstanding any exercise or other provisions to which a Convertible Note might otherwise be subject (whether by contract, applicable Law, the conditions of issuance or the terms of the Convertible Notes):

  (i)
  all Convertible Notes outstanding at the Effective Time shall, without further action or formality by or on behalf of the holders of such Convertible Notes, be transferred and assigned (free and clear of all Liens) by the holders thereof to ECU and notes of ECU ("Replacement Notes") shall be issued to such holders in exchange for such Convertible Notes on the basis that such Replacement Notes will be identical to the Convertible Notes for which they are exchanged, provided, however, that the Replacement Notes will not be convertible into ECU Shares;

  (ii)
  the holder of each Convertible Note transferred and assigned to ECU in accordance with Section 3.1(b)(i) shall cease to be the holder thereof and shall cease to have any rights as a holder or former holder in respect of such Convertible Note and the name of such holder shall be removed from the register of holders maintained by or on behalf of ECU in respect of the Convertible Notes as of the Effective Time and added to the register of holders maintained by or on behalf of ECU in respect of Replacement Notes as of the Effective Time; and

  (iii)
  the holder of each Convertible Note shall cease to be the holder thereof and shall cease to have any rights as a holder or former holder of such Convertible Note, and all agreements, certificates and similar instruments relating to such Convertible Note shall be and shall be deemed to be cancelled and such holder shall be deemed to have executed and delivered all consents, approvals, releases, assignments and waivers, statutory, contractual or otherwise, required to so cancel such Convertible Note;

  (c)
  notwithstanding any exercise or other provisions to which February 2009 Warrants might otherwise be subject (whether by contract, applicable Law, the conditions of issuance, the certificates representing such February 2009 Warrants or the terms of the February 2009 Warrant Indenture):

  (i)
  all February 2009 Warrants that remain outstanding at the Effective Time shall, without further action or formality by or on behalf of the holders thereof, be transferred and assigned (free and clear of all Liens) by the holders thereof to Golden and warrants to acquire shares of Golden Stock ("Golden Replacement February 2009 Warrants") shall be issued to such holders in exchange for such February 2009 Warrants on the basis that:

  (A)
  such Golden Replacement February 2009 Warrants will be exercisable to acquire that number of shares of Golden Stock as the holders of February 2009 Warrants so transferred and assigned would have acquired if such holders had exercised such February 2009 Warrants immediately prior to the Effective Time and had received ECU Shares in exchange therefor; provided, however, that if the foregoing would otherwise result in a holder of February 2009 Warrants receiving, in the aggregate, Golden Replacement February 2009 Warrants exercisable for a fraction of a share of Golden Stock, the aggregate number of Golden Replacement February 2009 Warrants received in exchange for such holder's February 2009 Warrants shall be determined in accordance with the provisions of Section 4.4;

  (B)
  the exercise price of each such Golden Replacement February 2009 Warrant shall be $19.00 (being $0.95, the exercise price per February 2009 Warrant, divided by the Exchange Ratio); and

  (C)
  the terms and conditions otherwise applicable to such Golden Replacement February 2009 Warrants shall be those set forth in the February 2009 Warrant Indenture (as amended and supplemented by the supplemental indenture referred to in Section 3.1(c)(iv));

  (ii)
  the holder of each February 2009 Warrant transferred and assigned to Golden in accordance with Section 3.1(c)(i) shall cease to be the holder thereof and shall cease to have any rights as a holder or former holder in respect of such February 2009 Warrant and the name of such holder shall be removed from the register of holders maintained by or on behalf of ECU in respect of the February 2009 Warrants as of the Effective Time and added to the register of holders maintained by or on behalf of Golden in respect of Golden Replacement February 2009 Warrants as of the Effective Time;

  (iii)
  each February 2009 Warrant transferred and assigned to Golden in accordance with Section 3.1(c)(i) shall, without any further action by or on behalf of Golden, be cancelled immediately following such exchange and Golden shall be deemed to have executed and delivered all consents, approvals, releases, assignments and waivers, statutory, contractual or otherwise, required to cancel such February 2009 Warrant in accordance with this Section 3.1(c)(iii); and

  (iv)
  Golden shall, as soon as reasonably practicable following the Effective Date, in accordance with Section 10.02 of the February 2009 Warrant Indenture, execute and deliver to the Warrant Agent a supplemental indenture to the February 2009 Warrant Indenture, with effect from and after the Effective Date, in order to (A) give effect to the foregoing provisions of this Section 3.1(c) and (B) expressly assume, in the place and stead of ECU, the performance and observance of each and every covenant and obligation contained in the February 2009 Warrant Indenture to be performed by ECU, subject to the foregoing provisions of this Section 3.1(c);

  (d)
  notwithstanding any exercise or other provisions to which December 2009 Warrants might otherwise be subject (whether by contract, applicable Law, the conditions of issuance, the certificates representing such December 2009 Warrants or the terms of the December 2009 Warrant Indenture):

  (i)
  all December 2009 Warrants that remain outstanding at the Effective Time shall, without further action or formality by or on behalf of the holders thereof, be transferred and assigned (free and clear of all Liens) by the holders thereof to Golden and warrants to acquire shares of Golden Stock ("Golden Replacement December 2009 Warrants") shall be issued to such holders in exchange for such December 2009 Warrants on the basis that:

  (A)
  such Golden Replacement December 2009 Warrants will be exercisable to acquire that number of shares of Golden Stock as the holders of December 2009 Warrants so transferred and assigned would have acquired if such holders had exercised such December 2009 Warrants immediately prior to the Effective Time and had received ECU Shares in exchange therefor; provided, however, that if the foregoing would otherwise result in a holder of December 2009 Warrants receiving, in the aggregate, Golden Replacement December 2009 Warrants exercisable for a fraction of a share of Golden Stock, the aggregate number of Golden Replacement December 2009 Warrants received in exchange for such holder's December 2009 Warrants shall be determined in accordance with the provisions of Section 4.4;

  (B)
  the exercise price for each such Golden Replacement December 2009 Warrant shall be $18.00 (being $0.90, the exercise price per December 2009 Warrant, divided by the Exchange Ratio); and

  (C)
  the terms and conditions otherwise applicable to such Golden Replacement December 2009 Warrants shall be those set forth in the December 2009 Warrant Indenture (as amended and supplemented by the supplemental indenture referred to in Section 3.1(d)(iv));

  (ii)
  the holder of each December 2009 Warrant transferred and assigned to Golden in accordance with Section 3.1(d)(i) shall cease to be the holder thereof and shall cease to have any rights as a holder or former holder in respect of such December 2009 Warrant and the name of such holder shall be removed from the register of holders maintained by or on behalf of ECU in respect of the December 2009 Warrants as of the Effective Time and added to the register of holders maintained by or on behalf of Golden in respect of Golden Replacement December 2009 Warrants as of the Effective Time;

  (iii)
  each December 2009 Warrant transferred and assigned to Golden in accordance with Section 3.1(d)(i) shall, without any further action by or on behalf of Golden, be cancelled immediately following such exchange and Golden shall be deemed to have executed and delivered all consents, approvals, releases, assignments and waivers, statutory, contractual or otherwise, required to cancel such December 2009 Warrant in accordance with this Section 3.1(d)(iii); and

  (iv)
  Golden shall, as soon as reasonably practicable following the Effective Date, in accordance with Section 10.2 of the December 2009 Warrant Indenture, execute and deliver to the Warrant Agent a supplemental indenture to the December 2009 Warrant Indenture, with effect from and after the Effective Date, in order to (A) give effect to the foregoing provisions of this Section 3.1(d) and (B) expressly assume, in the place and stead of ECU, the performance and observance of each and every covenant and obligation contained in the December 2009 Warrant Indenture to be performed by ECU, subject to the foregoing provisions of this Section 3.1(d);

  (e)
  each ECU Share held by a Dissenting Shareholder shall, without any further action or formality by or on behalf of the Dissenting Shareholder, be directly transferred and assigned by the Dissenting Shareholder to Golden (free and clear of any Liens) and such Dissenting Shareholder shall cease to be the holder of such ECU Shares and to have any rights as a holder or former holder of such ECU Shares other than the right to be paid the fair value for such ECU Shares by Golden in accordance with the provisions of Article 5;

  (f)
  each ECU Share (excluding any ECU Shares held by Golden and any ECU Shares held by Dissenting Shareholders) shall, without any further action or formality by or on behalf of the ECU Shareholders, be directly transferred and assigned by the ECU Shareholders to Golden (free and clear of any Liens) in consideration for:

  (i)
  0.05 shares of Golden Stock; provided, however, that if the provisions of this Section 3.1(f)(i) would otherwise result in any such ECU Shareholder receiving, in the aggregate, a fraction of a share of Golden Stock, the aggregate number of shares of Golden Stock received as consideration for the transfer and assignment of such ECU Shareholder's ECU Shares shall be determined in accordance with the provisions of Section 4.4; and

  (ii)
  $0.000394;

  (g)
  with respect to each ECU Share transferred and assigned to Golden in accordance with Section 3.1(e) or Section 3.1(f):

  (i)
  the ECU Shareholder that was the registered holder thereof immediately prior to such transfer and assignment shall cease to be the registered holder thereof, the name of such ECU Shareholder shall be removed from the register of holders maintained by or on behalf of ECU in respect of the ECU Shares as of the Effective Time, and the name of Golden will, as of the Effective Time, be added to the register of holders maintained by or on behalf of ECU in respect of the ECU Shares as the holder of the number of ECU Shares so transferred and assigned to Golden as of the Effective Time;

  (ii)
  the certificate representing such ECU Share shall be deemed to have been cancelled as of the Effective Time; and

  (iii)
  the registered holder thereof shall be deemed to have executed and delivered all consents, approvals, releases, assignments and waivers, statutory, contractual or otherwise, required to transfer and assign such ECU Share in accordance with Section 3.1(e) or Section 3.1(f), as applicable;

  (h)
  notwithstanding any vesting or exercise or other provisions to which an ECU Option might otherwise be subject (whether by contract, the conditions of grant, applicable Law or the terms of the ECU Stock Option Plan):

  (i)
  subject to receipt of any necessary regulatory approvals, all ECU Options that remain outstanding at the Effective Time, whether vested or unvested, shall, without further action or formality by or on behalf of the holders thereof, be transferred and assigned (free and clear of all Liens) by the holders thereof to Golden and Golden Replacement Options shall be issued in exchange for such ECU Options on the basis that:

  (A)
  such Golden Replacement Options will be exercisable to acquire that number of shares of Golden Stock as the holders of the ECU Options so transferred and assigned would have acquired if such holders had exercised such ECU Options immediately prior to the Effective Time and had received ECU Shares in exchange therefor; provided, however, that, in the event that the exchange of any ECU Options for Golden Replacement Options results in the Golden Option In-the-Money Amount exceeding the ECU Option In-the-Money Amount, the number of shares of Golden Stock for which each Golden Replacement Option received on such exchange may be exercised will be adjusted with effect at and from the Effective Time so as to ensure, in accordance with subsection 7(1.4) of the Tax Act, that the Golden Option In-The-Money Amount does not exceed the ECU Option In-The-Money Amount; provided, further, that if the provisions of this Section 3.1(h)(i)(A) would otherwise result in an ECU Optionholder receiving, in the aggregate, Golden Replacement Options exercisable for a fraction of a share of Golden Stock, the aggregate number of Golden Replacement Options received as consideration for the exchange of such ECU Optionholder's ECU Options shall be determined in accordance with the provisions of Section 4.4;

      (B)
      the vesting terms applicable to such Golden Replacement Options will be identical to the vesting terms applicable to the ECU Options for which they are exchanged;

      (C)
      the expiry date of such Golden Replacement Options shall be identical to the expiry date of the ECU Options for which they are exchanged; provided, however, that, notwithstanding any term or provision of such ECU Options or the ECU Stock Option Plan, any Golden Replacement Options issued in exchange therefor to persons who cease to be employees, officers, directors or consultants of ECU or any of its affiliates within 180 days of the Effective Date shall expire on the date that is the earlier of (I) two years following the Effective Date and (II) the original expiry date of such ECU Options;

      (D)
      the aggregate exercise price of such Golden Replacement Options shall be equal to the aggregate exercise price of the ECU Options replaced by such Golden Replacement Options, such calculation to be applied separately to each grant of ECU Options (attached as Exhibit A is an example of the calculation of the exercise price per Golden Replacement Option); and

      (E)
      the terms and conditions otherwise applicable to such Golden Replacement Options shall be those set forth in the ECU Stock Option Plan;

    (ii)
    the holder of each ECU Option transferred and assigned to Golden in accordance with Section 3.1(h)(i) shall cease to be the holder thereof and shall cease to have any rights as a holder or former holder in respect of such ECU Option or under the ECU Stock Option Plan, the name of such holder shall be removed from the register of holders of ECU Options maintained by or on behalf of ECU as of the Effective Time and added to the register of holders maintained by or on behalf of Golden in respect of Golden Replacement Options as of the Effective Time, and all option agreements, grants and similar instruments relating to such ECU Option shall be, and shall be deemed to be, transferred to and assumed by Golden; and

    (iii)
    each ECU Option transferred and assigned to Golden in accordance with Section 3.1(h)(i) shall, without any further action by or on behalf of Golden, be cancelled immediately following such transfer and assignment and Golden shall be deemed to have executed and delivered all consents, approvals, releases, assignments and waivers, statutory, contractual or otherwise, required to cancel such ECU Option in accordance with this Section 3.1(h)(ii);

provided that none of the foregoing will occur or will be deemed to occur unless all of the foregoing occurs.

3.2   Adjustments to Consideration

        The Consideration payable to an ECU Securityholder pursuant to Section 3.1 will be adjusted to reflect fully the effect of any stock split, reverse split, dividend (including any dividend or distribution of ECU Shares or securities convertible into ECU Shares), consolidation, reorganization, arrangement, recapitalization or other like change with respect to ECU Shares occurring after the date of the Arrangement Agreement and prior to the Effective Time.

ARTICLE 4
CERTIFICATES AND PAYMENTS

4.1   Payment of Consideration

  (a)
  Following receipt of the Final Order and prior to the filing of the Articles of Arrangement with the Enterprise Registrar in accordance with the terms of the Arrangement Agreement, Golden shall deposit with the Depositary in escrow, for the benefit of holders of ECU Securities, sufficient funds, shares of Golden Stock and Golden Replacement Warrants in the aggregate amounts necessary to pay the Consideration required by this Plan of Arrangement. All money deposited or caused to be deposited shall be cash denominated in Canadian dollars in same day funds payable at Montreal, Québec and shall not be used for any purpose except as provided in this Plan of Arrangement.

  (b)
  Subject to surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding ECU Shares or ECU Warrants, together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, following the Effective Time the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the Consideration to which such holder is entitled under this Plan of Arrangement, less any amounts withheld pursuant to Section 4.5, and any certificate so surrendered shall forthwith be cancelled.

  (c)
  Until surrendered as contemplated by this Section 4.1, each certificate that immediately prior to the Effective Time represented ECU Shares or ECU Warrants shall be deemed after the Effective Time to represent only the right to receive, upon such surrender, the Consideration to which the holder thereof is entitled in lieu of such certificate as contemplated by Section 3.1 and this Section 4.1, less any amounts withheld pursuant to Section 4.5. Any such certificate formerly representing ECU Shares or ECU Warrants not duly surrendered on or before the sixth anniversary of the Effective Date shall:

  (i)
  cease to represent a claim by, or interest of, any former holder of ECU Shares or ECU Warrants of any kind or nature against or in ECU or Golden (or any successor to any of the foregoing); and

  (ii)
  be deemed to have been surrendered to Golden and shall be cancelled.

  (d)
  Any right or claim to payment hereunder that remains outstanding on the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature whatsoever and the right of the former ECU Securityholder to receive the Consideration to which such holder is entitled pursuant to this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited, for no consideration, to Golden (or any successor of Golden).

  (e)
  No holder of ECU Securities shall be entitled to receive any consideration with respect to such ECU Securities other than the Consideration to which such holder is entitled in accordance with Section 3.1 and this Section 4.1 and, for greater certainty, no such holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.

4.2   Lost Certificates

        In the event any certificate which immediately prior to the Effective Time represented one or more outstanding ECU Shares or ECU Warrants that are entitled to Consideration pursuant to Section 3.1 shall have been lost, stolen or destroyed, upon the making of an affidavit or statutory declaration of that fact by the person claiming such certificate to be lost, stolen or destroyed and who was listed immediately prior to the Effective Time as the registered holder thereof on the share register or warrant register maintained by or on behalf of ECU, as applicable, the Depositary will deliver in exchange for such lost, stolen or destroyed certificate the Consideration that such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, provided that the holder to whom the Consideration is to be delivered shall, as a condition precedent to the delivery, give a bond satisfactory to Golden and the Depositary in such sum as Golden and the Depositary may direct (each acting reasonably), or otherwise indemnify Golden and the Depositary in a manner satisfactory to Golden and the Depositary (each acting reasonably) against any claim that may be made against Golden or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.

4.3   Distributions with Respect to Unsurrendered Certificates

        No dividend or other distribution declared or paid after the Effective Time with respect to Golden Stock shall be delivered to the holder of any certificate formerly representing ECU Shares unless and until the holder of such certificate shall have complied with the provisions of Section 4.1. Subject to applicable law and to Section 4.1 at the time of such compliance, there shall, in addition to the delivery of the Consideration to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of any dividend or other distribution declared or made after the Effective Time with respect to the Golden Stock to which such holder is entitled in respect of such holder's Consideration.

4.4   No Fractional Securities

        No fractional shares of Golden Stock, fractional Golden Replacement Options or fractional Golden Replacement Warrants shall be issued to any person pursuant to this Plan of Arrangement. The number of shares of Golden Stock, Golden Replacement Options and Golden Replacement Warrants to be issued to any person pursuant to this Plan of Arrangement shall be rounded up or down, as applicable, to the nearest whole share of Golden Stock. For greater certainty, where such fractional interest is greater than or equal to 0.5, the number of shares of Golden Stock, Golden Replacement Options or Golden Replacement Warrants, as applicable, to be issued will be rounded up to the nearest whole number and where such fractional interest is less than 0.5, the number of shares of Golden Stock, Golden Replacement Options or Golden Replacement Warrants, as applicable, to be issued will be rounded down to the nearest whole number. In calculating such fractional interests, all ECU Shares, ECU Options or ECU Warrants, as applicable, registered in the name of or beneficially held by an ECU Securityholder or its nominee shall be aggregated.

4.5   Withholding Rights

        Golden, ECU and the Depositary, as applicable, shall be entitled to deduct and withhold from any Consideration payable or otherwise deliverable to any former holder of ECU Securities such amounts as Golden, ECU and the Depositary may be required to deduct and withhold therefrom under any provision of applicable Laws in respect of Taxes. To the extent that such amounts are so deducted and withheld, such amounts shall be treated for all purposes hereof as having been paid to the person to whom such amounts would otherwise have been paid. Golden, ECU or the Depositary, as applicable, may sell or otherwise dispose of such portion of the Consideration otherwise payable to such holder as is necessary to provide sufficient funds to enable Golden, ECU or the Depositary, as applicable, to comply with such deduction and/or withholding requirements and Golden, ECU and the Depositary, as applicable, shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

4.6   Calculations

        All aggregate amounts of cash consideration to be received under this Plan of Arrangement will be calculated to the nearest cent ($0.01). All calculations and determinations made in good faith by Golden, ECU or the Depositary, as applicable, for the purposes of this Plan of Arrangement shall be conclusive, final, and binding.

ARTICLE 5
DISSENT RIGHTS

5.1   Dissent Rights

        Each registered holder of ECU Shares shall be entitled to exercise Dissent Rights in respect of the Arrangement in the manner set out in Chapter XIV of the QBCA, as modified by the Interim Order and this Article 5.

        Such modifications include the following:

  (a)
  the written notice of intent to exercise the right to demand the repurchase of ECU Shares contemplated by Section 376 of the QBCA must be sent to the registered office of ECU no later than 5:00 PM on the date that is two (2) Business Days before the ECU Meeting;

  (b)
  Golden shall be registered as transferee of all the ECU Shares of the Dissenting Shareholders, as per Section 3.1(e) hereof, and shall, in lieu of ECU, pay the offered repurchase price to all Dissenting Shareholders;

  (c)
  Golden shall assume all obligations of ECU for the purposes of Sections 382 to 388 of the QBCA and shall be entitled to exercise all of the rights of ECU thereunder, in the place and stead of ECU; and

  (d)
  the fair value payable by Golden to a Dissenting Shareholder, may, at the option of Golden, be paid by way of issuance of shares of Golden Stock.

In no case shall Golden, ECU or any other person be required to recognize any holder of ECU Shares who exercises Dissent Rights as a holder of ECU Shares after the Effective Time.

        Registered holders of ECU Shares who renounce, or are deemed to renounce, their right to demand the repurchase of their ECU Shares shall be deemed to have participated in the Arrangement, as of the Effective Time, and shall be entitled to receive the consideration to which holders of ECU Shares who have not exercised Dissent Rights are entitled under Section 3.1(f) hereof (less any amounts withheld pursuant to Section 4.5).

        For greater certainty, (a) no holder of ECU Options, ECU Warrants or Convertible Notes shall be entitled to Dissent Rights in respect of such holder's ECU Options, ECU Warrants or Convertible Notes (including, for greater certainty, any ECU Shares issued to a holder of Convertible Notes in connection with the exchange of Convertible Notes pursuant to Section 3.1(a) hereof) and (b) in addition to any other restrictions in Chapter XIV of the QBCA, no ECU Shareholder who has failed to exercise all the voting rights carried by the ECU Shares held by such ECU Shareholder against the Arrangement Resolution shall be entitled to exercise Dissent Rights with respect to the Arrangement.

ARTICLE 6
AMENDMENTS AND TERMINATION

6.1   Amendments to Plan of Arrangement

  (a)
  Golden and ECU reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification or supplement must be (i) set out in writing, (ii) agreed to in writing by each of Golden and ECU, (ii) filed with the Court, subject to such conditions as the Court may impose, and, if made following the ECU Meeting, approved by the Court, and (iv) communicated to holders of ECU Shares, Convertible Notes, ECU Options and ECU Warrants if and as required by the Court.

  (b)
  Any amendment, modification or supplement to this Plan of Arrangement may be proposed by ECU at any time prior to the ECU Meeting provided that Golden shall have consented thereto in writing, with or without any other prior notice or communication, and, if so proposed and accepted by the ECU Securityholders voting at the ECU Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

  (c)
  Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the ECU Meeting shall be effective only if: (i) it is consented to in writing by each of Golden and ECU, each acting reasonably; and (ii) if required by the Court, it is consented to by ECU Securityholders voting in the manner directed by the Court.

  (d)
  This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

  (e)
  Golden and ECU may, at any time following the ECU Meeting, amend, modify or supplement this Plan of Arrangement without the approval of ECU Securityholders provided that each amendment, modification or supplement (i) must be set out in writing, (ii) must concern a matter which, in the reasonable opinion of each of ECU and Golden is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement, (iii) is not adverse to the financial or economic interests of ECU Securityholders entitled to receive the Consideration under Section 3.1, and (iv) would not adversely affect the rights of Dissenting Shareholders, if any.

ARTICLE 7
FURTHER ASSURANCES

7.1   Further Assurances

        Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur at the Effective Time in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

7.2   Paramountcy

        From and after the Effective Time:

  (a)
  this Plan of Arrangement shall take precedence and priority over any and all rights related to ECU Shares, ECU Options, ECU Warrants and Convertible Notes issued prior to the Effective Time;

  (b)
  the rights and obligations of the holders of ECU Shares, ECU Options, ECU Warrants and Convertible Notes and any trustee and transfer agent therefor, shall be solely as contemplated by in this Plan of Arrangement; and

  (c)
  all actions, causes of actions, claims or proceedings (actual or contingent, and whether or not previously asserted) based on or in any way relating to ECU Shares, ECU Options, ECU Warrants and/or Convertible Notes shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

 EXHIBIT A

EXAMPLE OF CALCULATION OF
GOLDEN REPLACEMENT OPTION EXERCISE PRICE

1.
An ECU Optionholder has been granted ECU Options which, if fully exercised, would entitle the ECU Optionholder to acquire 1,000 ECU Shares.

2.
The exercise price of such ECU Options is $1 per ECU Option, or $1,000 in the aggregate.

3.
On the Arrangement being implemented, an ECU Shareholder holding 1,000 ECU Shares would receive 50 (being 1,000 multiplied by the Exchange Ratio) shares of Golden Stock.

4.
The ECU Optionholder will, on implementation of the Arrangement, receive Golden Replacement Options which, if fully exercised, will entitle the ECU Optionholder to acquire 50 shares of Golden Stock.

5.
The exercise price of such Golden Replacement Options is, in the aggregate, $1000 and, upon payment of such aggregate exercise price, the ECU Optionholder would receive 50 shares of Golden Stock.

6.
Therefore, the exercise price per Golden Replacement Option will be equal to $1,000 ÷ 50, or $20.00.

Annex D

ECU Silver Mining Inc.

Consolidated Interim Financial Statements (Amended)

March 31, 2011

(unaudited)

ECU SILVER MINING INC.
(A Development Stage Company)

CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITION

(unaudited, expressed in Canadian dollars)	Notes	March 31, 2011 $	December 31, 2010 $	January 1, 2010 $
ASSETS
Current assets
Cash and cash equivalents	5	1,219,934	344,826	7,647,023
Accounts receivable, advances and deposits	6	1,427,452	1,625,482	1,063,997
Prepaid expenses		115,469	37,189	77,143

		2,762,855	2,007,497	8,788,163

Non current assets
Mining property costs and property, plant and equipment	7	71,727,242	72,188,840	70,399,059

		74,490,097	74,196,337	79,187,222

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities		5,143,039	3,600,407	4,360,474
Customer advances	8	3,611,760	5,017,757	1,944,350
Current portion of long-term debt	9	6,685,499	5,136,522	4,578,601

		15,440,298	13,754,686	10,883,425

Non current liabilities
Long-term debt	9	11,297,272	13,245,598	16,511,220

		26,737,570	27,000,284	27,394,645

Shareholders' Equity
Share capital	10,11,12	144,668,839	142,362,799	132,275,566
Contributed surplus		26,762,323	27,290,386	25,020,424
Special warrants		—	—	10,801,114
Other reserves		1,257,405	396,948	—
Deficit		(124,936,040)	(122,854,080)	(116,304,527)

		47,752,527	47,196,053	51,792,577

		74,490,097	74,196,337	79,187,222

Commitments and contingencies (Notes 13 and 14)

The accompanying notes are an integral part of the unaudited consolidated interim financial statements

ECU SILVER MINING INC.
(A Development Stage Company)

CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE INCOME

for the three months ended March 31, 2011 and 2010

(unaudited, expressed in Canadian dollars)	Notes	2011 $	2010 $
Expenses
General and administration — Mexico		959,121	941,469
General and administration — Canada		345,799	478,834
Stock based compensation		—	347,142
Depreciation of property, plant and equipment		43,409	29,322
Foreign exchange gain		(574,667)	(802,013)
Inventory write-down		—	141,938

		773,662	1,136,692

Operating loss for the period		773,662	1,136,692
Finance income and costs
Finance income		(1,278)	(4,022)
Finance costs	22	1,309,576	782,766

		1,308,298	778,744

Loss for the period		2,081,960	1,915,436
Other comprehensive income
Foreign currency translation reserve		(860,457)	(2,191,479)

Comprehensive loss (income) for the period		1,221,503	(276,043)

Loss per share
Basic and diluted loss per share	15	(0.007)	(0.006)

The accompanying notes are an integral part of the unaudited consolidated interim financial statements

ECU SILVER MINING INC.
(A Development Stage Company)

CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN EQUITY

for the three months ended March 31, 2011 and 2010

		Share Capital
(unaudited, expressed in Canadian dollars)	Notes	Number of shares	Amount $	Contributed Surplus $	Special Warrants $	Other Reserves $	Deficit $	Total $
Balance December 31, 2010		308,236,733	142,362,799	27,290,386	—	396,948	(122,854,080)	47,196,053
Loss for period							(2,081,960)	(2,081,960)
Translation adjustment						860,457		860,457
Stock-based compensation				—				—
Shares issued on exercise of options		350,000	472,930	(167,930)				305,000
Shares issued on exercise of warrants		2,139,500	1,836,620	(360,133)				1,476,487
Share issuance costs			(3,510)	—				(3,510)

Balance March 31, 2011		310,726,233	144,668,839	26,762,323	—	1,257,405	(124,936,040)	47,752,527

Balances, January 1, 2010		290,340,733	132,275,566	25,020,424	10,801,114	—	(116,304,527)	51,792,577
Loss for period							(1,915,436)	(1,915,436)
Translation adjustment						2,191,479		2,191,479
Stock-based compensation				378,353				378,353
Deemed exercise of Special Warrants:	10
Shares issued		16,946,000	10,421,790	—	(10,421,790)			—
Warrants issued		—	—	1,779,330	(1,779,330)			—
Share issuance costs			(1,400,006)	—	1,400,006			—

Balances, March 31, 2010		307,286,733	141,297,350	27,178,107	—	2,191,479	(118,219,963)	52,446,973

The accompanying notes are an integral part of the unaudited consolidated interim financial statements

ECU SILVER MINING INC.
(A Development Stage Company)

CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

for the three months ended March 31, 2011 and 2010

(unaudited, expressed in Canadian dollars)	2011 $	2010 $
OPERATING ACTIVITIES
Operating Loss for the period	(773,662)	(1,136,692)
Items not affecting cash
Depreciation of property, plant and equipment	43,409	29,322
Stock based compensation	—	347,142
Unrealized foreign exchange gain	(466,160)	(720,788)
Accretion interest	79,221	147,510
Gain on disposal of capital asset	(2,366)	—
Changes in non cash working capital items
Accounts receivable	198,030	(1,240,150)
Prepaid expenses	(78,289)	(41,568)
Accounts payable and accrued liabilities	1,542,632	(580,953)
Customer advances	(1,405,997)	91,200

Cash used in operating activities	(863,182)	(3,104,977)

INVESTMENT ACTIVITIES
Revenues from property development	5,996,092	3,186,266
Mining property exploration and development costs	(4,383,608)	(3,833,904)
Mining property acquisition costs	(148,443)	—
Purchase of property, plant and equipment	(185,159)	(221,197)
Finance income received	1,278	4,022

Cash used in investing activities	1,280,160	(864,813)

FINANCING ACTIVITIES
Shares issued on exercise of options and warrants, net	1,777,977	—
Decrease in long term debt	(4,192)	(3,802)
Finance costs paid	(1,309,576)	(782,766)

Cash generated by financing activities	464,209	(786,568)

Effect of exchange rate changes on cash and cash equivalents	(6,079)	7,336
Increase (Decrease) in cash and cash equivalents during the period	875,108	(4,749,022)
Cash and cash equivalents, beginning of year	344,826	7,647,023

Cash and cash equivalents, end of period	1,219,934	2,898,001

The accompanying notes are an integral part of the unaudited consolidated interim financial statements

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

1.     NATURE OF ACTIVITIES

  ECU Silver Mining Inc. was incorporated in the province of Quebec, Canada and its shares are publicly traded. The Company's registered office is 1116 Avenue Granada, Rouyn-Noranda, Quebec, Canada and its executive office is located at 87 Front Street East, 2nd Floor, Toronto, Ontario, Canada. It is engaged in the acquisition, exploration and development of mining properties in Mexico that are mainly gold-bearing and silver-bearing. The Company has earned revenues from its exploration and development activities and is considered to be in the development stage. It has not yet determined whether a sufficient proportion of its mineral resources are economically exploitable and, accordingly, has not yet determined whether the mining properties contain economic mineral reserves.

  These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will, in the ordinary course of business, be able to realize its assets and discharge its liabilities. The recoverability of the accumulated costs shown for mining properties and related deferred costs is dependent upon the existence of economically recoverable reserves, future profitable production, and on the Company's ability to obtain the necessary financing to fund it's operations.

2.     BASIS OF PREPARATION

  a)    Statement of Compliance

    The unaudited consolidated interim financial statements ("interim financial statements") of ECU Silver Mining Inc. and all its subsidiaries (together referred to as "ECU" or the "Company") for the first quarter ended March 31, 2011 have been prepared in accordance with IAS 34, Interim Financial Reporting. These are the Company's first International Financial Reporting Standards ("IFRS") consolidated interim financial statements for part of the period covered by the first IFRS annual financial statements, and IFRS 1, First-time Adoption of International Financial Reporting Standards, has been applied. The consolidated interim financial statements do not include all of the information required for full annual consolidated financial statements. Accordingly certain information and disclosures normally included in annual financial statements prepared in accordance with IFRS, as issued by the International Accounting Standards Board ("IASB"), have been omitted or condensed.

    The significant accounting policies applied in these consolidated interim financial statements are presented in note 3 and are based on IFRS in effect as of June 13, 2011. Any changes to IFRS that will impact the annual consolidated financial statements for the year ending December 31, 2011 could result in a restatement of these consolidated interim financial statements.

    An explanation of how the transition to IFRS has affected the reported financial position, financial performance and cash flows of the Company is provided in note 23. This note includes reconciliations of equity, net earnings and total comprehensive income for the 2010 comparative periods, and of equity at the date of transition reported under previous Canadian generally accepted accounting principles to those reported under IFRS for those periods and at the date of transition.

  b)    Basis of Measurement

    The consolidated interim financial statements have been prepared on a historical cost basis, except for the following, which are measured at fair value:

    •
    derivative financial instruments

    •
    financial instruments at fair value through profit and loss

    •
    available-for-sale assets

    The methods used to measure fair values are discussed further in note 3 1.

  c)     Basis of Consolidation

    Subsidiaries related to significant properties of the Company are accounted for as follows:

Name	Location	Ownership	Accounting Method
BLM Minera Mexicana S.A de C.V.	Mexico	100%	Consolidated
Minera William S.A de C.V.	Mexico	100%	Consolidated
Minera Labri S.A.de C.V.	Mexico	100%	Consolidated

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

2.     BASIS OF PREPARATION (Continued)

  The consolidated financial statements also included the Company's share of the income, expenses, assets and liabilities of the San Diego Joint Venture which involves jointly controlled exploration assets.

  All inter-company transactions and balances have been eliminated.

3.     SIGNIFICANT ACCOUNTING POLICIES

  a)    Presentation currency

    The consolidated interim financial statements are presented in Canadian dollars which is the functional currency of ECU Silver Mining Inc. The functional currency of the Mexican subsidiaries is the Mexican peso. These consolidated interim financial statements have been translated to the Canadian dollar in accordance with IAS 21 The Effects of Changes in Foreign Exchange Rates. These guidelines require that assets and liabilities be translated using the exchange rate at period end, and income, expenses and cash flow items are translated using the rate that approximates the exchange rates at the dates of the transactions (i.e. the average rate for the period). Subsequent to the adoption of IFRS, all resulting exchange differences are recorded in the foreign currency translation reserve.

  b)    Foreign currency transactions

    Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at reporting period exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in profit or loss. Non-monetary assets are translated at historical exchange rates.

  c)     Use of Estimates

    The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

    Significant accounts that require estimates as the basis for determining the stated amounts include, but are not limited to, the accounting for accounts receivable and doubtful accounts, estimating the net realizable value of inventory, asset impairment, accounting for share-based payments, revenue recognition, calculation of depreciation, anticipated costs of asset retirement obligations and the valuation of deferred income tax assets and liabilities, mining interests and deferred expenditures. While management believes that these estimates and assumptions are reasonable, actual results could vary significantly.

    In determining these estimates, the Company relies on assumptions regarding applicable industry performance and prospects, as well as general business and economic conditions that prevail and are expected to prevail. These assumptions are limited by the availability of reliable comparable data and the uncertainty of predictions concerning future events.

  d)    Revenue recognition

    Revenue is recognized upon delivery when title and risk of ownership of metal and metal bearing concentrates passes to the buyer and when collection is reasonably assured. The contained metal in the concentrates shipped is assayed and the appropriate negotiated amount of recoverable metal contained therein is recorded as revenue based on the then current market rate of the metals. The concentrates are sold under contracts that provide for final prices to be determined by quoted market prices in a period subsequent to the date of the sale. Variations from the provisionally priced sales are recognized as revenue adjustments in the period they occur.

    The Company has continued with the accounting practice under Canadian GAAP that, as the Company is in the development stage, all revenues are offset against mining properties and deferred exploration costs.

  e)    Cash and cash equivalents

    The Company's policy is to present cash and temporary investments having a term of three months or less from the acquisition date within cash and cash equivalents.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

  f)     Mining Properties, and Deferred Exploration and Development Expenses

    The amounts recorded as mining properties and deferred exploration costs represent exploration, development and associated operating costs incurred to date and are not intended to reflect present or future values. These costs are deferred until the discovery of economically exploitable reserves and the start-up of the production phase on a property-by-property basis or until the property is abandoned. Mining properties are abandoned when management allows property interests to lapse or when they determine that properties are not economically viable. Costs accumulated relating to projects that are abandoned are written-off in the year in which a decision to discontinue the project is made.

    When it has been determined that a mining property can be economically developed as a result of establishing proven and probable reserves, costs incurred prospectively to develop the property are capitalized as incurred and are amortized using the units-of-production method over the estimated life of the ore body based upon recoverable ounces to be mined from estimated proven and probable reserves.

    The Company is in the development stage and by definition commercial production has not yet commenced. Commercial production occurs when an asset or property is substantially complete, is fully permitted and ready for its intended use. No amortization of mining properties has been charged in these financial statements.

    Where there is an indication that impairment may exist, senior management reviews the carrying values of mining properties and deferred exploration expenditures with a view to assessing whether there has been any impairment in value. In the event that it is determined there is an impairment in the carrying value of any property, the carrying value will be written down or written off, as appropriate. There was no impairment write-down required at March 31, 2011.

    Supplies and spare parts are valued at the lower of average cost and replacement cost.

  g)     Property, Plant and Equipment

    Property, plant and equipment are carried at cost less accumulated depreciation and impairment provisions. Depreciation is provided for plant and equipment on a straight-line basis over the estimated useful lives of the related assets and deferred to mining properties or charged to expense as appropriate. Depreciation is charged separately for each significant part of an item of property, plant and equipment. The following estimated useful lives are being used:

Buildings	20 years
Leasehold improvements	2 or 8 years
Automotive	4 years
Machinery and equipment	10 years
Computer equipment	3 1/3 years
Office equipment	10 years

    The estimated useful lives, depreciation method and residuals are reviewed at each reporting date.

  h)    Asset retirement obligations

    The Company records the present value of its legal obligations associated with the asset retirement when the liability is incurred. The corresponding amount is capitalized as part of the related mining property's carrying value. While the associated mining property is in the pre-production stage, the liability is accreted over time through periodic charges to mining property costs. In each subsequent period, the carrying amounts of the asset and the liability are adjusted for changes to the Company's estimate of future cash flows associated with the retirement obligations.

    Management estimates that the current present value of legal obligations for asset retirement is de minimis.

  i)     Income and Mining Taxes

    The Company uses the liability method to account for income taxes. Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured by using enacted or substantively enacted tax rates expected to apply to taxable income in the years during which those temporary differences are expected to be

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

    recovered or settled. Deferred tax asset is only recognized if it can be demonstrated that there will be taxable profits in future years to utilize the deductible temporary differences and unused tax losses. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  j)     Basic and Diluted Loss per Share

    The basic loss per share is calculated using the weighted average number of shares outstanding during the period. We follow the treasury stock method in calculating diluted earnings per share. Under this method, the weighted average number of shares includes the potentially dilutive effects of the conversion of in-the-money stock options and warrants into common shares. The effect of potential issuances of shares under options and warrants would be anti-dilutive when a loss is reported, and therefore basic and diluted losses per share are the same.

  k)    Stock-based compensation

    Stock options granted to employees and non-employees are accounted for using the fair value method. Under this method, the compensation cost is measured as at the date of the grant by applying the Black-Scholes option pricing model. The determined fair value is recognized as a cost over the vesting period with a corresponding increase to contributed surplus. Those costs which relate to employees engaged in exploration and development of mining properties, are capitalized to deferred mining property costs. On the exercise of stock options, consideration paid and the associated contributed surplus amount is transferred to common shares.

  l)     Financial Instruments

    All financial assets are classified as either at fair value through profit or loss or amortized cost. Financial assets must be designated as at fair value through profit or loss except for financial assets classified at amortized cost if the objective is to collect contractual cash flows made up of principal and interest payments which are paid at a specified date. Cash and cash equivalents and accounts receivable are designated as amortized cost. All financial liabilities are designated at amortized cost unless the Company on initial recognition has classified the liability at fair value. All financial derivatives including embedded derivatives are classified as at fair value through profit or loss unless the financial derivative meets the criteria of an equity instrument. All financial assets and liabilities designated as amortized cost use the effective interest method. Impairment provisions are made if and only if there is objective evidence that the financial asset is impaired.

    Transaction costs such as arrangement and advance fees charged by the Company's principal lender in connection with long term debt are expensed at the time they are incurred.

    Fair value hierarchy:

    Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

    Level 1 reflects valuation based on quoted prices observed in active markets for identical assets or liabilities.

    Level 2 reflects valuation techniques based on inputs that are quoted prices of similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; inputs other than quoted prices used in a valuation model that are observable for that instrument; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

    Level 3 reflects valuation techniques with significant unobservable market inputs.

    A financial instrument is classified to the lowest level of the hierarchy for which a significant input has been considered in measuring fair value. The financial instruments in the Company's financial statements, measured at fair value, are the cash and cash equivalents.

  m)   Financial derivatives — warrants

    A financial derivative such as a warrant which will be settled with the Company's own equity instruments will be designated as an equity instrument if the derivative has no contractual obligation and is to acquire a fixed number of the entity's own equity instruments for a fixed amount of Canadian dollars. A warrant will be considered as a financial liability at fair value through profit

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

3.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

    or loss if it is to acquire either a variable number of equity instruments or consideration. However, if the warrant is for a fixed number of equity instruments but the exercise is in a currency other than the functional currency the warrant will be a financial liability unless the warrants were offered pro rata to all of its existing owners of the same class of its own non-derivative equity instruments.

  n)    Financial derivatives — embedded derivatives

    Certain derivatives embedded in other financial instruments are treated as separate derivatives when their economic characteristics and risks are not closely related to those of the host contract and the host contract is not carried at fair value through profit or loss. These embedded derivatives are separately accounted for at fair value, with changes in fair value recognised in profit or loss.

  o)    Impairment of non-financial assets

    The Company's non-financial assets include mining properties and property, plant and equipment. The assets are reviewed for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized in profit or loss when the asset's carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset's fair value less costs to sell and value in use. Where an individual asset cannot be assessed for impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets that suffered an impairment loss are reviewed for possible reversal of the impairment at each reporting date and any reversals are recognized in profit or loss.

4.     RECENT ACCOUNTING PRONOUNCEMENTS

  Certain pronouncements have been issued by the International Accounting Standards Board ("IASB") or the International Financial Reporting Interpretation Committee ("IFRIC") that are mandatory for accounting periods after December 31, 2010. Many are not applicable or do not have a significant impact to the Corporation and have been excluded from the discussion below.

  a) New standards, amendments and interpretations issued effective for the financial year beginning January 1, 2011

  Revised IAS 24 (revised), 'Related party disclosures', was issued in November 2009 and supersedes IAS 24, 'Related party disclosures', issued in 2003. IAS 24 (revised) is mandatory for periods beginning on or after 1 January 2011. The revised standard clarifies and simplifies the definition of a related party.

  Classification of rights issues' (amendment to IAS 32), issued in October 2009. The amendment addresses the accounting for rights issues, warrants and options that are denominated in a currency other than the functional currency of the issuer. Provided certain conditions are met, such rights issues are now classified as equity regardless of the currency in which the exercise price is denominated. The Company will apply the amended standard from January 1, 2011 where applicable. It is not expected to have any impact on the Company's financial statements.

  IFRIC 19, 'Extinguishing financial liabilities with equity instruments', effective July 1, 2010. The interpretation clarifies the accounting by an entity when the terms of a financial liability are renegotiated and result in the entity issuing equity instruments to a creditor of the entity to extinguish all or part of the financial liability (debt for equity swap). It requires a gain or loss to be recognised in profit or loss, which is measured as the difference between the carrying amount of the financial liability and the fair value of the equity instruments issued. It is not expected to have any impact on the Company's financial statements.

  b) New standards, amendments and interpretations issued effective for the financial year beginning January 1, 2013 but early adopted by the Company

  IFRS 9, 'Financial instruments', issued in November 2009 and amended in October 2010. This standard is the first step in the process to replace IAS 39, 'Financial instruments: recognition and measurement'. IFRS 9 introduces new requirements for classifying and measuring financial assets and financial liabilities. The standard is not applicable until January 1, 2013 but the Company is early adopting as the profile of the Company's financial assets and financial liabilities would be more appropriately classified under IFRS 9 rather than IAS 39.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

5.     CASH AND CASH EQUIVALENTS

	March 31, 2011	December 31, 2010	January 1, 2010
Cash at bank	1,219,934	344,826	3,647,023
Term deposits	—	—	4,000,000

	1,219,934	344,826	7,647,023

6.     ACCOUNTS RECEIVABLE, ADVANCES AND DEPOSITS

	March 31, 2011	December 31, 2010	January 1, 2010
Trade receivables	25,562	357,320	125,171
Value added taxes recoverable	1,080,298	1,077,878	661,311
Capital taxes recoverable	27,720	—	—
Expenses recoverable from Joint Venture partner	5,009	2,372	165,320
Deposits and advances	288,863	187,912	112,195

	1,427,452	1,625,482	1,063,997

  None of the balances are considered impaired.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010

(unaudited, expressed in Canadian dollars unless otherwise noted)

7.     MINING PROPERTY COSTS AND PROPERTY, PLANT AND EQUIPMENT

	Mining property costs
						Supplies and spare parts	Property, plant and equipment
	Velardeña	Chicago	San Diego	Nazas	Flechas			Total
Cost
Balance January 1, 2010	49,774,885	2,896,067	981,775	—	—	524,411	20,998,571	75,175,709
Acquisition costs	—	—	—	155,437	—	—	959,091	1,114,528
Disposal	—	—	—	—	—	—	(18,582)	(18,582)
Revenues	(16,246,560)	(3,099,126)	—	—	—	—		(19,345,686)
Exploration and development costs	14,357,446	2,296,239	9,506	171,853	726,847	76,526		17,638,417
Depreciation capitalized	1,855,701	—	—	—	—	—		1,855,701
Stock based compensation	83,137	—	—	—	—	—		83,137
Reversal of inventory write-down	2,045,613	—	—	—	—	—		2,045,613
Foreign exchange movement	293,637	(3,875)	4,926	(6,160)	—	3,350	103,202	395,080

Balance December 31, 2010	52,163,859	2,089,305	996,207	321,130	726,847	604,287	22,042,282	78,943,917

Acquisition costs	—	148,443	—	—	—	(57,676)	242,835	333,602
Disposal / Write-off	—	—	—	—	—	—	(234,886)	(234,886)
Revenues	(5,996,092)	—	—	—	—	—		(5,996,092)
Exploration and development costs	3,831,890	474,886	74,102	2,730	—	—		4,383,608
Depreciation capitalized	462,369	—	—	—	—	—		462,369
Foreign exchange movement	623,847	23,213	11,667	3,818	8,659	7,280	258,198	936,682

Balance March 31, 2011	51,085,873	2,735,847	1,081,976	327,678	735,506	553,891	22,308,429	78,829,200

Accumulated depreciation
Balance January 1, 2010							4,776,650	4,776,650
Depreciation for the year							1,988,654	1,988,654
Disposition							(13,502)	(13,502)
Foreign exchange movement							3,275	3,275

Balance December 31, 2010							6,755,077	6,755,077

Depreciation for the period							505,778	505,778
Disposition							(234,994)	(234,994)
Foreign exchange movement							76,097	76,097

Balance March 31, 2011							7,101,958	7,101,958

Net book value
at January 1, 2010	49,774,885	2,896,067	981,775	—	—	524,411	16,221,921	70,399,059

at December 31, 2010	52,163,859	2,089,305	996,207	321,130	726,847	604,287	15,287,205	72,188,840

at March 31, 2011	51,085,873	2,735,847	1,081,976	327,678	735,506	553,891	15,206,471	71,727,242

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

8.     CUSTOMER ADVANCES

  The Company has made arrangements with the customer of its doré bars to provide financing in the form of advances prior to product delivery. The advances are denominated in US dollars and interest is charged at the rate of 18% per annum on outstanding balances. Both advance amounts and interest are settled at the time of sales invoice payment.

9.     LONG-TERM DEBT

	March 31, 2011	December 31, 2010	January 1, 2010
Term loan	16,113,337	16,528,801	17,466,087
less current portion	(4,834,001)	(3,305,760)	(2,911,015)

	11,279,336	13,223,041	14,555,072
Mineral concession liability	1,833,671	1,813,364	3,567,999
less current portion	(1,833,671)	(1,813,364)	(1,651,806)

	—	—	1,916,193
Facilities loan	35,763	39,955	55,735
less current portion	(17,827)	(17,398)	(15,780)

	17,936	22,557	39,955

	11,297,272	13,245,598	16,511,220

  Term loan

  As at period end the Company owed $16,113,337 ($16,618,541 US dollars) on its term loan. The facility was restructured during the period. Principal repayments under the amended facility are payable in thirty equal monthly payments commencing July 31, 2011 and ending December 31, 2013. The terms of interest payable under the restructured facility were unchanged being payable quarterly and calculated at the greater of 12% and 1-month London Interbank Offered Rate plus 6%. The effective rate of interest on the loan is 12.8%. The loan is secured by a first mortgage covering certain of the current mining properties of the Company's Mexican subsidiaries, as well as the current and future facilities constructed thereon.

  Mineral concession liability

Amount $
Balance — December 31, 2010	1,813,364
Accretion interest	79,221
Payments	—
Unrealized translation gain	(58,914)

Balance — March 31, 2011	1,833,671

  The Company previously entered into contracts which terminated the legal actions related to title of four mineral concessions on the Velardeña property and settled the title matter. Under the terms of the contracts, the Company agreed to pay a total of $6,000,000 US dollars in a series of 6 payments of $1,000,000 US dollars, commencing May 19, 2009 and running semi-annually thereafter ending November 17, 2011, without interest. Under the terms of the contracts, a 30% interest in the title to the concessions will transfer to the counterparty should the Company fail to make the payments agreed there under.

  The fair value of the debt at initial recognition was estimated using the discounted cash flow method. The debt is being accreted over the expected life of 2 1/2 years using the effective interest method at a rate of 15.5%.

  Facilities loan

  This loan carries interest at 10% and is repayable over a 5 year term in monthly payments of principal and interest of $1,698 and matures February 2013.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

10.   SHARE CAPITAL

  The Company's authorized share capital consists of an unlimited number of common shares without par value

  In 2009, the Company completed an offering of 16,946,000 special warrants (the "Special Warrants") to subscribers on a private placement basis at a price of $0.72 per Special Warrant for a total gross proceeds of $12,201,120. The net proceeds of the issue of $10,801,114 were reflected in a separate category in Shareholders' Equity at January 1, 2010.

  Effective January 27, 2010, following receipt of a short form prospectus filing, all the outstanding Special Warrants were deemed to be exercised, resulting in the issuance of 16,946,000 units (the "Unit"). Each Unit was comprised of one common share in the share capital of the Company and one-half of one warrant to purchase a common share in the share capital of the Company (each whole warrant, a "Purchase Warrant"). Each Purchase Warrant entitles the holder thereof to purchase one common share in the share capital of the Company at an exercise price of $0.90 per Purchase Warrant at any time before December 9, 2011. The gross proceeds of the Special Warrant offering were assigned on deemed conversion $10,421,790 to common shares and $1,779,330 to warrants. The fair value of the warrants was estimated on the date of the private placement based on the Black-Scholes option pricing model using the following assumptions: risk-free interest rate 1.0%, expected life 2 years, expected volatility 65%, and expected dividend yield 0%. The costs of the private placement issue have been reflected as share issuance costs.

11.   STOCK OPTIONS

  Under the terms of the Company's stock option plan (the "Plan") 14,252,398 Common Shares have been reserved for issuance. Options under the Plan are permitted to be granted to directors, officers, employees and consultants of the Company, provided that the maximum number of Common Shares which may be reserved for issuance to any one beneficiary in any 12 month period may not exceed 5% of the number of Common Shares then issued and outstanding or 2% in the case of a beneficiary who is conducting investor relations activities. The exercise price of options granted under the Plan is not permitted to be less than the closing price of the Common Shares on the day preceding the grant of the options, less any discount allowed by applicable securities legislation. Options granted pursuant to the Plan will have an exercise period of no more than 10 years, or such lesser period as may be permitted by applicable securities legislation.

  A summary of changes in common stock options outstanding is presented below:

	Three months ended March 31, 2011		Year ended December 31, 2010
	Number	Weighted average exercise price ($)	Number	Weighted average exercise price ($)
Options outstanding, beginning of year	15,365,000	1.86	15,740,000	1.83
Granted	—	—	100,000	0.80
Exercised	(350,000)	0.87	(300,000)	0.80
Cancelled	(1,780,000)	1.00	(175,000)	0.71

Options outstanding, end of period	13,235,000	2.00	15,365,000	1.86

Options exercisable, end of period	13,235,000	2.00	15,365,000	1.86

  The exercise price of the options granted was greater than the market price at the date of grant.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

11.   STOCK OPTIONS (Continued)

  The following table summarizes information about the common stock options outstanding and exercisable at March 31, 2011:

Expiry Date	Exercise price ($)	Number of options outstanding	Number of options exercisable	Weighted average remaining contractual life (years)
September 23, 2011	1.59	600,000	600,000	0.5
December 21, 2011	3.00	2,000,000	2,000,000	0.7
October 10, 2012	2.40	5,115,000	5,115,000	1.5
November 19, 2012	2.40	150,000	150,000	1.6
July 25, 2013	1.70	2,850,000	2,850,000	2.3
October 22, 2014	0.80	2,520,000	2,520,000	3.6

	2.00	13,235,000	13,235,000	1.9

  No stock options were granted during the three month period ended March 31, 2011 or in the comparative period. The amount recorded for share-based compensation was as follows:

	Three months ended March 31,
	2011	2010
Share based compensation in mining property costs	—	31,211
Share based compensation in administrative expenses	—	347,142

Total share-based compensation	—	378,353

  Option pricing models including the Black-Scholes model require the input of highly subjective assumptions that can materially affect the fair value estimate and therefore do not necessarily provide a reliable measure of the fair value of the Company's stock options.

12.   WARRANTS

  Changes during the period in share purchase warrants issued are as follows:

	Three months ended March 31, 2011		Year ended December 31, 2010
	Number	Weighted average exercise price ($)	Number	Weighted average exercise price ($)
Balance, beginning of year	50,310,426	0.92	42,487,426	0.92
Granted	—	—	8,473,000	0.90
Exercised	(2,139,500)	0.69	(650,000)	0.92
Expired	—	—	—	—

Balance, end of year	48,170,926	0.93	50,310,426	0.92

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

12.   WARRANTS (Continued)

  The Company had the following share purchase warrants outstanding at March 31, 2011:

Expiry Date	Exercise price ($)	Number of warrants outstanding	Number of warrants exercisable	Weighted average remaining contractual life (years)
May 22, 2011	0.95	1,450,000	1,450,000	0.1
September 30, 2011	0.62	2,355,100	2,355,100	0.5
December 9, 2011	0.90	7,727,250	7,727,250	0.7
February 20, 2014	0.95	36,638,576	36,638,576	2.9

	0.93	48,170,926	48,170,926	2.3

13.   COMMITMENTS

  Operating leases

  The Company is committed operating leases with annual payment requirements as follows:

Year	Amount $
2011	99,823
2012	135,564
2013	22,676
2014	—
2015 and beyond	—

258,063

14.   CONTINGENCIES

  Intangible Asset

  In January 2005, the Company acquired the rights to use a technology which is expected to increase material recuperation of current and future Mexican projects. At the time the agreement was reached the Company issued 500,000 common shares and the Company is bound to issue an additional 500,000 common shares should it choose to use the technology at a commercial scale. In addition, the agreement provides that the Company pay royalties of 1.5% of all production resulting from the application of the technology in Mexican properties. The technology was not employed in the current period.

15.   LOSS PER SHARE

        The computations of basic and diluted loss per share are as follows:

	March 31, 2011	March 31, 2010
Loss for the period	$2,081,960	$1,915,436

Basic weighted average number of common shares	308,992,450	302,202,933
Dilutive potential from options and warrants	3,757,648	—

Dilutive weighted average number of common shares	312,750,098	302,202,933

Loss per share, basic and diluted	$0.007	$0.006

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

16.   MANAGEMENT OF CAPITAL

  The Company's objectives in managing its capital resources are to ensure the entity's ability to continue as a going concern. The Company satisfies its capital requirements through careful management of its cash resources and by utilizing credit facilities or issuing equity, as necessary, based on the prevalent economic conditions of both the industry and the capital markets and the underlying risks characteristics of the related assets.

  As at March 31, 2011, the Company had long-term debt of $16,618,541 US dollars. In January 2011, the Company restructured the facility with its lender. Principal repayments under the amended facility are payable in thirty equal monthly payments commencing July 31, 2011 and ending December 31, 2013.

  The Company is also obligated to semi-annual payments of $1,000,000 US dollars due under terms of a mineral concession agreement. The two final payments are due May 17, 2011 and November 17, 2011

  Based on current plans and estimates management believes that its operations can be funded through working capital, potential future credit facilities, and cash flow expected to be generated from the sale of products from its operations. As discussed note 1, the Company is dependent on its ability to raise the necessary capital to fund its operations and management can not provide assurance that it will ultimately be able to complete the required funding transactions. Furthermore, since we do not have proven and probable reserves we can not predict with confidence the level of cash flows that will be generated from the milling operations. As such, we may need to either restructure our long term debt so that repayment requirements match the cash generation capability or raise additional equity in the alternate. Management can provide no guarantee that the Company will be successful in these transactions should they be required.

  The Company is not subject to any externally imposed capital requirements and there has been no change with respect to the overall capital risk management strategy during the period.

17.   FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of the following:

	March 31, 2011		December 31, 2010		January 1, 2010
	Carrying Value	Fair Value	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets
— Amortized cost
Cash and cash equivalents	1,219,934	1,219,934	344,826	344,826	7,647,023	7,647,023
Accounts receivable	1,138,589	1,138,589	1,437,570	1,437,570	951,802	951,802
Advances and deposits	288,863	288,863	187,912	187,912	112,195	112,195
Financial Liabilities
— Amortized cost
Accounts payable and accrued liabilities	5,143,039	5,143,039	3,600,407	3,600,407	4,360,474	4,360,474
Customer advances	3,611,760	3,611,760	5,017,757	5,017,757	1,944,350	1,944,350
Long-term debt	17,982,771	17,982,771	18,382,120	18,382,120	21,089,821	21,089,821

  The fair value of all financial assets approximate their carrying values due to their short-term maturity. For financial liabilities, except in the case of long-term debt, the fair value approximates the carrying amount because the market rate of interest is paid. There are no outstanding financial instruments measured at fair value and accordingly no disclosure of the fair value hierarchy.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

18.   SAN DIEGO — JOINT VENTURE

  The Company's consolidated financial statements include the following amounts related to the San Diego Joint Venture which is considered a jointly controlled asset:

	March 31, 2011	December 31, 2010	January 1, 2010
Long term assets
Mining property costs	715,992	630,223	615,791
Cash flows resulting from investing activities
Mining property costs	(74,102)	(9,506)	(60,876)

  ECU's share in the joint venture with Golden Tag Resources Ltd ("Golden Tag") is 50% of the mining property costs incurred following the $1,500,000 US dollars earn in by Golden Tag as well as a 50% interest in the rights of the San Diego property.

19.   LOSS CARRY FORWARDS

  These financial statements do not recognize a deferred tax asset for tax loss carry forwards as it cannot be demonstrated that the Company will have taxable profits in the future with which to offset these losses. The Company will review at each reporting date the unrecognized deferred tax asset to determine whether an asset should be recognized based upon the circumstances at that time.

  At December 31, 2010, the Company had non-capital loss carry forwards, available to offset future taxable income for Canadian tax purposes, aggregating $10,209,887 which expire over the period between 2014 and 2030.

  At December 31, 2010, the Company had tax loss carry forwards, available to offset future taxable income in Mexico, aggregating $39,566,687 which expire between 2011 and 2020.

20.   INCOME TAX EXPENSE

  There is no current income tax expense or provision for deferred tax as a result of tax losses and because of recent operating losses the Company cannot demonstrate future taxable profits meaning a deferred tax asset on tax losses carried forward cannot be recognized.

21.   RELATED PARTY TRANSACTIONS

  Key management personnel includes the members of the management team who directly report to the chief executive officer

	Year ended December 31,
	2010	2009
Salaries and other short term benefits	1,027,083	1,018,957
Share-based payments	—	820,044

	1,027,083	1,839,001

22.   FINANCE COSTS

	Three months ended March 31,
	2011	2010
Interest and bank charges	230,389	97,228
Interest on long term debt	595,787	685,538
Long term debt restructuring fee	483,400	—

	1,309,576	782,766

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

23.   TRANSITION TO IFRS

  For all periods up to and including the year ended December 31, 2010, the Company prepared its financial statements in accordance with Canadian generally accepted accounting principles ("CGAAP"). The financial statements for the three months period ended March 31, 2011 are the first the Company has prepared in accordance with IFRS.

  In preparing these financial statements, the opening statement of financial position was prepared as at January 1, 2010, the Company's date of transition to IFRS. This note explains the principal adjustments made in restating the previous CGAAP statement of financial position as at January 1, 2010 and its previously published GAAP financial statements for the year ended December 31, 2010.

  Exemptions applied

  IFRS 1 'First-Time Adoption of International Financial Reporting Standards' allows first-time adopters certain exemptions from the retrospective application of IFRSs. The Company has elected the following exemptions:

  (a)
  IFRS 2 Share-based Payment has not been applied to the options issued under the Stock Option Plans that were vested prior to January 1, 2010.

  (b)
  designation of previously recognized financial instruments under IFRS 9 based upon the facts and circumstances that exist at the transition date.

  (c)
  The Company has elected to apply IFRS 3 prospectively to business combinations occurring after its transition date. Business combinations occurring prior to the transition date have not been restated.

  (d)
  Accumulated translation differences at January 1, 2010 are shown as zero with the balance transferred to accumulated deficit.

  The exceptions under IFRS 1 not to retrospectively apply certain IFRS at the transition date have been applied. The Company's estimates in accordance with IFRS are consistent with estimates made in accordance with previous GAAP (after adjustments to reflect any difference in accounting policies).

  Reconciliations

  The reconciliations between the previously reported financial results under CGAAP and the current reported financial results under IFRS are provided as follows:

  •
  reconciliation of equity at January 1, 2010

  •
  reconciliation of equity at December 31, 2010

  •
  reconciliation of total comprehensive income for the three months ended March 31, 2010

  No reconciliation is required for the consolidated cash flow statement as there are no significant differences.

  Equity Reconciliation at January 1, 2010

Total equity reported under CGAAP	64,739,633
Adjustment required in changing from the temporal method	(12,967,165)
Adjustment required to retrospectively apply IFRS 2	20,109

Total equity reported under IFRS	51,792,577

  Equity Reconciliation at December 31, 2010

Total equity reported under CGAAP	59,684,516
Adjustment required in changing from the temporal method	(12,488,463)

Total equity reported under IFRS	47,196,053

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

23.   TRANSITION TO IFRS (Continued)

  Total Comprehensive Income Reconciliation for three months ended March 31, 2010

Total comprehensive loss reported under CGAAP	1,852,350
Adjustment required in changing from the temporal method	(2,209,509)
Adjustment required to retrospectively apply IFRS 2	81,116

Total comprehensive income reported under IFRS	(276,043)

  Explanation for reconciling items

  Under CGAAP the Company used the temporal method in translating foreign operations and non-monetary assets and liabilities in foreign currency to the presentation currency. This adjustment is primarily the impact of translating mining property costs and property plant and equipment at the closing rates on consolidation rather than the historic rates and removing exchange differences on the consolidation of foreign operations from profit or loss and including in equity.

  The method of calculating the fair value under IFRS 2 for stock based compensation plans is different than CGAAP due to grading and allowing an assumption for a forfeiture. This adjustment is the impact of this difference.

24.   APPROVAL OF THE FINANCIAL STATEMENTS

  The consolidated interim financial statements of ECU Silver Mining Inc. for the three months ended March 31, 2011 and 2010 were approved and authorized for issue by the Board of Directors on June 13, 2011.

  These consolidated interim financial statements have been amended to include note 25 which presents the material differences between Canadian and United States generally accepted accounting principles ("GAAP"). The amendment was approved and authorized for issue by the Board of Directors on July 14, 2011.

25.   AMENDMENT FOR DISCLOSURE OF MATERIAL DIFFERENCES BETWEEN CANADIAN AND UNITED STATES
        GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  The Company prepares its consolidated financial statements in Canada in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and in accordance with Interpretations as issued by the International Financial Reporting Interpretations Committee ("IFRIC") which differ in certain respects from GAAP in the United States. The effect of the principal measurement differences between IFRS and United States GAAP are summarized in the following:

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010

(unaudited, expressed in Canadian dollars unless otherwise noted)

Consolidated summarized balance sheets:

		March 31, 2011			December 31, 2010			January 1, 2010
	Footnote	IFRS $	Adjustments $	U.S. GAAP $	IFRS $	Adjustments $	U.S. GAAP $	IFRS $	Adjustments $	U.S. GAAP $
Assets
Current assets
Cash and cash equivalents		1,219,934	—	1,219,934	344,826	—	344,826	7,647,023	—	7,647,023
Accounts receivable, advances and deposits		1,427,452	—	1,427,452	1,625,482	—	1,625,482	1,063,997	—	1,063,997
Prepaid expenses	e	115,469	247	115,716	37,189	119	37,308	77,143	1,559	78,702
Non current assets
Mining property costs and property, plant and equipment	a, b, c, e, f	71,727,242	(21,624,973)	50,102,269	72,188,840	(22,021,793)	50,167,047	70,399,059	(19,009,299)	51,389,760

		74,490,097	(21,624,726)	52,865,371	74,196,337	(22,021,674)	52,174,663	79,187,222	(19,007,740)	60,179,482

Liabilities and equity
Current liabilities
Accounts payable and accrued liabilities		5,143,039	—	5,143,039	3,600,407	—	3,600,407	4,360,474	—	4,360,474
Customer advances		3,611,760	—	3,611,760	5,017,757	—	5,017,757	1,944,350	—	1,944,350
Current portion of long-term debt		6,685,499	—	6,685,499	5,136,522	—	5,136,522	4,578,601	—	4,578,601
Non current liabilities
Long-term debt		11,297,272	—	11,297,272	13,245,598	—	13,245,598	16,511,220	—	16,511,220

		26,737,570	—	26,737,570	27,000,284	—	27,000,284	27,394,645	—	27,394,645

Shareholders' Equity:
Share capital		144,668,839	—	144,668,839	142,362,799	—	142,362,799	132,275,566	—	132,275,566
Value assigned to:
Contributed surplus	f	26,762,323	—	26,762,323	27,290,386	—	27,290,386	25,020,424	243,769	24,776,655
Special warrants		—	—	—	—	—	—	10,801,114	—	10,801,114
Other reserves	e	1,257,405	(1,257,405)	—	396,948	(396,948)	—	—	—	—
Deficit	a, b, c, e, f	(124,936,040)	(20,367,321)	(145,303,361)	(122,854,080)	(21,624,726)	(144,478,806)	(116,304,527)	(18,763,971)	(135,068,498)

		47,752,527	(21,624,726)	26,127,801	47,196,053	(22,021,674)	25,174,379	51,792,577	(19,007,740)	32,784,837

		74,490,097	(21,624,726)	52,865,371	74,196,337	(22,021,674)	52,174,663	79,187,222	(19,007,740)	60,179,482

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

Consolidated summarized statements of loss and other comprehensive loss:

	Footnote	March 31, 2011 $	March 31, 2010 $	March 31, 2009 $ CDN GAAP
Loss in accordance with IFRS (Canadian GAAP for 2009)		(2,081,960)	(1,915,436)	(3,646,717)
Mining property costs	a	(1,074,985)	(1,376,317)	(800,476)
Other income	b	2,332,390	140,430	(717,594)
Stock-based compensation and stock options expense	c	—	(23,918)	—
Financing fees for convertible debentures	d	—	—	(22,603)
Accretion expense relating to convertible debentures	d	—	—	24,879
Stock based compensation plans fair value	f	—	(81,116)	—

Loss in accordance with U.S. GAAP		(824,555)	(3,256,357)	(5,162,511)

Other comprehensive loss in accordance with IFRS (Canadian GAAP for 2009)		(860,457)	(2,191,479)	—
Foreign currency translation reserve	e	860,457	2,191,479	—

Other comprehensive loss in accordance with U.S. GAAP		—	—	—

Total comprehensive loss in accordance with U.S. GAAP		(824,555)	(3,256,357)	(5,162,511)
Weighted-average common shares
Basic		308,992,450	302,202,933	254,135,099

Diluted		312,750,098	302,202,933	254,509,284

Loss per share in accordance with U.S. GAAP
Basic		(0.003)	(0.011)	(0.02)

Diluted		(0.003)	(0.011)	(0.02)

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

Consolidated summarized statements of Deficit:

	Footnote	March 31, 2011 $	March 31, 2010 $	March 31, 2009 $ CDN GAAP
Deficit, end of period, pursuant to IFRS (Canadian GAAP for 2009)		(124,936,040)	(118,219,963)	(98,342,482)
Opening US GAAP adjustments balance		(21,624,726)	(19,007,740)	(26,613,907)
Mining property costs	a	(1,074,985)	(1,376,317)	(800,476)
Other income	b	2,332,390	140,430	(717,594)
Stock-based compensation and stock options expense	c	—	(23,918)	—
Financing fees for convertible debentures	d	—	—	(22,603)
Accretion expense relating to convertible debentures	d	—	—	24,879
Stock based compensation plans fair value	f	—	(81,116)	—

Deficit, end of period, pursuant to U.S. GAAP		(145,303,361)	(138,568,624)	(126,472,183)

Consolidated summarized statements of cash flows:

	Footnote	March 31, 2011 $	March 31, 2010 $	March 31, 2009 $ CDN GAAP
Cash provided from (used in) operating activities
Pursuant to IFRS (Canadian GAAP for 2009)		(863,182)	(3,104,977)	(2,402,760)
Mining property costs	g	(1,074,985)	(1,376,317)	(800,476)
Other income	g	2,332,390	140,430	(717,594)
Stock-based compensation and stock options expense	g	—	(23,918)	—

Pursuant to U.S. GAAP		394,223	(4,364,782)	(3,920,830)

Cash provided from (used in) investing activities
Pursuant to IFRS (Canadian GAAP for 2009)		1,280,160	(864,813)	(12,008,950)
Mining property costs	g	1,074,985	1,376,317	800,476
Other income	g	(2,332,390)	(140,430)	717,594
Stock-based compensation and stock options expense	g	—	23,918	—

Pursuant to U.S. GAAP		22,755	394,992	(10,490,880)

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

Notes to consolidated United States GAAP adjustments:

a.
Mining property costs

Under IFRS, exploration and evaluation expenditures on identifiable properties are capitalized. Costs of acquiring mineral properties and related evaluation expenditures during the exploration and evaluation stages include those costs related to the search for mineral resources, the determination of technical feasibility and the assessment of commercial viability of an identified resource. United States GAAP requires that all exploration costs be expensed.

b.
Mining property costs classification in other income

Under IFRS, net revenue or expense derived from a mineral property prior to the production phase of a mine is capitalized and included in the cost of the asset. A United States GAAP adjustment arises because United States GAAP requires that all exploration related costs and associated revenues be expensed. Furthermore, United States GAAP requires that any incremental and direct costs associated with the sale of excavated saleable minerals during the development phase of the mine and prior to the production phase of the mine be classified as Other income and offset by the related amounts of proceeds from the sale of these minerals. Incremental and direct costs are those costs that would otherwise have not been incurred if not for the sale of these minerals.

c.
Stock-based compensation and stock options

Under IFRS, stock-based compensation costs and stock option costs incurred during the exploration or development stage of the mineral properties are capitalized prior to the establishment of proven or probable reserves in circumstances where they are directly related to the exploration and evaluation of an underlying identifiable mineral property. United States GAAP requires that all stock-based compensation costs and stock option costs be expensed.

d.
Convertible debentures

The impact of the differences in treatment between Canadian GAAP and US GAAP of convertible debentures for the periods presented affects solely the March 31, 2009 comparative period. Under Canadian GAAP, convertible debenture proceeds are allocated between their debt and equity component parts based on the relative fair values of the debt component and the embedded conversion feature. The debt component is accreted to the face value of the debentures with the resulting interest expense charged to operations. The costs of the financing are allocated on a proportional basis between the liability and equity portions based on their relative fair values with the liability portion of the costs expensed and the equity portion treated as a reduction of the gross proceeds allocated to the equity component. United States GAAP treats the convertible debenture solely as a liability since the embedded conversion feature does not meet US GAAP requirements for classification as an equity component. The liability is recorded at its full face value since the embedded conversion feature has no intrinsic value on a stand-alone basis and accordingly does not meet the requirements of an equity component under United States GAAP. United States GAAP requires that convertible debentures, net of issuance costs, be accreted to face value over the term ending on the first put date of the debentures which, in this case, is the issuance date of the debentures since the debentures are convertible on demand by the Unit holders. Thus, the debentures' carrying value prior to conversion equalled their face value on the balance sheet.

e.
Foreign currency translation reserve

Under IFRS, the results and financial position of subsidiaries that have a functional currency different from the presentation currency are translated into the presentation currency as follows: assets and liabilities are translated at the closing rate at the reporting date; income and expenses for each income statement item are translated at average exchange rates for the period; and all resulting exchange differences are recognized in other comprehensive income as foreign currency translation reserve. United States GAAP requires that certain non-monetary assets and liabilities in foreign currencies be translated at historical rates such as mining property costs and property plant and equipment. Therefore, for US GAAP purposes, mining property costs and property plant and equipment have been translated at their historical rates such that the IFRS financial statements have been adjusted to reclassify the foreign currency translation reserve from deficit and other reserves to the underlying Balance Sheet items impacted.

f.
Stock based compensation plans fair value

Under IFRS, the method of calculating the fair value of stock based compensation plans includes the requirement to adjust the compensation expense for estimates of non-market vesting conditions, such as options that are not expected to vest (i.e. forfeitures). Furthermore, IFRS grading of stock based compensation for purposes of the determination of fair value is based on each tranche in an award being considered a separate award with its own vesting period and grant date fair value. United States GAAP does not require any initial estimation of non-market vesting conditions (i.e. forfeitures) and the method of calculating fair value does not require the grading of each tranche in an award as a separate award. Therefore, for US GAAP purposes, the method of calculating the fair value for stock based compensation plans differs due to the exclusion of the non-market vesting conditions (i.e. forfeitures) and the exclusion of the grading of each tranche in an award as a separate award.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

Notes to consolidated United States GAAP adjustments: (Continued)

g.
Mining property costs classification in statement of cash flow

United States GAAP requires that cash flows relating to mineral property exploration and land use costs be reported as operating activities. However, under IFRS mineral property exploration and evaluation expenditures are classified as investing activities.

Other disclosures:

The following additional information would be presented if these consolidated financial statements were presented in accordance with U.S. GAAP:

i.
Auditor's Report: Emphasis of matter paragraph

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to these interim unaudited consolidated financial statements. IFRS do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements. The Company draws attention to Note 1 to these financial statements, which describes certain conditions that give rise to substantial doubt about the entity's ability to continue as a going concern. However, these financial statements do not include any adjustments that might result from the outcome of this uncertainty consistent with the audited consolidated financial statements for the year ended December 31, 2010 whereby the Auditor's opinion was not qualified in respect of this matter.

ii.
Joint Venture

San Diego Joint Venture has been recorded under IFRS on a proportionate basis whereas under United States GAAP, investments in incorporated joint ventures should be accounted for using the equity method. However, the Company has elected to use the accommodation of the SEC whereby the accounting for joint ventures need not be reconciled from IFRS to United States GAAP since the different accounting treatment affects only the presentation and classification of financial statement items and not net income or shareholders' equity..

iii.
Accounts receivable

	March 31, 2011 $	December 31, 2010 $	January 1, 2010 $
Value added tax recoverable	1,108,018	1,077,878	661,311
Trade receivables	25,562	357,320	125,171
Other receivables	293,872	190,284	277,515

	1,427,452	1,625,482	1,063,997

iv.
A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	December 31, 2010 $	January 1, 2010 $
Canadian tax purposes
Opening balance	8,358,927	5,692,955
Increases based on tax positions related to the current year	1,850,960	2,665,972

	10,209,887	8,358,927

Mexican tax purposes
Opening balance	45,026,853	32,343,850
Increase (decrease) based on tax positions related to the current year	(5,460,166)	12,683,003

	39,566,687	45,026,853

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Continued)

for the three months ended March 31, 2011 and 2010
(unaudited, expressed in Canadian dollars unless otherwise noted)

Notes to consolidated United States GAAP adjustments: (Continued)

v.
Income tax uncertainty

The Company and its subsidiaries file federal income tax returns in Canada and Mexico; the Company's Mexican subsidiaries also file Mexican state tax returns where required by law. With few exceptions, the Company and its Mexican subsidiaries are subject to Canadian federal or Mexican federal, state and local examinations by the tax authorities for a minimum of four years in arrearage to the extent that the Company receives a notice of assessment from the respective competent authorities.

iv.
Deferred income tax

IFRS financial statements do not take into account the tax benefit arising from loss carry forwards which are available to the Company to reduce its income for tax purposes in future periods so that no deferred income tax has been recorded in these IFRS financial statements. Deferred tax assets are not recognized for the tax benefit arising from loss carry forwards to the extent that it is not probable that taxable profits will be available against which these loss carry forwards can be utilized in the future. The Company has disclosed its non-capital loss carry forwards and tax loss carry forwards as at December 31, 2010 in Note 19, "Loss carry forwards" to these interim unaudited consolidated financial statements. Therefore, consistent with the current IFRS accounting treatment, no deferred income tax consequences have been recorded under United States GAAP relating to US GAAP adjustments recorded in the reconciliations forthwith.

ECU Silver Mining Inc.

Consolidated Financial Statements (Amended)

December 31, 2010

Management's Report on Responsibility

        The preparation and presentation of the accompanying amended consolidated financial statements is the responsibility of the Company's management. The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles and reflect management's best estimates and judgement.

        Management, under the supervision of and the participation of the Chief Executive Officer and Chief Financial Officer have a process in place to evaluate disclosure controls and procedures and internal controls over financial reporting as required by Canadian securities regulators.

        The Board of Directors is responsible for ensuring that management fulfils its responsibilities for financial reporting and is responsible for reviewing and approving the consolidated financial statements. The Audit Committee reviews the results of the audit and the consolidated financial statements and submits its findings to the Board of Directors for their consideration when approving the consolidated financial statements.

        The amended consolidated financial statements as at December 31, 2010 and 2009 and for the years then ended have been audited by Guimond Lavallée Inc., Chartered Accountants, and their report outlines the scope of their examination and gives their opinion on the amended audited consolidated financial statements.

Signed "MICHEL ROY" Michel Roy Chief Executive Officer	Signed "DWIGHT WALKER" Dwight Walker Chief Financial Officer

July 11, 2011

 Management's Report on Internal Control Over Financial Reporting

        Management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934 (United States) and Canadian securities regulations, for ECU Silver Mining Inc. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the consolidated financial statements for external purposes in accordance with generally accepted accounting principles.

        Due to its inherent limitations, internal control over financial reporting may not prevent or detect misstatements on a timely basis. Also, projections of the effectiveness of internal control are subject to the risk that the controls may become inadequate because of changes in conditions. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to the financial statement preparation and presentation.

        Management carried out an evaluation of the effectiveness of internal control over financial reporting as of December 31, 2010. The framework on which such evaluation was based is contained in the report entitled Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). This evaluation included review of the documentation of controls, evaluation of the design effectiveness of controls, testing of the operating effectiveness of controls and a conclusion on this evaluation. Although there are inherent limitations in the effectiveness of any system of internal control over financial reporting, based on this evaluation, management has concluded that the system of internal control over financial reporting was effective as of December 31, 2010.

        Guimond Lavallée Inc, our independent registered public accounting firm, has issued an attestation report on the effectiveness of internal control over financial reporting at ECU Silver Mining Inc. as at December 31, 2010, which is presented hereinafter.

Signed "MICHEL ROY" Michel Roy Chief Executive Officer	Signed "DWIGHT WALKER" Dwight Walker Chief Financial Officer

 Independent Auditor's Report

To the Shareholders of ECU Silver Mining Inc.,

        We have completed integrated audits of ECU Silver Mining Inc's. (the Company) 2010 and 2009 consolidated financial statements and of its internal control over financial reporting as of December 31, 2010. Our opinions, based on our audits, are presented below.

Report on the consolidated financial statements

        We have audited the accompanying consolidated financial statements of ECU Silver Mining Inc., which comprise the consolidated balance sheets as at December 31, 2010 and 2009 and the consolidated statements of loss, comprehensive loss and deficit and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's responsibility for the consolidated financial statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian generally accepted accounting principles and for such internal control as management determines necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. Canadian generally accepted auditing standards require that we comply with ethical requirements.

        An audit involves performing procedures to obtain audit evidence, on a test basis, about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risks assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting principles and policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our opinion on the consolidated financial statements.

Opinion

        In our opinion, the amended consolidated financial statements present fairly, in all material respects, the financial position of ECU Silver Mining Inc. as at December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

Emphasis of Matter

        Without modifying our opinion, the consolidated financial statements for the years ended December 31, 2010 and 2009 have been amended as disclosed in note 20 to the consolidated financial statements. Our report dated March 29, 2011 on the previously issued consolidated financial statements for the years ended December 31, 2010 and 2009 has been amended, as such.

 Report on internal control over financial reporting

        We have also audited ECU Silver Mining Inc. internal control over financial reporting as of December 31, 2010, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission.

        Management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management's report on Internal Control over Financial Reporting.

        Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

        An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on assessed risk and performing such other procedures as we considered necessary in the circumstances.

        We believe that our audit provides a reasonable basis for our audit opinion on the Company's internal control over financial reporting.

        A Company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A Company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, ECU Silver Mining Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Guimond Lavallée Inc.
Chartered Accountants
Brossard, Quebec

March 29, 2011 except as to note 20 which is at July 11, 2011

(1) Chartered Accountants auditor permit No. 23358

ECU SILVER MINING INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

as at December 31, 2010 and 2009

(in Canadian dollars)	December 31, 2010 $	December 31, 2009 $
ASSETS
Current assets
Cash and cash equivalents	344,826	7,647,023
Accounts receivable, advances and deposits (Note 3)	1,625,482	1,063,997
Prepaid expenses	37,308	78,702

	2,007,616	8,789,722

Mining property costs and property, plant and equipment (Note 5)	84,677,184	83,344,556

	86,684,800	92,134,278

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	3,600,407	4,360,474
Customer advances (Note 6)	5,017,757	1,944,350
Current portion of long-term debt (Note 7)	5,136,522	4,578,601

	13,754,686	10,883,425

Long-term debt (Note 7)	13,245,598	16,511,220

	27,000,284	27,394,645

SHAREHOLDERS' EQUITY
Share capital(Notes 8, 9, 10)	142,362,799	132,275,566
Special warrants (Note 8)	—	10,801,114
Contributed surplus (Note 11)	27,290,386	24,776,655
Deficit	(109,968,669)	(103,113,702)

	59,684,516	64,739,633

	86,684,800	92,134,278

Commitments and contingencies (Notes 12 and 13)

Approved by the Board of Directors:

Signed "MICHEL ROY" Director	Signed "TALAL CHEHAB" Director

The accompanying notes are an integral part of the consolidated financial statements

ECU SILVER MINING INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF LOSS, COMPREHENSIVE LOSS AND DEFICIT

for the years ended December 31, 2010 and 2009

(in Canadian dollars)	2010 $	2009 $
EXPENSES
General and administration — Mexico	3,705,073	4,376,844
General and administration — Canada	1,828,161	1,505,568
Stock based compensation	856,604	1,572,144
Depreciation of property, plant and equipment	214,707	182,679
Interest income	(4,397)	(57,311)
Interest and bank charges	778,814	762,111
Interest on long term debt	2,693,739	2,752,648
Foreign exchange gain	(1,314,059)	(3,520,810)
Inventory write-down (Note 4)	141,938	844,064
Inventory write-down reversal (Note 4)	(2,045,613)	—

	6,854,967	8,417,937

Loss and Comprehensive loss for the year	(6,854,967)	(8,417,937)
Deficit, beginning of year	(103,113,702)	(93,818,364)
Conversion of convertible debentures	—	(877,401)

Deficit, end of year	(109,968,669)	(103,113,702)

Loss per share (Note 14)
Basic and diluted loss per share	(0.022)	(0.030)
Weighted average number of shares outstanding
Basic	306,073,467	277,277,485
Diluted	307,360,967	277,922,907

The accompanying notes are an integral part of the consolidated financial statements

ECU SILVER MINING INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the years ended December 31, 2010 and 2009

(in Canadian dollars)	2010 $	2009 $
OPERATING ACTIVITIES
Loss for the period	(6,854,967)	(8,417,937)
Items not affecting cash
Depreciation of property, plant and equipment	214,707	182,679
Stock based compensation	856,604	1,572,144
Inventory write-down reversal (Note 4)	(2,045,613)	—
Unrealized foreign exchange gain	(854,782)	(2,965,937)
Accretion interest	499,368	475,905
Gain on disposal of capital asset	(5,100)	(453)
Changes in non cash working capital items
Accounts receivable	(561,485)	590,767
Prepaid expenses	41,394	(25,479)
Accounts payable and accrued liabilities	(760,067)	790,790
Customer advances	3,073,407	1,944,350

Cash used in operating activities	(6,396,534)	(5,853,171)

INVESTMENT ACTIVITIES
Revenues from property development	19,345,686	6,577,167
Mining property exploration and development costs	(17,635,897)	(10,555,086)
Mining property acquisition costs (Note 15)	(2,487,037)	(3,428,880)
Purchase of property, plant and equipment	(958,378)	(11,267,378)

Cash used in investing activities	(1,735,626)	(18,674,177)

FINANCING ACTIVITIES
Shares and warrants issued for cash, net	—	31,163,086
Shares issued on exercise of options and warrants	840,000	—
Decrease in promissory notes payable	—	(783,166)
Increase (decrease) in long term debt	(15,780)	918,161

Cash generated by financing activities	824,220	31,298,081

Effect of exchange rate changes on cash and cash equivalents	5,743	(59,725)
Decrease in restricted Cash	—	397,800
Increase (Decrease) in cash and cash equivalents during the year	(7,302,197)	7,108,808
Cash and cash equivalents, beginning of year	7,647,023	538,215

Cash and cash equivalents, end of year	344,826	7,647,023

The accompanying notes are an integral part of the consolidated financial statements

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

1.     NATURE OF ACTIVITIES

  ECU Silver Mining Inc. ("ECU", or the "Company") is engaged in the acquisition, exploration and development of mining properties in Mexico that are mainly gold-bearing and silver-bearing. The Company has earned revenues from its exploration and development activities and is considered to be in the development stage. It has not yet determined whether a sufficient proportion of its mineral resources are economically exploitable and, accordingly, has not yet determined whether the mining properties contain economic mineral reserves.

  These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will, in the ordinary course of business, be able to realize its assets and discharge its liabilities. The recoverability of the accumulated costs shown for mining properties and related deferred costs is dependent upon the existence of economically recoverable reserves, future profitable production, and on the Company's ability to obtain the necessary financing to fund it's operations.

2.     SIGNIFICANT ACCOUNTING POLICIES

  These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles. The significant accounting policies followed by the Company are summarized as follows:

  a)    Basis of Presentation

    The consolidated financial statements include the accounts of the Company and those of its subsidiaries, all owned by ECU, BLM Minera Mexicana S.A de C.V., Minera William S.A de C.V., and Minera Labri S.A. de C.V., and on a proportionate basis, the accounts of the San Diego Joint Venture. All inter-company transactions and balances have been eliminated.

  b)    Use of Estimates

    The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and notes to consolidated financial statements. Significant areas where management's judgement has been applied include; the useful life of capital assets, the estimated net realizable value of inventory, asset impairment, stock-based compensation, and future income tax assets and liabilities. While management believes that these estimates and assumptions are reasonable, actual results could vary significantly.

  c)     Revenue recognition

    Revenue is recognized upon delivery when title and risk of ownership of metal and metal bearing concentrates passes to the buyer and when collection is reasonably assured. The contained metal in the concentrates shipped is assayed and the appropriate negotiated amount of recoverable metal contained therein is recorded as revenue based on the then current market rate of the metals. The concentrates are sold under contracts that provide for final prices to be determined by quoted market prices in a period subsequent to the date of the sale. Variations from the provisionally priced sales are recognized as revenue adjustments in the period they occur.

    As the Company is in the development stage, all revenues are offset against mining properties and deferred exploration costs in accordance with the recommendations of the section 3061 "Property, Plant and Equipment".

  d)    Foreign Exchange

    The Canadian dollar is the functional currency of the Company. The Company uses the temporal method to translate its foreign currency transactions, including its integrated foreign subsidiaries. Monetary assets and liabilities are translated at the rate of exchange in effect at period-end. Other assets and liabilities are translated at their historic rates. Items appearing in the income statement, except for depreciation translated at historic rates, are translated at average rates. Exchange gains and losses are included in the income statement.

  e)    Cash and cash equivalents

    The Company's policy is to present cash and temporary investments having a term of three months or less from the acquisition date with cash and cash equivalents.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

2.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

  f)     Inventory

    Materials-in-process (concentrates) are valued at lower of average production cost and net realizable value.

  g)     Mining Properties, and Deferred Exploration and Development Expenses

    The amounts recorded as mining properties and deferred exploration costs represent exploration, development and associated operating costs incurred to date and are not intended to reflect present or future values. These costs are deferred until the discovery of economically exploitable reserves and the start-up of the production phase on a property-by-property basis or until the property is abandoned. Mining properties are abandoned when management allows property interests to lapse or when they determine that properties are not economically viable. Costs accumulated relating to projects that are abandoned are written-off in the year in which a decision to discontinue the project is made.

    When it has been determined that a mining property can be economically developed as a result of establishing proven and probable reserves, costs incurred prospectively to develop the property are capitalized as incurred and are amortized using the units-of-production method over the estimated life of the ore body based upon recoverable ounces to be mined from estimated proven and probable reserves.

    The Company is in the development stage and by definition commercial production has not yet commenced. Commercial production occurs when an asset or property is substantially complete, is fully permitted and ready for its intended use. No amortization of mining properties has been charged in these financial statements.

    Where there is an indication that impairment may exist, senior management reviews the carrying values of mining properties and deferred exploration expenditures with a view to assessing whether there has been any impairment in value. In the event that it is determined there is an impairment in the carrying value of any property, the carrying value will be written down or written off, as appropriate. There was no impairment write-down required at December 31, 2010.

    Supplies and spare parts are valued at the lower of average cost and replacement cost.

  h)    Property, Plant and Equipment

    Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided for plant and equipment on a straight-line basis over the estimated useful lives of the related assets and deferred to mining properties or charged to expense as appropriate. The following estimated useful lives are being used:

Buildings	20 years
Leasehold improvements	2 or 8 years
Automotive	4 years
Machinery and equipment	10 years
Computer equipment	3 1/3 years
Office equipment	10 years

  i)     Asset retirement obligations

    The Company records the present value of its legal obligations associated with the asset retirement when the liability is incurred. The corresponding amount is capitalized as part of the related mining property's carrying value. While the associated mining property is in the pre-production stage, the liability is accreted over time through periodic charges to mining property costs. In each subsequent period, the carrying amounts of the asset and the liability are adjusted for changes to the Company`s estimate of future cash flows associated with the retirement obligations.

    Management estimates that the current present value of legal obligations for asset retirement is de minimis.

  j)     Income and Mining Taxes

    The Company uses the liability method to account for income taxes. Under this method of Section 3465, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured by using

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

2.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

    enacted or substantively enacted tax rates expected to apply to taxable income in the years during which those temporary differences are expected to be recovered or settled. Under Section 3465, the effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  k)    Basic and Diluted Loss per Share

    The basic loss per share is calculated using the weighted average number of shares outstanding during the period. We follow the treasury stock method in calculating diluted earnings per share. Under this method, the weighted average number of shares includes the potentially dilutive effects of the conversion of in-the-money stock options and warrants into common shares. The effect of potential issuances of shares under options and warrants would be anti-dilutive when a loss is reported, and therefore basic and diluted losses per share are the same.

  l)     Stock-based compensation

    Stock options granted to employees and non-employees are accounted for using the fair value method. Under this method, the compensation cost is measured as at the date of the grant by applying the Black-Scholes option pricing model. The determined fair value is recognized as a cost over the vesting period with a corresponding increase to contributed surplus. Those costs which relate to employees engaged in exploration and development of mining properties, are capitalized to deferred mining property costs. On the exercise of stock options, consideration paid and the associated contributed surplus is credited to common shares.

  m)   Financial Instruments

    All financial assets and financial liabilities are classified as either: held-for-trading, available-for-sale, held-to-maturity, loans-and-receivables or other liabilities. Financial assets classified as held-for-trading or available-for-sale, are measured at fair value. Held-to-maturity, and loans-and-receivables are measured initially at fair value then at amortized cost over their term. Financial liabilities are measured at their fair value when they are classified as held-for-trading otherwise they are measured at amortized cost over their term. Initial differences between fair value and maturity value are amortized using the effective interest method.

    Holding gains and losses from available-for-sale assets are included in other comprehensive income until realized at which time they are transferred to net income (loss).

    Transaction costs such as arrangement and advance fees charged by the Company's principal lender in connection with long term debt are expensed at the time they are incurred.

  n)    Adoption of International Financial Reporting Standards

    The Canadian Institute of Chartered Accountants has announced that publicly accountable enterprises will be required to adopt International Financial Reporting Standards ("IFRS") effective January 1, 2011. At the effective date, the balance sheet as at January 1, 2010 will require conversion to IFRS to establish opening balances which will form the basis for comparative information to be reported in 2011. Accordingly, this is the last set of financial statements for the Company using pre-IFRS.

3.     ACCOUNTS RECEIVABLE, ADVANCES AND DEPOSITS

	December 31, 2010	December 31, 2009
Trade receivables	357,320	125,171
Expenses recoverable from Joint Venture partner	2,372	165,320
Value added taxes recoverable	1,077,878	661,311
Deposits and advances	187,912	112,195

	1,625,482	1,063,997

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

4.     INVENTORY

  The Company has reflected its gold pyrite material-in-process inventory at a net realizable value of zero. During the first quarter of 2010, this resulted in the Company recording a write-down of inventory of $141,938. During the third quarter, the Company entered into a sales contract for a portion of its unprocessed gold pyrite concentrate inventory. In relation to the pyrite concentrate which was shipped during the year under the sales contract, the Company has recorded a reversal of the costs previously written off amounting to $2,045,613. This reversal has increased deferred mining costs with the offsetting amount recorded as a gain on reversal of inventory write-down.

5.     MINING PROPERTY COSTS AND PROPERTY, PLANT AND EQUIPMENT

	December 31, 2010
				December 31, 2009 Net Book Value
	Cost	Accumulated Depreciation/ Depletion	Net Book Value
Mining properties	67,403,911	—	67,403,911	64,693,133
Land, buildings and equipment	23,553,854	6,893,641	16,660,213	18,114,889

	90,957,765	6,893,641	84,064,124	82,808,022
Supplies and spare parts			613,060	536,534

			84,677,184	83,344,556

  Expenditures on mining properties are as follows:

	December 31, 2010
	Acquisition Cost	Deferred Costs	Total Cost
Velardeña	31,856,137	30,737,989	62,594,126
Chicago	624,721	1,933,061	2,557,782
San Diego	257,479	940,387	1,197,866
Nazas	155,437	171,853	327,290
Flechas	—	726,847	726,847

	32,893,774	34,510,137	67,403,911

	December 31, 2009
	Acquisition Cost	Deferred Costs	Total Cost
Velardeña	31,856,137	28,287,967	60,144,104
Chicago	624,721	2,735,948	3,360,669
San Diego	257,479	930,881	1,188,360

	32,738,337	31,954,796	64,693,133

  Velardeña

  The Velardeña property is located in the Velardeña mining district, within the municipality of Cuencamé, in the northeast quadrant of the State of Durango, Mexico. The property is situated approximately 95 km southwest of the city of Torreón in the State of Coahuila and 140 km northeast of the city of Durango, capital of the State of Durango. The property consists of 20 contiguous mineral concessions totalling 233.2 hectares.

  The Company was actively mining on the property and processing the mined material at its mills situated near the town of Velardeña. Both the doré bars that are generated at the Company's oxide mill and the concentrates generated at its flotation mill are being sold.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

5.     MINING PROPERTY COSTS AND PROPERTY, PLANT AND EQUIPMENT (Continued)

  Deferred costs for the Velardeña property have been offset by the related revenues. During the year total of such revenues was $19,345,686 ($6,577,167 — 2009). The cumulative amount of such revenues for the Velardeña property is $37,423,996 ($18,078,310 — 2009).

  Chicago

  The Chicago property is located approximately 2 km south of the Velardeña property. The property consists of 8 contiguous mineral concessions totalling 315.88 hectares. The Company has full title to the claims. The Company was actively mining on the property and processing the mined material at its mills situated near the town of Velardeña.

  San Diego

  The San Diego property is located 9 km northeast of ECU's Velardeña property. It is comprised of 4 contiguous mineral concessions totalling an area of 91.65 hectares and is being explored under the terms of a joint venture agreement in which the costs are shared 50/50 (See note 18). No exploration activity was undertaken in the period.

  Nazas

  The Nazas property is located approximately 64 km west of ECU's Velardeña property, within the municipality of Nazas, Durango State. The Company does not own the claims but is studying areas within the property under the terms of an agreement which will allow it to purchase the claims through a series of instalment payments at the Company's option.

  Flechas

  The Flechas project is located between the states of Durango and Zacatecas in the municipality of Santa Clara, Durango. It is located approximately 75.5 km southeast of the Company?s Oxide Mill and 20 km northeast of the Santa Clara town. It consists of a block of four mining concessions covering 948.52 hectares. Agreements are in place with the surface owners to conduct exploration and mining operations.

  Presentation

  The prior year's figures have been changed to correct for an error in the allocation of the cost of acquiring certain mineral concessions as between properties. The effect of the change is to increase the acquisition costs for the San Diego property by $205,080 and decrease the acquisition costs for the Velardeña property by $205,080. This change has no effect on the balance of mining properties in total.

  Details of property, plant and equipment are as follows:

	December 31, 2010
	Cost	Accumulated Depreciation	Net Book Value
Land	201,979	—	201,979
Buildings	4,459,460	841,028	3,618,432
Leasehold improvements	1,758,587	864,826	893,761
Automotive	1,347,187	899,950	447,237
Machinery and equipment	15,033,767	3,908,555	11,125,212
Computer equipment	370,833	281,098	89,735
Office equipment	382,041	98,184	283,857

	23,553,854	6,893,641	16,660,213

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

5.     MINING PROPERTY COSTS AND PROPERTY, PLANT AND EQUIPMENT (Continued)

	December 31, 2009
	Cost	Accumulated Depreciation	Net Book Value
Land	201,979	—	201,979
Buildings	4,411,469	676,652	3,734,817
Leasehold improvements	1,673,342	651,155	1,022,187
Automotive	1,130,095	648,187	481,908
Machinery and equipment	14,625,787	2,254,974	12,370,813
Computer equipment	271,606	205,528	66,078
Office equipment	303,396	66,289	237,107

	22,617,674	4,502,785	18,114,889

6.     CUSTOMER ADVANCES

  The Company has made arrangements with the customer of its doré bars to provide financing in the form of advances prior to product delivery. The advances are denominated in US dollars and interest is charged at the rate of 18% per annum on outstanding balances. Both advance amounts and interest are settled at the time of sales invoice payment.

7.     LONG-TERM DEBT

	December 31, 2010	December 31, 2009
Term loan	16,528,801	17,466,087
less current portion	(3,305,760)	(2,911,015)

	13,223,041	14,555,072
Mineral concession liability	1,813,364	3,567,999
less current portion	(1,813,364)	(1,651,806)

	—	1,916,193
Facilities loan	39,955	55,735
less current portion	(17,398)	(15,780)

	22,557	39,955

	13,245,598	16,511,220

  Term loan

  As at year end the Company owed $16,528,801 ($16,618,541 US dollars) on its term loan. An extension to the existing facility was signed during the year, the terms of which call for principal repayments in equal monthly instalments for 12 months commencing January 31, 2011. Interest is payable quarterly and is calculated at the greater of 12% and 1-month London Interbank Offered Rate plus 6%. The effective rate of interest on the loan is 12.8%. The loan is secured by a first mortgage covering certain of the current mining properties of the Company's Mexican subsidiaries, as well as the current and future facilities constructed thereon.

  During the year the Company began negotiations with its lender to restructure the debt, and subsequent to year end, the restructuring was completed. Principal repayments under the amended facility are payable in thirty equal monthly payments commencing July 31, 2011 and ending December 31, 2013. The terms of interest payable under the restructured facility were unchanged. The statements reflect the effect of the restructuring which was to reduce the current portion of the debt from $16,528,801 to $3,305,760 and to increase working capital by $13,223,041.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

7.     LONG-TERM DEBT (Continued)

  Mineral concession liability

Amount $
Balance — December 31, 2009	3,567,999
Accretion interest	499,368
Payments	(2,331,600)
Unrealized translation loss	77,597

Balance — December 31, 2010	1,813,364

  In the prior year, Company entered into contracts which terminated the legal actions related to title of four mineral concessions on the Velardeña property and settled the title matter. Under the terms of the contracts, the Company agreed to pay a total of $6,000,000 US dollars in a series of 6 payments of $1,000,000 US dollars, commencing May 19, 2009 and running semi-annually thereafter ending November 17, 2011, without interest. Under the terms of the contracts, a 30% interest in the title to the concessions will transfer to the counterparty should the Company fail to make the payments agreed there under.

  The fair value of the debt at initial recognition was estimated using the discounted cash flow method. The debt is being accreted over the expected life of 2 1/2 years using the effective interest method at a rate of 15.5%.

  Facilities loan

  This loan carries interest at 10% and is repayable over a 5 year term in monthly payments of principal and interest of $1,698 and matures February 2013.

8.     SHARE CAPITAL

  Authorized:

  Unlimited number of common shares without par value

  Issued:

	2010		2009
	Number	Amount $	Number	Amount $
Balance, beginning of year	290,340,733	132,275,566	242,609,557	111,597,713
Issued on deemed exercise of Special Warrants	16,946,000	10,421,790	—	—
Issued during the year for cash
Prospectus financing	—	—	25,000,000	11,900,000
Private placements	—	—	7,717,600	3,380,949
Exercise of options	300,000	240,000	2,025,000	759,375
Exercise of warrants	650,000	600,000
Issued for the purchase of capital assets	—	—	750,000	375,000
Issued on conversion of convertible debentures	—	—	10,497,214	4,996,674
Issued on conversion of notes payable	—	—	1,141,362	543,288
Issued on settlement of debt	—	—	600,000	323,820
Share issuance costs		(1,400,006)		(2,139,903)
Transferred from contributed surplus,
exercise of options		117,149		—
exercise of warrants		108,300		538,650

Balance, end of year	308,236,733	142,362,799	290,340,733	132,275,566

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

8.     SHARE CAPITAL (Continued)

  In the prior year, the Company completed an offering of 16,946,000 special warrants (the "Special Warrants") to subscribers on a private placement basis at a price of $0.72 per Special Warrant for a total gross proceeds of $12,201,120. The net proceeds of the issue of $10,801,114 were reflected in a separate category in Shareholders' Equity at December 31, 2009.

  Effective January 27, 2010, following receipt of a short form prospectus filing, all the outstanding Special Warrants were deemed to be exercised, resulting in the issuance of 16,946,000 units (the "Unit"). Each Unit was comprised of one common share in the share capital of the Company and one-half of one warrant to purchase a common share in the share capital of the Company (each whole warrant, a "Purchase Warrant"). Each Purchase Warrant entitles the holder thereof to purchase one common share in the share capital of the Company at an exercise price of $0.90 per Purchase Warrant at any time before December 9, 2011. The gross proceeds of the Special Warrant offering were assigned on deemed conversion $10,421,790 to common shares and $1,779,330 to warrants. The fair value of the warrants was estimated on the date of the private placement based on the Black-Scholes option pricing model using the following assumptions: risk-free interest rate 1.0%, expected life 2 years, expected volatility 65%, and expected dividend yield 0%. The costs of the private placement issue have been reflected as share issuance costs.

  In December 2010, the Company received proceeds for the exercise of the 300,000 stock options recorded. The related share issuance was completed by the Company's registrar in January 2011.

9.     STOCK OPTIONS

  Under the terms of the Company's stock option plan (the "Plan") 14,252,398 Common Shares have been reserved for issuance. Options under the Plan are permitted to be granted to directors, officers, employees and consultants of the Company, provided that the maximum number of Common Shares which may be reserved for issuance to any one beneficiary in any 12 month period may not exceed 5% of the number of Common Shares then issued and outstanding or 2% in the case of a beneficiary who is conducting investor relations activities. The exercise price of options granted under the Plan is not permitted to be less than the closing price of the Common Shares on the day preceding the grant of the options, less any discount allowed by applicable securities legislation. Options granted pursuant to the Plan will have an exercise period of no more than 10 years, or such lesser period as may be permitted by applicable securities legislation.

  During the year the Company granted 100,000 stock options with an estimated fair value of $34,974 to an officer of the Company. The Company reflected $26,230 of the fair value as mining property costs during the period with contributed surplus increased by the same amount. On November 15, 2010, 25,000 of the options were cancelled and as result the remainder of the fair value will not be recognized. The exercise price of the options granted was greater than the market price at the date of grant. The fair value of stock options issued was estimated at the grant date based on the Black-Scholes option pricing model using the following weighted average assumptions:

	2010	2009
Risk-free interest rate	2.3%	2.3%
Expected life (years)	3.0	4.0
Expected volatility	65%	66%
Expected dividend yield	nil	nil

  Option pricing models including the Black-Scholes model require the input of highly subjective assumptions that can materially affect the fair value estimate and therefore do not necessarily provide a reliable measure of the fair value of the Company's stock options.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

9.     STOCK OPTIONS (Continued)

  Changes during the year in common stock options outstanding are as follows:

	2010		2009
	Number	Weighted average exercise price ($)	Number	Weighted average exercise price ($)
Options outstanding, beginning of year	15,740,000	1.83	15,480,000	1.88
Granted	100,000	0.80	3,120,000	0.80
Exercised	(300,000)	0.80	(2,025,000)	0.38
Cancelled	(175,000)	0.71	(835,000)	2.33

Options outstanding, end of year	15,365,000	1.86	15,740,000	1.83

Options exercisable, end of year	15,365,000	1.86	12,770,000	2.07

  The following table summarizes information about the common stock options outstanding and exercisable at December 31, 2010:

Expiry Date	Exercise price ($)	Number of options outstanding	Number of options exercisable	Weighted average remaining contractual life (years)
February 28, 2011	0.80	75,000	75,000	0.2
March 1, 2011	1.00	1,905,000	1,905,000	0.2
September 23, 2011	1.59	600,000	600,000	0.7
December 21, 2011	3.00	2,000,000	2,000,000	1.0
October 10, 2012	2.40	5,115,000	5,115,000	1.8
November 19, 2012	2.40	150,000	150,000	1.9
July 25, 2013	1.70	2,850,000	2,850,000	2.6
October 22, 2014	0.80	2,670,000	2,670,000	3.8

	1.86	15,365,000	15,365,000	1.9

10.   WARRANTS

  Changes during the year in share purchase warrants issued are as follows:

	2010		2009
	Number	Weighted average exercise price ($)	Number	Weighted average exercise price ($)
Balance, beginning of year	42,487,426	0.92	9,045,250	2.85
Granted	8,473,000	0.90	42,487,426	0.92
Exercised	(650,000)	0.92	—	—
Expired	—	—	(9,045,250)	2.85

Balance, end of year	50,310,426	0.92	42,487,426	0.92

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

10.   WARRANTS (Continued)

  The Company had the following share purchase warrants outstanding at December 31, 2010:

Expiry Date	Exercise price ($)	Number of warrants outstanding	Number of warrants exercisable	Weighted average remaining contractual life (years)
May 22, 2011	0.95	1,568,750	1,568,750	0.4
September 30, 2011	0.62	3,980,100	3,980,100	0.7
December 9, 2011	0.90	8,123,000	8,123,000	0.9
February 20, 2014	0.95	36,638,576	36,638,576	3.1

	0.92	50,310,426	50,310,426	2.5

11.   CONTRIBUTED SURPLUS

  Changes in contributed surplus are as follows:

	2010 $	2009 $
Balance, beginning of year	24,776,655	14,634,913
Stock-based compensation	959,850	1,611,800
Purchase warrants issued on deemed conversion of Special Warrants	1,779,330	—
Warrants issued in prospectus financing	—	5,600,000
Warrants issued in private placements	—	861,551
Warrants issued on conversion of convertible debentures	—	2,351,376
Warrants issued on conversion of notes payable	—	255,665
Transfer to share capital, exercised options	(117,149)	(538,650)
Transfer to share capital, exercised warrants	(108,300)	—

Balance, end of year	27,290,386	24,776,655

12.   COMMITMENTS

  Operating leases

  The Company is committed operating leases with annual payment requirements over the next five years as follows:

Year	Amount $
2011	142,272
2012	135,564
2013	22,676
2014	—
2015	—

300,512

13.   CONTINGENCIES

  Intangible Asset

  In January 2005, the Company acquired the rights to use a technology which is expected to increase material recuperation of current and future Mexican projects. At the time the agreement was reached the Company issued 500,000 common shares and the Company is

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

13.   CONTINGENCIES (Continued)

  bound to issue an additional 500,000 common shares should it choose to use the technology at a commercial scale. In addition, the agreement provides that the Company pay royalties of 1.5% of all production resulting from the application of the technology in Mexican properties. The technology was not employed in the current period.

  Arbitration

  During the year, the Company completed the arbitration hearing held pursuant to a Notice of Arbitration, received June 23, 2009 from Golden Tag wherein Golden Tag sought to refer certain matters, pertaining to the operation of the joint venture, to arbitration for resolution. On September 20, 2010 the Arbitration Panel rendered their conclusion in the matter. The Company finds the award of the arbitration panel ("Arbitration Award") to be fair and has settled the matter with Golden Tag.

  The conclusions reached in the Arbitration Award have resulted in an increase in the Velardeña mining property costs of $61,171 related to cost of material from the joint venture property processed in the Company's plant.

14.   LOSS PER SHARE

  The computations of basic and diluted loss per share are as follows:

	December 31, 2010	December 31, 2009
Loss for the period	$6,854,967	$8,417,937

Basic weighted average number of common shares	306,073,467	277,277,485
Dilutive potential from options and warrants	1,287,500	645,422

Dilutive weighted average number of common shares	307,360,967	277,922,907

Loss per share, basic and diluted	$0.022	$0.030

15.   EXPLANATORY NOTE FOR CONSOLIDATED STATEMENT OF CASH FLOWS

  Within the grouping Investment Activities, the amount of $2,487,037, stated as the cash expenditure on mining property acquisition costs, includes an amount of $2,331,600 which reflects a cash expenditure made under the terms of the contracts described under Mineral concession liability in note 7.

16.   MANAGEMENT OF CAPITAL

  The Company's objectives in managing its capital resources are to ensure the entity's ability to continue as a going concern. The Company satisfies its capital requirements through careful management of its cash resources and by utilizing credit facilities or issuing equity, as necessary, based on the prevalent economic conditions of both the industry and the capital markets and the underlying risks characteristics of the related assets.

  As at December 31, 2010, the Company had long-term debt of $16,618,541 US dollars, repayment of which was scheduled to commence January 31, 2011. In January 2011, the Company restructured the facility with its lender. Principal repayments under the amended facility are payable in thirty equal monthly payments commencing July 31, 2011 and ending December 31, 2013.

  The Company is also obligated to semi-annual payments of $1,000,000 US dollars due under terms of a mineral concession agreement.

  Based on current plans and estimates management believes that its operations can be funded through working capital, potential future credit facilities, and cash flow expected to be generated from the sale of products from its operations. As discussed note 1, the Company is dependent on its ability to raise the necessary capital to fund its operations and management can not provide assurance that it will ultimately be able to complete the required funding transactions. Furthermore, since we do not have proven and probable reserves we can not predict with confidence the level of cash flows that will be generated from the new mill. As such, we may need to either restructure our long term debt so that repayment requirements match the cash generation capability or raise additional equity in the alternate. Management can provide no guarantee that the Company will be successful in these transactions should they be required.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

16.   MANAGEMENT OF CAPITAL (Continued)

  The Company is not subject to any externally imposed capital requirements and there has been no change with respect to the overall capital risk management strategy during the year.

17.   FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of the following:

	December 31, 2010		December 31, 2009
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets
— Held-for-trading
Cash and cash equivalents	344,826	344,826	7,647,023	7,647,023
— Loans and receivables
Accounts receivable	1,437,570	1,437,570	951,802	951,802
Advances and deposits	187,912	187,912	112,195	112,195
Financial Liabilities
— Loans and receivables
Accounts payable and accrued liabilities	3,600,407	3,600,407	4,360,474	4,360,474
Customer advances	5,017,757	5,017,757	1,944,350	1,944,350
Long-term debt	18,382,120	18,382,120	21,089,821	21,089,821

  Cash and cash equivalents are recognized at their fair value and the fair value of all other financial instruments approximate their carrying values, either due to their short-term maturity or capacity of prompt liquidation or, in the case of long-term debt because the market rate of interest is paid. Cash and cash equivalents are held with large financial institutions.

  The Company operates in Mexico and is exposed to currency risk in the normal course of business. Its sales and related accounts receivable are denominated in US dollars. A significant portion of its expenditures and related accounts payable are denominated in US dollars and Mexican pesos. The Company's long-term debt and customer advances are denominated in US dollars. A portion of its cash and cash equivalents are held in US dollars and Mexican pesos.

18.   SAN DIEGO — JOINT VENTURE

  The Company's consolidated financial statements include the following amounts related to the San Diego Joint Venture:

	December 31, 2010	December 31, 2009
Long term assets
Mining property costs	756,922	747,416
Cash flows resulting from investing activities
Mining property costs	(9,506)	(60,876)

  ECU's share in the joint venture with Golden Tag Resources Ltd ("Golden Tag") is 50% of the mining property costs incurred following the $1,500,000 US dollars earn in by Golden Tag. The share was capitalized under Mining Properties for a value in the current period of $10,563 less project management fees charged to Golden Tag of $1,057.

19.   LOSS CARRY FORWARDS

  These financial statements do not take into account the tax benefit arising from loss carry forwards which are available to the Company to reduce its income for tax purposes in future periods.

  At December 31, 2010, the Company had non-capital loss carry forwards, available to offset future taxable income for Canadian tax purposes, aggregating $10,209,887 which expire over the period between 2014 and 2030.

  At December 31, 2010, the Company had tax loss carry forwards, available to offset future taxable income in Mexico, aggregating $39,566,687 which expire between 2011 and 2020.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

20.   Amendment for disclosure of Material Differences between Canadian and United States Generally Accepted Accounting Principles

  These consolidated financial statements have been amended to include a note to present the material differences between Canadian and United States generally accepted accounting principles ("GAAP").

  The Company prepares its consolidated financial statements in accordance with GAAP in Canada, which differ in certain respects from GAAP in the United States. The effect of the principal measurement differences between Canadian and U.S. GAAP are summarized as follows:

  Consolidated summarized balance sheets:

		2010			2009
	Footnote	Canadian GAAP $	Adjustments $	U.S. GAAP $	Canadian GAAP $	Adjustments $	U.S. GAAP $
Assets
Cash and cash equivalents		344,826	—	344,826	7,647,023	—	7,647,023
Restricted cash		—	—	—	—	—	—
Accounts receivable, advances and deposits		1,625,482	—	1,625,482	1,063,997	—	1,063,997
Prepaid expenses		37,308	—	37,308	78,702	—	78,702
Mining property costs and property, plant and equipment	a, b, c, d	84,677,184	(34,510,137)	50,167,047	83,344,556	(31,954,796)	51,389,760

		86,684,800	(34,510,137)	52,174,663	92,134,278	(31,954,796)	60,179,482

Liabilities
Accounts payable and accrued liabilities		3,600,407	—	3,600,407	4,360,474	—	4,360,474
Customer advances		5,017,757	—	5,017,757	1,944,350	—	1,944,350
Promissory notes payable		—	—	—	—	—	—
Current portion of long-term debt		5,136,522	—	5,136,522	4,578,601	—	4,578,601
Long-term debt		13,245,598	—	13,245,598	16,511,220	—	16,511,220
Convertible debenture	e	—	—	—	—	—	—

		27,000,284	—	27,000,284	27,394,645	—	27,394,645

Shareholders' Equity
Share capital		142,362,799	—	142,362,799	132,275,566	—	132,275,566
Value assigned to:
Special warrants		—	—	—	10,801,114	—	10,801,114
Convertible debenture	e	—	—	—	—	—	—
Contributed surplus		27,290,386	—	27,290,386	24,776,655	—	24,776,655
Retained earnings (deficit)	a, b, c, d, e	(109,968,669)	(34,510,137)	(144,478,806)	(103,113,702)	(31,954,796)	(135,068,498)

		59,684,516	(34,510,137)	25,174,379	64,739,633	(31,954,796)	32,784,837

		86,684,800	(34,510,137)	52,174,663	92,134,278	(31,954,796)	60,179,482

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

20.   Amendment for disclosure of Material Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

  Consolidated summarized statements of loss and other comprehensive loss:

	Footnote	2010 $	2009 $
Loss in accordance with Canadian GAAP		(6,854,967)	(8,417,937)
Mining property costs	a	(5,676,606)	(4,516,172)
Reversal of write-down	b	(2,045,613)	—
Other income	c	5,270,124	(808,337)
Stock-based compensation and stock options expense	d	(103,246)	(18,656)
Financing fees for convertible debentures	e	—	(22,603)
Accretion expense relating to convertible debentures	e	—	24,879

Loss in accordance with U.S. GAAP		(9,410,308)	(13,758,826)

Total comprehensive loss in accordance with U.S. GAAP		(9,410,308)	(13,758,826)

Weighted-average common shares
Basic		306,073,467	277,277,485

Diluted		307,360,967	277,922,907

Loss per share in accordance with U.S. GAAP
Basic		(0.03)	(0.05)

Diluted		(0.03)	(0.05)

  Consolidated summarized statements of deficit:

	Footnote	2010 $	2009 $
Deficit, end of year, pursuant to Canadian GAAP		(109,968,669)	(103,113,702)
Opening US GAAP adjustments balance		(31,954,796)	(26,613,907)
Mining property costs	a	(5,676,606)	(4,516,172)
Reversal of write-down	b	(2,045,613)	—
Other income	c	5,270,124	(808,337)
Stock-based compensation and stock options expense	d	(103,246)	(18,656)
Financing fees for convertible debentures	e	—	(22,603)
Accretion expense relating to convertible debentures	e	—	24,879

Deficit, end of year, pursuant to U.S. GAAP		(144,478,806)	(135,068,498)

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

20.   Amendment for disclosure of Material Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

  Consolidated summarized statements of cash flows:

	Footnote	2010 $	2009 $
Cash used in operating activities
Pursuant to Canadian GAAP		(6,396,534)	(5,853,171)
Mining property costs	f	(5,676,606)	(4,516,172)
Reversal of write-down	f	(2,045,613)	—
Other income	f	5,270,124	(808,337)
Stock-based compensation and stock options expense	f	(103,246)	(18,656)

Pursuant to U.S. GAAP		(8,951,875)	(11,196,336)

Cash generated by financing activities
Pursuant to Canadian GAAP		824,220	31,298,081
Restricted cash	g	—	397,800

Pursuant to U.S. GAAP		824,220	31,695,881

Cash used in investing activities
Pursuant to Canadian GAAP		(1,735,626)	(18,674,177)
Mining property costs	f	5,676,606	4,516,172
Reversal of write-down	f	2,045,613	—
Other income	f	(5,270,124)	808,337
Stock-based compensation and stock options expense	f	103,246	18,656

Pursuant to U.S. GAAP		819,715	(13,331,012)

Decrease in restricted cash
Pursuant to Canadian GAAP		—	397,800
Restricted cash	g	—	(397,800)

Pursuant to U.S. GAAP		—	—

  Notes to consolidated United States GAAP adjustments:

  a.     Mining property costs

    Under Canadian GAAP, costs of acquiring mineral properties and related development expenditures are deferred. Exploration costs on mineral properties, other than acquisition costs, are deferred and capitalized under Canadian GAAP prior to the establishment of proven or probable reserves if they are considered to meet the definition of an asset. United States GAAP requires that all exploration costs be expensed.

  b.     Inventories

    The Company has reflected its gold pyrite material-in-process inventory at a net realizable value of zero and, as such, recorded write-downs of inventory and an expense in the statement of loss. Under Canadian GAAP, the Company subsequently recorded a reversal of those write offs at the point where sales contracts for the related inventory were put in place. United States GAAP does not permit the reversal of previous write-downs of inventory.

  c.     Mining property costs classification in other income

    Under Canadian GAAP, net revenue or expense derived from a mineral property prior to the production phase of a mine is capitalized and included in the cost of the asset. A United States GAAP adjustment arises because United States GAAP requires that all exploration related costs and associated revenues be expensed. Furthermore, United States GAAP requires that any incremental and direct costs associated with the sale of excavated saleable minerals during the development phase of the mine and prior to the production phase of the mine be classified as Other income and offset by the related amounts of proceeds from the sale

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

20.   Amendment for disclosure of Material Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

    of these minerals. Incremental and direct costs are those costs that would otherwise have not been incurred if not for the sale of these minerals.

  d.     Stock-based compensation and stock options

    Under Canadian GAAP, stock-based compensation costs and stock option costs incurred during the exploration or development stage of the mineral properties are deferred and capitalized prior to the establishment of proven or probable reserves if they are considered to meet the definition of an asset. United States GAAP requires that all stock-based compensation costs and stock option costs be expensed.

  e.     Convertible debentures

    Under Canadian GAAP, convertible debenture proceeds are allocated between their debt and equity component parts based on the relative fair values of the debt component and the embedded conversion feature. The debt component is accreted to the face value of the debentures with the resulting interest expense charged to operations. The costs of the financing are allocated on a proportional basis between the liability and equity portions based on their relative fair values with the liability portion of the costs expensed and the equity portion treated as a reduction of the gross proceeds allocated to the equity component. United States GAAP treats the convertible debenture solely as a liability since the embedded conversion feature does not meet US GAAP requirements for classification as an equity component. The liability is recorded at its full face value since the embedded conversion feature has no intrinsic value on a stand-alone basis and accordingly does not meet the requirements of an equity component under United States GAAP. United States GAAP requires that convertible debentures, net of issuance costs, be accreted to face value over the term ending on the first put date of the debentures which, in this case, is the issuance date of the debentures since the debentures are convertible on demand by the Unit holders. Thus, the debentures' carrying value equals their face value on the balance sheet.

  f.      Mining property costs classification in statement of cash flow

    United States GAAP requires that cash flows relating to mineral property exploration and land use costs be reported as operating activities. However, under Canadian GAAP mineral property exploration and land use costs are classified as investing activities.

  g.     Restricted cash

    Under Canadian GAAP, restricted cash was disclosed as a separate line item in the statement of cash flows. United States GAAP requires that restricted cash be disclosed as a financing activity.

  Other disclosures:

    The following additional information would be presented if these consolidated financial statements were presented in accordance with U.S. GAAP:

    i.
    Auditor's Report: Emphasis of matter paragraph

    In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the financial statements. Canadian reporting standards do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements. The Auditor draws attention to Note 1 to the financial statements, which describes certain conditions that give rise to substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Auditor's opinion is not qualified in respect of this matter.

    ii.
    Joint Venture

    San Diego Joint Venture has been recorded under Canadian GAAP on a proportionate basis whereas under United States GAAP, investments in incorporated joint ventures should be accounted for using the equity method. However, the Company

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2010 and 2009
(in Canadian dollars unless otherwise noted)

20.   Amendment for disclosure of Material Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

    has elected to use the accommodation of the SEC whereby the accounting for joint ventures need not be reconciled from Canadian GAAP to United States GAAP since the different accounting treatment affects only the presentation and classification of financial statement items and not net income or shareholders' equity.

    iii.
    Accounts receivable

	2010 $	2009 $
Value added tax recoverable	1,077,878	661,311
Trade receivables	357,320	125,171
Other receivables	190,284	277,515

	1,625,482	1,063,997

    iv.
    A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2010 $	2009 $
Canadian tax purposes
Opening balance	8,358,927	5,692,955
Increases based on tax positions related to the current year	1,850,960	2,665,972

	10,209,887	8,358,927

Mexican tax purposes
Opening balance	45,026,853	32,343,850
Increases (decrease) based on tax positions related to the current year	(5,460,166)	12,683,003

	39,566,687	45,026,853

    v.
    Income tax uncertainty

    The Company and its subsidiaries file federal income tax returns in Canada and Mexico; the Company's Mexican subsidiaries also file Mexican state tax returns where required by law. With few exceptions, the Company and its Mexican subsidiaries are subject to Canadian federal or Mexican federal, state and local examinations by the tax authorities for a minimum of four years in arrearage to the extent that the Company receives a notice of assessment from the respective competent authorities.

    vi.
    Deferred income tax

    Canadian GAAP financial statements do not take into account the tax benefit arising from loss carry forwards which are available to the Company to reduce its income for tax purposes in future periods so that no deferred income tax has been recorded in the Canadian GAAP financial statements. Deferred tax assets are not recognized for the tax benefit arising from loss carry forwards to the extent that it is not probable that taxable profits will be available against which these loss carry forwards can be utilized in the future. The Company has disclosed its non-capital loss carry forwards and tax loss carry forwards as at December 31, 2010 in Note 19, "Loss carry forwards" to these consolidated financial statements. Therefore, consistent with the current Canadian GAAP accounting treatment, no deferred income tax consequences have been recorded under United States GAAP relating to US GAAP adjustments recorded in the reconciliations forthwith.

ECU Silver Mining Inc.

Consolidated Financial Statements (Amended)

December 31, 2009

Management's Report on Responsibility

        The preparation and presentation of the accompanying amended consolidated financial statements is the responsibility of the Company's management. The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles and reflect management's best estimates and judgement.

        Management, under the supervision of and the participation of the Chief Executive Officer and Chief Financial Officer have a process in place to evaluate disclosure controls and procedures and internal controls over financial reporting as required by Canadian securities regulators.

        The Board of Directors is responsible for ensuring that management fulfils its responsibilities for financial reporting and is responsible for reviewing and approving the consolidated financial statements. The Audit Committee reviews the results of the audit and the consolidated financial statements and submits its findings to the Board of Directors for their consideration when approving the consolidated financial statements.

        The amended consolidated financial statements as at December 31, 2009 and 2008 and for the years then ended have been audited by Guimond Lavallée Inc., Chartered Accountants, and their report outlines the scope of their examination and gives their opinion on the amended audited consolidated financial statements.

Signed "MICHEL ROY" Michel Roy Chief Executive Officer	Signed "DWIGHT WALKER" Dwight Walker Chief Financial Officer

July 11, 2011

 Management's Report on Internal Control Over Financial Reporting

        Management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934 (United States) and Canadian securities regulations, for ECU Silver Mining Inc. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the consolidated financial statements for external purposes in accordance with generally accepted accounting principles.

        Due to its inherent limitations, internal control over financial reporting may not prevent or detect misstatements on a timely basis. Also, projections of the effectiveness of internal control are subject to the risk that the controls may become inadequate because of changes in conditions. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to the financial statement preparation and presentation.

        Management carried out an evaluation of the effectiveness of internal control over financial reporting as of December 31, 2009. The framework on which such evaluation was based is contained in the report entitled Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). This evaluation included review of the documentation of controls, evaluation of the design effectiveness of controls, testing of the operating effectiveness of controls and a conclusion on this evaluation. Although there are inherent limitations in the effectiveness of any system of internal control over financial reporting, based on this evaluation, management has concluded that the system of internal control over financial reporting was effective as of December 31, 2009.

        Guimond Lavallée Inc, our independent registered public accounting firm, has issued an attestation report on the effectiveness of internal control over financial reporting at ECU Silver Mining Inc. as at December 31, 2009, which is presented hereinafter.

Signed "MICHEL ROY" Michel Roy Chief Executive Officer	Signed "DWIGHT WALKER" Dwight Walker Chief Financial Officer

 Independent Auditor's Report

To the Shareholders of ECU Silver Mining Inc.,

        We have completed an integrated audit of ECU Silver Mining Inc. (the Company) 2009 and 2008 consolidated financial statements and of its internal control over financial reporting as of December 31, 2009. Our opinions, based on our audits, are presented below.

Consolidated Financial statements

        We have audited the consolidated balance sheets of ECU Silver Mining Inc. as at December 31, 2009 and 2008 and the consolidated statements of loss, comprehensive loss and deficit, and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits of the Company's consolidated financial statements in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit of consolidated financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. A consolidated financial statements audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, these amended consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

        Without modifying our opinion, the consolidated financial statements for the years December 31, 2009 and 2008 have been amended as disclosed in note 24 to the consolidated financial statements. Our report dated March 30, 2010 on the previously issued consolidated financial statements for the years ended December 31, 2009 and 2008 has been amended as such.

Internal control over financial reporting

        We have also audited the Company's internal control over financial reporting as of December 31, 2009, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management's report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

        We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on assessed risk and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

        The Company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. A Company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the consolidated financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Guimond Lavallée Inc.
Chartered Accountants
Brossard, Quebec

March 30, 2010 except as to note 24 which is at July 11, 2011.

(1) Chartered Accountants auditor permit No. 23358

ECU Silver Mining Inc.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

as at December 31, 2009 and 2008

(in Canadian dollars)	2009 $	2008 $
ASSETS
Current assets
Cash and cash equivalents	7,647,023	538,215
Restricted cash	—	398,385
Accounts receivable, advances and deposits (Note 4)	1,063,997	1,654,764
Prepaid expenses	78,702	53,223

	8,789,722	2,644,587

Mining property costs and property, plant and equipment (Note 6)	83,344,556	60,952,247

	92,134,278	63,596,834

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	4,360,474	5,323,049
Customer advances (Note 7)	1,944,350	—
Promissory notes payable (Note 8)	—	1,521,752
Current portion of long-term debt (Note 9)	4,578,601	3,059,313

	10,883,425	9,904,114

Long-term debt (Note 9)	16,511,220	15,280,736
Convertible debentures (Note 10)	—	5,128,708

	27,394,645	30,313,558

SHAREHOLDERS' EQUITY
Share capital (Notes 11, 12, 13 and 14)	132,275,566	111,597,713
Special warrants (Note 12)	10,801,114	—
Equity component of convertible debentures (Note 10)	—	869,014
Contributed surplus (Note 15)	24,776,655	14,634,913
Deficit	(103,113,702)	(93,818,364)
Accumulated other comprehensive income	—	—

	64,739,633	33,283,276

	92,134,278	63,596,834

Commitments and contingencies (Notes 16 and 17)

Approved by the Board of Directors:

Signed "MICHEL ROY" Director	Signed "TALAL CHEHAB" Director

The accompanying notes are an integral part of the consolidated financial statements

ECU SILVER MINING INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF LOSS, COMPREHENSIVE LOSS AND DEFICIT

for the years ended December 31, 2009 and 2008

(in Canadian dollars)	2009 $	2008 $
EXPENSES
General and administration — Mexico	4,376,844	3,721,022
General and administration — Canada	1,505,568	1,583,294
Stock based compensation	1,572,144	3,922,655
Depreciation	182,679	148,054
Interest income	(57,311)	(103,623)
Interest and bank charges	762,111	246,075
Interest on long term debt	2,752,648	2,627,347
Financing fees for convertible debentures	—	302,982
Foreign exchange (gain) loss	(3,520,810)	3,525,156
Provision for loan loss	—	1,242,934
Write-down of inventory (Note 5)	844,064	827,384

	8,417,937	18,043,280

Loss and Comprehensive Loss for the year	(8,417,937)	(18,043,280)
Deficit, beginning of year	(93,818,364)	(75,775,084)
Conversion of convertible debentures	(877,401)	—

Deficit, end of year	(103,113,702)	(93,818,364)

Loss per share (Note 18)
Basic and diluted loss per share	(0.03)	(0.07)
Weighted average number of shares outstanding
Basic	277,277,485	242,609,557
Diluted	277,922,907	243,790,807

The accompanying notes are an integral part of the consolidated financial statements

ECU SILVER MINING INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the years ended December 31, 2009 and 2008

(in Canadian dollars)	2009 $	2008 $
OPERATING ACTIVITIES
Loss for the period	(8,417,937)	(18,043,280)
Items not affecting cash
Depreciation	182,679	148,054
Stock-based compensation	1,572,144	3,922,655
Write-down of inventory	844,064	827,384
Unrealized foreign exchange loss (gain)	(2,965,937)	2,675,183
Accretion interest	475,905	52,875
Loss (gain) on disposal of capital asset	(453)	16,688
Provision for loan loss	—	1,242,934
Changes in non cash working capital items
Accounts receivable	590,767	479,492
Inventory	(844,064)	(827,384)
Prepaid expenses	(25,479)	(82,842)
Accounts payable and accrued liabilities	790,790	3,351,433
Customer advances	1,944,350	—

Cash used in operating activities	(5,853,171)	(6,236,808)

INVESTMENT ACTIVITIES
Mining property deferred costs & supplies	(10,555,086)	(11,197,499)
Revenues offset to mining property costs	6,577,167	709,486
Mining property acquisition costs (Note 19)	(3,428,880)	—
Purchase of property, plant and equipment	(11,267,378)	(1,533,804)

Cash used in investing activities	(18,674,177)	(12,021,817)

FINANCING ACTIVITIES
Shares and warrants issued for cash, net	31,163,086	(4,869)
Increase (decrease) in prommisory notes payable	(783,166)	1,534,033
Increase in long term debt (Note 19)	918,161	3,139,649
Proceeds from convertible debentures	—	6,000,000
Financing costs related to the equity component of convertible debentures	—	(55,153)

Cash generated by financing activities	31,298,081	10,613,660

Effect of exchange rate changes on cash and cash equivalents	(59,725)	(27,597)
Decrease (Increase) in restricted Cash	397,800	(435,150)
Increase (Decrease) in cash and cash equivalents during the year	7,108,808	(8,107,712)
Cash and cash equivalents, beginning of year	538,215	8,645,927

Cash and cash equivalents, end of year	7,647,023	538,215

The accompanying notes are an integral part of the consolidated financial statements

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

1.     NATURE OF ACTIVITIES

  ECU Silver Mining Inc. ("ECU", or the "Company") is engaged in the acquisition, exploration and development of mining properties in Mexico that are mainly gold-bearing and silver-bearing. The Company has earned revenues from its exploration and development activities and is considered to be in the development stage. It has not yet determined whether a sufficient proportion of its mineral resources are economically exploitable and, accordingly, has not yet determined whether the mining properties contain economic mineral reserves.

  These consolidated financial statements have been prepared on a going concern basis, which assumes that the company will, in the ordinary course of business, be able to realize its assets and discharge its liabilities. The recoverability of the accumulated costs shown for mining properties and related deferred costs is dependent upon the existence of economically recoverable reserves, future profitable production, and on the Company's ability to obtain the necessary financing to fund its operations.

2.     SIGNIFICANT ACCOUNTING POLICIES

  These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles. The significant accounting policies followed by the Company are summarized as follows:

  a)    Basis of Presentation

    The consolidated financial statements include the accounts of the Company and those of its subsidiaries, all owned by ECU, BLM Minera Mexicana S.A de C.V., Minera William S.A de C.V., and Minera Labri S.A. de C.V., and on a proportionate basis, the accounts of the San Diego Joint Venture. All inter-company transactions and balances have been eliminated.

  b)    Use of Estimates

    The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and notes to consolidated financial statements. Significant areas where management's judgement has been applied include; the useful life of capital assets, the estimated net realizable value of inventory, asset impairment, stock-based compensation, and future income tax assets and liabilities. While management believes that these estimates and assumptions are reasonable, actual results could vary significantly.

  c)     Revenue recognition

    Revenue is recognized upon delivery when title and risk of ownership of metal and metal bearing concentrates passes to the buyer and when collection is reasonably assured. The contained metal in the concentrates shipped is assayed and the appropriate negotiated amount of recoverable metal contained therein is recorded as revenue based on the then current market rate of the metals. The concentrates are sold under contracts that provide for final prices to be determined by quoted market prices in a period subsequent to the date of the sale. Variations from the provisionally priced sales are recognized as revenue adjustments in the period they occur.

    As the Company is in the development stage, all revenues are offset against mining properties and deferred exploration costs in accordance with the recommendations of the Emerging Issues Committee, EIC 27 "Revenues and Expenditures During the Pre-operating Period".

  d)    Foreign Exchange

    The Canadian dollar is the functional currency of the Company. The Company uses the temporal method to translate its foreign currency transactions, including its integrated foreign subsidiaries. Monetary assets and liabilities are translated at the rate of exchange in effect at period-end. Other assets and liabilities are translated at their historic rates. Items appearing in the income statement, except for depreciation translated at historic rates, are translated at average year rates. Exchange gains and losses are included in the income statement.

  e)    Cash and cash equivalents

    The Company's policy is to present cash and temporary investments having a term of three months or less from the acquisition date with cash and cash equivalents.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

2.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

  f)     Inventory

    Materials-in-process (concentrates) are valued at lower of average production cost and net realizable value.

  g)     Mining Properties, and Deferred Exploration and Development Expenses

    The amounts recorded as mining properties and deferred exploration costs represent exploration, development and associated operating costs incurred to date and are not intended to reflect present or future values. These costs are deferred until the discovery of economically exploitable reserves and the start-up of the production phase on a property-by-property basis or until the property is abandoned. Mining properties are abandoned when management allows property interests to lapse or when they determine that properties are not economically viable. Costs accumulated relating to projects that are abandoned are written-off in the year in which a decision to discontinue the project is made.

    When it has been determined that a mining property can be economically developed as a result of establishing proven and probable reserves, costs incurred prospectively to develop the property are capitalized as incurred and are amortized using the units-of-production method over the estimated life of the ore body based upon recoverable ounces to be mined from estimated proven and probable reserves.

    The Company is in the development stage and by definition commercial production has not yet commenced. Commercial production occurs when an asset or property is substantially complete, is fully permitted and ready for its intended use. No amortization of mining properties has been charged in these financial statements.

    On a periodic basis, senior management reviews the carrying values of mining properties and deferred exploration expenditures with a view to assessing whether there has been any impairment in value. In the event that it is determined there is an impairment in the carrying value of any property, the carrying value will be written down or written off, as appropriate. There was no impairment write-down required at December 31, 2009.

    Supplies and spare parts are valued at the lower of average cost and replacement cost.

  h)    Property, Plant and Equipment

    Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided for plant and equipment on a straight-line basis over the estimated useful lives of the related assets and deferred to mining properties or charged to expense as appropriate. The following estimated useful lives are being used:

Buildings	20 years
Leasehold improvements	2 or 8 years
Automotive	4 years
Machinery and equipment	10 years
Computer equipment	3 1/3 years
Office equipment	10 years

  i)     Asset retirement obligations

    The Company records the present value of its legal obligations associated with the asset retirement when the liability is incurred. The corresponding amount is capitalized as part of the related mining property`s carrying value. While the associated mining property is in the pre-production stage, the liability is accreted over time through periodic charges to mining property costs. In each subsequent period, the carrying amounts of the asset and the liability are adjusted for changes to the Company's estimate of future cash flows associated with the retirement obligations.

    Management estimates that the current present value of legal obligations for asset retirement is de minimis.

  j)     Income and Mining Taxes

    The Company uses the liability method to account for income taxes. Under this method of Section 3465, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured by using

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

2.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

    enacted or substantively enacted tax rates expected to apply to taxable income in the years during which those temporary differences are expected to be recovered or settled. Under Section 3465, the effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  k)    Basic and Diluted Loss per Share

    The basic loss per share is calculated using the weighted average number of shares outstanding during the period. We follow the treasury stock method in calculating diluted earnings per share. Under this method, the weighted average number of shares includes the potentially dilutive effects of the conversion of in-the-money stock options and warrants into common shares. The effect of potential issuances of shares under options and warrants would be anti-dilutive when a loss is reported, and therefore basic and diluted losses per share are the same.

  l)     Stock-based compensation

    Stock options granted to employees and non-employees are accounted for using the fair value method. Under this method, the compensation cost is measured as at the date of the grant by applying the Black-Scholes option pricing model. The determined fair value is recognized as a cost over the vesting period with a corresponding increase to contributed surplus. On the exercise of stock options, consideration paid and the associated contributed surplus is credited to common shares.

  m)   Financial Instruments

    All financial assets and financial liabilities are classified as either: held-for-trading, available-for-sale, held-to-maturity, loans-and-receivables or other liabilities. Financial assets classified as held-for-trading or available-for-sale, are measured at fair value. Held-to-maturity, and loans-and-receivables are measured initially at fair value then at amortized cost over their term. Financial liabilities are measured at their fair value when they are classified as held-for-trading otherwise they are measured at amortized cost over their term. Initial differences between fair value and maturity value are amortized using the effective interest method.

    Holding gains and losses from available-for-sale assets are included in other comprehensive income until realized at which time they are transferred to net income (loss).

    Transaction costs such as arrangement and advance fees charged by the Company's principal lender in connection with long term debt are expensed at the time they are incurred.

3.     ADOPTION OF NEW ACCOUNTING POLICIES

  Effective January 1, 2009, the Company adopted the following new accounting standards issued by the Canadian Institute of Chartered Accountants:

  (i)
  Section 3064, Goodwill and Intangible Assets

    The standard reinforces the principle-based approach to the recognition of assets only in accordance with the definition of an asset and the criteria for asset recognition; and clarifies the application of the concept of matching revenues and expenses such that the current practice of recognizing assets that may not meet the definition and recognition criteria are eliminated. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

  (ii)
  EIC-173, Credit Risk and the Fair Value of Financial Assets and Financial Liabilities

    The standard provides guidance on how to take into account credit risk of an entity and counterparty when determining the fair value of financial assets and financial liabilities, including derivative instruments. Adoption of this Abstract did not have any effect on the Company's consolidated financial statements.

  (iii)
  EIC-174, Impairment Testing of Mineral Exploration Properties

    This standard recommends the analysis be performed to determine if there has been an impairment of mineral exploration properties. The Company implemented the recommendations discussed in this Abstract when testing for impairment of mineral

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

3.     ADOPTION OF NEW ACCOUNTING POLICIES (Continued)

    exploration properties in the period. Adoption of this standard did not have any effect on the Company's consolidated financial statements.

  (iv)
  Section 3862, Amendment to Financial Instruments — Disclosures

    This section was amended to improve financial instrument disclosures to include additional disclosure requirements about fair value measurement for financial instruments and liquidity risk disclosures. The impact of adopting these amendments for the year ended December 31, 2009 did not result in additional disclosures included within these consolidated financial statements.

4.     ACCOUNTS RECEIVABLE, ADVANCES AND DEPOSITS

	2009 $	2008 $
Trade receivables	125,171	51,937
Expenses recoverable from Joint Venture partner	165,320	70,649
Value added taxes recoverable	661,311	1,457,646
Deposits and advances	112,195	74,532

	1,063,997	1,654,764

5.     INVENTORY

  The Company has reflected its gold pyrite material-in-process inventory at a net realizable value of zero. As such, it has recorded a write-down of inventory of $844,064 ($827,384 — 2008). Management believes that it can optimize the value of the gold pyrite material with further treatment of the material. The method we intend to use for further processing has been determined and the equipment and infrastructure for doing so is in place. We are currently in the process of testing the consistency of the equipment and running batch treatment tests of the gold/pyrite material. We are also evaluating and considering a sales contract for the processed material. The inventory will be reflected at a net realizable value of zero until such time as the processing method has been proven and the sales contracts are in place.

6.     MINING PROPERTY COSTS AND PROPERTY, PLANT AND EQUIPMENT

	2009 $			2008 $
	Cost	Accumulated Depreciation/ Depletion	Net Book Value	Net Book Value
Mining properties	64,693,133	—	64,693,133	52,414,384
Land, buildings and equipment	22,617,674	4,502,785	18,114,889	8,420,396

	87,310,807	4,502,785	82,808,022	60,834,780
Supplies and spare parts			536,534	117,467

			83,344,556	60,952,247

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

6.     MINING PROPERTY COSTS AND PROPERTY, PLANT AND EQUIPMENT (Continued)

  Expenditures on mining properties are as follows:

	2009 $
	Acquisition Cost	Deferred Costs	Total Cost
Velardeña	32,061,217	28,287,967	60,349,184
Chicago	624,721	2,735,948	3,360,669
San Diego	52,399	930,881	983,280

	32,738,337	31,954,796	64,693,133

	2008 $
	Acquisition Cost	Deferred Costs	Total Cost
Velardeña	25,125,635	23,197,160	48,322,795
Chicago	624,721	2,544,464	3,169,185
San Diego	52,399	870,005	922,404

	25,802,755	26,611,629	52,414,384

  Velardeña

  (i)
  The Velardeña property is located in the Velardeña mining district, within the municipality of Cuencamé, in the northeast quadrant of the State of Durango, Mexico. The property is situated approximately 95 km southwest of the city of Torreón in the State of Coahuila and 140 km northeast of the city of Durango, capital of the State of Durango. The property consists of 20 contiguous mineral concessions totalling 233.2 hectares. In May 2009 the Company entered into contracts which terminated the legal actions related to the four mineral concessions on the Velardeña property and settled the title matter. See note 9.

  (ii)
  The Company is actively mining on the property and processing the mined material at the oxide mill acquired during in the second quarter of the year. The doré bars that are generated are being sold. The Company has also been processing stockpiles of mineralized material through its flotation mill situated near the town of Velardeña. Deferred costs for the Velardeña property have been offset by the related revenues. During the year the total of such revenues was $6,577,167 ($709,486 — 2008). The cumulative amount of such revenues for the Velardeña property is $18,078,310 ($11,501,143 — 2008).

  Chicago

  (iii)
  The Chicago property is located approximately 2 km south of the Velardeña property. The property consists of 8 contiguous mineral concessions totalling 315.88 hectares. The Company has full title to the claims. No exploration activity was undertaken in the period.

  San Diego

  (iv)
  The San Diego property is located 9 km northeast of ECU's Velardeña property. It is comprised of 4 contiguous mineral concessions totalling an area of 91.65 hectares and is being explored under the terms of a joint venture agreement in which the costs are shared 50/50. No exploration activity was undertaken in the period.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

6.     MINING PROPERTY COSTS AND PROPERTY, PLANT AND EQUIPMENT (Continued)

  Details of property, plant and equipment are as follows:

	2009 $			2008 $
	Cost	Accumulated Depreciation	Net Book Value	Net Book Value
Land	201,979	—	201,979	201,979
Buildings	4,411,469	676,652	3,734,817	1,541,339
Leasehold improvements	1,673,342	651,155	1,022,187	1,298,134
Automotive	1,130,095	648,187	481,908	523,054
Machinery and equipment	14,625,787	2,254,974	12,370,813	4,520,809
Computer equipment	271,606	205,528	66,078	90,511
Office equipment	303,396	66,289	237,107	244,570

	22,617,674	4,502,785	18,114,889	8,420,396

7.     CUSTOMER ADVANCES

  The Company has made arrangements with the customer of its doré bars to provide financing in the form of advances prior to product delivery. Interest is charged at the rate of 18% per annum on outstanding balances and both advance amounts and interest are settled at the time of sales invoice payment.

8.     PROMISSORY NOTES PAYABLE

  Promissory notes were settled during the year. US$271,800 and $412,500 of principal amount of notes payable and accrued interest, together totalling $798,953 were converted into 1,141,362 shares and 1,141,362 warrants on the same basis as the prospectus offering. The fair value of the note payable was equal to the book value at the time of conversion.

9.     LONG-TERM DEBT

	2009 $	2008 $
Term loan	17,466,087	18,270,000
less current portion	(2,911,015)	(3,045,000)

	14,555,072	15,225,000
Mineral concession liability	3,567,999	—
less current portion	(1,651,806)	—

	1,916,193	—
Facilities loan	55,735	70,049
less current portion	(15,780)	(14,313)

	39,955	55,736

	16,511,220	15,280,736

  Term loan

  In August 2009 the Company restructured its long term debt facilities with its principal lender. The amount outstanding at the time of the restructuring of $15,750,000 US Dollars, together with an additional amount of $868,541 US Dollars representing interest due, were consolidated into a new loan of $16,618,541 US Dollars. As at year end the Company owed $17,466,087 ($16,618,541 US Dollars). No principal repayment is required until November 30, 2010 following which principal will be repayable in equal monthly instalments for 12 months. Interest is payable quarterly and is calculated at the greater of 12% and 1-month London Interbank Offered Rate plus 6%. The effective rate of interest on the loan is 12.8%. The loan is secured by a first mortgage covering certain of the current mining properties of the Company's Mexican subsidiaries, as well as the current and future facilities constructed thereon.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

9.     LONG-TERM DEBT (Continued)

  Mineral concession liability

Amount $
Principal amount of debt	6,994,800
Discount amortized through accretion expense	(1,156,498)

Fair value of debt at initial recognition	5,838,302
Accretion expense	451,027
Payments	(2,331,600)
Unrealized translation gain	(389,730)

Balance — December 31, 2009	3,567,999

  On May 11, 2009 the Company entered into contracts which terminated the legal actions related to title of four mineral concessions on the Velardeña property and settled the title matter. Under the terms of the contracts, the Company agreed to pay a total of USD$6,000,000 in a series of 6 payments of USD$1,000,000, commencing May 19, 2009 and running semi-annually thereafter ending November 17, 2011, without interest. Under the terms of the contracts, a 30% interest in the title to the concessions will transfer to the counterparty should the Company fail to make the payments agreed there under.

  The fair value of the debt at initial recognition was estimated using the discounted cash flow method. The debt is being accreted over the expected life of 2 1/2 years using the effective interest method at a rate of 15.5%.

  Facilities loan

  This $75,000 loan was advanced in connection with expenditures made for leasehold improvements at the Company's Toronto offices. It carries interest at 10% and is repayable over a 5 year term in monthly payments of principal and interest of $1,698 and matures February 2013.

10.   CONVERTIBLE DEBENTURES

	2009 $	2008 $
Convertible debentures debt component:
Balance, beginning of year	5,444,325	—
Issuance	—	5,075,833
Accretion expense	24,879	52,875
Interest accrued	132,431	315,617
Retired on conversion to shares and warrants	(5,601,635)	—

Balance, end of year	—	5,444,325

Presentation:
Accounts payable and accrued liabilities	—	315,617
Convertible debentures	—	5,128,708

	—	5,444,325

  In March 2009 the Company reached agreements with the holders of its outstanding 12% convertible debentures maturing on July 31, 2013 (the "Debentures") to convert the aggregate principal amount of the Debentures, being $6,000,000, as well as the accrued and unpaid interest thereon and all associated prepayment premiums, amounting to $7,348,050 in total, into common shares ("Common Shares") and warrants to purchase Common Shares ("Warrants"). Under the terms of the debt conversions the Company issued 10,497,214 Common Shares and Warrants in full repayment of the Debentures. The Common Shares and Warrants were issued on the basis of one Common Share and one Warrant for each $0.70 of indebtedness, being the identical price at which the Company issued Common Shares and Warrants pursuant to its short form prospectus offering which closed on February 20, 2009. Each Warrant entitles its holder to acquire one Common Share at a price of $0.95 at any time on or before February 20, 2014.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

10.   CONVERTIBLE DEBENTURES (Continued)

  The fair value of the debt portion of the Debentures at the time of conversion was estimated using the discounted cash flow method and determined to be equal to their book value. The fair value of the equity portion was estimated using the residual value method and a charge to deficit of $877,401 was recorded.

11.   SHARE CAPITAL

  Authorized:

  Unlimited number of common shares without par value

  Issued:

	2009		2008
	Number	Amount $	Number	Amount $
Balance, beginning of year	242,609,557	111,597,713	242,609,557	111,602,582
Issued during the year for cash
Prospectus financing(i)	25,000,000	11,900,000	—	—
Private placements(ii),(iii)	7,717,600	3,380,949	—	—
Exercise of options	2,025,000	759,375	—	—
Issued for the purchase of capital assets	750,000	375,000	—	—
Issued on conversion of convertible debentures (Note 10)	10,497,214	4,996,674	—	—
Issued on conversion of notes payable (Note 8)	1,141,362	543,288	—	—
Issued on settlement of debt(iv)	600,000	323,820	—	—
Share issuance costs		(2,139,903)	—	(4,869)
Transferred from contributed surplus, exercise of options		538,650	—	—

Balance, end of year	290,340,733	132,275,566	242,609,557	111,597,713

  (i)
  In February 2009 the Company completed an offering of 25,000,000 subscription receipts at a purchase price of $0.70 per subscription receipt, for an aggregate gross proceeds of $17,500,000. In connection with the offering the Company issued to the subscribers 25,000,000 common shares and 25,000,000 common share purchase warrants. Each warrant entitles its holder to acquire one additional common share at a price of $0.95 per share at any time until February 20, 2014. The gross proceeds of the offering were assigned $11,900,000 to common shares and $5,600,000 to warrants. The fair value of the warrants was estimated on the issued date based on the Black-Scholes option pricing model using the following assumptions: risk-free interest rate 1.55%, expected life 3 years, expected volatility 60%, and expected dividend yield 0%.

  (ii)
  In May 2009 the Company issued 3,737,500 private placement units consisting of 3,737,500 common shares and 1,868,750 share purchase warrants at an issue price of $0.60 per unit. Each share purchase warrant entitles the holder to purchase one common share of the Company for $0.95 until May 22, 2011. The gross proceeds of the units were assigned $2,025,725 to common shares and $216,775 to warrants. The fair value of the warrants was estimated on the issued date based on the Black-Scholes option pricing model using the following assumptions: risk-free interest rate 0.90%, expected life 2 years, expected volatility 60%, and expected dividend yield 0%.

  (iii)
  In September 2009 the Company issued 3,980,100 private placement units consisting of 3,980,100 common shares and 3,980,100 share purchase warrants at an issue price of $0.5025 per unit. Each share purchase warrant entitles the holder to purchase one common share of the Company for $0.62 until September 30, 2011. The gross proceeds of the units were assigned $1,355,224 to common shares and $644,776 to warrants. The fair value of the warrants was estimated on the issued date based on the Black-Scholes option pricing model using the following assumptions: risk-free interest rate 1.30%, expected life 2 years, expected volatility 70%, and expected dividend yield 0%.

  (iv)
  In October 2009 the Company issued 600,000 common shares at a price of $0.5397 per share in settlement of a debt of $323,800.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

12.   SPECIAL WARRANTS

  On December 9, 2009 (the "Closing Date"), the Company issued 16,946,000 special warrants (the "Special Warrants") to subscribers ("Subscribers") on a private placement basis at a price of $0.72 per Special Warrant (the "Private Placement") for a total gross proceeds of $12,201,120. The net proceeds of the issue of $10,801,114 have been assigned to a separate category in Shareholder's Equity.

  Each Special Warrant entitles the holder thereof to receive, without the payment of additional consideration, one unit (the "Unit") on the exercise or deemed exercise of the Special Warrant. Each Unit is comprised of one common share in the share capital of the Company (a "Special Warrant Share") and one-half of one warrant to purchase a common share in the share capital of the Company (each whole warrant, a "Purchase Warrant", and together with the Special Warrant Shares, the "Qualified Securities"). Each Purchase Warrant will entitle the holder thereof to purchase one common share in the share capital of the Company (a "Purchase Warrant Share") at an exercise price of $0.90 per Purchase Warrant Share at any time before December 9, 2011.

  Each Special Warrant will be deemed to be exercised and surrendered, without any further action by the holder thereof, on the earlier of: (a) the third business day after the date (the "Prospectus Qualification Date") that a final receipt is issued for this short form prospectus by the securities regulatory authority of the province in which such holder is resident (or by the Autorité des marchés financiers if the holder is not a resident of Canada); and (b) April 10, 2010 (the "Conversion Deadline"). If the Prospectus Qualification Date does not occur on or before January 23, 2010 (the "Qualification Deadline"), then each Special Warrant exercised or deemed to be exercised following the Qualification Deadline shall entitle its holder to acquire 1.1 Units (1.1 Special Warrant Shares and 0.55 Purchase Warrants).

  Subsequent to year end, on January 22, 2010, the final receipt for the short form prospectus was received and all the outstanding Special Warrants were deemed to be exercised effective January 27, 2010.

13.   STOCK OPTIONS

  Under the terms of the Company's stock option plan (the "Plan") 14,252,398 Common Shares have been reserved for issuance. Options under the Plan are permitted to be granted to directors, officers, employees and consultants of the Company, provided that the maximum number of Common Shares which may be reserved for issuance to any one beneficiary in any 12 month period may not exceed 5% of the number of Common Shares then issued and outstanding or 2% in the case of a beneficiary who is conducting investor relations activities. The exercise price of options granted under the Plan is not permitted to be less than the closing price of the Common Shares on the day preceding the grant of the options, less any discount allowed by applicable securities legislation. Options granted pursuant to the Plan will have an exercise period of no more than 10 years, or such lesser period as may be permitted by applicable securities legislation.

  During the year the Company granted 150,000 stock options with an estimated fair value of $21,000 in respect of investor relations activities, 150,000 stock options with an estimated fair value of $58,575 in respect of investment promotion activities, and 2,820,000 stock options with an estimated fair value of $1,101,203 to directors and officers. The Company reflected $247,157 of these fair values as compensation expense and as mining property costs during the year with contributed surplus increased by the same amount. The remainder of the fair value will be recognized over the related vesting periods. The exercise price of each of the options granted was greater than the market price at the date of grant. The fair value of stock options issued was estimated at the grant date based on the Black-Scholes option pricing model using the following weighted average assumptions:

	2009	2008
Risk-free interest rate	2.3%	3.2%
Expected life (years)	4.0	2.5
Expected volatility	66%	58%
Expected dividend yield	nil	nil

  Option pricing models including the Black-Scholes model require the input of highly subjective assumptions that can materially affect the fair value estimate and therefore do not necessarily provide a reliable measure of the fair value of the Company's stock options.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

13.   STOCK OPTIONS (Continued)

  Changes during the year in common stock options issued are as follows:

	2009		2008
	Number	Weighted average exercise price ($)	Number	Weighted average exercise price ($)
Options outstanding, beginning of year	15,480,000	1.88	11,642,000	1.94
Granted	3,120,000	0.80	3,850,000	1.70
Exercised	(2,025,000)	0.38	—	—
Expired / Forfeited	(835,000)	2.33	(12,000)	3.00

Options outstanding, end of year	15,740,000	1.83	15,480,000	1.88

Options exercisable, end of year	12,770,000	2.07	12,817,500	1.92

        The following table summarizes information about the common stock options outstanding and exercisable at December 31, 2009:

Expiry Date	Exercise price ($)	Number of options outstanding	Number of options exercisable	Weighted average remaining contractual life (years)
March 1, 2011	1.00	1,905,000	1,905,000	1.2
September 23, 2011	1.59	600,000	600,000	1.7
December 21, 2011	3.00	2,000,000	2,000,000	2.0
April 2, 2012	0.70	150,000	150,000	2.3
October 10, 2012	2.40	5,115,000	5,115,000	2.8
November 19, 2012	2.40	150,000	150,000	2.9
July 25, 2013	1.70	2,850,000	2,850,000	3.6
October 22, 2014	0.80	2,970,000	—	4.8

	1.83	15,740,000	12,770,000	3.0

14.   WARRANTS

  Changes during the year in share purchase warrants issued are as follows:

	2009		2008
	Number	Weighted average exercise price ($)	Number	Weighted average exercise price ($)
Balance, beginning of year	9,045,250	2.85	9,045,250	2.85
Granted	42,487,426	0.92	—	—
Exercised	—	—	—	—
Expired	(9,045,250)	2.85	—	—

Balance, end of year	42,487,426	0.92	9,045,250	2.85

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

14.   WARRANTS (Continued)

  The Company had the following share purchase warrants outstanding at December 31, 2009:

Expiry Date	Exercise price ($)	Number of warrants outstanding	Number of warrants exercisable	Weighted average remaining contractual life (years)
May 22, 2011	0.95	1,868,750	1,868,750	1.4
September 30, 2011	0.62	3,980,100	3,980,100	1.7
February 20, 2014	0.95	36,638,576	36,638,576	4.1

	0.92	42,487,426	42,487,426	3.8

15.   CONTRIBUTED SURPLUS

  Changes during the year in contributed surplus are as follows:

	2009 $	2008 $
Balance, beginning of year	14,634,913	10,622,067
Stock-based compensation	1,611,800	4,012,846
Warrants issued in prospectus financing (Note 11 (i))	5,600,000	—
Warrants issued in private placements (Note 11 (ii),(iii))	861,551	—
Warrants issued on conversion of convertible debentures (Note 10)	2,351,376	—
Warrants issued on conversion of notes payable (Note 8)	255,665	—
Transfer to share capital, exercised options	(538,650)	—

Balance, end of year	24,776,655	14,634,913

16.   COMMITMENTS

  Operating lease

  The Company is committed operating leases with annual payment requirements over the next five years as follows:

Year	Amount $
2010	168,102
2011	142,218
2012	135,564
2013	22,676
2014	—

468,560

17.   CONTINGENCIES

  Intangible Asset

  In January 2005, the Company acquired the rights to use a technology which is expected to increase material recuperation of current and future Mexican projects. At the time the agreement was reached the Company issued 500,000 common shares and the Company is bound to issue an additional 500,000 common shares should it choose to use the technology at a commercial scale. In addition, the agreement provides that the Company pay royalties of 1.5% of all production resulting from the application of the technology in Mexican properties. The technology was not employed in the current period.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

17.   CONTINGENCIES (Continued)

  Arbitration

  On June 24, 2009, the Company received a Notice of Arbitration (the "Notice") from its San Diego Property joint venture partner, Golden Tag Resources Ltd. ("Golden Tag"), wherein Golden Tag is seeking to refer certain matters, pertaining to the operation of the joint venture, to arbitration for resolution. The Company intends to vigorously contest the Notice and the conclusions sought therein. The Company is not able at this time to predict the outcome of such action or to estimate the potential amount of any loss that may result from an unfavourable ruling.

18.   LOSS PER SHARE

  The computations of basic and diluted loss per share are as follows:

	2009 $	2008 $
Loss for the year	$8,417,937	$18,043,280

Basic weighted average number of common shares	277,277,485	242,609,557
Dilutive potential from options, warrants and convertible debentures	645,422	1,181,250
Dilutive weighted average number of common shares	277,922,907	243,790,807

Loss per share, basic and diluted	$0.03	$0.07

19.   EXPLANATORY NOTE FOR CONSOLIDATED STATEMENT OF CASH FLOWS

  Within the grouping Investment Activities, the amount of $3,428,880, stated as the cash expenditure on mining property acquisition costs, includes the payment of $2,331,600 paid under the terms of the contracts described under Mineral concession liability in note 9.

  Long term debt increased by $944,365 ($868,541 US Dollars) in a non-cash transaction as part of the debt restructuring in which interest payable under the terms of the debt was consolidated into the long term debt. See note 9 under Term loan.

20.   MANAGEMENT OF CAPITAL

  The Company's objectives in managing its capital resources are to ensure the entity's ability to continue as a going concern. The Company satisfies its capital requirements through careful management of its cash resources and by utilizing credit facilities or issuing equity, as necessary, based on the prevalent economic conditions of both the industry and the capital markets and the underlying risks characteristics of the related assets. As at December 31, 2009, the Company had long-term debt of $16,618,541 US Dollars, repayment of which commences November 2009. The Company is also obligated to semi-annual payments of $1,000,000 due under terms of a mineral concession agreement.

  Based on current plans and estimates management believes that its operations can be funded through working capital, potential future credit facilities, and cash flow expected to be generated from the sale of the gold and silver doré bars generated from the new recovery plant. As discussed note 1, the company is dependent on its ability to raise the necessary capital to fund its operations and management can not provide assurance that it will ultimately be able to complete the required funding transactions. Furthermore, since we do not have proven and probable reserves we can not predict with confidence the level of cash flows that will be generated from the new mill. As such, we may need to either restructure our long term debt so that repayment requirements match the cash generation capability or raise additional equity in the alternate. Management can provide no guarantee that the Company will be successful in these transactions should they be required.

  The Company is not subject to any externally imposed capital requirements and there has been no change with respect to the overall capital risk management strategy during the year.

21.   FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and cash equivalents, restricted cash, accounts receivable, advances and deposits, accounts payable and accrued liabilities, promissory notes payable, customer advances and long-term debt. Cash and cash equivalents are recognized at their fair value and the fair value of all other financial instruments approximate their carrying values, either due to

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

21.   FINANCIAL INSTRUMENTS (Continued)

  their short-term maturity or capacity of prompt liquidation or, in the case of long-term debt because the market rate of interest is paid. Cash and cash equivalents are held with large financial institutions and, as at December 31, 2009 did not include any investments in asset-backed commercial paper.

  The Company operates in Mexico and is exposed to currency risk in the normal course of business. Its sales and related accounts receivable are denominated in US dollars. A significant portion of its expenditures and related accounts payable are denominated in US dollars and Mexican pesos. The Company's long-term debt is denominated in US dollars. A portion of its cash and cash equivalents are held in US dollars and Mexican pesos.

22.   SAN DIEGO — JOINT VENTURE

  The Company's consolidated financial statements include the following amounts related to the San Diego Joint Venture:

	2009 $	2008 $
Long term assets
Mining property costs	747,416	686,540
Cash flows resulting from investing activities
Mining property costs	(60,876)	(726,808)

  ECU's share in the joint venture with Golden Tag Resources Ltd ("Golden Tag") is 50% of the mining property costs incurred following the US$1,500,000 earn in by Golden Tag. The share was capitalized under Mining Properties for a value in the current year of $66,464 less project management fees charged to Golden Tag of $5,588.

23.   LOSS CARRY FORWARDS

  These financial statements do not take into account the tax benefit arising from loss carry forwards which are available to the Company to reduce its income for tax purposes in future periods.

  At December 31, 2009, the Company had non-capital loss carryforwards, available to offset future taxable income for Canadian tax purposes, aggregating $8,358,927 which expire over the period between 2010 and 2029.

  At December 31, 2009, the Company had tax loss carryforwards, available to offset future taxable income in Mexico, aggregating $45,026,853 which expire between 2010 and 2019.

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

24.   Amendment for disclosure of Material Differences between Canadian and United States Generally Accepted Accounting Principles

  These consolidated financial statements have been amended to include a note to present the material differences between Canadian and United States generally accepted accounting principles ("GAAP").

  The Company prepares its consolidated financial statements in accordance with GAAP in Canada, which differ in certain respects from GAAP in the United States. The effect of the principal measurement differences between Canadian and U.S. GAAP are summarized as follows:

  Consolidated summarized balance sheets:

		2009			2008
	Footnote	Canadian GAAP $	Adjustments $	U.S. GAAP $	Canadian GAAP $	Adjustments $	U.S. GAAP $
Assets
Cash and cash equivalents		7,647,023	—	7,647,023	538,215	—	538,215
Restricted cash		—	—	—	398,385	—	398,385
Accounts receivable, advances and deposits		1,063,997	—	1,063,997	1,654,764	—	1,654,764
Prepaid expenses		78,702	—	78,702	53,223	—	53,223
Mining property costs and property, plant and equipment	a, b, c, d	83,344,556	(31,954,796)	51,389,760	60,952,247	(26,611,629)	34,340,618

		92,134,278	(31,954,796)	60,179,482	63,596,834	(26,611,629)	36,985,205

Liabilities
Accounts payable and accrued liabilities		4,360,474	—	4,360,474	5,323,049	—	5,323,049
Customer advances		1,944,350	—	1,944,350	—	—	—
Promissory notes payable		—	—	—	1,521,752	—	1,521,752
Current portion of long-term debt		4,578,601	—	4,578,601	3,059,313	—	3,059,313
Long-term debt		16,511,220	—	16,511,220	15,280,736	—	15,280,736
Convertible debenture	e	—	—	—	5,128,708	871,292	6,000,000

		27,394,645	—	27,394,645	30,313,558	871,292	31,184,850

Shareholders' Equity
Share capital		132,275,566	—	132,275,566	111,597,713	—	111,597,713
Value assigned to:
Special warrants		10,801,114	—	10,801,114	—	—	—
Convertible debenture	e	—	—	—	869,014	869,014	—
Contributed surplus		24,776,655	—	24,776,655	14,634,913	—	14,634,913
Retained earnings (deficit)	a, b, c, d, e	(103,113,702)	(31,954,796)	(135,068,498)	(93,818,364)	(26,613,907)	(120,432,271)

		64,739,633	(31,954,796)	32,784,837	33,283,276	(27,482,921)	5,800,355

		92,134,278	(31,954,796)	60,179,482	63,596,834	(26,611,629)	36,985,205

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

24.   Amendment for disclosure of Material Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

  Consolidated summarized statements of loss and other comprehensive loss:

	Footnote	2009 $	2008 $
Loss in accordance with Canadian GAAP		(8,417,937)	(18,043,280)
Mining property costs	a	(4,516,172)	(9,146,865)
Reversal of write-down	b	—	—
Other income	c	(808,337)	(2,432,968)
Stock-based compensation and stock options expense	d	(18,656)	(90,190)
Financing fees for convertible debentures	e	(22,603)	(55,153)
Accretion expense relating to convertible debentures	e	24,879	52,875

Loss in accordance with U.S. GAAP		(13,758,826)	(29,715,581)

Total comprehensive loss in accordance with U.S. GAAP		(13,758,826)	(29,715,581)

Weighted-average common shares
Basic		277,277,485	242,609,557

Diluted		277,922,907	243,790,807

Loss per share in accordance with U.S. GAAP
Basic		(0.05)	(0.12)

Diluted		(0.05)	(0.12)

  Consolidated summarized statements of deficit:

	Footnote	2009 $	2008 $
Deficit, end of year, pursuant to Canadian GAAP		(103,113,702)	(93,818,364)
Opening US GAAP adjustments balance		(26,613,907)	(14,941,606)
Mining property costs	a	(4,516,172)	(9,146,865)
Reversal of write-down	b	—	—
Other income	c	(808,337)	(2,432,968)
Stock-based compensation and stock options expense	d	(18,656)	(90,190)
Financing fees for convertible debentures	e	(22,603)	(55,153)
Accretion expense relating to convertible debentures	e	24,879	52,875

Deficit, end of year, pursuant to U.S. GAAP		(135,068,498)	(120,432,271)

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

24.   Amendment for disclosure of Material Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

  Consolidated summarized statements of cash flows:

	Footnote	2009 $	2008 $
Cash used in operating activities
Pursuant to Canadian GAAP		(5,853,171)	(6,236,808)
Mining property costs	f	(4,516,172)	(9,146,865)
Reversal of write-down	f	—	—
Other income	f	(808,337)	(2,432,968)
Stock-based compensation and stock options expense	f	(18,656)	(90,190)

Pursuant to U.S. GAAP		(11,196,336)	(17,906,831)

Cash generated by financing activities
Pursuant to Canadian GAAP		31,298,081	10,613,660
Restricted cash	g	397,800	(435,150)

Pursuant to U.S. GAAP		31,695,881	10,178,510

Cash used in investing activities
Pursuant to Canadian GAAP		(18,674,177)	(12,021,817)
Mining property costs	f	4,516,172	9,146,865
Reversal of write-down	f	—	—
Other income	f	808,337	2,432,968
Stock-based compensation and stock options expense	f	18,656	90,190

Pursuant to U.S. GAAP		(13,331,012)	(351,794)

Decrease in restricted cash
Pursuant to Canadian GAAP		397,800	(435,150)
Restricted cash	g	(397,800)	435,150

Pursuant to U.S. GAAP		—	—

  Notes to consolidated United States GAAP adjustments:

  a.     Mining property costs

    Under Canadian GAAP, costs of acquiring mineral properties and related development expenditures are deferred. Exploration costs on mineral properties, other than acquisition costs, are deferred and capitalized under Canadian GAAP prior to the establishment of proven or probable reserves if they are considered to meet the definition of an asset. United States GAAP requires that all exploration costs be expensed.

  b.     Inventories

    The Company has reflected its gold pyrite material-in-process inventory at a net realizable value of zero and, as such, recorded write-downs of inventory and an expense in the statement of loss. Under Canadian GAAP, the Company subsequently recorded a reversal of those write offs at the point where sales contracts for the related inventory were concluded. United States GAAP does not permit the reversal of previous write-downs of inventory.

  c.     Mining property costs classification in other income

    Under Canadian GAAP, net revenue or expense derived from a mineral property prior to the production phase of a mine is capitalized and included in the cost of the asset. A United States GAAP adjustment arises because United States GAAP requires that all exploration related costs and associated revenues be expensed. Furthermore, United States GAAP requires that any incremental and direct costs associated with the sale of excavated saleable minerals during the development phase of the mine and prior to the production phase of the mine be classified as Other income and offset by the related amounts of proceeds from the sale

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

24.   Amendment for disclosure of Material Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

    of these minerals. Incremental and direct costs are those costs that would otherwise have not been incurred if not for the sale of these minerals.

  d.     Stock-based compensation and stock options

    Under Canadian GAAP, stock-based compensation costs and stock option costs incurred during the exploration or development stage of the mineral properties are deferred and capitalized prior to the establishment of proven or probable reserves if they are considered to meet the definition of an asset. United States GAAP requires that all stock-based compensation costs and stock option costs be expensed.

  e.     Convertible debentures

    Under Canadian GAAP, convertible debenture proceeds are allocated between their debt and equity component parts based on the relative fair values of the debt component and the embedded conversion feature. The debt component is accreted to the face value of the debentures with the resulting interest expense charged to operations. The costs of the financing are allocated on a proportional basis between the liability and equity portions based on their relative fair values with the liability portion of the costs expensed and the equity portion treated as a reduction of the gross proceeds allocated to the equity component. United States GAAP treats the convertible debenture solely as a liability since the embedded conversion feature does not meet US GAAP requirements for classification as an equity component. The liability is recorded at its full face value since the embedded conversion feature has no intrinsic value on a stand-alone basis and accordingly does not meet the requirements of an equity component under United States GAAP. United States GAAP requires that convertible debentures, net of issuance costs, be accreted to face value over the term ending on the first put date of the debentures which, in this case, is the issuance date of the debentures since the debentures are convertible on demand by the Unit holders. Thus, the debentures' carrying value equals their face value on the balance sheet.

  f.      Mining property costs classification in statement of cash flow

    United States GAAP requires that cash flows relating to mineral property exploration and land use costs be reported as operating activities. However, under Canadian GAAP mineral property exploration and land use costs are classified as investing activities.

  g.     Restricted cash

    Under Canadian GAAP, restricted cash was disclosed as a separate line item in the statement of cash flows. United States GAAP requires that restricted cash be disclosed as a financing activity.

  Other disclosures:

    The following additional information would be presented if these consolidated financial statements were presented in accordance with U.S. GAAP:

    i.
    Auditor's Report: Emphasis of matter paragraph

    In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the financial statements. Canadian reporting standards do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements. The Auditor draws attention to Note 1 to the financial statements, which describes certain conditions that give rise to substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Auditor's opinion is not qualified in respect of this matter.

    ii.
    Joint Venture

    San Diego Joint Venture has been recorded under Canadian GAAP on a proportionate basis whereas under United States GAAP, investments in incorporated joint ventures should be accounted for using the equity method. However, the Company

ECU SILVER MINING INC.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

for the years ended December 31, 2009 and 2008
(in Canadian dollars unless otherwise noted)

24.   Amendment for disclosure of Material Differences between Canadian and United States Generally Accepted Accounting Principles (Continued)

    has elected to use the accommodation of the SEC whereby the accounting for joint ventures need not be reconciled from Canadian GAAP to United States GAAP since the different accounting treatment affects only the presentation and classification of financial statement items and not net income or shareholders' equity.

    iii.
    Accounts receivable

	2009 $	2008 $
Value added tax recoverable	661,311	1,457,646
Trade receivables	125,171	51,937
Other receivables	277,515	145,181

	1,063,997	1,654,764

    iv.
    A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2009 $	2008 $
Canadian tax purposes
Opening balance	5,692,955	3,295,099
Increases based on tax positions related to the current year	2,665,972	2,397,856

	8,358,927	5,692,955

Mexican tax purposes
Opening balance	32,343,850	24,390,731
Increase based on tax positions related to the current year	12,683,003	7,953,119

	45,026,853	32,343,850

    v.
    Income tax uncertainty

    The Company and its subsidiaries file federal income tax returns in Canada and Mexico; the Company's Mexican subsidiaries also file Mexican state tax returns where required by law. With few exceptions, the Company and its Mexican subsidiaries are subject to Canadian federal or Mexican federal, state and local examinations by the tax authorities for a minimum of four years in arrearage to the extent that the Company receives a notice of assessment from the respective competent authorities.

    vi.
    Deferred income tax

    Canadian GAAP financial statements do not take into account the tax benefit arising from loss carry forwards which are available to the Company to reduce its income for tax purposes in future periods so that no deferred income tax has been recorded in the Canadian GAAP financial statements. Deferred tax assets are not recognized for the tax benefit arising from loss carry forwards to the extent that it is not probable that taxable profits will be available against which these loss carry forwards can be utilized in the future. The Company has disclosed its non-capital loss carry forwards and tax loss carry forwards as at December 31, 2009 in Note 23, "Loss carry forwards" to these consolidated financial statements. Therefore, consistent with the current Canadian GAAP accounting treatment, no deferred income tax consequences have been recorded under United States GAAP relating to US GAAP adjustments recorded in the reconciliations forthwith.

Annex E

UNAUDITED PRO FORMA, COMBINED, CONDENSED
FINANCIAL INFORMATION OF GOLDEN MINERALS COMPANY

        The following unaudited pro forma combined condensed financial information as of March 31, 2011, for the three-month period then ended and for the fiscal year ended December 31, 2010 is presented to show the results of operations of Golden Minerals as if the Transaction with ECU had occurred as of January 1, 2010, and financial position as if the Transaction had occurred as of March 31, 2011.

        This unaudited pro forma combined condensed financial information should be read in conjunction with the selected historical financial information and related financial statements and accompanying footnotes of ECU included in this Circular and the financial statements and accompanying notes of Golden Minerals that are incorporated by reference into this Circular. You should not rely on the unaudited pro forma combined condensed financial information as an indication of the results of operations or financial position that would have been achieved if the Transaction with ECU had taken place on the dates indicated or an indication of the results of operations in the future.

        The following Unaudited Pro Forma Combined Condensed Financial Data consists of an Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2011 for Golden Minerals and ECU and Unaudited Pro Forma Condensed Statements of Operations and Comprehensive Income for the three-months ended March 31, 2011 and for the year ended December 31, 2010 (collectively, the "Pro Forma Statements"). ECU's historical financial statements were prepared in accordance with Canadian GAAP at December 31, 2010 and in accordance with International Financial Reporting Standards ("IFRS") at March 31, 2011. Both methods of preparation differ in certain respects from U.S. GAAP. ECU Silver Mining's historical financial statements were also reported in Canadian dollars. ECU's historical financial statements used in these Pro Forma Statements have been adjusted to conform to U.S. GAAP and have been translated to U.S. dollars. ECU's historical financial statements were translated to U.S. dollars using period ending exchange rates of $0.995 and $0.972 for the condensed consolidated balance sheets at December 31, 2010 and March 31, 2011, respectively and average exchange rates of $1.030 and $0.986 for the condensed consolidated statements of operations for the year ended December 31, 2010 and the three-months ended March 31, 2011, respectively. The principal GAAP differences relate to: 1) the treatment of exploration and development costs and 2) revenues generated from saleable minerals during the development stage. Under Canadian GAAP and IFRS, ECU has been capitalizing exploration and development costs incurred during the development stage and offsetting those capitalized costs with revenue generated from saleable minerals. Under U.S. GAAP, those exploration and development costs would have appeared as expenses on the statement of operations and revenues generated during the development stage would have appeared as other income, net of incremental and direct costs associated with the revenue, on the statement of operations. The change to U.S. GAAP and U.S. dollars resulted in an increase in ECU's reported net losses of approximately $2.5 million for the fiscal year ended December 31, 2010 and in a decrease in ECU Silver Mining's reported net losses for the quarter ended March 31, 2011 of approximately $1.3 million. Golden Mineral's historical financial statements are prepared in accordance with U.S. GAAP.

        The Pro Forma Statements reflect the terms of the Transaction, which will be structured as a plan of arrangement under the Québec Business Corporations Act, whereby each ECU share will be exchanged for 0.05 Golden Minerals shares and $0.000394 in cash. Upon completion of the Transaction, existing Golden Minerals shareholders and ECU shareholders will own approximately 49% and 51%, respectively, of the outstanding common stock of the combined company.

        Golden Mineral's management believes that, on the basis set forth herein, the Pro Forma Statements reflect a reasonable estimate of the Transaction based on currently available information. Golden Minerals Company expects the Transaction to be accounted for as a business combination which requires the allocation of the purchase price to be based upon the estimated fair value of assets acquired and liabilities assumed. The actual purchase price may differ based on fluctuations in the price of Golden Mineral's common stock. See Note (1) in the unaudited pro forma financial statements for sensitivity analysis on the impact of fluctuations in the price of Golden Mineral's common stock and the purchase price.

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheets

At March 31, 2011

	Historical
	Golden Minerals Company	ECU Silver Mining Inc.	Pro Forma Adjustments	Note Reference	Pro Forma Adjusted Balances
	(In thousands)
Assets
Current assets	$108,253	$2,843	$(126)	1	$110,970
Property, plant and equipment, net	12,836	51,557	341,771	1	467,070
			112,463	2
			(51,557)	3
Prepaid expenses and other assets	1,145	—	—		1,145

Total assets	$122,234	$54,400	$402,551		$579,185

Liabilities and Shareholders' Equity
Current liabilities	$4,522	$9,008	$13,170	4	$26,700
Current portion of long term debt		6,880			6,880
Long term debt	—	11,625	—		11,625
Deferred tax liabilitiy	—	—	112,463	2	112,463
Other long term liabilities	779	—	—		779

Total liabilities	5,301	27,513	125,633		158,447

Shareholders' equity
Common stock	152	148,867	160	1	312
			(148,867)	3
Additional paid in capital	186,230	27,539	316,815	1	508,728
			(27,539)	3
			2,853	5
			2,830	4
Currency translation adjustment	—	(12)	12	3	—
Accumulated deficit	(69,475)	(149,507)	149,507	3	(88,328)
			(16,000)	4
			(2,853)	5
Accumulated other comprehensive loss	26	—	—		26

Total shareholders' equity	116,933	26,887	276,918		420,738

Total liabilities and shareholders' equity	$122,234	$54,400	$402,551		$579,185

See accompanying notes to unaudited pro forma combined condensed financial statements.

Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations

For The Year Ended December 31, 2010

	Historical Results
	Golden Minerals Company	ECU Silver Mining Inc.	Pro Forma Adjustments	Note Reference	Pro Forma Adjusted Results
	(In thousands)
Revenue:
Management service fees	$11,216	$—	$—		$11,216
Costs and expenses:
Costs of services	(2,566)	—	—		(2,566)
Exploration expense	(13,353)	—	—		(13,353)
El Quevar project expense	(15,755)	—	—		(15,755)
Velardena district project expense	—	(5,512)	—		(5,512)
Administrative expense	(8,600)	(5,372)	—		(13,972)
Stock based compensation	(3,281)	(932)	—		(4,213)
Reversal of impairment of long live assets	873	—	—		873
Inventory impairment	—	(137)	—		(137)
Other operating income, net	311	5,117	—		5,428
Depreciation, depletion and amortization	(1,095)	(209)	—		(1,304)

Total costs and expenses	(43,466)	(7,045)	—		(50,511)

Loss from operations	(32,250)	(7,045)	—		(39,295)
Other income and expenses:
Interest and other income	178	4	—		182
Royalty income	314	—	—		314
Interest and other expense	—	(3,372)	—		(3,372)
Loss on foreign currency	(89)	1,276	—		1,187

Other total income and expenses	403	(2,092)	—		(1,689)

Loss before income taxes	(31,847)	(9,137)	—		(40,984)
Income taxes	(1,427)	—	—		(1,427)

Net loss from continuing operations	(33,274)	(9,137)	—		(42,411)

Net loss from continuing operations per Common Stock—basic	$(3.72)	$(0.03)	$—		$(1.70)

Net loss from continuing operations per Common Stock—diluted	$(3.72)	$(0.03)	$—		$(1.70)

Weighted average Common Stock outstanding—basic	8,947,739	306,073,467	16,004,067	1	24,951,806

Weighted average Common Stock outstanding—diluted	8,947,739	307,360,967	16,004,067	1	24,951,806

See accompanying notes to unaudited pro forma combined condensed financial statements.

Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations

For The Quarter Ended March 31, 2011

	Historical Results
	Golden Minerals Company	ECU Silver Mining Inc.	Pro Forma Adjustments	Note Reference	Pro Forma Adjusted Results
	(In thousands)
Costs and expenses:
Exploration expense	$(3,686)	$—	$—		$(3,686)
El Quevar project expense	(8,737)	—	—		(8,737)
Velardena project expense	—	(1,090)	—		(1,090)
Administrative expense	(2,239)	(1,324)	—		(3,563)
Stock based compensation	(1,179)	—	—		(1,179)
Other operating income, net	444	2,365	—		2,809
Depreciation, depletion and amortization	(389)	(44)	—		(433)

Total costs and expenses	(15,786)	(93)	—		(15,879)

Loss from operations	(15,786)	(93)	—		(15,879)
Other income and expenses:
Interest and other income	33	—	—		33
Royalty income	56	—	—		56
Interest and other expense	—	(1,327)	—		(1,327)
Loss on foreign currency	(146)	583	—		437

Other total income and expenses	(57)	(744)	—		(801)

Loss before income taxes	(15,843)	(837)	—		(16,680)
Income taxes	(82)	—	—		(82)

Net loss from continuing operations	(15,925)	(837)	—		(16,762)

Net loss from continuing operations per Common Stock—basic	$(1.08)	$0.00	$—		$(0.54)

Net loss from continuing operations per Common Stock—diluted	$(1.08)	$0.00	$—		$(0.54)

Weighted average Common Stock outstanding—basic	14,777,817	308,992,450	16,004,067	1	30,781,884

Weighted average Common Stock outstanding—diluted	14,777,817	312,750,098	16,004,067	1	30,781,884

See accompanying notes to unaudited pro forma combined condensed financial statements.

Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations (Continued)

For The Quarter Ended March 31, 2011

        The following adjustments have been reflected in the Unaudited Combined Pro Forma Statements:

  (1)
  To record the issuance of 16,004,067 shares of Golden Minerals common stock and $0.1 million of cash as purchase consideration for the Transaction based on an assumed March 31, 2011 closing. The preliminary allocation of the purchase price based on the estimated fair value of assets acquired and liabilities assumed is as follows:

          Calculation of purchase price ($000's):

Cash consideration	$126
Stock consideration(a)	298,156
Replacement stock options(b)	2,242
Replacement warrants(b)	16,577

Total purchase price	$317,101

(a)
The value of Golden Minerals common stock used in these pro forma calculations is $18.63, the closing price on July 15, 2011. The actual value of Golden Mineral's common stock will not be known until the Effective Date and may differ materially based on changes in share price through the Effective Date. A 10% increase in the value of Golden Mineral's common stock would result in an increase in the purchase price of approximately $29.8 million while a 10% reduction in the value of Golden Mineral's common stock would result in a decrease in the purchase price of approximately $29.8 million.

(b)
Certain of ECU's outstanding stock options and warrants will be replaced with Golden Minerals stock options and warrants at quantities and at strike prices based on the Arrangement's ratio if 0.05 Golden Minerals shares for each ECU share. These options and warrants were obligations of ECU prior to the Transaction and are therefore considered a portion of the purchase price. The fair value of these options and warrants used in this calculation were determined using a Black-Scholes pricing model.

          Preliminary allocation of purchase price ($000's):

Current assets(c)	$2,843
Mineral properties(d)	326,124
Plant and equipment(e)	15,647
Liabilities assumed(c)	(9,008)
Current portion of long term debt(c)	(6,880)
Long term debt assumed(c)	(11,625)

Total purchase price	$317,101

(c)
Monetary assets and liabilities assumed have been recorded at their carrying values, which approximate fair value.

(d)
Mineral properties are recorded at estimated fair market value based on the value of the consideration given in the form of Golden Minerals common stock. The mineral properties will not be amortized as they currently have no proven and probable reserves.

Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations (Continued)

For The Quarter Ended March 31, 2011

(e)
Plant and equipment purchased in the Arrangement have been recorded at their carrying values, which approximate fair value.
  (2)
  To record a deferred tax liability related to the taxable effect of the stepped-up basis in mineral properties recorded. The deferred tax liability was calculated by applying the Mexico corporate tax rate of 28% to the stepped-up basis in the mineral properties recorded and is net of a deferred tax asset of approximately $8.3 million resulting from the application of the 28% Mexico corporate tax rate to an estimated usable net operating loss carry-forward of approximately $29.5 million.

  (3)
  To eliminate ECU's historical equity and non-monetary asset balances.

  (4)
  The Pro Forma Combined Statement of Operations do not include estimated one-time transaction costs totaling $16.0 million. Total transaction costs consist of estimated one-time transaction costs of $5.0 million incurred by Golden Minerals and estimated one-time transaction costs including severance benefits, bonuses, and other change of control payments of $11.0 million incurred by ECU, a portion of which will be paid through the issuance of $2.8 million of Golden Minerals shares. The transaction costs will be recorded once the expenses have been incurred and may differ from the estimate.

  (5)
  Upon completion of the Arrangement, existing Golden Minerals shareholders and ECU shareholders will own approximately 49% and 51%, respectively, of the outstanding common stock of the combined company. The transaction constitutes a change in control under the terms of Golden Mineral's 2009 Equity Incentive Plan and triggers the vesting of certain previously unvested stock grants to Golden Minerals officers and employees. The accelerated vesting of these stock grants would have resulted in the recognition of approximately $2.9 million of stock based compensation expense. This direct incremental cost is not included in the Unaudited Pro Forma Combined Statement of Operations but will be recorded to expense when the Arrangement with ECU is closed and may differ from the estimated amount herein.

Annex F

BMO [LOGO] Capital Markets	BMO Capital Markets Investment & Corporate Banking 5th Floor, 1 First Canadian Place Toronto, Ontario M5X 1H3

June 23, 2011

CONFIDENTIAL

Board of Directors
Golden Minerals Company
350 Indiana Street, Suite 800
Golden, Colorado, 80401
U.S.A.

Ladies and Gentlemen:

        You have requested that BMO Capital Markets Corp. ("BMOCM" or "we") render an opinion, as investment bankers, as to the fairness, from a financial point of view, to Golden Minerals Company, a Delaware corporation (the "Company"), of the Exchange Ratio (as defined below) specified in the proposed Arrangement Agreement (the "Arrangement Agreement") by and between ECU Silver Mining Inc. ("ECU") and the Company and the related Plan of Arrangement contemplated thereby (the "Plan of Arrangement"). Pursuant to the terms of and subject to the conditions set forth in the Arrangement Agreement and the Plan of Arrangement, shares of common stock of ECU shall be transferred and assigned by the stockholders of ECU to the Company (the "Arrangement"). Upon the effectiveness of the Arrangement, each outstanding share of common stock of ECU will be transferred and assigned to the Company in consideration for 0.05 of a share of common stock of the Company and C$0.000394 in cash (collectively, the "Exchange Ratio"), except for shares held by ECU shareholders as to which statutory dissenters' rights are properly exercised. For purposes of this opinion, we have reviewed a draft dated June 23, 2011 of the Arrangement Agreement and the Plan of Arrangement provided to us by the Company and have assumed that the final form of this agreement and plan will not differ in any material respect from the draft Arrangement Agreement and Plan of Arrangement provided to us.

        We have assumed that all of the conditions to the Arrangement will be satisfied and that the Arrangement and related transactions will be consummated on the terms reflected in the Arrangement Agreement and the Plan of Arrangement, without waiver or amendment thereof.

        In arriving at our opinion set forth below, we have, among other things:

  (1)
  reviewed the draft Arrangement Agreement and Plan of Arrangement;

  (2)
  reviewed a draft copy of the subscription agreement between the Company and ECU;

  (3)
  reviewed internal management forecasts prepared by or on behalf of the Company and ECU;

  (4)
  reviewed operating and financial forecasts for the Company provided by the management of the Company and operating and financial forecasts for ECU provided by ECU's management and adjusted by management of the Company;

  (5)
  reviewed certain other internal information prepared by or on behalf of the Company;

  (6)
  reviewed public information (including that prepared by industry research analysts) relating to the business, operations, and financial condition and trading history of the Company, ECU, and other selected public issuers we considered relevant;

  (7)
  reviewed letters of representation as to certain factual matters and the completeness and accuracy of the information upon which the opinion is based provided by senior officers of the Company;

  (8)
  reviewed such other information, investigations, analyses and discussions as we considered necessary or appropriate in the circumstances;

  (9)
  conducted discussions with members of senior management and representatives of the Company concerning the respective operations, financial condition and prospects of the Company and ECU;

  (10)
  reviewed relevant financial contribution from both the Company and ECU to the merged entity;

  (11)
  reviewed the pro forma impact of the Arrangement on the Company, based on assumptions relating to transaction expenses, and purchase accounting assumptions determined by senior management of the Company;

  (12)
  reviewed historical stock prices of the common stock of the Company and ECU; and

  (13)
  reviewed such other financial studies and performed such other analyses and investigations and took into account such other matters as we deemed appropriate.

        In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, ECU or their representatives or advisors or obtained by us from other sources. We have not independently verified (nor assumed any obligation to verify) any such information, undertaken an independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or ECU, nor have we been furnished with any such valuation or appraisal. We have not evaluated the solvency or fair value of the Company or ECU under any state or federal laws relating to bankruptcy, insolvency or similar matters. With respect to financial projections, including estimated synergies, for the Company and ECU, we have been advised by the Company and ECU, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgments of senior management of the Company and ECU (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates and forecasts) of the expected future competitive, operating and regulatory environments and related financial performance of the Company and ECU. We express no opinion with respect to such projections, including estimated synergies, or the assumptions on which they are based. Furthermore, we have not assumed any obligation to conduct, and have not conducted, any physical inspection of the properties or facilities of the Company or ECU.

        Our opinion is necessarily based upon financial, economic, market and other conditions and circumstances as they exist and can be evaluated, and the information made available to us, as of the date hereof. We disclaim any undertakings or obligations to advise any person of any change in any fact or matter affecting the opinion which may come or be brought to our attention after the date of the opinion.

        Our opinion does not constitute a recommendation as to any action the Board of Directors of the Company or any stockholder of the Company should take in connection with the Arrangement or any aspect thereof and is not a recommendation to any person on how such person should vote with respect to the Arrangement or related transactions and proposals. Our opinion relates solely to the fairness, from a financial point of view, to the Company of the Exchange Ratio. We express no opinion herein as to the relative merits of the Arrangement and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Arrangement or the decision of the Board of Directors of the Company to proceed with the Arrangement, nor do we express any opinion on the structure, terms or effect of any other aspect of the Arrangement or the other transactions contemplated by the Arrangement Agreement or Plan of Arrangement. We are not experts in, and this opinion does not address, any of the legal, tax or accounting aspects of the proposed transaction, including, without limitation, whether or not the transactions contemplated by the Arrangement Agreement and Plan of Arrangement constitute a change of control under any contract or agreement to which the Company, ECU or any of their respective subsidiaries is a party. We have relied solely on the Company's legal, tax and accounting advisors for such matters. We have assumed that the Arrangement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company. We have also assumed that the representations and warranties made by the Company and ECU in the Arrangement Agreement are and will be true and correct in all respects material to our analysis.

        We will receive a fee for rendering this opinion, which fee will not be contingent on the completion of the Arrangement. In addition, BMOCM has acted as financial advisor to the Company with respect to the Arrangement and will receive a fee for such services, a substantial portion of which fee payable to BMOCM is contingent upon the successful completion of the Arrangement.

        In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement. BMOCM, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. BMOCM has consulted with the Company from time to time on various matters, although none of such prior consultations involved a formal engagement of BMOCM by the Company. In addition, certain of BMOCM's affiliates are providing, and may have in the past provided, corporate banking services to the Company or its affiliates from time to time, and BMOCM or its affiliates may provide investment and corporate banking services to the Company, ECU and their respective affiliates in the future for which BMOCM or they may have received or will receive customary fees. BMOCM provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or its affiliates for its own account and for the accounts of customers.

        Our opinion has been approved by a fairness opinion committee of BMOCM. Our opinion has been prepared at the request and for the benefit and use of the Board of Directors of the Company in evaluating the fairness, from a financial point of view, to the Company of the Exchange Ratio. Our opinion may not be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without our prior written consent, except that the opinion may be included in its entirety in a proxy statement made available by the Company to holders of its outstanding shares of common stock with respect to the Arrangement.

        Based upon and subject to the foregoing, it is our opinion, as investment bankers, that as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company.

Very truly yours,

BMO Capital Markets

Annex G

FIRST AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GOLDEN MINERALS COMPANY
a Delaware corporation

* * * * *

Pursuant to Section 242
of the Delaware General Corporation Law

* * * * *

        Golden Mineral Company, a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that:

        1.     The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 6, 2009.

        2.     The Corporation filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on March 24, 2009.

        3.     This First Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        4.     Article 4.1(a) of the Amended and Restated Certificate of Incorporation is hereby deleted and replaced in its entirety to read as follows:

          (a)   The total number of shares of common stock, par value $0.01 per share ("Common Stock"), that the Company is authorized to issue is 100,000,000.

        5.     Except as provided in this amendment, the Amended and Restated Certificate of Incorporation is unchanged and remains in full force and effect.

* * * * *

        IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer as of the             day of                        , 2011.

Golden Minerals Company, a Delaware corporation
By:

G-1

Annex H

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

GOLDEN
MINERALS COMPANY

C123456789

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Mountain Time, on [•], 2011.

Vote by Internet

- Log on to the Internet and go to www.[•]
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free [•] within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

123456 C0123456789 12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the following Proposals.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign below exactly as your name (or names) appear on this proxy. Persons signing as executors, administrators, trustees, guardians or attorneys should so indicate when signing. Where there is more than one owner, each must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
30AV 0238151

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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